UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed	by the Registrant ☒

Filed	by a party other than the Registrant ☐

Check	the appropriate box:

☒ PreliminaryProxy Statement	☐ Confidential,For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ DefinitiveProxy Statement
☐ DefinitiveAdditional Materials
☐ SolicitingMaterial Pursuant to §240.14a-12

Covalent Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐    No fee required.

☒    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock, $0.001 par value, of Covalent Group, Inc.

(2)	Aggregate number of securities to which transaction applies: up to 8,839,779 shares of common stock of Covalent Group, Inc.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $2.625 (representing the average of the high and low bid prices on July 27, 2006)

(4)	Proposed maximum aggregate value of transaction: $27,204,419 (including $4,000,000 of cash consideration)

(5)	Total fee paid: $2,910.87

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

SUBJECT TO COMPLETION, AUGUST 4, 2006

Covalent Group, Inc.

One Glenhardie Corporate Center, Suite 100

1275 Drummer Lane

Wayne, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2006

To the Stockholders of Covalent Group, Inc.:

The 2006 Annual Meeting of Stockholders of Covalent Group, Inc. will be held at [Courtyard by Marriot-Valley Forge, 1100 Drummers Lane, Wayne, Pennsylvania 19087 on            , 2006, at 10:00 A.M.]. At the meeting stockholders will be asked to:

1. Approve the issuance of up to [0,000,000] shares of Covalent common stock, $0.001 par value per share, in connection with the consummation of the business combination between us and Remedium Oy, a corporation organized under the laws of Finland;

2. Elect four directors to serve until the 2007 annual meeting of stockholders;

3. Elect three additional directors to serve from the consummation of the business combination between us and Remedium Oy until the 2007 annual meeting of stockholders;

4. Approve an amendment to our Certificate of Incorporation changing our name to “Encorium Group, Inc.”

5. Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 25,000,000 shares to 35,000,000 shares;

6. Approve the Covalent Group, Inc. 2006 Equity Incentive Plan;

7. Ratify the appointment of Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements for the fiscal year ending December 31, 2006; and

8. Transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on [            ], 2006 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of and vote at the annual meeting and at any adjournments or postponements thereof.

The enclosed proxy is solicited by our board of directors. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. We encourage you to attend the meeting in person or to vote your shares by proxy. PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the meeting if you later decide to attend and vote in person.

By Order of the Board of Directors,

Lawrence R. Hoffman Executive Vice President, General Counsel, Secretary and Chief Financial Officer

            , 2006

Wayne, Pennsylvania

i

PROXY STATEMENT

for Annual Meeting of Stockholders

                    , 2006

In this proxy statement, “we”, “us”, “our,” the “Company” and “Covalent” each refers to Covalent Group, Inc., a Delaware corporation ,unless the context otherwise requires

Time and Place of the Annual Meeting

We are sending this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the annual meeting of the stockholders of Covalent to be held at [Courtyard by Marriot-Valley Forge, 1100 Drummers Lane, Wayne, Pennsylvania 19087 of                     , 2006, at 10:00 A.M.]. We are first mailing this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card to you on or about                     , 2006.

Purpose of the Meeting

At the meeting, our stockholders will be asked to:

1. Approve the issuance of up to [0,000,000] shares of Covalent common stock, $0.001 par value per share, in connection with the consummation of the business combination between us and Remedium Oy, a corporation organized under the laws of Finland;

2. Elect four directors to serve until the 2007 annual meeting of stockholders;

3. Elect three additional directors to serve from the consummation of the business combination between us and Remedium Oy until the 2007 annual meeting of stockholders;

4. Approve an amendment to our Certificate of Incorporation changing our name to “Encorium Group, Inc.”

5. Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 25,000,000 shares to 35,000,000 shares;

6. Approve the Covalent Group, Inc. 2006 Equity Incentive Plan;

7. Ratify the appointment of Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements for the fiscal year ending December 31, 2006; and

8. Transact such other business as may properly come before the meeting.

Record Date; Stock Entitled to Vote; Quorum

Our board of directors has fixed the close of business on                     , 2006 as the record date for the annual meeting. Only holders of our common stock on the record date will be entitled to vote at the annual meeting and any adjournments or postponements thereof. At the record date,              shares of common stock were outstanding and entitled to vote.

The presence, in person or by proxy, of a majority of the shares of common stock is necessary to constitute a quorum at the meeting. Abstentions and withheld votes will be counted as shares present at the meeting for purposes of determining the presence of a quorum. However, abstentions will not count in the tally of votes “FOR” or “AGAINST” a proposal. A “WITHHELD” vote is the same as an abstention. Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares, and (2) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will be counted as shares present and entitled to be voted for purposes of determining the presence of a quorum.

Required Vote

Proposal One: To be approved, this proposal must receive the affirmative vote of the holders of a majority of our outstanding common stock present in person or by proxy and entitled to vote thereon. Brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal One. Abstentions and broker non-votes will have the effect of a “Negative” vote with respect to this proposal.

Proposal Two: Directors are elected by a plurality and the four nominees for the positions to be voted on in Proposal Two who receive the most votes will be elected. Brokerage firms have the authority to vote their customers’ unvoted shares on Proposal Two if the customers have not furnished voting instructions within a specified period of time prior to the meeting. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Three: Directors are elected by a plurality and the three nominees for the positions to be voted on in Proposal Three who receive the most votes will be elected. Brokerage firms have the authority to vote their customers’ unvoted shares on Proposal Three if the customers have not furnished voting instructions within a specified period of time prior to the meeting. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Four: To be approved, this proposal must receive the affirmative vote of the majority of the shares of common stock outstanding on the record date. Brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal Four. Abstentions and broker non-votes will have the effect of a “Negative” vote with respect to this proposal.

Proposal Five: To be approved, this proposal must receive the affirmative vote of the majority of the shares of common stock outstanding on the record date. Brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal Five. Abstentions and broker non-votes will have the effect of a “Negative” vote with respect to this proposal.

Proposal Six: To be approved, this proposal must receive the affirmative vote of the holders of a majority of our outstanding common stock present in person or by proxy and entitled to vote thereon. Brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal Six. Abstentions and broker non-votes will have the effect of a “Negative” vote with respect to this proposal.

Proposal Seven: To be approved, this proposal must receive the affirmative vote of the holders of a majority of our outstanding common stock present in person or by proxy and entitled to vote thereon. Brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal Seven. Abstentions and broker non-votes will have the effect of a “Negative” vote with respect to this proposal.

All properly executed proxies delivered and not properly revoked will be voted at the annual meeting as specified in such proxies. If a choice is not specified, the shares represented by a properly executed proxy will be voted “FOR” Proposals One, Four, Five, Six and Seven and “FOR” the election to our board of directors of each of the nominees named in Proposals Two and Three in the proxy.

Proxies; Voting and Revocation

Each share of our common stock is entitled to one vote. Votes will be tabulated at the meeting by inspectors of election appointed by us. You may revoke or change your proxy at any time prior to its being voted by filing a written instrument of revocation or change with the corporate secretary. You may also revoke your proxy by filing a duly executed proxy bearing a later date or by appearing at the meeting in person, notifying the corporate secretary and voting by ballot at the meeting. If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence at the meeting, without notifying the corporate secretary of Covalent, will not revoke a previously given proxy. In addition, if you beneficially hold shares of Covalent common stock that are not registered in your own name, you will need additional documentation from the record holder of the shares to attend and vote those shares personally at the meeting.

Solicitation of Proxies

Proxies will be solicited through the mail and directly by Covalent officers, directors and employees of Covalent not specifically employed for such purpose, without additional compensation. Covalent will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders by Covalent. Covalent may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners.

Other Matters

The board of directors does not intend to bring any matters before the meeting other than as stated in this proxy statement, and is not aware that any other matters will be presented for action at the meeting. If any other matters come before the meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Principal Executive Office

Covalent’s principal executive office is located at One Glenhardie Corporate Center, Suite 100 1275 Drummer Lane Wayne, PA 19087.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

Q: What is the business combination?

A: On March 2, 2006, Covalent entered into a combination agreement with the stockholders of Remedium Oy, a corporation organized under the laws of Finland, which we refer to in this proxy statement as “Remedium.” On July 6, 2006, the combination agreement was amended and restated it its entirety, and all references in this proxy statement to the “agreement” or the “combination agreement” are to the combination agreement, as amended and restated on July 6, 2006 unless the context otherwise requires. Under the terms of the agreement, Covalent will, subject to certain terms and conditions, purchase all of the issued and outstanding shares of capital stock of Remedium. As a result of the business combination, Remedium will become a wholly-owned subsidiary of Covalent and the Remedium stockholders will become stockholders of Covalent. The consummation of the business combination is subject to a number of conditions, including the taking by our stockholders of the following actions at the meeting: (i) approval of Proposal One to issue up to [0,000,000] shares of our common stock to the stockholders of Remedium in the business combination, (ii) the election of the three nominees named in Proposal Three to serve as directors of Covalent from the consummation of the business combination until the 2007 annual meeting of stockholders, (iii) approval of Proposal Four to change Covalent’s name to “Encorium Group, Inc.”, and (iv) approval of Proposal Five to increase our authorized common stock to 35,000,000 shares.

Q: Why are the Covalent stockholders being asked to approve the issuance of shares of Covalent common stock in connection with our business combination with Remedium?

A: The Nasdaq marketplace rules require the approval by Covalent’s stockholders prior to the issuance of additional shares of Covalent’s common stock in any transaction if:

•	the common stock has, or will have upon issuance, voting power in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or

•	the number of shares of common stock to be issued is, or will be upon issuance, in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Covalent currently estimates that between [5,603,448] shares and [8,839,779] shares of Covalent common stock, representing approximately             % to             % of Covalent’s estimated total shares of common stock outstanding before the transaction, will be issued to the Remedium stockholders and that between [000,000] and [000,000] additional shares of Covalent common stock may be issued upon the exercise of currently outstanding options to purchase shares of Remedium that will become exercisable for shares of Covalent common stock upon the consummation of the business combination with Remedium.

Therefore, we are seeking the approval of Covalent stockholders of the issuance of up to [0,000,000] shares of Covalent common stock in connection with the business combination.

Q. Will any additional approval of Covalent’s stockholders be required if the total number of shares ultimately issued to the Remedium stockholders and to the holders of outstanding options, warrants or other rights to acquire Remedium shares upon the exercise of those options, warrants or other rights exceeds the [0,000,000] shares for which we are asking approval in Proposal One?

A. We do not anticipate that any additional approval of Covalent’s stockholders will be required if, at the meeting, Proposals One, Four and Five are approved and the nominees named in Proposal Three are elected to serve on our board of directors from the consummation of the business combination between us and Remedium Oy until the 2007 annual meeting of stockholders. Under the terms of the combination agreement, the number of shares that we may ultimately issue to the Remedium stockholders in exchange for their Remedium shares and to the holders of outstanding options to acquire Remedium shares upon the exercise of those options could exceed, by an indeterminate number, the [0,000,000] shares for which we are seeking approval. This could happen if we are required to pay additional consideration to the Remedium stockholders as a result of a post-closing adjustment relating to Covalent’s “net worth” as of the closing date or as a result of our breach of our representations, warranties or other obligations under the combination agreement. Under the terms of the combination agreement, if Covalent’s “net worth,” as defined in the combination agreement, is less than $6,974,689 as of the closing date, we will be obligated to pay additional consideration to the Remedium stockholders equal to the amount of the deficiency if we pay the obligation in cash or, if we elect, at our option, to pay the obligation in Covalent shares, the number of shares determined by dividing the amount of the deficiency by the closing price. Under the terms of the combination agreement, we have also agreed, subject to limitations on the amount, to hold harmless the Remedium stockholders and their respective successors and assigns from any loss, claim, expense, cost, fine, fee, penalty, settlement payment, obligation or injury, together with reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by these parties resulting from any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, consent or agreement of Covalent contained in the combination agreement, which, at our option, may be paid in cash or by the delivery of a number of Covalent shares determined by dividing the amount of the obligation by the closing price. We will not incur any obligation under our agreement to hold the Remedium stockholders harmless unless the amount of the obligation exceeds $200,000 and we will not be obligated for any amount in excess of $8,000,000. See “Material Provisions of the Combination Agreement-Indemnification.” However, because the total number of shares we might issue is not likely to exceed the number of shares for which we are seeking approval pursuant to Proposal One by a number that would require an additional approval of our stockholders under the Nasdaq rule described in Proposal One, or require us to issue shares that would exceed the number permitted if Proposal Four is approved, we believe it is unlikely any additional approval of our stockholders will be required in order to consummate the business combination, even if the total number of shares we issue exceeds [0,000,000].

Q: Why are the companies proposing the business combination?

A: The management of Covalent and Remedium believe that the combination of the businesses of Covalent and Remedium provides significant strategic benefits, including:

•	the expansion of Covalent’s geographic footprint to Eastern/Central Europe, Scandinavia and the Baltics;

•	access to a desirable patient population for Covalent clinical trials;

•	greater scale to better compete in the clinical research organization market;

•	the potential to increase competitiveness through synergies;

•	increase in revenue bulk;

•	diversification of business offerings; and

•	enhancement of management and sales capabilities

Q: What are the Remedium stockholders to receive in the business combination?

A: At the closing of the business combination, the Remedium stockholders are to receive $2,500,000 in immediately available funds and the number of shares of common stock of Covalent equal to the quotient obtained by dividing $11,000,000 by:

•	$2.32 (if the price per share of common stock of Covalent is between $1.81 and $2.83 based on the equity weighted average price per share on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing of the business combination), or

•	$2.83 (if the equity weighted average price per share of common stock of Covalent on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing date of the combination agreement is greater than $2.83), or

•	$1.81 (if the equity weighted average price per share of common stock of Covalent on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing date of the combination agreement is less than $1.81).

The price per share of common stock of Covalent is referred to herein as the “closing price.”

On or prior to April 10, 2007 (or at a later date if the dispute resolution provisions of the combination agreement are required to determine the number of shares), the Remedium stockholders will be entitled to receive an additional number of shares of our common stock, which we refer to as the “earn-out shares”, based on Remedium’s net revenue for the fiscal year ending December 31, 2006, calculated under U.S. GAAP consistently applied with prior fiscal years of Remedium’s U.S. GAAP consolidated financial statements, which we refer to as “Remedium’s net revenue”, as follows:

•	if Remedium net revenue exceeds EUR 10,700,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) $3,000,000 by (ii) the closing price; or

•	if Remedium net revenue exceeds EUR 9,500,000 but is equal or less than EUR 10,700,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) $2,000,000 by (ii) the closing price; or

•	if Remedium net revenue exceeds EUR 8,300,000 but is equal or less than EUR 9,500,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) $1,000,000 by (ii) the closing price; or

•	if Remedium net revenue is equal to or less than EUR 8,300,000, the Remedium stockholders are not entitled to any earn-out shares.

On March 30, 2007, Remedium stockholders are to receive an additional $1,500,000 in immediately available funds. Subject to adjustment, on the first anniversary of the closing of the business combination, Covalent will issue to the Remedium stockholders the number of shares of common stock of Covalent equal to the quotient obtained by dividing (i) $2,000,000 by (ii) the closing price. For a description of the adjustments applicable to the consideration we have agreed to pay, which may have the effect of increasing or decreasing the consideration paid pursuant to the combination agreement, see “The Combination Agreement – Consideration and Adjustment.”

No fractional shares of Covalent common stock will be issued, and on the occasion of each issuance of shares to the Remedium stockholders, each stockholder who would otherwise be entitled to receive a fractional share of Covalent common stock will receive an aggregate number of shares of Covalent common stock rounded to the nearest whole number.

Q: Will Covalent stockholders receive any shares of common stock as a result of the business combination?

A: No. Covalent stockholders will continue to hold the shares of Covalent common stock they otherwise own.

Q: Who must approve the business combination?

A: In addition to the approval of Covalent’s board of directors, which has been obtained, the issuance of the shares of Covalent common stock to be issued to the Remedium stockholders must be approved at the meeting by the affirmative vote of the holders of at least a majority of the shares of Covalent common stock outstanding on the record date. Covalent’s directors and executive officers and their affiliates are entitled to vote approximately [            ] of the shares of common stock of Covalent outstanding on the record date. For information concerning additional actions of Covalent’s stockholders at the meeting which are conditions to the consummation of the business combination, see “Q- What is the business combination?”, above.

Q. Who will be the directors of Covalent after the business combination?

A: Assuming the stockholders of Covalent elect the four nominees named in Proposal Two, and the three additional nominees named in Proposal Three, following the meeting the directors of Covalent will be Kenneth M. Borow, M.D., Earl M. Collier, Jr., Scott M. Jenkins, and Christopher F. Meshginpoosh. In addition, effective on the consummation of the business combination, the board of directors will also include Kai Lindevall, currently President and Chief Executive Officer of Remedium, Petri Manninen, currently a director of Remedium, and Dr. Jyrki Mattila.

Q: Does the Covalent board of directors recommend approval of Proposal One relating to the shares of Covalent common stock to be issued to the Remedium stockholders upon consummation of the business combination and the other proposals to be considered at the meeting which are conditions to the closing of the business combination?

A: Yes. After careful consideration, the Covalent board of directors unanimously approved the consummation of the business combination and recommends approval by the Covalent stockholders of Proposal One relating to the issuance of up to [0,000,000] shares of Covalent common stock in connection with the business combination. The Covalent board of directors also recommends approval by the Covalent stockholders of Proposals Four and Five, which relate to two amendments to our certificate of incorporation to be considered and acted upon at the meeting, and the election of the nominees named in Proposal Three as additional directors of Covalent to serve from the consummation of the business combination until the 2007 annual meeting of Covalent’s stockholders. Under the terms of the combination agreement, the obligation of Remedium’s stockholders to consummate the proposed business combination is conditioned, among other things, on the approval of Proposals One, Four, and Five, and the election of the nominees named in Proposal Three as additional directors of Covalent to serve from the consummation of the business combination until the 2007 annual meeting of Covalent’s stockholders, and, unless those approvals and election occur or are waived by the Remedium stockholders, in their sole discretion, we will not be able to perform our obligations under our agreement to acquire Remedium.

Q: What do I need to do now?

A: We urge you to read carefully this proxy statement, including the annexes, and to consider how the business combination will affect you as a Covalent stockholder.

Q: How do I vote?

A: You may vote by completing, dating and signing the enclosed proxy and mailing it in the enclosed return envelope as soon as possible so that those shares may be represented at the annual meeting. You may also attend the meeting and vote in person. If you return your proxy but do not include instructions on how to vote, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” Proposals One, Four, Five, Six and Seven, and “FOR” the election to our board of directors of each of the nominees named in Proposals Two and Three of the proxy.

Q: What happens if I do not vote?

A: If you do not vote, your shares may still be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Brokerage firms will have the authority to vote their customers’ unvoted shares on Proposals Two and Three if their customers have not furnished voting instructions within a specified period of time prior to the meeting. However, brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposals One, Four, Five, Six, and Seven.

Q: Can I change my vote?

A: Yes. You can change your vote at any time before your proxy is voted at the meeting. If you hold your shares in your own name, you may:

•	send a written notice stating that you would like to revoke your proxy;

•	complete and submit a new proxy with a later date; or

•	attend the meeting and vote in person.

If you hold your shares in “street name”, you should follow the directions provided by your broker regarding how to change your vote.

Q: Are there any risks associated with the business combination?

A: The business combination does involve risks. For a discussion of risk factors that should be considered in evaluating the business combination, see “Risk Factors” beginning on page             of this proxy statement.

Q: Am I entitled to appraisal or dissenter’s rights?

A: Covalent is organized under Delaware law. Under Delaware law, you will not be entitled to dissenters’ rights or an appraisal of your shares in connection with the business combination because, among other things, you will not exchange or otherwise relinquish any shares of Covalent capital stock in connection with the business combination or other matters presented to the stockholders for approval at the meeting.

Q: Who is paying for this proxy solicitation?

A: Covalent is conducting this proxy solicitation and will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Covalent may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners.

Q: When and where is the Covalent annual meeting?

A: The annual meeting of Covalent stockholders will be held at 10:00 a.m., local time, on                     , 2006 at [Courtyard by Marriot-Valley Forge, 1100 Drummers Lane, Wayne, Pa.]

Q: When do you expect to complete the business combination?

A: Under the terms of the combination agreement, the business combination is to close no later than November 30, 2006. However, we expect to complete the business combination prior to                     , 2006, provided that at the meeting Proposals One, Four, and Five are approved and the three nominees named in Proposal Three are elected to our board of directors effective upon the consummation of the business combination.

WHO CAN HELP ANSWER YOUR QUESTIONS

Additional business and financial information about Covalent is available upon written or oral request without charge to Covalent stockholders by first class mail or other prompt means. If you would like additional copies of this proxy statement, the enclosed proxy or such additional information, you should contact:

Covalent Group, Inc.

1275 Drummers Lane

Suite 100

Wayne, Pennsylvania

Attention: Lawrence R. Hoffman Executive Vice President,

General Counsel, Secretary and Chief Financial Officer

Telephone Number: (610) 975-9533

If you wish to request additional documents from Covalent, please do so by                     , 2006 in order to receive them prior to the meeting.

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To understand the business combination more fully and for a more complete description of the legal terms of the business combination, you should read carefully this entire proxy statement and the documents to which we have referred you.

In this summary, we have included page references parenthetically with some of the information to direct you to a more complete description of the topic elsewhere in this proxy statement.

The Companies (pages          and         )

Covalent Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane

Suite 100

Wayne, Pennsylvania

Telephone Number: (610) 975-9533

Covalent is clinical research organization (“CRO”) which is a leader in the design and management of complex clinical trials for the pharmaceutical, biotechnology and medical device industries. Covalent’s mission is to provide its clients with high quality, full-service support for their clinical trials. Covalent offers therapeutic expertise, experienced team management and advanced technologies.

Covalent’s clients consist of many of the largest companies in the pharmaceutical, biotechnology and medical device industries. From protocol design and clinical program development, to proven patient recruitment, to managing the regulatory approval process, Covalent has the resources to directly implement or manage Phase I through Phase IV clinical trials and to deliver clinical programs on time and within budget. Covalent has clinical trial experience across a wide variety of therapeutic areas, such as cardiovascular, nephrology, endocrinology/metabolism, diabetes, neurology, oncology, immunology, vaccines, infectious diseases, gastroenterology, dermatology, hepatology, women’s health and respiratory medicine. Covalent has the capacity and expertise to conduct clinical trials on a global basis.

Remedium Oy

Keilaranta 16

FIN-02150 Espoo

Finland

Tel. +358 20 751 8200

Founded in 1996, Remedium is a privately owned CRO offering clinical trial services to the pharmaceutical and medical device industries. Remedium offers a broad range of clinical research and development services supporting Phase I through Phase IV clinical trials, such as strategic trial planning, project management, monitoring, data management and biostatistics, pharmacovigilance, medical writing, quality assurance, outsourcing of clinical staff, and medical device certification in the European Union. Remedium has experience across a wide variety of therapeutic areas, such as vaccines, cardiovascular, immunology, oncology, dermatology, rheumatology, urology, ophthalmology, respiratory medicine, infectious diseases, hematology, and endocrinology. Historically, projects in the fields of cardiovascular, oncology, immunology, vaccines, medical devices as well as clinical staff outsourcing have represented 50-75% of Remedium’s project work, although the mix of projects is subject to change from year to year. Remedium’s headquarters are in Espoo, Finland. Remedium has a strong Northern and Eastern European presence with offices in Turku, Tampere, Oulu and Seinäjoki (Finland), Copenhagen (Denmark), Tallinn (Estonia), Vilnius (Lithuania), Stockholm (Sweden), Bucharest (Romania), Warsaw (Poland), and Ankara (Turkey). To expand its Northern and Eastern European dimension, Remedium utilizes independent contractor relationships in Riga (Latvia) and Oslo (Norway).

What the Stockholders of Remedium are to Receive in the Business Combination (page         )

At the closing of the business combination, the Remedium stockholders are to receive $2,500,000 in immediately available funds and the number of shares of common stock of Covalent equal to the quotient obtained by dividing $11,000,000 by:

•	$2.32 (if the price per share of common stock of Covalent is between $1.81 and $2.83 based on the equity weighted average price per share on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing of the business combination), or

•	$2.83 (if the equity weighted average price per share of common stock of Covalent on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing date of the combination agreement is greater than $2.83), or

•	$1.81 (if the equity weighted average price per share of common stock of Covalent on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing date of the combination agreement is less than $1.81).

The price per share of common stock of Covalent is referred to herein as the “closing price.”

On or prior to April 10, 2007 (or at a later date if the dispute resolution provisions of the combination agreement must be utilized to determine the number of shares), the Remedium stockholders are to receive an additional number of shares of our common stock, which we refer to as the “earn-out shares”, based on Remedium’s net revenue for the fiscal year ending December 31, 2006, calculated under U.S. GAAP consistently applied with prior fiscal years of Remedium’s U.S. GAAP consolidated financial statements, which we refer to as “Remedium’s net revenue”, as follows:

•	if Remedium net revenue exceeds EUR 10,700,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) $3,000,000 by (ii) the closing price; or

•	if Remedium net revenue exceeds EUR 9,500,000 but is equal or less than EUR 10,700,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) $2,000,000 by (ii) the closing price; or

•	if Remedium net revenue exceeds EUR 8,300,000 but is equal or less than EUR 9,500,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) $1,000,000 by (ii) the closing price; or

•	if Remedium net revenue is equal to or less than EUR 8,300,000, the Remedium stockholders are not entitled to any earn-out shares.

On March 30, 2007, Remedium stockholders are to receive an additional $1,500,000 in immediately available funds. Subject to adjustment, on the first anniversary of the closing of the business combination, Covalent will issue to the Remedium stockholders the number of shares of common stock of Covalent equal to the quotient obtained by dividing (i) $2,000,000 by (ii) the closing price. For a description of the adjustments applicable to the consideration we have agreed to pay, which may have the effect of increasing or decreasing the consideration paid pursuant to the combination agreement, see “The Combination Agreement – Consideration and Adjustment.”

Reasons for the Business Combination (page         )

We believe that the combination of the businesses of Covalent and Remedium provides significant strategic benefits, including:

•	the expansion of Covalent’s geographic footprint to Eastern/Central Europe, Scandinavia and the Baltics;

•	providing access to a desirable patient population for Covalent clinical trials;

•	greater scale to better compete in the clinical research organization market;

•	the potential to increase competitiveness through synergies;

•	increase in revenue bulk;

•	diversification of business offerings; and

•	enhancement of management and sales capabilities

Board of Directors’ Recommendation (page         )

The board of directors of Covalent believes that the proposed business combination is in the best interests of the Covalent stockholders, has unanimously approved the consummation of the transaction and unanimously recommends that the stockholders approve Proposal One, relating to the issuance of up to [0,000,000] shares of Covalent common stock in connection with the business combination. The board of directors of Covalent also recommends approval by the Covalent stockholders of Proposals Four and Five, which relate to two amendments to our certificate of incorporation to be considered and acted upon at the meeting, and the election of the nominees named in Proposal Three to serve as directors of Covalent from the consummation of the business combination until the 2007 annual meeting of stockholders. Under the terms of the combination agreement, the obligation of Remedium’s stockholders to consummate the proposed business combination is conditioned, among other things, on the approval of Proposals One, Four and Five and the election of the nominees named in Proposal Three to serve as directors of Covalent from the consummation of the business combination until the 2007 annual meeting of stockholders, and unless those approvals and election occur or any of the required actions not occurring are waived by the Remedium stockholders, in their sole discretion, we will not be able to perform our obligations under our agreement to acquire Remedium.

Appraisal Rights (page         )

Covalent is organized under Delaware law. Under Delaware law, you will not be entitled to dissenters’ rights or an appraisal of your shares in connection with the business combination because, among other things, you will not exchange or otherwise relinquish any shares of Covalent capital stock in connection with the business combination or any of the other matters presented to the stockholders for approval.

Federal Income Tax Considerations (page         )

Stockholders of Covalent will not be subject to any tax consequences as a result of the business combination.

Conditions to the Completion of the Business Combination (page         )

Covalent’s and the Remedium stockholders’ obligations to complete the business combination are subject to the satisfaction or waiver of the following conditions:

•	The representations and warranties of the other party must be true and correct as of the date made and as of the date of closing of the business combination, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect on the other party.

•	All of the covenants and obligations that the other party is required to perform or comply with at or prior to the closing of the combination agreement must have been performed and complied with in all material respects.

•	Any applicable waiting period (including any extension thereof) under any applicable foreign anti-trust, competition or trade regulation laws shall have expired or been terminated.

•	There shall not have been a material adverse change in the financial condition or in the results of operation of, and there shall not have been any material adverse change in the condition of the assets of or in the business prospects of, the other party and its subsidiaries (taken as a whole).

The obligation of Covalent to complete the business combination is further subject to the satisfaction or waiver of the following conditions:

•	The stockholders of Covalent must have approved Proposals One, Four and Five relating to the issuance of the shares of Covalent common stock required to be issued in the business combination and the two amendments to Covalent’s certificate of incorporation as described in this proxy statement.

•	The stockholders of Remedium must have delivered or caused to be delivered each of the documents required to be delivered under the combination agreement, including:

•	the executed employment agreement of Kai Lindevall, substantially in the form attached to the combination agreement as Exhibit “A-1;”

•	agreements not to compete, each substantially in the form attached to the combination agreement as Exhibit “A-2”, executed by the members of Remedium’s management identified by Covalent;

•	lock-up agreements, substantially in the form attached to the combination agreement as Exhibit “B,” executed by each Remedium stockholder; and

•	the favorable legal opinion of Asianajotoimisto Susiluoto Oy, special Finnish counsel for the Remedium stockholders, in substantially the form attached to the combination agreement as Exhibit “C.”

•	Remedium shall not be liable for borrowed monies in an amount exceeding $1,000,000.

•	Remedium shall have obtained from each of its lenders an amendment to, or waiver under, its loan agreements with such lenders pursuant to which the lenders agree that the entering by the Remedium stockholders into the combination agreement and the consummation of the transactions contemplated thereby will not result in the acceleration of Remedium’s debt or any modification of the terms under which Remedium can borrow and repay debt.

•	There shall be no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale to Covalent of the shares of Remedium capital stock by the Remedium stockholders or that otherwise prohibits the combination agreement or the consummation of the transactions contemplated thereby, that has been adopted or issued, or has otherwise become effective, since the date of the combination agreement, and there shall be no action or litigation pending or threatened in writing by any person since the date of the combination agreement in which (x) an injunction is or may be sought against the combination agreement or the transactions contemplated thereby, or (y) relief is or may be sought against any party to the combination agreement as a result of the combination agreement or the transactions contemplated thereby, and in which in the good faith judgment of Covalent (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a material adverse effect on Covalent, Remedium, Covalent’s subsidiaries, or the business of Remedium and the subsidiaries of Remedium.

The obligation of the Remedium stockholders to complete the business combination is further subject to the satisfaction or waiver of the following conditions:

•	The stockholders of Covalent must have properly approved the issuance of the shares of Covalent common stock required to be issued in the business combination and the two amendments to Covalent’s certificate of incorporation as described in this proxy statement and a certificate of amendment reflecting such amendments shall have been duly filed with the Secretary of the State of Delaware.

•	Covalent must have delivered or caused to be delivered each of the documents required to be delivered under the combination agreement, including:

•	the executed stock certificates representing the shares to be delivered pursuant to the terms of the combination agreement;

•	the executed employment agreement of Kai Lindevall, substantially in the form attached to the combination agreement as Exhibit “A-1;”

•	agreements not to compete, each substantially in the form attached to the combination agreement as Exhibit “A-2,” executed by [ ]; and

•	the favorable legal opinion of Wolf, Block, Schorr and Solis-Cohen, LLP, counsel for Covalent, in substantially the form attached to the combination agreement as Exhibit “D”.

•	The board of directors of Covalent shall have been expanded to add as additional directors (for a total of seven directors), Kai Lindevall, currently president and chief executive officer of Remedium, Petri Manninen, currently a director of Remedium, and Dr. Jyrki Mattila, Executive Vice President of Business Development, R&D and Technical Operations of Auxilum Pharmaceutical, Inc.,

•	Covalent must have tendered the shares of common stock of Covalent required to be delivered at closing, and paid the cash consideration due pursuant to the terms of the combination agreement.

•	Kenneth Borow, M.D. shall continue to serve as Chief Executive Officer of Covalent, Lawrence R. Hoffman shall continue to serve as Chief Financial Officer of Covalent and Kai Lindevall shall assume at closing supervisory control of all European and Asian Operations.

•	There shall be no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale to Covalent of the shares of Remedium capital stock by the Remedium stockholders or that otherwise prohibits the combination agreement or the consummation of the transactions contemplated thereby, that has been adopted or issued, or has otherwise become effective, since the date of the combination agreement, and there shall be no action or litigation pending or threatened in writing by any person since the date of the combination agreement in which (x) an injunction is or may be sought against the combination agreement or the transactions contemplated thereby, or (y) relief is or may be sought against any party to the combination agreement as a result of the combination agreement or the transactions contemplated thereby, and in which in the good faith judgment of Covalent (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a material adverse effect on Remedium, the subsidiaries of Remedium or the stockholders of Remedium as a whole.

Opinion of Financial Advisor to Covalent (page         )

Savvian Advisors, LLC, Covalent’s financial advisor, has rendered a written opinion dated June 29, 2006 to Covalent’s board of directors that, as of the date of the opinion, the consideration to be paid in the business combination was fair, from a financial point of view, to Covalent. The full text of the written opinion is attached as Appendix A to this proxy statement. We encourage you to read the opinion carefully in its entirety to understand the procedures followed, the assumptions made, matters considered and limitations on the review undertaken by Savvian Advisors, LLC in providing its opinion. The opinion of Savvian Advisors, LLC is directed to Covalent’s board of directors and does not constitute a recommendation to any Covalent stockholder with respect to the issuance of the shares of Covalent common stock or the business combination.

Ownership of Covalent After Business Combination

Between a maximum of [8,839,779] shares and a minimum of [5,603,448] shares of Covalent common stock will be issued to the Remedium stockholders in exchange for their Remedium shares, assuming we are not required to pay additional consideration for the Remedium shares in settlement of post-closing adjustments relating to Covalent’s “net worth” as of the closing date or as a result of our breach of our representations, warranties or other obligations under the combination agreement, which, in each case, may be settled in cash or Covalent shares, at our option. Assuming the issuance on                     , 2006 of a maximum of [8,839,779] shares or a minimum of [5,603,448] shares pursuant to the combination agreement, the number of shares issued to the Remedium stockholders under the terms of the combination agreement would have represented approximately             % or             %, respectively, of our shares then outstanding after giving effect to the issuance of these numbers of shares, of which approximately             % or             %, respectively would have been owned by Mr. Lindevall.

Termination (page         )

Covalent or the Remedium stockholders have the right to terminate the combination agreement as follows:

•	by mutual written consent.

•	by either party if the other party has failed to satisfy a condition to the closing of the transaction and such condition has not been waived.

•	by either party if the combination agreement has not been consummated by November 30, 2006 (for any reason other than a breach or violation of any representation, warranty, covenant or agreement contained in the combination agreement by the party seeking such termination).

•	by either party, if a governmental entity permanently restrains, enjoins or otherwise prohibits completion of the combination agreement.

•	by either party, if at the meeting (including any adjournment or postponement), the requisite vote of the stockholders of Covalent in favor of Proposals One, Three, Four and Five shall not have been obtained (provided that the right to terminate the combination agreement under this section shall not be available to Covalent where the failure to obtain the approval of the Covalent stockholders is caused by the action or failure to act of Covalent and such action or failure constitutes a material breach by Covalent of the combination agreement).

•	by the Remedium stockholders, if the board of directors of Covalent withdraws of modifies its recommendation that the Covalent stockholders vote in favor of Proposals One, Three, Four and Five.

•	by either party if the other party files a petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before the closing of the transaction and is not withdrawn or dismissed on or before closing under the combination agreement.

Senior Management Following the Business Combination (page         )

Upon the closing of the business combination, which is conditioned, among other things, upon our stockholders’ election of the three nominees named in Proposal Three to serve as directors of Covalent from the closing of the business combination until the 2007 annual meeting of our stockholders, Remedium will become a wholly-owned subsidiary of Covalent and Dr. Kai Lindevall, currently President and Chief Executive Officer of Remedium, will serve as Covalent’s President, European and Asian Operations, and, together with Petri Manninen, a current director of Remedium, and Dr. Jyrki Mattila, will join Covalent’s board of directors. Kenneth Borow, M.D. will continue to serve as Chief Executive Officer of Covalent and Lawrence R. Hoffman will continue to serve as Chief Financial Officer of Covalent.

Regulatory Matters (page        )

The combination agreement and the transactions contemplated by the combination agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, other than the filing with the Secretary of State of the State of Delaware of an amendment to Covalent’s Certificate of Incorporation to reflect the amendments described in Proposals Four and Five if the amendments are approved by stockholders at the meeting.

Accounting Treatment (page         )

The business combination will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. This means that for accounting and financial reporting purposes, the assets and liabilities of Remedium will be recorded at their fair value, and any excess of Covalent’s purchase price over the fair value will be recorded as an intangible asset, including goodwill.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 17A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, the words “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions are intended to identify forward-looking statements regarding events and trends that may affect our future operating results and financial position. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Such factors include, among others: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties and (xi) our backlog may not be indicative of future results and may not generate the revenues expected; (xii) our ability to successfully integrate the business of Remedium and Covalent; and (xiii) the performance of the combined businesses to operate successfully and generate growth.

Covalent’s and Remedium’s actual results, performance or achievement could differ materially from those expressed in, or implied by, forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on Covalent’s and Remedium’s results of operations and financial condition. Covalent’s and Remedium’s past results, performance or achievements cannot be relied upon as a guide to future results, performance or achievements. You should not place undue reliance on any forward-looking statement. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

RISK FACTORS

You should carefully consider the risks described below before voting. The risks described are not the only ones we face. Any of the following risks could have a material adverse effect on our business, financial condition and operating results. You should also refer to the other information contained in this proxy statement, including our and Remedium’s financial statements and the related notes.

Risks Associated With the Business Combination

We may be unable to quickly and effectively integrate operations which could materially adversely affect our combined business, financial condition and results of operations

Following the business combination, in order to maintain and increase profitability and operating efficiencies, we will need to integrate and coordinate certain key elements, including:

•	service offerings;

•	marketing and business development efforts;

•	management and other professional personnel; and

•	operational systems of Covalent and Remedium.

We may not accomplish the integration smoothly, expeditiously or successfully. The difficulties of combining the companies’ operations include:

•	coordinating the efforts and managing the operation, facilities and decision-making process in a geographically distant organization with Covalent based in the United States and Remedium based in Europe;

•	integrating organizations whose personnel have diverse business and cultural backgrounds; and

•	combining different corporate cultures.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined company’s businesses and the loss of key personnel. We will need to dedicate management resources to the integration process which may distract attention from normal operations. Employee uncertainty and lack of focus during the integration process may also disrupt our businesses. If we fail to complete quickly and effectively the integration of our operations, there could be uncertainty in the marketplace or client concern regarding the impact of the business combination, which could materially adversely affect the financial condition and results of operations of the combined businesses.

The business combination may affect our ability to hire, train and retain highly qualified professionals which may cause our business to suffer.

Our success following the closing of the business combination will depend upon the retention of senior executives and other key employees from both Covalent and Remedium who are critical to the continued advancement, development and support of our services, ongoing sales and marketing efforts. The loss for any reason of any key executive officer or of any significant group of our client-serving professionals could negatively affect our business and prospects. Employee uncertainty regarding the effects of the business combination could also cause increased turnover among our employees. We may not be able to retain or hire key management, technical, sales or marketing personnel before or after the business combination.

We will incur significant expenses related to the business combination whether or not completed.

The business combination will result in significant costs to Covalent and Remedium. Excluding costs associated with combining the operations of the two companies, which are difficult to estimate, direct transaction costs are estimated at approximately $            . We expect these costs to consist primarily of fees for investment bankers, attorneys, accountants, filing fees, financial printing and costs associated with discontinuing some redundant business activities. Our current estimates of these costs are preliminary and subject to change. Accordingly, the aggregate amount of these costs may be greater than currently anticipated. The substantial majority of the costs other than those associated with combining the operations of the two companies will be incurred whether or not the business combination is completed. Also, additional unanticipated expenses may be incurred in the integration of our businesses. Although we expect that the elimination of duplicative expenses as well as the realization of other efficiencies related to the integration of the businesses may result in cost savings, we cannot assure you that these benefits will be achieved in the near term or at all.

The market price of our common stock may decline as a result of the business combination.

The market price of our common stock may decline as a result of the business combination for a number of reasons, including if:

•	we do not achieve the perceived benefits of the business combination as rapidly or to the extent anticipated by financial or industry analysts;

•	the effects of the business combination on the businesses are not consistent with the expectations of financial or industry analysts; or

•	investors react negatively to the effects of the business combination.

If the business combination is not completed, our stock price could decline.

The obligations of Covalent and Remedium to complete the business combination are subject to the satisfaction or waiver of certain conditions. See page          of this proxy statement for a discussion of these conditions. These conditions might not be satisfied or waived and the business combination might not be completed. If the business combination is not completed, it may have a negative effect on our stock trading price.

Our stockholders will suffer immediate and substantial dilution to their equity and voting interests as a result of the business combination.

In connection with the business combination, we will issue as many as 8,839,788 shares of our common stock to the Remedium stockholders. This means that the Remedium stockholders could own up to approximately 40% of the total number of share of Covalent’s common stock following the business combination. If the combined company is unable to realize the strategic and financial benefits currently anticipated from the business combination, the Covalent stockholders will have experienced substantial dilution of their ownership interest without receiving any commensurate benefit.

Currency exchange rate fluctuations could adversely affect our results of operations.

International revenues accounted for approximately 7% of our revenues during fiscal 2005. We will significantly increase our international operations upon consummation of the business combination. Our results of operations following the closing of the business combination could be significantly affected by factors associated with international operations, such as changes in foreign currency exchange rates and uncertainties relative to regional economic or political circumstances, as well as by other risks sometimes associated with international operations. Since the revenue and expenses of our foreign operations will generally be denominated in local currencies, exchange rate fluctuations between such local currencies and the U.S. dollar subject us to currency translation risk with respect to the reported results of our foreign operations. Also, we may be subject to foreign currency translation risks when transactions are denominated in a currency other than the currency in which we incur expenses related to such transactions. There can be no assurance that we will not experience fluctuations in financial results from our operations outside the United States, and there can be no assurance that we will be able to reduce contractually or otherwise favorably the currency translation risk associated with our operations.

We could lose clients as a result of uncertainty regarding the business combination

Uncertainty regarding the business combination and the ability of Covalent and Remedium to integrate effectively their operations without significant reduction in quality of service could lead some clients to select other vendors. The loss of business from significant clients could have a negative effect on our business following the closing.

Risks Relating to Covalent’s Business Before and After the Business Combination

Failure to develop new business in our intensely competitive industry will cause our revenues to decline.

The market for contract research services is highly competitive. We primarily compete against in-house departments of pharmaceutical, biotechnology and medical device companies and other contract research organizations. Competitors in our industry range from small, limited-service providers to full service, global contract research organizations. Many of our competitors have an established global presence, including Quintiles Transnational Corp., Covance, Inc., Parexel International Corporation, Pharmaceutical Product Development, Inc., Icon Clinical Research, and Kendle International, Inc. These competitors have substantially greater financial and other resources than we do. Significant factors in determining whether we will be able to compete successfully include: our consultative and clinical trials design capabilities; our reputation for on-time quality performance; our expertise and experience in specific therapeutic areas; the scope of our service offerings; our ability to recruit investigators and study subjects in a timely manner; our strength in various geographic markets; the price of our services; our ability to acquire, process, analyze and report data in a time-saving and accurate manner; our global data services capabilities; our ability to manage large-scale clinical trials both domestically and internationally; and our size.

If our services are not competitive based on these or other factors and we are unable to develop an adequate level of new business, our business, backlog position, financial condition and results of operations will be materially and adversely affected. In addition, we may compete for fewer clients arising out of consolidation within the pharmaceutical industry and the growing tendency of drug companies to outsource to a smaller number of preferred contract research organizations.

Our services may from time to time experience periods of increased price competition that could have a material adverse effect on our profitability and revenues. Additionally, our industry is not highly capital-intensive, and the financial costs of entry into the industry are relatively low. Therefore, as a general matter, the industry has few barriers to entry. Newer, smaller entities with specialty focuses, such as those aligned to a specific disease or therapeutic area, may compete aggressively against us for clients.

We depend on a small number of industries and clients for our business, and the loss of one of our significant clients could cause revenues to drop quickly and unexpectedly.

We provide services to the pharmaceutical, biotechnology and medical device industries and our revenue is highly dependent on expenditures on the services we provide by clients in these industries. Our operations could be materially and adversely affected if:

•	our clients reduce their research and development expenditures or reduce the rate of growth in their research and development expenditures;

•	consolidation in the pharmaceutical, biotechnology or medical device industries leads to a smaller client base for us;

•	one or more significant studies are terminated as a result of the failure of the product to satisfy safety requirements, unexpected or undesired clinical results, or other reasons; or

•	our clients’ businesses experience financial problems or are affected by a general economic downturn.

Four of our clients account for a significant percentage of our revenues. For the year ended December 31, 2005, net revenues from our four largest clients amounted to 83% of our net revenues, with the four largest clients representing 27%, 26%, 17% and 13% of net revenues, respectively. For the year ended December 31, 2004, net revenues from our three largest clients amounted to 57% of our net revenues, with the three largest clients representing 23%, 19%, and 15% of net revenues, respectively. For the year ended December 31, 2003, net revenues from our three largest clients amounted to 69% of our net revenues, with the three largest clients representing 41%, 21%, and 7% of net revenues, respectively. We expect that a relatively small number of clients will continue to represent a significant percentage of our net revenue, even if the business combination is consummated. The contracts with our clients [and the clients of Remedium] generally can be terminated on short notice. The loss of business from any significant client or our failure to continue to obtain new business would have a material and adverse effect on our business and revenues.

Loss of key personnel, or failure to attract and retain additional personnel, may cause the success and growth of our business to suffer.

Our future success depends on the personal efforts and abilities of the principal members of our senior management and scientific team to provide strategic direction, develop business, provide service to our clients, manage our operations and finances, and maintain a cohesive and stable environment. The loss of their services might significantly delay or prevent the achievement of business development and strategic objectives. As a provider of complex clinical trial support services, our success depends on our ability to retain key employees and to attract additional qualified employees. Competition for qualified personnel is intense and we cannot assure you that we will be able to retain existing personnel or attract and retain additional highly qualified employees in the future. Specifically, we are substantially dependent upon the efforts of Kenneth M. Borow, M.D., our President and Chief Executive Officer and Alison O’Neill, our Senior Vice President, Global Operations and, if the business combination is consummated, we will also be substantially depending on Dr. Kai Lindevall, the current President and Chief Executive Officer of Remedium who will serve as President for our European and Asian operations. A condition to the closing of the business combination is our entering into an employment agreement with Dr. Lindevall. See “Material Provisions of the Combination Agreement-Employment Agreement.” However, we currently do not have an employment agreement with Dr. Borow or Ms. O’Neill. The loss of services of any of our key executives would have a material and adverse affect on our business operations, results of operations and financial position.

Competition for our key executives and skilled personnel, particularly those with a medical degree, a Ph.D. or equivalent degrees, is intense. We compete with contract research organizations, pharmaceutical and biotechnology companies, and academic and research institutions with far greater financial resources to recruit skilled personnel. Our inability to attract and retain qualified executives and scientific staff could have a material and adverse affect on our business plan, results of operations and financial condition. There can be no assurance that we will be able to continue to attract and retain qualified executives and scientific staff in the future.

The fixed price nature of the Company’s contracts could have a negative impact on our operating results.

The majority of our contracts, and some of the contracts of Remedium, are at fixed prices. As a result, we and Remedium bear the risk of cost overruns. If we fail to adequately price our contracts, fail to effectively estimate the cost to complete fixed price contracts, or if we experience significant cost overruns, our operating results and financial condition could be materially and adversely affected. In 2003 and 2004, we had to commit unanticipated resources to complete projects, resulting in higher costs and lower operating margins on those projects. The Company attempts to negotiate contract amendments with the sponsor to cover services provided outside the terms of the contract. However, there can be no guarantee that the sponsor will agree to proposed amendments, and we ultimately bear the risk of cost overruns. We might experience similar situations in the future, which could, depending on the magnitude of the cost overrun, have a material and adverse impact on our operating results and financial condition.

We may bear financial losses because our contracts may be delayed or terminated or reduced in scope for reasons beyond our control.

Our contracts generally may be terminated or reduced in scope either immediately or upon notice. Clients may terminate or delay their contracts for a variety of reasons, including, but not limited to, the failure of products to satisfy safety requirements, unexpected or undesired clinical results, merger or potential merger related activities, the client’s budget constraints, the client’s decision to terminate the development of a particular product or to end a particular study, insufficient patient enrollment in a study, insufficient investigator recruitment, manufacturing problems resulting in shortages of the product, or our failure to perform our obligations under the contract. This risk of loss or delay of contracts potentially has greater effect as we pursue larger outsourcing arrangements with global pharmaceutical companies. Also, over the past several years we have observed that clients may be more willing to delay, cancel or reduce contracts more rapidly than in the past. If this trend continues, it could become more difficult for us to balance our resources with demands for our services and our financial results could be materially and adversely affected.

In addition, companies may proceed with fewer clinical trials or conduct them without assistance of contract research organizations as a result of changing priorities or other internal considerations. These factors may cause such companies to cancel contracts with CROs, such as Covalent and Remedium.

In general, our contracts entitle us to receive the costs of winding down a terminated project, as well as all fees earned by us up to the time of termination. The loss, reduction in scope or delay of a significant contract or the loss or delay of multiple contracts could materially and adversely affect our business, results of operations and financial condition.

If we are unable to attract suitable willing volunteers for the clinical trials of our clients, our results could be materially and adversely affected.

One of the factors on which we compete is the ability to recruit independent investigators who can identify volunteers for the clinical studies we manage on behalf of our clients. These clinical trials rely upon the ready accessibility and willing participation of volunteer subjects. These subjects generally include volunteers from the communities in which the studies are conducted, which to date have provided an adequate pool of potential subjects for research studies. Many of our contracts include specific milestone payments directly tied to the recruitment of study subjects. The trials we manage and our operating results could be materially and adversely affected if we are unable to attract suitable and willing volunteers on a consistent basis.

Our drug or biologics development programs could result in potential liability to us.

We contract with physicians to serve as investigators in conducting clinical trials. Such testing creates risk of liability for personal injury to or death of volunteers, particularly to volunteers with life-threatening illnesses, resulting from adverse reactions to the drugs administered during testing. It is possible that third parties could claim that we should be held liable for losses arising from any professional malpractice of the investigators with whom we contract or in the event of personal injury to or death of persons participating in clinical trials. We do not believe we are legally accountable for the medical care rendered by third party investigators, and we would vigorously defend any such claims. However, such claims may still be brought against us that require us to incur legal defense costs, and it is possible we could be found liable for these types of losses.

Changes in outsourcing trends in the pharmaceutical and biotechnology industries could materially and adversely affect our operating results and growth rate.

Industry trends and economic factors that affect our clients in the pharmaceutical, biotechnology and medical device industries also affect our business. Our revenues depend greatly on the expenditures made by the pharmaceutical, biotechnology and medical device industries in research and development. The practice of many companies in these industries has been to hire outside organizations like us to conduct clinical research projects.

This practice has grown significantly in the last decade, and we have benefited from this trend. However, if this trend were to change and companies in these industries were to reduce the number of research and development projects they outsource, our business could be materially and adversely affected. For example, over the past year, mergers and other factors in the pharmaceutical industry appear to have slowed decision-making by pharmaceutical companies and delayed drug development projects. The continuation of or increase of these trends could have a negative affect on our business.

Additionally, numerous governments and managed care organizations have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical companies. If future regulatory cost containment efforts limit the profits that can be derived on new drugs, our clients might reduce their research and development spending, which could reduce our business.

Failure to comply with existing regulations could harm our reputation and our operating results.

Any failure on our part to comply with applicable regulations could result in the termination of on-going clinical research or the disqualification of data for submission to regulatory authorities. For example, if we were to fail to verify that patient participants were fully informed and have fully consented to a particular clinical trial, the data collected from that trial could be disqualified. If this were to happen, we could be contractually required to repeat the trial at no further cost to our client, but at a substantial cost to us. The issuance of a notice from the U.S. Food and Drug Administration (the “FDA”) based upon a finding of a material violation by us of Good Clinical Practice (“GCP”) requirements could result in contractual liability to our clients and/or the termination of ongoing studies which could materially and adversely affect our results of operations. Furthermore, our reputation and prospects for future work could be materially and adversely diminished.

Our backlog may not be indicative of future results.

As of March 31, 2006, our backlog was approximately $28 million. The backlog represents anticipated net revenue from uncompleted projects with our clients. We cannot be certain that the backlog we have reported will be indicative of our future results. A number of factors may affect our backlog, including: the ability of clients to reduce or expand the size and duration of the projects (some are performed over several years); the termination or delay of projects; and a change in the scope of work during the course of a project.

Also, if clients delay projects, the projects will remain in backlog, but will not generate revenue at the rate originally expected. Accordingly, historical indications of the relationship of backlog to revenues may not be indicative of future results.

Changes in governmental regulation could reduce the need for the services we provide, which would negatively affect our future business opportunities.

In recent years the United States Congress and state legislatures have considered various types of health care reform in order to control growing health care costs. The United States Congress and state legislatures may again address health care reform in the future. We are unable to predict what legislative proposals will be adopted in the future, if any. Similar reform movements have occurred in Europe and Asia.

Implementation of health care reform legislation that results in additional costs to develop new drugs could limit the profits that can be made by our clients from the development of new products. This could adversely affect our clients’ research and development expenditures, which could in turn decrease the business opportunities available to us both in the United States and elsewhere. In addition, new laws or regulations may create a risk of liability, increase our costs or limit our service offerings. We cannot predict the likelihood of any of these events.

Governmental agencies throughout the world, but particularly in the U.S., strictly regulate the drug development and approval process. Our business involves helping pharmaceutical, biotechnology and medical device companies navigate the regulatory drug approval process. Any changes in drug approval regulatory requirements such as the introduction of simplified drug approval procedures or an increase in regulatory requirements that we have difficulty satisfying, could eliminate or substantially reduce the need for our services. These and other changes in regulation could have an impact on the business opportunities available to us. As a result, our business, results of operations and financial condition could be materially and adversely affected.

Proposed and future laws and regulations, including laws and regulations relating to the confidentiality of patient information, might increase the cost of our business, increase our risks of liability or limit our service offerings.

Federal or state authorities might adopt healthcare legislation or regulations that are more burdensome than existing regulations. These changes could increase our expenses or limit our ability to offer some of our products or services. For example, the confidentiality of patient specific information and the circumstances under which it may be released for inclusion in our databases or used in other aspects of our business are subject to substantial government regulation. Additional legislation governing the possession, use and dissemination of medical record information and other personal health information has been proposed at both the state and national levels. Proposed federal regulations governing patient specific health information might require us to implement new security measures that require substantial expenditures or limit our ability to offer some of our products and services. These regulations might also increase our costs by creating new privacy requirements and mandating additional privacy procedures for our business, thereby materially and adversely affecting our results of operations and financial condition.

Our operating results have fluctuated between quarters and years and may continue to fluctuate in the future.

Our quarterly and annual operating results have varied, and are expected to continue to vary, as a result, of a variety of factors, many of which are beyond our control. Factors that may cause these variations include the commencement, completion or cancellation of large contracts, the progress of on-going projects, changes in the mix of services offered, our ability to successfully negotiate contract amendments in a timely manner, and the timing and amount of start-up costs incurred in connection with the introduction of new products, services or subsidiaries.

A significant percentage of our operating costs are fixed. The timing of the completion, delay or loss of contracts, or the progress of client projects, can cause our operating results to vary substantially between reporting periods. We had an accumulated deficit of $5,418,116 and $3,933,377 in retained earnings as of December 31, 2005 and 2004, respectively, versus positive retained earnings of $289,918 as of December 31, 2003. We believe that operating results for any particular quarter are not necessarily a meaningful indication of future results. While fluctuations in our quarterly or annual operating results could negatively impact the market price of our common stock, these fluctuations may not be related to our future overall operating performance.

Our operations may be interrupted by the occurrence of a natural disaster or other catastrophic event.

We depend upon our clients, study sites and our facilities, as well as the ability to readily travel among these, for the continued operation of our business. We also depend upon the continuous, effective, reliable and secure operation of our computer hardware, software, networks, telecommunications networks, Internet servers and related infrastructure. We have contingency plans in effect for natural disasters or other catastrophic events. However, catastrophic events, including terrorist attacks, could still disrupt our operations, those of our clients or study sites, or our ability to travel among these locations, which would also affect us. Although we carry business interruption insurance, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies. Any natural disaster or catastrophic event affecting our facilities could have a material and adverse affect on our business and results of operations.

We may have exposure to substantial personal injury claims and may not have adequate insurance to cover such claims.

Our business primarily involves the testing of experimental drugs and biologics or other regulated FDA products on consenting human volunteers pursuant to a study protocol. These tests create a risk of liability for personal injury to or death of volunteers resulting from negative reactions to the drugs administered or from improper care provided by third party investigators, particularly to volunteers with life-threatening illnesses. In connection with many clinical trials, we contract with physicians to serve as investigators in conducting clinical trials to test new drugs on human volunteers. We do not believe that we are legally accountable for the medical care rendered by third party investigators, and we seek to limit our liability with our clients, third party investigators and others. Although our contracts with clients generally include indemnity provisions and we have loss insurance, our financial condition and results of operations could be materially and adversely affected if we had to pay damages or incur defense costs in connection with a claim that is outside the scope of an indemnity or insurance coverage. Additionally, our financial condition could be adversely affected if our liability exceeds the amount of our insurance.

Contractual indemnifications generally do not protect us against liability arising from certain of our own actions, such as negligence. Our financial condition and results of operations could be materially and adversely affected if we were required to pay damages or bear the cost of defending any claim which is not covered by a contractual indemnification provision, in the event that a party who must indemnify us does not fulfill its indemnification obligations or which is beyond the level of our insurance coverage. In addition, we may not be able to continue to maintain adequate insurance coverage on terms acceptable to us.

Our success depends on our ability to keep pace with rapid technological changes that could make our products and services less competitive or obsolete.

The clinical research aspects of the pharmaceutical, biotechnology and medical device industries are subject to increasingly rapid technological changes. Our competitors or others might develop technologies, products or services that are more effective or commercially attractive than our current or future technologies, products or services, or render our technologies, products or services less competitive or obsolete. For example, if our proprietary technology systems were to become less competitive or obsolete, our ability to develop new business and our operating results would be adversely affected. If competitors introduce superior technologies, products or services and we cannot make enhancements to our technologies, products and services necessary for us to remain competitive, our competitive position, and in turn our business, results of operations and financial condition, would be materially and adversely affected.

Our revenues and earnings are exposed to exchange rate fluctuations as well as international economic, political and other risks.

In 2005, approximately 7% of our net revenues were derived from contracts denominated in currencies other than U.S. dollars and the percentage of our net revenues that are derived from such sources can be expected to increase if the business combination is consummated. Our financial statements are denominated in U.S. dollars. As a result, factors associated with international operations, including changes in foreign currency exchange rates, could affect our results of operations and financial condition.

We offer many of our services on a worldwide basis and we are therefore subject to risks associated with doing business internationally. We anticipate that net revenues from international operations may increase in the future and represent a greater percentage of total net revenues. If the business combination is consummated, net revenues from international operations can be expected to increase as a result of the transaction. As a result, our future results could be negatively affected by a variety of factors, including changes in a specific country’s political or economic conditions, potential negative consequences from changes in tax laws, difficulty in staffing and managing widespread operations, and unfavorable labor regulations applicable to our international operations.

Our stock price may be volatile and could experience substantial declines.

The market price of our common stock has experienced historical volatility and might continue to experience volatility in the future in response to quarter-to-quarter variations in operating results, changes in backlog and new business results, the issuance of analysts’ reports, market conditions in the industry, prospects of health care reform, changes in governmental regulations, and changes in general conditions in the economy or the financial markets.

The general equity markets have also experienced significant fluctuations in value. This volatility and the market variability has affected the market prices of securities issued by many companies, often for reasons unrelated to their operating performance, and may adversely affect the price of our common stock.

Failure to satisfy NASDAQ SmallCap Market maintenance criteria could negatively impact the liquidity and market price of our common stock.

Our common stock began trading on the NASDAQ SmallCap Market in December 1997. There are several requirements for continued listing on the NASDAQ SmallCap Market including, but not limited to, a minimum stock price of $1.00 per share and either (i) $2.5 million or more in stockholders’ equity, (ii) market capitalization of $35.0 million or more, or (iii) net income in the last fiscal year, or two of the last three fiscal years, of $500,000 or more.

If our common stock price closes below $1.00 per share for 30 consecutive days, we may receive notification from NASDAQ that our common stock will be delisted from the NASDAQ SmallCap Market unless the stock closes at or above $1.00 per share for at least ten consecutive days during the 180-day period following such notification. In the future, our common stock price or tangible net worth may fall below the NASDAQ SmallCap Market listing requirements, or we may not comply with other listing requirements, with the result being that our common stock might be delisted. If our common stock is delisted, we may list our common stock for trading over-the-counter. Delisting from the NASDAQ SmallCap Market could adversely affect the liquidity and price of our common stock and it could have a long-term impact on our ability to raise future capital through a sale of our common stock. In addition, it could make it more difficult for investors to obtain quotations or trade our stock.

Our common stock may not continue to qualify for exemption from the “penny stock” restrictions, which may make it more difficult for you to sell your shares.

The Securities and Exchange Commission has adopted regulations which define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, these rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market. Disclosure is also required to be made about current quotations for the securities and about commissions payable to both the broker-dealer and the registered representative. Finally, broker-dealers must send monthly statements to purchasers of penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These penny stock restrictions will not apply to our shares of common stock as long as: (1) they continue to be listed on the NASDAQ SmallCap Market; (2) certain price and volume information is publicly available about our shares on a current and continuing basis; and (3) we meet certain minimum net tangible assets or average revenue criteria. Our common stock may not continue to qualify for an exemption from the penny stock restrictions. If our shares of common stock were subject to the rules on penny stocks, the liquidity of our common stock would be adversely affected.

The Failure to Integrate or Negotiate Successfully Any Future Acquisitions Could Harm Our Business and Operating Results

If we acquire businesses in the future and are unable to integrate successfully these businesses, it could harm our business and operating results. In order to remain competitive or to expand our business, we may find it necessary or desirable to acquire other businesses, products or technologies. We may be unable to identify appropriate acquisition candidates. If we identify an appropriate acquisition candidate, we may not be able to negotiate the terms of the acquisition successfully, to finance the acquisition or to integrate the acquired businesses, products or technologies into our existing business and operations. Further, completing a potential acquisition and integrating an acquired business may strain our resources and require significant management time. In addition, we may be required to amortize significant amounts of goodwill and other intangible assets in connection with future acquisitions which would harm our operating results.

We do not intend to pay dividends

We have never paid any cash dividends on our common stock and do not expect to declare or pay any cash or other dividends in the foreseeable future.

Risks Relating to Remedium’s Business

Failure to develop new business in Remedium’s intensely competitive industry will cause its revenues to decline.

The market for contract research services is highly competitive. Remedium primarily competes against in-house departments of pharmaceutical, biotechnology and medical device companies and other contract research organizations. Remedium’s competitors range from small, limited-service providers to full service, global contract research organizations. Many of these competitors have an established global presence, and others are smaller Scandinavian or European regional competitors. Some of these competitors have substantially greater financial and other resources than does Remedium. Significant factors in determining whether Remedium is able to compete successfully include: its consultative and clinical trials design capabilities; its reputation for on-time quality performance; its expertise and experience in specific therapeutic areas; the scope of its service offerings; its ability to recruit investigators and study subjects in a timely manner; its strength in various geographic markets; the price of its services; its ability to acquire, process, analyze and report data in a time-saving and accurate manner; its global data services capabilities; its ability to manage large-scale clinical trials both domestically and internationally; and its size.

If Remedium’s services are not competitive based on these or other factors and Remedium is unable to develop an adequate level of new business, its business, backlog position, financial condition and results of operations will be materially and adversely affected. In addition, it may compete for fewer clients arising out of consolidation within the pharmaceutical industry and the growing tendency of drug companies to outsource to a smaller number of preferred contract research organizations.

Remedium’s services may from time to time experience periods of increased price competition that could have a material adverse effect on its profitability and revenues. Additionally, the CRO industry is not highly capital-intensive, and the financial costs of entry into the industry are relatively low. Therefore, as a general matter, the industry has few barriers to entry. Newer, smaller entities with specialty focuses, such as those aligned to a specific disease or therapeutic area, may compete aggressively for clients.

Remedium depends on a small number of industries and clients for its business, and the loss of one of its significant clients could cause revenues to drop quickly and unexpectedly.

Remedium provides services to the pharmaceutical, biotechnology and medical device industries and its revenue is highly dependent on expenditures by clients in these industries. Remedium’s operations could be materially and adversely affected if:

•	its clients reduce their research and development expenditures or reduce the rate of growth in their research and development expenditures;

•	consolidation in the pharmaceutical, biotechnology or medical device industries leads to a smaller client base for Remedium;

•	one or more significant studies are terminated as a result of the failure of the product to satisfy safety requirements, unexpected or undesired clinical results, or other reasons; or

•	Remedium’s clients’ businesses experience financial problems or are affected by a general economic downturn.

Historically, projects in the fields of cardiovascular, oncology, immunology, vaccines, medical devices as well as clinical staff outsourcing have represented 50-75% of Remedium’s project work, although the mix of projects is subject to change from year to year. In fiscal 2004, approximately 72% of Remedium’s revenue came from multiple projects of one major customer. In fiscal 2005, approximately 30% of revenue came from multiple projects of the same customer and 19% of revenue came from multiple projects of another customer. Remedium expects that a relatively small number of clients will continue to represent a significant percentage of its net revenue. Remedium’s contracts with these clients generally can be terminated on short notice. The loss of business from any one of these significant clients or Remedium’s failure to continue to obtain new business would have a material and adverse effect on its business and revenues.

Loss of key personnel, or failure to attract and retain additional personnel, may cause the success and growth of Remedium’s business to suffer.

Remedium’s future success depends on the personal efforts and abilities of its key personnel and professional team to provide strategic direction, develop business, provide service to its clients, manage its operations and finances, and maintain a cohesive and stable environment. The loss of their services might significantly delay or prevent the achievement of business development and strategic objectives. As a provider of complex clinical trial support services, its success depends on its ability to retain key employees and to attract additional qualified employees. Competition for qualified personnel is intense and we cannot assure you that Remedium will be able to retain existing personnel or attract and retain additional highly qualified employees in the future. Specifically, Remedium is substantially dependent upon the efforts of Dr. Kai Lindevall, its President and Chief Executive Officer. Remedium currently does not have an employment agreement with Dr. Lindevall. The loss of his services would have a material and adverse affect on Remedium’s business operations, results of operations and financial position. However, it is a condition to closing of the business combination with Covalent that Dr. Lindevall enter into a three-year employment agreement that takes effect at closing. See “Material Provisions of the Combination Agreement – Employment Agreement.”

Competition for skilled personnel, particularly those with a medical degree, a Ph.D. or equivalent degrees, is intense. Remedium competes with contract research organizations, pharmaceutical and biotechnology companies, and academic and research institutions with far greater financial resources to recruit skilled personnel. Remedium’s inability to attract and retain qualified scientific staff could have a material and adverse affect on Remedium’s business, results of operations and financial condition. There can be no assurance that Remedium will be able to continue to attract and retain qualified scientific staff in the future.

Remedium may bear financial losses because its contracts may be delayed or terminated or reduced in scope for reasons beyond its control.

Remedium’s contracts generally may be terminated or reduced in scope either immediately or upon notice. Clients may terminate or delay their contracts for a variety of reasons, including, but not limited to: the failure of products to satisfy safety requirements; unexpected or undesired clinical results; merger or potential merger related activities; the client’s budget constraints; the client’s decision to terminate the development of a particular product or to end a particular study; insufficient patient enrollment in a study; insufficient investigator recruitment; manufacturing problems resulting in shortages of the product; or Remedium’s failure to perform its obligations under the contract. This risk of loss or delay of contracts potentially has greater effect as Remedium pursues larger outsourcing arrangements with global pharmaceutical companies. Also, over the past several years Remedium has observed that clients may be more willing to delay, cancel or reduce contracts more rapidly than in the past. If this trend continues, it could become more difficult for Remedium to balance its resources with demands for its services and its financial results could be adversely affected.

In addition, companies may proceed with fewer clinical trials or conduct them without assistance of contract research organizations as a result of changing priorities or other internal considerations. These factors may cause such companies to cancel contracts with CROs.

In general, Remedium’s contracts entitle it to receive the costs of winding down the terminated project, as well as all fees earned by it up to the time of termination. The loss, reduction in scope or delay of a significant contract or the loss or delay of multiple contracts could materially and adversely affect Remedium’s business, results of operations and financial condition.

The fixed price nature of some of Remedium’s contracts could have a negative impact on its operating results.

Remedium bears the risk of cost overruns on any fixed priced contracts with its customers. If it fails to adequately price its contracts, fails to effectively estimate the cost to complete contracts, or if it experiences significant cost overruns, its operating results and financial condition could be materially and adversely affected. Remedium attempts to negotiate contract amendments with the sponsor to cover services provided outside the terms of the contract. However, there can be no guarantee that the sponsor will agree to proposed amendments, and Remedium ultimately bears the risk of cost overruns. Remedium might experience similar situations in the future, which would have a material and adverse impact on its operating results and financial condition.

Remedium’s drug or biologics development programs could result in potential liability to it.

Remedium contracts with physicians to serve as investigators in conducting clinical trials. Such testing creates risk of liability for personal injury to or death of volunteers, particularly to volunteers with life-threatening illnesses, resulting from adverse reactions to the drugs administered during testing. It is possible third parties could claim that Remedium should be held liable for losses arising from any professional malpractice of the investigators with whom it contracts or in the event of personal injury to or death of persons participating in clinical trials. Remedium does not believe it is legally accountable for the medical care rendered by third party investigators, and it would vigorously defend any such claims. However, such claims may still be brought against Remedium requiring it to incur legal defense costs, and it is possible Remedium could be found liable for these types of losses.

Changes in outsourcing trends in the pharmaceutical and biotechnology industries could materially and adversely affect Remedium’s operating results and growth rate.

Industry trends and economic factors that affect Remedium’s clients in the pharmaceutical, biotechnology and medical device industries also affect Remedium’s business. Remedium’s revenues depend greatly on the expenditures made by the pharmaceutical, biotechnology and medical device industries in research and development. The practice of many companies in these industries has been to hire outside organizations like Remedium to conduct clinical research projects. This practice has grown significantly in the last decade, and Remedium has benefited from this trend. However, if this trend were to change and companies in these industries were to reduce the number of research and development projects they outsource, Remedium’s business could be materially and adversely affected. For example, over the past year, mergers and other factors in the pharmaceutical industry appear to have slowed decision-making by pharmaceutical companies and delayed drug development projects. The continuation of or increase of these trends could have a negative affect on Remedium’s business.

Additionally, numerous governments and managed care organizations have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical companies. If future regulatory cost containment efforts limit the profits that can be derived on new drugs, Remedium’s clients might reduce their research and development spending, which could reduce Remedium’s business.

Failure to comply with existing regulations could harm Remedium’s reputation and its operating results.

Any failure on Remedium’s part to comply with applicable regulations could result in the termination of on-going clinical research or the disqualification of data for submission to regulatory authorities. For example, if Remedium were to fail to verify that patient participants were fully informed and have fully consented to a particular clinical trial, the data collected from that trial could be disqualified. If this were to happen, Remedium could be contractually required to repeat the trial at no further cost to its client, but at a substantial cost to Remedium. The issuance of a notice from the FDA based upon a finding of a material violation by Remedium of GCP requirements could result in contractual liability to its clients and/or the termination of ongoing studies which could materially and adversely affect Remedium’s results of operations. Furthermore, Remedium’s reputation and prospects for future work could be materially and adversely diminished.

Remedium’s backlog may not be indicative of future results.

Remedium’s backlog represents anticipated net revenue from uncompleted projects with its clients. Remedium cannot be certain that the backlog it has reported will be indicative of its future results. A number of factors may affect Remedium’s backlog, including: the ability of clients to reduce or expand the size and duration of the projects (some are performed over several years); the termination or delay of projects; and a change in the scope of work during the course of a project.

Also, if clients delay projects, the projects will remain in backlog, but will not generate revenue at the rate originally expected. Accordingly, historical indications of the relationship of backlog to revenues may not be indicative of future results.

If Remedium is unable to successfully develop and market new services in Europe and internationally, its results could be materially and adversely affected.

An element of Remedium’s growth strategy is the successful development and marketing of new services that complement or expand its existing business. If Remedium is unable to develop new services and create demand for those newly developed services, it may not be able to implement this element of its growth strategy, and its future business, results of operations and financial condition could be materially and adversely affected. For example, Remedium has invested in the creation and administrative set-up of international subsidiaries which have sustained operating losses to date. It may need to make additional investments in these subsidiaries in the future in order for it to achieve its objectives. The profitability of Remedium’s subsidiaries depends, in part, on client acceptance and use of its services. There can be no assurance that Remedium’s international subsidiaries will be profitable in the future or that any revenue resulting from them will be sufficient to recover the investment in them. If Remedium’s international subsidiaries do not develop as anticipated, Remedium’s business, financial condition and results of operations may be materially and adversely affected.

Changes in governmental regulation could reduce the need for the services Remedium provides, which would negatively affect its future business opportunities.

We are unable to predict what legislative proposals will be adopted in the future, if any. Implementation of health care reform legislation that results in additional costs to develop new drugs could limit the profits that can be made by Remedium’s clients from the development of new products. This could adversely affect these clients’ research and development expenditures, which could in turn decrease the business opportunities available to Remedium. In addition, new laws or regulations may create a risk of liability, increase Remedium’s costs or limit its service offerings. We cannot predict the likelihood of any of these events.

Governmental agencies throughout the world strictly regulate the drug development and approval process. Remedium’s business involves helping pharmaceutical, biotechnology and medical device companies navigate the regulatory drug approval process. Any changes in drug approval regulatory requirements such as the introduction of simplified drug approval procedures or an increase in regulatory requirements that Remedium has difficulty satisfying, could eliminate or substantially reduce the need for its services. These and other changes in regulation could have an impact on the business opportunities available to Remedium. As a result, Remedium’s business, results of operations and financial condition could be materially and adversely affected.

Proposed and future laws and regulations, including the confidentiality of patient information, might increase the cost of Remedium’s business, increase its risks of liability or limit its service offerings.

Various governments might adopt healthcare legislation or regulations that are more burdensome than existing regulations. These changes in regulation could increase Remedium’s expenses or limit its ability to offer some of its products or services. For example, the confidentiality of patient specific information and the circumstances under which it may be released for inclusion in its databases or used in other aspects of its business are subject to substantial government regulation. Additional legislation governing the possession, use and dissemination of medical record information and other personal health information is likely to be proposed. Proposed regulations governing patient specific health information might require Remedium to implement new security measures that require substantial expenditures or limit its ability to offer some of its products and services. These regulations might also increase Remedium’s costs by creating new privacy requirements and mandating additional privacy procedures for its business, thereby materially and adversely affecting its results of operations and financial condition.

Remedium’s operating results have fluctuated between quarters and years and may continue to fluctuate in the future.

Remedium’s quarterly and annual operating results have varied, and will continue to vary as a result of a variety of factors, many of which are beyond Remedium’s control. Factors that may cause these variations include: the commencement, completion or cancellation of large contracts; the progress of on-going projects; changes in the mix of services offered; Remedium’s ability or inability to successfully negotiate contract amendments in a timely manner; and the timing and amount of start-up costs incurred in connection with the introduction of new products, services or subsidiaries.

A significant percentage of Remedium’s operating costs are fixed. The timing of the completion, delay or loss of contracts, or the progress of client projects, can cause operating results to vary substantially between reporting periods. We believe that operating results for any particular quarter are not necessarily a meaningful indication of Remedium’s future results. While fluctuations in Remedium’s quarterly or annual operating results could negatively impact the market price of our common stock, these fluctuations may not be related to our future overall operating performance.

Remedium’s operations may be interrupted by the occurrence of a natural disaster or other catastrophic event.

Remedium depends upon its client’s study sites and its facilities, as well as the ability to readily travel among these, for the continued operation of its business. It also depends upon the continuous, effective, reliable and secure operation of its computer hardware, software, networks, telecommunications networks, Internet servers and related infrastructure. Remedium has contingency plans in effect for natural disasters or other catastrophic events. However, catastrophic events, including terrorist attacks, could still disrupt Remedium’s operations, those of its clients or study sites, or the ability to travel among these locations, which would also affect Remedium. Although Remedium carries business interruption insurance, it might suffer losses as a result of business interruptions that exceed the coverage available under its insurance policies. Any natural disaster or catastrophic event affecting Remedium’s facilities could have a material and adverse affect on its business and results of operations.

Remedium’s success depends on its ability to keep pace with rapid technological changes that could make its products and services less competitive or obsolete.

The clinical research aspects of the pharmaceutical, biotechnology and medical device industries are subject to increasingly rapid technological changes. Remedium’s competitors or others might develop technologies, products or services that are more effective or commercially attractive than Remedium’s current or future technologies, products or services, or render its technologies, products or services less competitive or obsolete. For example, if Remedium’s proprietary technology systems were to become less competitive or obsolete, its ability to develop new business and its operating results would be adversely affected. If competitors introduce superior technologies, products or services and Remedium cannot make enhancements to its technologies, products and services necessary for it to remain competitive, its competitive position, and in turn its business, results of operations and financial condition, would be materially and adversely affected.

Remedium’s revenues and earnings are exposed to exchange rate fluctuations as well as international economic, political and other risks.

A vast majority of Remedium’s net revenues have been derived from contracts denominated in the Euro. Remedium’s financial statements are also denominated in the Euro. However, Remedium offers many of its services on a worldwide basis and it is therefore subject to risks associated with doing business internationally, including changes in foreign currency exchange rates. We anticipate that Remedium’s net revenues from international operations may grow in the future and represent a greater percentage of Remedium’s total net revenues. As a result, Remedium’s future results could be negatively affected by a variety of factors, including: changes in a specific country’s political or economic conditions; potential negative consequences from changes in tax laws; difficulty in staffing and managing widespread operations; fluctuations in exchange rates, and unfavorable labor regulations applicable to the international operations.

BUSINESS COMBINATION

Background of the Business Combination

Covalent has been reviewing strategic alternatives in the form of a sale, merger or acquisition since the fall of 2003. In early 2005, Covalent became aware of Remedium as a potential acquisition target. In April 2005 there was an initial meeting initiated by Covalent between its Chief Executive Officer, Kenneth M. Borow, M.D., and Remedium’s President and Chief Executive Officer, Dr. Kai Lindevall, where the parties discussed their strategic objectives and business offerings. Following the discussion, the parties agreed to consider in greater detail a possible business combination. Meetings between senior management of Covalent and Remedium and their financial advisors were held during early May 2005. Discussions continued telephonically regarding the feasibility of a possible business combination. In early July 2005 senior management of Covalent and Remedium and their financial advisors met to discuss strategic rationale and a potential transaction at which Messrs. Borow and Lindevall agreed to commence initial due diligence and exchange initial drafts of a combination agreement. Negotiation of the combination agreement continued at meetings held in early October 2005 and mid-January 2006 and were concluded with the unanimous approval of the original combination agreement by the board of directors of Covalent on March 2, 2006 and the execution of the original combination agreement March 2, 2006.

Subsequent to the execution of the original combination agreement on March 2, 2006, Remedium’s independent accountants, conducted an audit of the financial statements of Remedium and its consolidated subsidiaries operating in eight countries for the fiscal year ended December 31, 2005. In accordance with the terms of the original combination agreement, Remedium’s financial statements for its 2003, 2004 and 2005 fiscal years were required to be prepared in accordance with US GAAP. Historically, Remedium’s financial statements had been prepared in accordance with Finnish GAAP.

Based on the receipt in May 2006 of Remedium’s US GAAP audited financial statements and the results of both Remedium’s and Covalent’s operations for the three months ended March 31, 2006, both parties agreed that a change in the structure and terms of the original combination agreement was warranted. Discussions took place from mid- May through June 2006 and concluded with execution of an amended combination agreement on July 6, 2006 following the unanimous approval of the agreement by the board of directors of Covalent and the stockholders of Remedium.

Recommendati on of the Covalent Board of Directors

Following extensive discussion, Covalent’s board of directors concluded that the potential benefits of the business combination outweigh the associated risks and that the business combination is fair to, and in the best interests of, Covalent and its stockholders. Covalent’s board of directors unanimously recommends that the stockholders approve Proposal One, which relates to the issuance of up to [0,000,000] shares of Covalent common stock in connection with the business combination, Proposals Four and Five, which relate to two amendments to our certificate of incorporation to change our corporate name to Encorium Group, Inc. and increase our authorized common stock from 25,000,000 shares to 35,000,000 shares, and the election to our Board of Directors of the three nominees named in Proposal Three to serve from the consummation of the business combination between us and Remedium Oy until the 2007 annual meeting of stockholders, each of which actions is required in order for us to be able to satisfy our obligations under the combination agreement.

Reasons for the Business Combination

Expanding Global Presence. One of Covalent’s strategic goals is to expand beyond North America and Western Europe in order to serve fully the needs of pharmaceutical and biotechnology companies operating in a global economy. With the increasing cost of drug development, pharmaceutical and biotechnology companies are attempting to maximize returns from a given drug by pursuing regulatory approvals in multiple countries simultaneously rather than sequentially. Pharmaceutical companies face increased pressure and competition to bring new drugs to market in the shortest time. The development time of a potential new drug is crucial to the competitive advantage and profitability of that drug because it determines the market exclusivity available to a pharmaceutical company to recoup its research and development expenditures. In order to expand the pool of potential patients to participate in a clinical trial, pharmaceutical companies are conducting more clinical trials outside of North America and Western Europe in order to accelerate the drug development process. Increases in global research and development expenditures by the major pharmaceutical and biotechnology companies requires us to have a strong presence in Northern, Central and Eastern Europe where an increasing amount of drug development is taking place. The business combination with Remedium is expected to significantly enhance our ability to conduct drug development activities throughout Northern, Central and Eastern Europe. Remedium has offices and/or other capabilities in Finland, Denmark, Sweden, Norway, Poland, Estonia, Latvia, Lithuania, Romania and Turkey. We believe a local presence is necessary in order to successfully conduct clinical trials in these countries.

The strategic combination of Remedium’s capabilities in Northern, Central and Eastern Europe combined with Covalent’s capabilities in North America and Western Europe will enable the combined entity to offer global solutions and professional services to a diverse group of pharmaceutical companies that are developing tomorrow’s medicines that will improve the quality of life throughout the globe.

Access to New Clients and Business Development Opportunities. We have realized that our lack of a geographic footprint in Northern, Central and Eastern Europe was negatively impacting our ability to win new contracts for large multi-center global clinical trials that were to be conducted, at least in part, in Northern, Central and Eastern Europe. Without a strong presence in these regions, our ability to grow and obtain major contracts for clinical trials in these regions would be very difficult. The combination with Remedium is expected to significantly increase our chances of winning large multi-center global clinical trials that we previously were not able to win. Remedium has a large diverse client base many of which have never been our clients. We believe the combination allows us to cross sell North American drug development services to Remedium’s clients which Remedium was unable to do because it lacked a presence in North America. Conversely, we expect to capitalize on Remedium’s presence in Northern, Central and Eastern Europe with our North American clients so that we can expand our services to them.

Complementary Skills and Similar Culture. Covalent believes that Remedium’s employee skill set will be complementary to Covalent’s. Both companies provide drug development services to pharmaceutical and biotechnology companies in different regions of the world. Similar to Covalent, Remedium employs a number of highly qualified individuals with strong industry experience. Both companies have well trained people with experience in the local drug development regulatory process. Both companies have extensive networks and capabilities to ensure the timely start up and completion of clinical trials which are crucial to the drug development process.

Opinion of Financ ial Advisor to Covalent

By letter dated September 9, 2003 (the “Engagement Letter”) Covalent engaged a predecessor firm to Savvian Advisors, LLC (“Savvian”) to act as its exclusive financial advisor. Pursuant to the Engagement Letter, the board of directors of Covalent requested that Savvian deliver an opinion in connection with the business combination with Remedium. At a meeting of the Covalent board of directors on March 2, 2006, Savvian delivered an oral opinion that, on and as of the date of such opinion, and based on assumptions made, matters considered, and limits of review set forth in the opinion, the consideration to be paid by Covalent pursuant to the combination agreement was fair from a financial point of view to the then current holders of Covalent common stock. This oral opinion was subsequently confirmed in a written opinion dated as of March 2, 2006.

In connection with the amendment and restatement of the combination agreement, the board of directors of Covalent requested that Savvian deliver an updated opinion. At a meeting of the Covalent board of directors on June 29, 2006, Savvian delivered an oral opinion that, on and as of the date of such opinion, and based on assumptions made, matters considered, and limits of review set forth in the opinion, the consideration to be paid by Covalent pursuant to the combination agreement was fair from a financial point of view to the then current holders of Covalent common stock. This oral opinion was subsequently confirmed in a written opinion dated as of June 29, 2006. The June 29, 2006 written opinion supersedes the opinion provided by Savvian on March 2, 2006.

The full text of the Savvian written opinion dated June 29, 2006 is attached as Appendix A to this proxy statement and incorporated herein by reference. You are urged to, and should, read the Savvian opinion carefully and in its entirety. The Savvian opinion is directed to Covalent’s board of directors, addresses only the fairness of the consideration paid, as of the date of the opinion, by Covalent pursuant to the combination agreement from a financial point of view to the then current holders of Covalent common stock and does not address any other aspect of the combination agreement or constitute a recommendation to any Covalent stockholder as to how to vote at the annual meeting. The following summary of the Savvian opinion is qualified in its entirety by reference to the full text of the Savvian opinion.

The Savvian opinion does not address Covalent’s underlying decision to pursue the business combination, the relative merits of the business combination as compared with any alternative business strategies that might have existed for Covalent or the effects of any other transaction in which Covalent might engage. In addition, the Savvian opinion does not address, the fairness to, or any other consideration of, the holders of any other class of securities, creditors or other constituencies of Covalent and Savvian does not express any opinion as to the prices at which Covalent’s common stock will trade following the announcement or consummation of the business combination.

In preparing its opinion to the Covalent board of directors, Savvian performed various financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying Savvian’s opinion or the presentations made by Savvian to the Covalent board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Savvian did not attribute any particular weight to any analysis or factor considered by it, but rather made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Accordingly, Savvian believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of the analyses, would create a misleading or incomplete view of the process underlying its opinion.

In performing its analyses, Savvian made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Savvian, Covalent and Remedium. Any estimates contained in the analyses performed by Savvian are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by those analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the opinion of Savvian was one of several factors taken into consideration by the Covalent board of directors in making its determination to approve the merger. Consequently, Savvian’s analyses as described below should not be viewed as determinative of the decision of the Covalent board of directors with respect to the fairness from a financial point of view of the consideration to be paid by Covalent pursuant to the combination agreement.

In connection with rendering its opinion, Savvian:

•	reviewed the amended and restated combination agreement, and certain other related documents;

•	reviewed the audited consolidated balance sheet and related consolidated statements of income (loss) of Remedium and its subsidiaries as of and for the twelve-month periods ended December 31, 2003, December 31, 2004, and December 31, 2005 and all related schedules and notes to the foregoing, prepared in accordance with Finnish GAAP and US GAAP;

•	reviewed the unaudited consolidated condensed financial statements of Remedium and its subsidiaries as of and for the three months ended March 31, 2006, prepared in accordance with Finnish GAAP and US GAAP;

•	reviewed the audited consolidated financial statements of Covalent and its subsidiaries as of and for the twelve-month periods ended December 31, 2003, December 31 2004 and December 31, 2005;

•	reviewed the unaudited consolidated condensed financial statements of Covalent and its subsidiaries as of and for the three months ended March 31, 2006;

•	reviewed certain reports filed by Covalent with the Securities and Exchange Commission;

•	discussed the past and current operations and financial condition and the prospects of Covalent with senior executives of Covalent;

•	reviewed and discussed with the senior management of Covalent certain alternatives to the Transaction;

•	reviewed and discussed with Covalent management its view of the strategic rationale for the Transaction;

•	compared the historical financial performance of Remedium with that of certain publicly-traded companies and their securities that it believed to be generally comparable to Remedium;

•	reviewed the financial terms, to the extent publicly available, of certain transactions that it believed to be generally comparable or relevant;

•	compared the historical financial performance of Covalent and Remedium as set forth in the financial statements of Covalent and Remedium provided to it;

•	participated in discussions and negotiations among representatives of Covalent and Remedium; and

•	performed such other analyses and considered such other factors as it deemed appropriate.

In preparing its opinion, Savvian assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied to or otherwise made available to, discussed with or reviewed by it.

While Savvian visited Remedium’s offices and met with management of Remedium, Savvian did not conduct a physical inspection of the properties and facilities of Covalent or Remedium, nor did Savvian make or obtain any independent evaluation or appraisal of such properties and facilities or Covalent’s or Remedium’s assets or liabilities. In addition, Savvian assumed that the business combination will be consummated in accordance with the terms of the combination agreement (without any further amendments thereto), without waiver by any party of any rights under the combination agreement and that the representations and warranties made by the parties are true and correct. Its opinion is necessarily based on financial, economic, market, political, regulatory, and other conditions as they existed on and were known to and evaluated by Savvian as of the date of the opinion. This information, therefore, does not necessarily reflect current or future market conditions.

Savvian may have given various analyses and factors more or less weight than other analyses or factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be Savvian’s view of the actual value of Remedium or Covalent. Selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying the Savvian opinion. The analyses performed were prepared solely as part of Savvian’s analysis of the fairness of the consideration to be paid by Covalent pursuant to the combination agreement from a financial point of view to Covalent and were conducted in connection with the delivery of the Savvian opinion to Covalent’s board of directors. The analyses do not purport to be appraisals or to reflect the prices at which Remedium or Covalent might actually be sold. Savvian did not recommend the consideration to be paid by Covalent or that any consideration to be paid by Covalent constituted the only appropriate consideration for the business combination.

The following is a brief summary of certain analyses performed by Savvian in preparation of its opinion. The financial analyses summary includes information presented in tabular format. In order to understand fully the financial analyses used by Savvian, the table must be read together with the text of the summary. The table alone does not constitute a complete description of the financial analyses. The analyses include comparisons of Remedium with comparable companies and the transaction with certain precedent transactions. The facts and circumstances related to the comparable company performance and precedent transactions differ from those applicable to Remedium and the companies referenced in such analyses are not identical to Covalent or Remedium. In evaluating the strategic combination transactions, Savvian made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Remedium and Covalent, such as the impact of competition on the businesses of Remedium and Covalent and the industry generally, industry condition, and prospects of Remedium, Covalent or both.

Summary Valuation Detail

	Remedium Metrics	Selected Range			Private Company Discount	Implied Enterprise Value Range
Analysis		Low	–	High		Low	–	High
Comparable Company Analysis
2005 Revenue	$9.6	1.6x	–	3.9x	10.0%	$13.6	–	$33.8
Precedent Transaction Analysis
LTM Revenue	$9.6	1.6x	–	3.5x		$15.0	–	$33.0
Contribution Analysis
Covalent	$31.2	48%	–	56%		$28.7	–	$39.0
Overall Mean						$19.1	–	$35.3

Publicly Traded Comparable Companies Analysis. Savvian reviewed the current valuation of 7 publicly traded companies in the Contract Research Organization sector, including: Covance, Inc., Icon PLC, Kendle International Inc., Parexel International Corporation, Pharmaceutical Product Development, Inc., PRA International, and Premier Research Group PLC that share certain characteristics with Remedium. Due to Remedium’s lack of profitability in 2005, Savvian reviewed the enterprise value to revenues multiple measure of valuation. Based on this analysis, excluding the low and high, Savvian observed a range of multiples from 1.6x to 3.9x. Savvian then applied a 10% discount to these multiples in comparison to the proposed transaction due to the fact that Remedium is not publicly traded. Based on Remedium’s metrics, the valuation range obtained through this analysis was $13.6 million – $33.8 million.

Selected Precedent Industry Acquisitions Analysis. Using publicly available information, Savvian reviewed 9 recent precedent transactions involving companies in the Contract Research Organization sector that shared some characteristics with the business combination. Savvian reviewed publicly available financial information including the enterprise value to the latest 12-month revenue, which was obtainable for 7 such transactions. Savvian observed an aggregate value to latest 12-month revenue multiple range of 1.6x to 3.5x with a mean of 2.1x and median of 1.9x for the precedent transactions. Based on Remedium’s metrics, the valuation range obtained through this analysis was $15.0 million – $33.0 million.

Contribution Analysis. Savvian analyzed the pro forma contribution of Remedium and Covalent revenues to the revenues of the combined company assuming completion of the business combination. Due to Covalent’s lack of profitability from 2003-2005, Savvian reviewed historical revenue of Covalent and Remedium, to measure contribution. The analysis showed in terms of historical revenue that for fiscal years ended 2004 and 2005 and the three month period ended March 31, 2006, Remedium would have contributed between 48 percent and 56 percent of the total revenues to the combined company. The Remedium valuation range obtained through this valuation method was $28.7 million – $39.0 million.

Savvian did not take into account or rely upon in any way upon financial forecast information prepared by Covalent or Remedium due to the historical volatility in the revenue and earnings of each of Covalent and Remedium and the inherent difficulty in accurately estimating future performance resulting from such volatility. In performing its analyses, Savvian assumed an aggregate merger consideration of approximately $23.6 million which equates to the consideration payable by Covalent if all deferred amounts owed under the combination agreement are paid in full, without discount for the payment deferral and assuming that the average price per share of Covalent common stock for purposes of calculating the purchase price was $2.74 per share, which is the weighted average price of Covalent stock over the period from June 15, 2006 (the beginning of the measurement period for the Covalent stock price set forth in the combination agreement) through the close of trading on June 27, 2006.

In addition, Savvian’s opinion was one of the many factors taken into consideration by Covalent’s board of directors in making its determination to recommend approval of the business combination. Consequently, the Savvian analyses described above should not be viewed as determinative of the opinion of Covalent’s board of directors with respect to the consideration paid in connection with the business combination or whether Covalent’s board of directors would have been willing to agree to a different consideration. The consideration to be paid by Covalent pursuant to the purchase agreement was determined through arm’s length negotiations between Remedium and Covalent and was approved by Covalent’s board of directors.

Covalent engaged Savvian to advise it on strategic alternatives and to provide the Savvian opinion because of its experience and expertise. Savvian is a recognized investment banking and advisory firm. Savvian, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. Savvian, and its principals have provided ongoing advice to the Covalent board of directors with respect to potential strategic alternatives since September 2003, both at Savvian and at a prior firm. Savvian was paid a fee upon delivery of the above mentioned fairness opinion. Upon the consummation of the business combination, Savvian will receive an additional fee for its services. In addition, Savvian will be reimbursed for its expenses, including outside counsel. Covalent has agreed to indemnify Savvian and its affiliates, their directors, officers, agents and employees and each person, if any, controlling Savvian, or any of its affiliates, against certain liabilities and expenses, including liabilities under federal securities laws, in connection with Savvian’s engagement.

Accounting Treatment

The business combination will be accounted for as a purchase for financial reporting and accounting purposes under generally accepted accounting principles. Under the purchase method of accounting, the purchase price (including direct costs of the business combination) paid by Covalent for the capital stock of Remedium will be allocated to the identifiable assets and liabilities of Remedium based upon the fair value of Remedium’s identifiable assets and liabilities, as of the effectiveness of the business combination with the excess of the purchase price over the fair value of net identifiable assets being allocated to goodwill. After the business combination, the financial condition and results of operations of Remedium will be included in the consolidated financial condition and results of operations of Covalent.

Regulatory Matters

The combination agreement and the transactions contemplated by the combination agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for the filing with the Secretary of State of the State of Delaware of an amendment to Covalent’s Certificate of Incorporation to reflect the amendments described in Proposals Four and Five if the amendments are approved by stockholders at the meeting.

Closing of Business Combination

Under the terms of the combination agreement, the business combination is to close no later than November 30, 2006. The closing will occur as soon as practicable following, but no earlier than, satisfaction or waiver of the conditions to the completion of the business combination described in the combination agreement. If at the meeting Proposals One, Four and Five are approved, and the nominees named in Proposal Three are elected to our Board of Directors to serve from the consummation of the business combination between us and Remedium Oy until the 2007 annual meeting of stockholders, we currently anticipate that the closing will occur prior to                     , 2006.

Federal Income Tax Considerations

The following is a summary of certain of the material federal income tax consequences that may affect Covalent or its stockholders, resulting from the acquisition by Covalent of the Remedium stock (the “Transaction”) as described in this proxy statement. The summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), rules and regulations (the “Regulations”) promulgated thereunder, published rulings and court decisions, all as in effect on the date of this proxy statement, and all of which are subject to change, either prospectively or retroactively. This summary does not discuss all of the tax consequences that may be relevant to the Transaction or to any particular stockholder. No advance rulings have been or will be sought from the Internal Revenue Service regarding any matter discussed in this proxy statement nor has Covalent sought written opinions of counsel as to any specific matter. Accordingly, stockholders are urged to consult their own tax advisors to determine the federal, state, local and foreign income and other tax consequences to them, if any, of the Transaction.

Any discussion of federal tax issues in this proxy statement is not intended or written to be used as tax advice. To ensure compliance with IRS Circular 230, stockholders are hereby notified that: (A) any discussion of federal tax issues in this proxy statement is not intended or written to be used, and it cannot be used by any stockholder, for the purpose of avoiding penalties that may be imposed on any such person or entity under the Internal Revenue Code; (B) such discussion is provided to stockholders for their consideration in connection with their evaluation of Proposal One; and (C) stockholders should seek advice based on their particular circumstances from an independent tax advisor.

The Transaction should be treated as a taxable acquisition by Covalent of the outstanding capital stock of Remedium for cash and Covalent common stock. Neither Covalent, nor its stockholders, should recognize any gain or loss for federal income tax purposes as a result of this purchase. A stockholder of Remedium who is also a stockholder of Covalent could have taxable gain or loss but only in its capacity as a stockholder of Remedium. Nothing in this proxy statement is intended to discuss further any income tax effects of the Transaction on the stockholders of Remedium.

As a consequence of the purchase of the Remedium stock from the Remedium stockholders, Covalent should have an income tax basis in its Remedium stock equal to the amount of cash paid and the fair market value of the Covalent stock transferred to the Remedium stockholders. At the time of any future disposition of the Remedium stock by Covalent this income tax basis will be available, in whole or in part, to offset the proceeds received in such disposition in determining gain or loss for federal income tax purposes.

Upon acquisition of all of the outstanding Remedium stock, Remedium will become a wholly owned subsidiary of Covalent. Covalent will not be able to file a consolidated return with Remedium, however, because Remedium is a foreign corporation.

Remedium will be treated, for federal income tax purposes, as a controlled foreign corporation (a “CFC”). The CFC provisions of the Internal Revenue Code, while extremely complicated, in general, set forth a set of rules pursuant to which undistributed income of a CFC will be required to be taken into account by certain of its United States stockholders, even though not distributed to them. Upon consummation of the Transaction, Covalent will become a United States stockholder to whom income may “pass through” under the CFC provisions. So long as Remedium continues to operate its present business outside the United States, servicing customers other than Covalent or parties “related” to Covalent, these provisions should not result in the taxation of undistributed income from Remedium to Covalent. It is possible that there could be a pass through of undistributed income if a substantial amount of Remedium’s income in the future should come from so-called “passive” sources, if Remedium changes its mode of operations to provide goods or services to Covalent or other related parties, if Remedium should invest its accumulated earnings in certain types of United States assets, or if Remedium should conduct certain other types of activities referred to in the CFC provisions. It is not at present contemplated that Remedium will carry on any of the activities which might result in the pass through of income under the CFC provisions.

On the return of income earned outside the United States, dividend income to Covalent paid by Remedium will not be eligible for the dividend exclusion normally allowed under the Internal Revenue Code to corporate recipients, except to the extent that such dividends are derived from United States source income. Dividends passed through or paid from Remedium to Covalent should qualify for foreign tax credits, in whole or in part, for foreign taxes paid by Remedium.

Appraisal Rights

Covalent is a Delaware corporation. Under Delaware law, a Covalent stockholder will not be entitled to dissenter’s rights or an appraisal of the holder’s shares in connection with the business combination because, among other things, a Covalent stockholder will not exchange or otherwise relinquish any shares of Covalent capital stock in the transaction or as a result of the matters submitted for approval at the meeting.

Federal Securities Laws Consequences

Pursuant to the combination agreement, if the business combination is consummated, we have agreed to file with the Securities and Exchange Commission one or more registration statements on Form S-3 covering the resale of the shares of our common stock that are received by the Remedium stockholders in the business combination.

MATERIAL PROVISIONS OF THE COMBINATION AGREEMENT

The following is a brief summary of the material provisions of the combination agreement, a copy of which is attached as Annex A to this proxy statement and incorporated in this document by reference. This summary is qualified in its entirety by reference to the full text of the combination agreement. You are urged to read the combination agreement carefully and in its entirety.

General Description of the Combination Agreement

On March 2, 2006, Covalent entered into a combination agreement with the stockholders of Remedium Oy, a corporation organized under the laws of Finland. On June     , 2006 the combination agreement was amended and restated in its entirety, and all references in this proxy statement to the “agreement” or the “combination agreement” are to the combination agreement as amended and restated on June , 2006, unless the context otherwise requires. Pursuant to the combination agreement, Covalent has agreed to purchase all of the issued and outstanding shares of capital stock of Remedium, subject to the terms and conditions of the combination agreement.

Set forth below is a list of Remedium stockholders together with the respective number of shares held by each stockholder:

Stockholder Name	Number of shares(1)

Riitta Korpela Jan Lilja Agneta Lindevall(2) Kai Lindevall (3) Vesa Manninen(4) NTGLT Pharma BVBA(5) Sven-Erik Nilsson (6) Oksanen Seppo Heikki Vapaatalo	500 shares 2300 shares 500 shares 5340 shares 50 shares 750 shares 2560 shares 700 shares 700 shares

(1)	It is expected that, with a few exceptions, each Remedium stockholder will subscribe to his, her, or its pro-rata share of the $1,000,000 pre-closing capital investment. Accordingly, the number of shares is subject to change
(2)	Kai Lindevall’s wife
(3)	Founder, President, Chief Executive Officer and Director of Remedium
(4)	Petri Manninen’s father
(5)	Entity controlled by Petri Manninen
(6)	Director of Remedium

As a result of the transaction, Remedium will become a wholly-owned subsidiary of Covalent and the Remedium stockholders will become stockholders of Covalent. The consummation of the business combination is subject to a number of conditions, including the taking by our stockholders of the following actions at the meeting:

•	approval to issue up to [8,839,777] shares of our common stock to the stockholders of Remedium in the business combination, included in Proposal One;

•	the election of the three nominees named in Proposal Three to serve as directors of Covalent from the consummation of the business combination until the 2007 annual meeting of stockholders;

•	the approval of Proposal Four to change Covalent’s name to “Encorium Group, Inc;” and

•	the approval of an increase in our authorized common stock which we are seeking with Proposal Five.

Considera tion and Adjustments

Consideration Before Post Closing Adjustments

At the closing of the business combination, the Remedium stockholders will receive $2,500,000 in immediately available funds, which we refer to as the “closing cash consideration” and the number of shares of common stock of Covalent equal to the quotient obtained by dividing $11,000,000 by:

•	$2.32 (if the price per share of common stock of Covalent is between $1.81 and $2.83 based on the equity weighted average price per share on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing of the business combination), or

•	$2.83 (if the equity weighted average price per share of common stock of Covalent on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing date of the combination agreement is greater than $2.83), or

•	$1.81 (if the equity weighted average price per share of common stock of Covalent on the Nasdaq Small Cap Market during the period commencing on June 15, 2006 and ending with the third trading day prior to closing date of the combination agreement is less than $1.81).

The price per share of common stock of Covalent is referred to herein as the “closing price.”

On or prior to April 7, 2007 (or at a later date if the dispute resolution provisions of the combination agreement are required to determine the number of shares), the Remedium stockholders will be entitled to receive an additional number of shares of our common stock, which we refer to as the “earn-out shares”, based on Remedium’s net revenue for the fiscal year ending December 31, 2006, calculated under U.S. GAAP consistently applied with prior fiscal years of Remedium’s U.S. GAAP consolidated financial statements, which we refer to as “Remedium’s net revenue”, as follows:

•	if Remedium net revenue exceeds EUR 10,700,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) 3,000,000 by (ii) the closing price; or

•	if Remedium net revenue exceeds EUR 9,500,000 but is equal or less than EUR 10,700,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) 2,000,000 by (ii) the closing price; or

•	if Remedium net revenue exceeds EUR 8,300,000 but is equal or less than EUR 9,500,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) 1,000,000 by (ii) the closing price; or

•	if Remedium net revenue is equal to or less than EUR 8,300,000, the Remedium stockholders are not entitled to any earn-out shares.

On March 30, 2007, the Remedium stockholders are to receive an additional $1,500,000 in immediately available funds. Subject to adjustment, as described below, on the first anniversary of the closing of the business combination, Covalent will issue to the Remedium stockholders an additional number of shares of common stock of Covalent equal to the quotient obtained by dividing (i) 2,000,000 by (ii) the closing price, which we refer to as the “anniversary stock payment.”

Post-Closing Adjustments

The consideration payable to the Remedium stockholders described under “Consideration Before Post-Closing Adjustments,” above is subject to the following post closing adjustments:

•	In the event Remedium has any liability for borrowed money, after deducting up to $150,000 of transaction expenses (as defined in the combination agreement) at the closing date, then, at the option of each stockholder, (i) the amount of such debt allocable to that stockholder under the combination agreement shall be reduced from the closing cash consideration allocable to that stockholder under the combination agreement, or (ii) a portion of the anniversary stock payment or earn-out stock payment allocable to that stockholder under the combination agreement shall be reduced by the quotient obtained by dividing (A) the amount of such debt allocable to that stockholder under the combination agreement by (B) the closing price. If Remedium stockholders choose to have their stock payment reduced, Covalent may elect whether to reduce the anniversary stock or the earn-out stock payment due to the Remedium stockholder.

•	If Remedium’s net worth (excluding up to $300,000 in fees and expenses incurred by Remedium for legal, accounting and investment banking services directly related to the consummation of the transactions contemplated by the combination agreement) as of the closing date is less than $1,527,958, then the number of shares otherwise issuable as the anniversary stock payment will be reduced by the quotient obtained by dividing (i) the difference between Remedium’s net worth as of the closing date and $1,527,958 by (ii) the closing price, unless such deficiency is otherwise paid by the Remedium stockholders, at their option, by a transfer of immediately available funds.

•	Pursuant to the terms of the combination agreement, within 60 days of the closing of the business combination, Covalent shall prepare and deliver to the Remedium stockholders a balance sheet setting forth Covalent’s closing net worth (as defined in the combination agreement). In the event Covalent’s net worth, as determined in accordance with the combination agreement, is less than $6,974,689, the deficiency is payable by Covalent, at its option, by (i) wire transfer to the Remedium stockholders of immediately available funds in the amount of the deficiency or (ii) by the issuance of additional shares of Covalent common stock equal to the quotient obtained by dividing (i) the amount of the deficiency by (ii) the closing price. Any payment or issuance of stock due on account of a deficiency in Covalent’s net worth as of the closing date will be due within 5 business days from the expiration of the 60 day period referred to above or within 5 business days following the resolution of any disputed amounts as provided for in the combination agreement.

The net effect of the post-closing adjustments discussed above may be to increase or decrease the number of shares of common stock ultimately issued to the Remedium stockholders. While the impact of these provisions currently cannot be determined, they could increase the cost to Covalent of the acquisition of Remedium.

For a description of each party’s indemnification liabilities pursuant to the combination agreement see “Material Provisions of the Combination Agreement- Indemnification.”

Conditions

Covalent’s and the Remedium stockholders’ obligations to complete the business combination are subject to the satisfaction or waiver of the following conditions:

•	The representations and warranties of the other party must be true and correct as of the date made and as of the date of closing of the business combination, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect on the other party.

•	All of the covenants and obligations that the other party is required to perform or comply with at or prior to the closing of the combination agreement must have been performed and complied with in all material respects.

•	Any applicable waiting period (including any extension thereof) under any applicable foreign anti-trust, competition or trade regulation laws shall have expired or been terminated.

•	There shall not have been a material adverse change in the financial condition or in the results of operation of, and there shall not have been any material adverse change in the condition of the assets of or in the business prospects of, the other party and its subsidiaries (taken as a whole).

The obligation of Covalent to complete the business combination is further subject to the satisfaction or waiver of the following conditions:

•	The stockholders of Covalent must have approved Proposals One, Four and Five relating to the issuance of the shares of Covalent common stock required to be issued in the business combination and the two amendments to Covalent’s certificate of incorporation as described in this proxy statement.

•	The stockholders of Remedium must have delivered or caused to be delivered each of the documents required to be delivered under the combination agreement, including:

•	the executed employment agreement of Kai Lindevall, substantially in the form attached to the combination agreement as Exhibit “A-1;”

•	agreements not to compete, each substantially in the form attached to the combination agreement as Exhibit “A-2”, executed by the members of Remedium’s management identified by Covalent;

•	lock-up agreements, substantially in the form attached to the combination agreement as Exhibit “B,” executed by each Remedium stockholder; and

•	the favorable legal opinion of Asianajotoimisto Susiluoto Oy, special Finnish counsel for the Remedium stockholders, in substantially the form attached to the combination agreement as Exhibit “C.”

•	Remedium shall not be liable for borrowed monies in an amount exceeding $1,000,000.

•	Remedium shall have obtained from each of its lenders an amendment to, or waiver under, its loan agreements with such lenders pursuant to which the lenders agree that the entering by the Remedium stockholders into the combination agreement and the consummation of the transactions contemplated thereby will not result in the acceleration of Remedium’s debt or any modification of the terms under which Remedium can borrow and repay debt.

•	There shall be no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale to Covalent of the shares of Remedium capital stock by the Remedium stockholders or that otherwise prohibits the combination agreement or the consummation of the transactions contemplated thereby, that has been adopted or issued, or has otherwise become effective, since the date of the combination agreement, and there shall be no action or litigation pending or threatened in writing by any person since the date of the combination agreement in which (x) an injunction is or may be sought against the combination agreement or the transactions contemplated thereby, or (y) relief is or may be sought against any party to the combination agreement as a result of the combination agreement or the transactions contemplated thereby, and in which in the good faith judgment of Covalent (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a material adverse effect on Covalent, Remedium, Covalent’s subsidiaries, or the business of Remedium and the subsidiaries of Remedium.

The obligation of the Remedium stockholders to complete the business combination is further subject to the satisfaction or waiver of the following conditions:

•	The stockholders of Covalent must have properly approved the issuance of the shares of Covalent common stock required to be issued in the business combination and the two amendments to Covalent’s certificate of incorporation as described in this proxy statement and a certificate of amendment reflecting such amendments shall have been duly filed with the Secretary of the State of Delaware.

•	Covalent must have delivered or caused to be delivered each of the documents required to be delivered under the combination agreement, including:

•	the executed stock certificates representing the shares to be delivered pursuant to the terms of the combination agreement;

•	the executed employment agreement of Kai Lindevall, substantially in the form attached to the combination agreement as Exhibit “A-1;”

•	agreements not to compete, each substantially in the form attached to the combination agreement as Exhibit “A-2,” executed by [ ]; and

•	the favorable legal opinion of Wolf, Block, Schorr and Solis-Cohen, LLP, counsel for Covalent, in substantially the form attached to the combination agreement as Exhibit “D”.

•	The board of directors of Covalent must have been expanded to add the following three directors (for a total of seven directors), Kai Lindevall, currently president and chief executive officer of Remedium, Petri Manninen, currently a director of Remedium, and Dr. Jyrki Mattila.

•	Covalent must have tendered the shares of common stock of Covalent required to be delivered at closing, and paid the cash consideration due pursuant to the terms of the combination agreement.

•	Kenneth Borow, M.D. shall continue to serve as Chief Executive Officer of Covalent, Lawrence R. Hoffman shall continue to serve as Chief Financial Officer of Covalent and Kai Lindevall shall assume at closing supervisory control of all European and Asian Operations.

•	There shall be no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale to Covalent of the shares of Remedium capital stock by the Remedium stockholders or that otherwise prohibits the combination agreement or the consummation of the transactions contemplated thereby, that has been adopted or issued, or has otherwise become effective, since the date of the combination agreement, and there shall be no action or litigation pending or threatened in writing by any person since the date of the combination agreement in which (x) an injunction is or may be sought against the combination agreement or the transactions contemplated thereby, or (y) relief is or may be sought against any party to the combination agreement as a result of the combination agreement or the transactions contemplated thereby, and in which in the good faith judgment of Covalent (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a material adverse effect on Remedium, the subsidiaries of Remedium or the stockholders of Remedium as a whole.

Covenants

The combination agreement contains the following significant covenants which are customary for a transaction similar to the business combination:

•	Each party has agreed:

•	that it will conduct its business in the usual, ordinary course in substantially the same manner as previously conducted, and shall use reasonable efforts to preserve intact its current business organization, maintain relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with such party and pay all of its obligations to suppliers, creditors and others in a timely manner subject to good faith disputes.

•	to promptly notify the other party in writing if such party becomes aware of any fact or condition that causes or constitutes an inaccuracy in, or the breach or violation of, any of the representations, warranties, covenants or agreements of such party under the combination agreement.

•	to afford the other party (and its attorneys, accountants, representatives and agents) during normal business hours, upon reasonable advance notice, with full and free access to its premises, accounts, books and records, personnel, properties, assets, contracts, financial and tax information, and such other documents, data and information as such party may reasonably request.

•	that it will not (or, in the case of the Remedium stockholders, will cause Remedium not to) induce or attempt to induce any person employed by Remedium or Covalent, as the case may be, or one of their affiliates to leave the employ of such entity or in anyway interfere adversely with the relationship between such person and such entity, or induce or attempt to induce any employee of Remedium or Covalent, as the case may be, or one of their affiliates to work for render services or provide advice to or supply confidential business information or trade secrets of such entity to any third person, firm or corporation

•	to consult with the other party before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by the combination agreement, or with respect to anything involving or referring to the other party.

•	to use reasonable efforts to avoid taking (or failing to take) any action which it knows or should know would result in the inaccuracy of, or the breach or violation of, any of the representations, warranties, covenants and agreements of such party set forth in the combination agreement.

The Remedium stockholders have agreed:

•	to effect a capital investment in Remedium of at least EUR 1,000,000 in cash.

•	that they will not take any action to cause Remedium to pay any dividend or otherwise make any cash distribution or payment to the Remedium stockholders.

•	that they will not take any action to cause Remedium, without the written consent of Covalent, to undertake any capital expenditures in excess of $100,000 in the aggregate or make any payments outside the ordinary cause of business.

Covalent has agreed:

•	that as soon as reasonably practicable after the execution of the agreement, to take all action necessary to call, give notice of and convene a stockholders’ meeting to obtain the stockholder approvals necessary in connection with the business combination. In connection therewith, Covalent has agreed to prepare and file with the U.S. Securities and Exchange Commission this proxy statement and use its commercially reasonable efforts to have this proxy statement cleared by the SEC as promptly as practicable after such filing.

•	that, should any of three directors appointed by Remedium pursuant to the combination agreement cease to be a director of Covalent for any reason during the first 18 months after the closing of the combination agreement, such vacancy shall be filled by the election by the board of directors of a candidate recommended by Kai Lindevall, except that the board of directors shall have the right to reject a particular candidate so recommended if it determines, after consulting with counsel, that the election of such candidate would constitute a breach of the board’s fiduciary duties.

•	that for a period of one year following the closing of the combination agreement, without the consent of the Remedium stockholders, it shall not cause Remedium and its subsidiaries to adversely affect the compensation and benefits (not including equity compensation) of all individuals employed by Remedium or its subsidiaries as of the date of the combination agreement.

•	that for purposes of a fair determination of the earn-out shares, it will maintain and operate Remedium as a wholly-owned subsidiary in the ordinary course of business until December 31, 2006, and unless agreed to by Remedium stockholders, keep intact Remedium’s subsidiaries, contracts, assets, new business opportunities, and personnel.

•	to register the Covalent stock issued to Remedium stockholders on a Form S-3 to permit the resale thereof.

Termination

Covalent or the Remedium stockholders have the right to terminate the combination agreement as follows:

•	by mutual written consent.

•	by either party if the other party has failed to satisfy a condition to the closing of the transaction and such condition has not been waived.

•	by either party if the combination agreement has not been consummated by November 30, 2006 (for any reason other than a breach or violation of any representation, warranty, covenant or agreement contained in the combination agreement by the party seeking such termination).

•	by either party, if a governmental entity permanently restrains, enjoins or otherwise prohibits completion of the combination agreement.

•	by either party, if at the meeting (including any adjournment or postponement), the requisite vote of the stockholders of Covalent in favor of Proposals One, Three, Four and Five shall not have been obtained (provided that the right to terminate the combination agreement under this section shall not be available to Covalent where the failure to obtain the approval of the Covalent stockholders is caused by the action or failure to act of Covalent and such action or failure constitutes a material breach by Covalent of the combination agreement).

•	by the Remedium stockholders, if the board of directors of Covalent withdraws of modifies its recommendation that the Covalent stockholders vote in favor of Proposals One, Three, Four and Five.

•	by either party if the other party files a petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before the closing of the transaction and is not withdrawn or dismissed on or before closing under the combination agreement.

The combination agreement provides that termination will not release any party from liability for any breach of the purchase agreement existing at the time of termination.

Fees and Expenses

Each party to the combination agreement will pay its and its representatives fees, expenses and disbursements incurred in connection with the preparation, execution, delivery and performance of the combination agreement and the transactions contemplated by the combination agreement.

Indemnification

The Remedium stockholders, severally in proportion to their respective percentage ownership of Remedium, have agreed to indemnify and hold harmless Covalent and its successors and assigns and its officers, directors, shareholders and agents, and Covalent has agreed to indemnify and hold harmless the Remedium stockholders and their respective successors and assigns, from, against and in respect of the amount of any and all liabilities, losses, claims, expenses costs, fines, fees, penalties, settlement payments, obligations or injuries incurred by such party resulting from (i) any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement of the part such party contained in the combination agreement and (ii) any and all actions, suits, proceedings, demands, assessments, penalties, liabilities, judgments, reasonable attorneys’ fees, costs expenses and interest incident to the foregoing. Each indemnifying party has agreed to pay the amount of any established deficiency (or, in the case of the Remedium stockholders, the indemnifying party’s allocable share) to the indemnified party within five business days after the final establishment thereof. Interest shall accrue at the “prime rate” as published from time to time in The Wall Street Journal on all amounts not paid when due. At the option of the indemnifying party, the payment for any established deficiency can be made in cash or shares of common stock of Covalent which shall be valued at the closing stock value. With certain exceptions, (i) there shall be no liability unless and until the aggregate of all deficiencies attributed to the Remedium stockholders cumulatively or to Covalent, whichever is applicable, exceeds $200,000 in which event there shall be liability for all deficiencies; (ii) neither Covalent, on the one hand, and the Remedium stockholders, on the other hand, shall be liable or otherwise responsible for that portion of deficiencies that exceeds an amount equal to $8,000,000; and (iii) no claim shall be asserted or brought under the combination agreement after the second anniversary of the closing thereunder.

Dispute Resolution

In an event of a dispute between the parties, including indemnification claims, the parties shall first promptly attempt to resolve such dispute for a period of not less than 30 calendar days. If such good faith efforts are not successful within such 30-day period, any party may give the other party a notice of dispute and the parties shall attempt in good faith to agree on the appointment of an independent mediator. Should the parties agree on a mediator the matter shall be referred to such mediator for resolution in accordance with the usual practices and procedures of such mediator. If the parties cannot agree on the selection of a mediator within 20 calendar days after the delivery of a notice of dispute, or if the dispute is not resolved by the mediator then the dispute shall be determined by arbitration in Wilmington, Delaware by a single arbitrator in accordance with the rules of the American Arbitration Association or any other rules agreed upon by the parties, provided certain conditions are met. The arbitration shall be governed by the substantive laws of the State of Delaware applicable to contracts made and to be performed therein, without regards to conflict of laws rules.

Lock-Up Agreement

In connection with the consummation of the combination agreement, each of the Remedium stockholders will enter into a lock-up agreement with Covalent providing that they will not sell or otherwise transfer any of the shares of common stock of Covalent that they receive in the business combination until nine calendar months after the closing date of the business combination, subject to the following exceptions (i) the transfer of any or all of the shares by gift, will or intestacy or to any trust for the direct or indirect benefit of the stockholder making such transfer or the immediate family of the stockholder, provided that any such transfer shall not involve a disposition for value and (ii) the pledge of the shares; provided, however, that in any such case it shall be a condition to the transfer that the transferee or pledgee, as applicable, execute an agreement stating that the transferee or pledge, as applicable, is receiving and holding the shares subject to the provisions of the lock-up agreement.

Employment Agreement

In connection with the consummation of the combination agreement, Kai Lindevall, currently the President and Chief Executive Officer of Remedium, will enter into an employment agreement with Covalent. Under the terms of the agreement Dr. Lindevall will serve as Covalent’s and Remedium’s President, European and Asian Operations, for a term of three years. Pursuant to the employment agreement, Dr. Lindenvall will receive an initial base salary at an annual rate of $275,000; provided, however, that the annual rate of base salary for each 12 month period beginning on or after the first anniversary of the effective date of the employment agreement will increase, from the annual rate of base salary in effect for the immediately preceding twelve month period, by an amount equal to the annual percentage increase in the CPI (as defined in the employment agreement) for the immediately preceding calendar year. In addition, Dr. Lindevall will be (i) eligible to receive an annual bonus, not to exceed $200,000 per annum, upon the achievement of specified corporate financial goals, (ii) entitled to participate in any benefit plans or arrangements sponsored or maintained by Covalent, subject to the terms and conditions of such plans, arrangements and mandatory Finnish law, and (iii) entitled to equity-based compensation as determined in the sole discretion of Covalent’s board of directors.

Pursuant to the employment agreement, in the event of the termination of Dr. Lindevall’s employment by Covalent without Cause (as defined in the agreement) or by Dr. Lindevall for Good Reason (as defined in the agreement) Dr. Lindevall will be entitled to (i) the payment of all accrued but unpaid base salary and benefits through the date of such termination, (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of the company ending prior to such termination, (iii) a continuation of group health coverage during the term of the agreement for Dr. Lindevall (and, to the extent covered immediately prior to the date his termination, his dependents); (iv) monthly severance payments equal to one-twelfth of his base salary as of the date of such termination continuing until the end of the term, and (v) vesting of all of Dr. Lindevall’s stock options, to the extent not already vested.

If Dr. Lindevall’s employment with Covalent is terminated during the term for Cause (as defined in the agreement) or as a result of his death or disability, then Covalent’s obligation to Dr. Lindevall will be limited solely to the payment of (i) all accrued but unpaid base salary and benefits through the date of such termination, and (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of Covalent ending prior to such termination.

The employment agreement contains certain restrictive covenants that prohibit Dr. Lindevall from disclosing information that is confidential to Covalent and will generally prohibit him, during the term of the agreement and for one year thereafter, from:

•	engaging or participate in any Competing Business (as defined in the agreement);

•	becoming interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business;

•	soliciting or calling on any customer with whom Covalent shall have dealt or any prospective customer that the Covalent shall have identified and solicited at any time during Dr. Lindevall’s employment by Covalent;

•	influencing or attempt to influence any supplier, customer or potential customer of Covalent to terminate or modify any written or oral agreement or course of dealing with the Covalent; and

•	soliciting or hiring the employees, consultants, agents or distributors of Covalent.

In connection with the employment agreement, Dr. Lindenvall will enter into an executive severance agreement with the company in the event his employment with us is terminated in connection with a change of control as set forth therein. Such agreement provides, generally, that in the event Dr. Lindevall’s employment with us is terminated in connection with a change of control (as defined therein) Dr. Lindevall shall be entitled to (i) an amount equal to three times his annual base salary; (ii) the continuation of all benefits pursuant to any and all welfare plans under which he or his family is eligible to receive benefits or coverage for a period of three years; (iii) reasonable Covalent paid outplacement assistance for a period of up to twelve months or for a longer period as Covalent may agree; and (iv) the immediate vesting and exercisability of all stock options or other equity incentives grated to Dr. Lindevall that are not otherwise vested or exercisable.

Option Exchange Agreement

In connection with the execution of the combination agreement, all of the holders of the outstanding options to purchase shares of Remedium stock have executed an option exchange agreement pursuant to which the holders have agreed not to exercise any of their options prior to the date of the closing under the combination agreement. The options will remain outstanding after the closing, and the shares of Remedium stock otherwise issuable upon the exercise of a Remedium option after the closing of the combination agreement will automatically convert into the number of Covalent shares equal to the number of Remedium shares otherwise issuable upon exercise of the option, multiplied by a fraction, (i) the numerator of which is the sum of (A) the aggregate final adjusted number of Covalent shares to be received by the Remedium stockholders under the combination agreement, and (B) the number of shares resulting from dividing (x) the aggregate cash price to be paid to the Remedium stockholders under the combination agreement, by (y) the price per share at which Remedium stockholders receive Covalent shares at closing under the combination agreement, and (ii) the denominator of which is the number of issued and outstanding Remedium shares at closing; provided, however, that (I) any option holder that would otherwise be entitled to receive a fractional share of Covalent stock (after aggregating all shares of Covalent stock issuable to such option holder) will receive an aggregate number of Covalent shares rounded to the nearest whole number; and (II) the number of Covalent shares issuable will be subject to appropriate adjustment in the event of any stock dividend paid in Covalent shares or stock split, reverse stock split or reclassification of the Covalent shares subsequent to the date of the option exchange agreement.

Based on the number of Remedium shares currently outstanding, the maximum number of shares we might be required to issue upon the exercise of the Remedium options is [                            ], assuming we are not required to pay additional consideration for the Remedium shares, whether in cash or shares, in settlement of any obligations we may incur pursuant to post-closing adjustments relating to Covalent’s “net worth” as of the closing date or as a result of our breach of our representations, warranties or other obligations under the combination agreement, which, in each case, may be settled in cash or Covalent shares, at our option. The number of Remedium shares outstanding will increase by an indeterminate number prior to the closing of the business combination as a result of the obligation of the Remedium stockholders to secure an investment of another EUR 1,000,000 in Remedium prior to the closing of the combination agreement, which will reduce by an indeterminate number the Covalent shares that we might otherwise be required to issue upon the exercises of Remedium options. On the other hand, if we become obligated to pay additional consideration to the Remedium stockholders as a result of post- closing adjustments, it will increase by an indeterminate number the Covalent shares we might otherwise be required to issue upon the exercise of Remedium options.

Limited Purpose of Representations and Warranties

The foregoing description is a summary of certain material provisions of the combination agreement and does not purport to be complete or restate the combination agreement in its entirety. A copy of the combination agreement is included as Appendix B to this proxy statement. Except for its status as the contractual document between the parties with respect to the transaction described therein, the combination agreement is not intended to provide factual information about the parties. The representations and warranties contained in the combination agreement were made only for purposes of the combination agreement and as of specific dates, were solely for the benefit of the parties to the combination agreement, and may be subject to limitations agreed to by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the combination agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, these representations and warranties should not be relied on by investors as statements of factual information.

PROPOSAL ONE- APPROVAL OF THE ISSUANCE OF UP TO [0,000,000] SHARES OF

COVALENT COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION

WITH REMEDIUM

The Nasdaq marketplace rules require the approval by Covalent’s stockholders prior to the issuance of additional shares of Covalent’s common stock in any transaction if:

•	the common stock has, or will have upon issuance, voting power in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or

•	the number of shares of common stock to be issued is, or will be upon issuance, in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

With this Proposal One, we are asking our stockholders to approve the issuance of up to [0,000,000] shares of Covalent common stock, representing approximately             % of the number of shares of our common stock currently outstanding, in connection with our business combination with Remedium. Included in the [0,000,000] shares are:

up to [8,839,779] shares (before giving effect to post-closing adjustments) that may be issued to the Remedium stockholders in exchange for all of the shares of Remedium that are issued and outstanding on the closing date; and

up to [0,000,000] shares (before giving affect to post-closing adjustments) that may be issued upon the exercise of currently outstanding options to purchase shares of Remedium that will become exercisable for shares of Covalent common stock upon the consummation of the business combination with Remedium.

Our agreement to acquire Remedium includes, as a condition to the consummation of the business combination, a requirement that our stockholders approve the issuance of up to [8,839,779] shares of Covalent common stock (before giving effect to post-closing adjustments), which represents the maximum number of shares of Covalent common stock issuable to the Remedium stockholders as consideration for their Remedium shares under the combination agreement, provided Covalent’s “net worth” (as defined) on the date of closing of the business combination is at least $6,974,689 and provided we do not become obligated to pay additional consideration as a result of our breach of our representations, warranties or other obligations under the combination agreement and elect to pay the additional consideration in shares of Covalent common stock. For purposes of the preceding sentence, “net worth” means the amount by which the sum of the book value of the assets of Covalent and its subsidiaries on a consolidated basis before giving effect to the business combination exceeds the sum of the book value of the liabilities of Covalent and such subsidiaries on a consolidated basis, all as recognized, calculated and determined in accordance with U.S. GAAP consistently applied with prior periods. See “Material Provisions of the Combination Agreement- Consideration and Adjustment.”

Under the terms of the combination agreement, the number of shares that we may ultimately issue to the Remedium stockholders could exceed by an indeterminate number the [8,839,779] shares for which we are seeking approval in this Proposal One and/or the number of shares that we may ultimately issue upon the exercise of currently outstanding options to purchase shares of Remedium could exceed by an indeterminate number the [0,000,000] shares for which we are seeking approval in this Proposal One. In either case, this could happen as a result of a post-closing adjustment to the amount of consideration we must pay to the Remedium stockholders if Covalent’s “net worth” as of the closing date is less than $6,974,689 and the additional shares delivered pursuant to this post-closing adjustment exceeds the sum of any reductions in the number of shares to be delivered as a result of two other post-closing adjustments that may reduce the consideration paid for the acquisition of Remedium. It could also happen if we breach our representations, warranties or other obligations under the combination agreement and we become obligated to pay additional consideration on account of such breach. However, unless the total number of shares we issue in connection with our business combination with Remedium exceeds the number of shares for which we are seeking approval pursuant to this Proposal One by a number that would require an additional approval of our stockholders under the Nasdaq rule which is requiring us to seek stockholder approval of this Proposal One, or requires us to issue shares that will cause our outstanding shares to exceed the number permitted if Proposal Four is approved, no additional approval of our stockholders will be required in order to consummate the business combination, even if the total number of shares required to be issued in connection with our business combination with Remedium exceeds the number approved by our stockholders’ approval of this Proposal One.

Dr. Lindevall, a nominee for director named in Proposal Three, is one of the Remedium stockholders. Dr. Lindevall and his wife hold, in the aggregate,              shares of Remedium common stock. If the business combination is consummated, Dr. Lindevall and his wife will hold, in the aggregate, from              to              shares of common stock of Covalent, depending on the closing price and the number of earn-out shares, if any, we are required to issue, before giving effect to any additional shares we may issue to settle any post-closing obligations under the combination agreement. In addition, an entity controlled by Mr. Manninen, also a nominee for director named in Proposal Three, holds              shares of Remedium common stock. If the business combination is consummated, the entity controlled by Mr. Manninen will hold from              to              shares of common stock of Covalent, depending on the closing price and the number of earn-out shares, if any, we are required to issue, before giving effect to any additional shares we may issue to settle any post-closing obligations under the combination agreement. Mr. Manninen’s father also holds              shares of Remedium common stock. If the business combination is consummated, Mr. Manninen’s father will hold from              to              shares of common stock of Covalent, depending on the closing price and the number of earn-out shares, if any, we are required to issue, before giving effect to any additional shares we may issue to settle any post-closing obligations under the combination agreement.

We intend to take steps to assure that the shares of Covalent common stock issued in connection with the consummation of the business combination will be eligible for trading on NASDAQ.

The terms of, reasons for and other aspects of the combination agreement are described in detail in this proxy statement under the heading “Material Provisions of the Combination Agreement.” The Covalent board of directors has approved the combination agreement, including the issuance of up to              shares of Covalent common stock in connection with the business combination with Remedium.

The approval of Proposal One requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF PROPOSAL ONE.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following Unaudited Pro Forma Condensed Combined Consolidated Financial Statements combine the historical consolidated balance sheets and statements of operations of Covalent and Remedium, giving effect to the acquisition using the purchase method of accounting.

On July 6, 2006, Covalent Group, Inc. (the “Company”) (NASDAQ:CVGR) entered into an Amended and Restated Combination Agreement (the “Amended Agreement”) with Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela, Agneta Lindevall, and NTGLT PHARMA BVBA (the “Stockholders”), constituting all of the stockholders of Remedium Oy, a corporation organized under the laws of Finland (“Remedium”), which amends and restates the Combination Agreement entered into on March 2, 2006 (the “Agreement”), the terms of which are described in the Company’s Current Report on Form 8-K filed on March 3, 2006. Pursuant to the Amended Agreement, at the closing , the Company will purchase all of the issued and outstanding shares of capital stock of Remedium (the “Shares”).

The consideration to be paid at closing of the Amended Agreement for the Shares will consist of (i) shares of Common Stock of the Company with a value of $11,000,000; and (ii) $2,500,000 in cash. An additional cash payment of $1,500,000 will be paid to the Stockholders on March 30, 2007. The Company intends to fund the cash portion of the purchase price with internal resources. Subject to certain purchase price adjustments, on the first anniversary of the closing of the Amended Agreement, the Company will issue to the Stockholders additional shares of Common Stock of the Company with a value of $2,000,000. Additional consideration consisting of shares of Common Stock of the Company with a value of up to $3,000,000 may also be paid to the Stockholders upon the attainment of certain revenue targets described in the Amended Agreement.

The closing is subject to customary closing conditions, including the approval of the Company’s stockholders. The transaction is expected to close at the end of the third quarter of 2006.

The Company and its affiliates have no material relationship with Remedium, the stockholders, or their affiliates, other than pursuant to the Agreement and the Amended Agreement.

Summary Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the three months ended March 31, 2006 and the year ended December 31, 2005 and the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2006 are based on the historical financial statements of Covalent and Remedium, after giving effect to the acquisition of Remedium

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are presented as if the combination had taken place on January 1, 2005. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet is presented to give effect to the acquisition as if it occurred on March 31, 2006, and combines the balance sheet for Covalent as of March 31, 2006 with the balance sheet of Remedium as of March 31, 2006 and reflects the allocation of the purchase price to the Remedium assets acquired and liabilities assumed. The consideration payable to the Remedium stockholders is subject to certain post-closing adjustments. The net effect of the post-closing adjustments may be to increase or decrease the number of shares of common stock ultimately issued to the Remedium stockholders. While the impact of these provisions currently cannot be determined, they may increase the cost of the acquisition of Remedium for Covalent. In addition, the price per share of Covalent common stock that will be utilized to determine the number of shares to be issued to the Remedium stockholders cannot be determined at this time since the pricing period commences on June 15, 2006 and ends the third trading day prior to the closing date of the combination agreement.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are based on the estimates and assumptions set forth in the accompanying notes to such statements. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with the historical financial statements of Covalent included in Covalent’s Form 10-K for the year ended December 31, 2005, its quarterly report on Form 10-Q for the three months ended March 31, 2006 and the historical financial statements of Remedium for the year ended December 31, 2005 and the quarter ended March 31, 2006.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

as of March 31, 2006

	Historical Covalent	Historical Remedium	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$6,558,835	$81,101	$(4,000,000	)(a)	$2,639,936
Accounts receivable, net	1,534,794	1,661,722	—		3,196,516
Deferred tax assets	—	100,920	(100,920	)(e)	—
Other current assets	1,142,511	926,942	—		2,069,453

Total current assets	9,236,140	2,770,685	(4,100,920)		7,905,905
Property and equipment, net	799,962	266,694	—		1,066,656
Deferred acquisition costs	500,086	—	(500,086	)(b)	—
Goodwill	—	336,107	(336,107	)(c)	13,353,574
			13,353,574	(d)
Other intangibles, net		80,619	(80,619	)(c)	5,000,000
			5,000,000	(d)
Deferred tax assets	—	84,130	(84,130	)(e)	—
Restricted cash	—	225,258	—		225,258
Other assets	21,665	—	—		21,665

Total assets	$10,557,853	$3,763,493	$13,251,712		$27,573,058

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$561,659	$382,335	—		$943,994
Short-term borrowings	—	785,262	—		785,262
Accrued expenses	411,950	1,470,761	1,500,000	(d)	2,882,625
			(500,086	)(b)
Obligations under capital leases	27,009	—	—		27,009
Billings in excess of related costs and estimated earnings on uncompleted contracts	2,130,758	192,170	—		2,322,928
Customer advances	1,323,096	—	—		1,323,096

Total current liabilities	4,454,472	2,830,528	999,914		8,284,914
Obligations under capital leases	29,977	—	—		29,977
Pension		184,763	—		184,763
Other liabilities	436,283	—	—		436,283

Total liabilities	4,920,732	3,015,291	999,914		8,935,937
Common stock	13,502	27,509	(27,509	)(f)	19,105
			5,603	(e)
Additional paid-in capital	12,137,141	154,778	(154,778	)(f)	25,131,538
			12,994,397	(e)
Accumulated surplus (deficit)	(6,196,013)	572,143	(572,143	)(f)	(6,196,013)
Accum. other comprehensive income	141,465	(6,228)	6,228	(f)	141,465

	6,096,095	748,202	12,251,798		19,096,095
Less: Treasury stock	(458,974)	—	—		(458,974)

Total Stockholder’s Equity	5,637,121	748,202	12,251,798		18,637,121

Total Liabilities and Stockholders’ Equity	$10,557,853	$3,763,493	$13,251,712		$27,573,058

(See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements)

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

for the Three Months Ended March 31, 2006

	Historical Covalent	Historical Remedium	Pro Forma Adjustments		Pro Forma Combined
Net Revenue	$1,988,038	$2,499,470	$—		$4,487,508
Reimbursement Revenue	194,488	297,183	—		491,671

Total revenue	2,182,526	2,796,653	—		4,979,179
Direct	1,688,059	1,639,226	—		3,327,285
Reimbursement out-of-pocket	194,488	297,183	—		491,671
Selling, general and administrative	1,049,008	1,398,684	35,252	(g)	2,299,205
			(183,739	)(h)
Depreciation and amortization	97,300	27,082	(4,773	)(i)	536,276
			416,667	(j)

Total operating expenses	3,028,855	3,362,175	263,407		6,654,437
Loss from operations	(846,329)	(565,522)	(263,407)		(1,675,258)
Interest income	70,035	40	—		70,075
Interest expense	(1,603)	(13,821)	—		(15,424)

Net interest income (expense)	68,432	(13,781)	—		54,651
Loss before income taxes	(777,897)	(579,303)	(263,407)		(1,620,607)
Income tax expense	—	(129,382)	34,229	(l)	(95,153)

Net loss	$(777,897)	$(449,921)	$(297,636)		$(1,525,454)

Net loss per common share, basic and diluted	$(0.06)				$(0.08)
Weighted average shares used in computing net loss per common share, basic and diluted	13,348,401		5,603,448		18,951,849

(See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements)

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Year Ended December 31, 2005

	Historical Covalent	Historical Remedium	Pro Forma Adjustments		Pro Forma Combined
Net Revenue	$10,403,079	$9,553,565	$—		$19,956,644
Reimbursement Revenue	2,323,921	1,075,558	—		3,399,479

Total revenue	12,727,000	10,629,123	—		23,356,123
Direct	7,441,145	5,517,457	—		12,958,602
Reimbursement out-of-pocket	2,323,921	1,075,558	—		3,399,479
Selling, general and administrative	4,076,696	4,465,355	136,189	(g)	8,384,516
			(122,000	)(k)
			(171,724	)(h)
Depreciation and amortization	510,338	98,509	(19,777	)(i)	2,255,737
			1,666,667	(j)

Total operating expenses	14,352,100	11,156,879	1,489,355		26,998,334
Loss from operations	(1,625,100)	(527,756)	(1,489,355)		(3,642,211)
Interest income	150,112	31,693	—		181,805
Interest expense	(9,751)	(20,116)	—		(29,867)

Net interest income (expense)	140,361	11,577	—		151,938
Loss before income taxes	(1,484,739)	(516,179)	(1,489,355)		(3,490,273)
Income tax expense	—	36,364	(3,897	)(l)	32,467

Net loss	$(1,484,739)	$(552,543)	$(1,485,458)		$(3,522,740)

Net loss per common share, basic and diluted	$(0.11)				$(0.19)
Weighted average shares used in computing net loss per common share, basic and diluted	13,346,915		5,603,448		18,950,363

(See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements)

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Purchase Price Allocation

The estimated purchase price of $18,500,000 consists of (i) shares of Common Stock of the Company with a value of $11,000,000; (ii) $2,500,000 in cash; and an additional cash payment of $1,500,000 that will be paid to the Stockholders on March 30, 2007; (iii) “Earn-Out Shares” with a value of up to $3,000,000 may also be paid to the Stockholders upon the attainment of certain revenue targets described in the Amended Agreement for the fiscal year ending December 31, 2006. For pro forma purposes only, $2,000,000 of the Earn-Out Shares have been included in the purchase price based on current estimates of achieving the revenue targets and are subject to change upon evaluation of the revenue targets on or prior to February 28, 2007; (iv) Estimated direct transaction costs of $1,500,000 to be incurred by Covelent related principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition.

In addition, the Amended Agreement contains provisions regarding $2,000,000 of “Holdback Shares” subject to the achievement of certain financial objectives as of the closing date. At this time it is not possible to predict if those objectives will be achieved, accordingly, the pro forma balance sheet and estimated purchase price do not reflect the distribution of the $2,000,000 of “Holdback Shares”.

The purchase price will be allocated to Remedium’s assets acquired and liabilities assumed based upon their respective fair values at the date of acquisition. The allocation will also take into consideration intangible assets, and pre-acquisition contingencies, if any, acquired at closing. Any remaining unallocated acquisition cost will be considered goodwill. Pre-acquisition contingencies that are settled within one year of the closing may result in further adjustments to recorded goodwill. Covalent is currently gathering the data necessary for determining the fair value of intangible assets.

The total estimated amount of identifiable intangible assets and goodwill is approximately $5,000,000 and $13,353,574, respectively. The average useful life of identifiable intangible assets is assumed to be 3 years. Because the valuation analysis has not been completed, the actual amount of goodwill and identifiable intangible assets and the related average useful life over which the intangible assets are amortized could vary from these assumptions.

The pro forma components and allocation of the estimated purchase price, based on presumed fair values at March 31, 2006, is as follows:

Consideration and direct transaction costs:

Cash	$4,000,000	(i)
Covalent common stock issued	13,000,000	(i)
Estimated direct transaction costs	1,500,000	(ii)

Total purchase price	$18,500,000

Preliminary estimate of the allocation of purchase price:

Cash and cash equivalents	$81,101	(iii)
Current assets	2,588,664	(iii)
Long term assets	491,952	(iii)
Liabilities assumed	(3,015,291)	(iii)
Intangible assets	5,000,000	(iv)
Goodwill	13,353,574	(iv), (v)

Total purchase price	$18,500,000

Assumptions:

(i)

The pro forma presentation reflects the cash payment of $4,000,000, the issuance of approximately 5,603,448 shares of Covalent’s common stock at $2.32 per share. The actual number of shares that are eventually issued may vary as explained in the Amended and Restated Combination Agreement (the “Amended Agreement”) under the subheading “Exchange Price; Adjustment.” In addition, for accounting purposes the eventual share price used to value Covalent’s stock may differ from the $2.32 estimate in accordance with certain specified terms described in the Amended Agreement and in accordance with Statement of Financial Accounting Standards No. 141 (SFAS No. 141), “Business Combinations” and Emerging Issues Task Force No. 99-12, (EITF 99-12), “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.”

The $13 million includes $11 million due at closing plus $2 million (from a potential value of $3 million) on the assumption that Remedium will achieve certain revenue earnout targets.

(ii)	Estimated direct transaction costs of $1,500,000 to be incurred by Covalent relate principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition. Through March 31, 2006, Covalent has incurred $500,096 of those costs. The remaining $999,914 is included within accrued expenses as of March 31, 2006.

(iii)	Assets acquired and liabilities assumed are based on estimated fair values and assumptions as of March 31, 2006, the assumed acquisition date. For purposes of this pro forma presentation, except with respect to Remedium’s intangible assets (see pro forma adjustment (c) below), recorded book values are assumed to approximate fair values. Actual fair values to be assigned to assets and liabilities will likely differ as of the date of closing of the transaction, and recorded assets and liabilities will likely differ from their recorded values.

(iv)	The intangible assets of $5,000,000 that are assumed for purposes of the pro forma presentation are assumed to be amortized over a 3 year life on a straight-line basis. The amount attributed to intangible assets represents a preliminary estimate only as Covalent has not completed its valuation assessment of intangible assets. In arriving at this estimate, Covalent first allocated the total purchase price to acquired assets and liabilities and assumed that $5,000,000 of the remaining unallocated purchase price is attributable to intangible assets with the remainder being attributable to goodwill. Acquired intangible assets are expected to primarily relate to customer relationships, acquired contracts and backlog, all being subject to final valuation determination upon completion of the acquisition. Covalent attributes goodwill that will be recorded to several principal factors including Remedium’s professional staff and clinical research experience, Remedium’s sales force and potential cross-selling synergies that are expected to result from its broader presence in European markets, and the potential of Covalent to generate future economic benefit not otherwise captured in the measurement of Remedium’s developed products, intellectual property, and other identified intangibles.

(v)	In accordance with the provisions of Statement of Financial Accounting Standard No. 142 “Goodwill and Other Intangible Assets,” the estimated excess of purchase consideration over net identifiable assets acquired (the “Goodwill”) is not amortized in the accompanying unaudited pro forma condensed combined consolidated financial statements.

Pro Forma Adjustments

Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed consolidated combined financial statements are as follows:

(a)	To reflect the consideration to be paid at closing of $2,500,000 in cash. An additional cash payment of $1,500,000 will be paid to the Stockholders on March 30, 2007.

(b)	To reclassify $500,086 of costs incurred by Covalent related to the Remedium acquisition to accrued expenses. These costs were capitalized and presented on the balance sheet as “Deferred Acquisition Costs” during the quarter ended March 31, 2006. This amount is included in the $1.5 million of estimated direct transaction costs.

(c)	To eliminate Remedium’s goodwill and intangibles.

(d)	To reflect the purchase price adjustments resulting from the cash consideration in “(a)” above, the par value and additional paid-in capital related to the issuance of common stock, the goodwill origination, the allocation of intangibles and the estimated transactions costs related to the acquisition.

(e)	To establish a full valuation allowance for Remedium’s deferred tax assets due to uncertainty regarding the realization of this asset. The allowance is a consequence of the business combination between Covalent and Remedium. This is partly due to local tax laws in mainly Finland and Denmark, where some open issues exist concerning what implications a change of ownership as a result of the combination between Covalent and Remedium will have on the old tax losses carried forward.

(f)	To eliminate Remedium’s stockholders’ equity.

(g)	To reflect additional compensation expense resulting from the employment agreement with Remedium’s Chief Executive Officer compared with his current salary arrangement. The new employment agreement becomes effective at the completion of the transaction.

(h)	To reverse acquisition costs appropriately expensed by Remedium during the period as required under FAS 141.

(i)	To reverse amortization of Remedium’s intangibles.

(j)	To reflect amortization for intangibles with a three year life acquired by Covalent. If the acquired intangibles were assigned a two year life rather than a three year life, the charge to earnings would have been $625,000 rather than $416,667. Likewise, if the intangibles were assigned a value of $6 million rather than $5 million, the charge to earnings would have been $500,000 and $750,000, respectively, using a three year and two year amortization period.

(k)	To eliminate acquisition costs incurred by Covalent during the twelve months ended December 31, 2005 pertaining to its acquisition of Remedium. These costs were originally expensed due to the uncertainty, at that time, that the transaction would be completed.

(l)	To reflect pro forma tax effects due to the adjustments to Remedium’s income statement for additional executive compensation, the elimination of acquisition related costs and the elimination of intangible amortization.

BUSINESS OF COVALENT

General

We are a CRO which is a leader in the design and management of complex clinical trials for the pharmaceutical, biotechnology and medical device industries. Our mission is to provide our clients with high quality, full-service support for their clinical trials. We offer therapeutic expertise, experienced team management and advanced technologies. Our headquarters is in Wayne, Pennsylvania and our International operations are based in London, England.

Our clients consist of many of the largest companies in the pharmaceutical, biotechnology and medical device industries. From protocol design and clinical program development, to proven patient recruitment, to managing the regulatory approval process, we have the resources to directly implement or manage Phase I through Phase IV clinical trials and to deliver clinical programs on time and within budget. We have clinical trial experience across a wide variety of therapeutic areas, such as cardiovascular, endocrinology/metabolism, diabetes, neurology, oncology, immunology, vaccines, infectious diseases, gastroenterology, dermatology, hepatology, women’s’ health and respiratory medicine. We have the capacity and expertise to conduct clinical trials on a global basis.

We were initially incorporated in August 1998 in Nevada. In June 2002, we changed our state of incorporation to Delaware.

Industry Overview

The CRO industry provides independent clinical trial and product development services for the pharmaceutical, biotechnology and medical device industries. Companies in these industries often outsource product development services to CROs in order to manage the drug development process more efficiently and cost-effectively. Outsourcing also enables these companies to access expertise and experience beyond their organizations. Historically, many companies in the pharmaceutical, biotechnology and medical device industries have performed the majority of their product development internally. Outsourcing drug development activities to CROs provides these companies with a variable cost alternative to the fixed costs associated with internal drug development. Companies no longer need to staff for peak periods and can benefit from a CRO’s technical resources, therapeutic expertise, and the global infrastructure required to conduct clinical trials on a worldwide basis.

At the present time, we believe that the percentage of services required for product development that are being outsourced is increasing and will continue to increase in the future because of numerous factors, including cost containment pressures, attempts to overcome limitations on internal capacity, a desire to improve the timeline for evaluating and developing new drugs and/or devices; the desire to increase the percentage of development costs that are variable as compared to fixed costs, the need to perform research relating to new drugs in multiple countries simultaneously, the response to increasingly stringent government regulations in various countries, and the desire to use external expertise to supplement internal design and development capabilities.

As the investment required to develop new drugs continues to increase, an opportunity is created to help speed the drug development process or make this process more efficient.

Our Strategy

Our strategy is to be a leader in the design and management of complex clinical trials by providing our clients with exceptional performance ensuring that they achieve their goals on-time, on- budget and with superlative quality. Our competitive advantage is based upon our ability to deliver a knowledge-based and intellectually rich level of service that provides our clients with a well-conceived protocol design and operational plan intended to maximize their return on investment. We believe that many of the reported regulatory delays or rejections for prospective drugs can be directly attributed to underlying issues in protocol design and development. Our company is led by experienced executives with significant prior success in the drug development and regulatory approval process. Unlike larger, more conventional CROs, we provide a value-added approach to the design and management of clinical trials. We believe that our leadership in the design of complex clinical trials, our application of innovative technologies, our therapeutic expertise and our commitment to quality offer clients a means to more quickly and cost-effectively develop products through the clinical trial process.

A significant aspect of our strategy is to expand our geographic presence and add to our clinical development capabilities in existing new therapeutic areas or service offerings. Upon our consummation of the business combination, we intend to manage all our current and future European and Asian clinical studies from Remedium’s facility in Espoo, Finland. We intend to continue to manage our North American and South American clinical trial studies from our Wayne, Pennsylvania facility. Our worldwide headquarters will remain in Wayne, Pennsylvania.

With our wholly-owned international subsidiary, Covalent Group, Ltd., we are able to meet many of the global drug development needs of our clients. In 2003, we formed strategic partnerships with several highly experienced regional CROs to broaden our geographic reach. These regional CROs share our vision and values, and are known to produce quality deliverables. They are based in Moscow, Russia, Sofia, Bulgaria, Sao Paulo, Brazil and Sydney, Australia – regions that were specifically targeted because we believe they have or will achieve strategic prominence over the next several years with respect to clinical trials. Overall, these partnerships have substantially increased the number of operational personnel that we can employ on global trials and allow us to better service the needs of the pharmaceutical and biotechnology industries. These strategic partnerships also complement our proposed acquisition of Remedium since they are based in locations in which Remedium does not conduct major operations.

Recognizing the dynamic nature of the pharmaceutical and medical device development process, our experience and capabilities enables us to adapt our services to fit our clients’ specific needs. The distinguishing features of our services include the following:

Experienced Management. We are an established company led by a senior management team who average greater than 20 years of clinical research experience from both the CRO and pharmaceutical/biotechnology industry perspective. Our company includes four individuals who hold a Ph.D. or M.D. degree. For example, our President and Chief Executive Officer, Dr. Kenneth M. Borow, is a Harvard-trained physician with nearly 30 years of medical, academic and clinical trials experience at Merck, the University of Chicago School of Medicine, Brigham and Women’s Hospital, Boston Children’s Hospital, and Covalent. Our Senior Vice President, Global Operations, Alison O’Neill has worked in the pharmaceutical industry for 24 years, 18 of these in clinical research for both pharmaceutical and CRO employers.

Credibility in the Clinical Research Marketplace. We have a strong client base with a high rate of repeat business. We have gained the confidence of our clients as demonstrated by their entrusting us with broad responsibilities, including designing and implementing global clinical research programs for some of their most important products. We provide leadership in a wide variety of therapeutic areas including cardiovascular, endocrinology/metabolism, diabetes, nephrology, immunology, vaccines, infectious diseases, gastroenterology, dermatology, hepatology, women’s’ health, and respiratory medicine.

Global Capabilities. In 2000, Covalent Group, Ltd., our wholly-owned international subsidiary, commenced operations, providing us with a strategically important international presence. Covalent Group, Ltd. has an international client base with their own clinical trials, but also assists us in conducting clinical trials in Western Europe, Eastern Europe, Scandinavia and elsewhere for our clients. During 2003, we established proprietary strategic partnerships with several highly experienced regional CROs in order to strengthen and broaden our global offerings and our geographic reach. We have made a determined effort to broaden and diversify our client list. This has resulted in an attractive mix of pharmaceutical and biotechnology companies and we will continue to focus on expanding our capabilities both in the United States and internationally. We believe that these capabilities better positions us to meet our clients’ global clinical trial requirements. Once the proposed Remedium acquisition is completed, the management of our European and Asian operations will be based at Remedium’s offices in Espoo, Finland.

Our Bioterrorism Vaccine Program. During 2003 and 2004, we began the process of conducting a global Counter-Bioterrorism program focused on the development of vaccines against biological agents with potential military and terrorism applications. This program offers clients an inter-disciplinary group of clinical development professionals with extensive experience working with vaccines, recombinant technology and immunotherapy products. During 2005, we continued to win additional business focusing on the development of counter-bioterrorism vaccines for a new client. In total, we managed four separate clinical trials in 2005 in this particular therapeutic area.

Our Services

We offer our clients on a global basis a broad range of clinical research and development services supporting Phase I through Phase IV clinical trials. Our services include study protocol design, clinical trials management, global data management services, biostatistics, medical and regulatory affairs, and quality assurance and compliance.

Study Protocol Design

We specialize in complex clinical trials with a particular focus on understanding conceptual issues and creating practical solutions. Much of the conceptual value-added work focuses on the design of an effective development program which includes individual clinical trial protocols. The study protocol is the critical document provided to the study investigators that defines the study and details the procedures which must be followed for the proper conduct of the trial. The protocol defines the medical issues the study seeks to examine and the statistical tests that will be conducted. The protocol also defines the frequency and type of laboratory and clinical measurements to be performed, tracked and analyzed. Also defined is the number of patients required to produce a statistically meaningful result, the period of time over which they must be tracked, and the frequency and dosage of drug administration.

A properly designed protocol targets the correct primary efficacy variable (i.e. the key outcome being studied, such as a reduction in sitting diastolic or systolic blood pressure), is statistically sound, effectively incorporates strategic marketing and product positioning issues, and proactively conforms to regulatory guidelines. We believe that many of the reported regulatory delays or rejections for prospective drugs can be directly attributed to underlying issues in protocol design and study process. A significant value we provide to our clients is in designing the initial study protocol or in significantly enhancing the protocol’s design.

Clinical Trials Management

We serve our clients’ needs by conducting clinical trials through a project team. A project manager leads and facilitates all aspects of the conduct of the clinical trial. Other members of our project team typically include representatives from clinical trials management, global data services, regulatory affairs, information services, quality assurance, medical writing and field monitoring. Within this project-oriented structure, we can manage every aspect of clinical trials conducted in Phases I through Phase IV of the drug development process. Many of our current projects involve Phase II, Phase III or Phase IIIb clinical trials, which are generally larger, longer and more complex than Phase I trials.

We have adopted global standard operating procedures intended to satisfy global regulatory requirements and serve as tools for controlling and enhancing the quality of our clinical trials. All of our standard operating procedures are designed and maintained in compliance with GCP requirements and the International Conference on Harmonization (“ICH”) standards. The FDA and the European union have adopted these standards. We compile, analyze, interpret and submit data generated during clinical trials in report form to our clients, as well as, at our client’s request, directly to the FDA or other relevant regulatory agencies for purposes of obtaining regulatory approval.

Clinical trials represent one of the most expensive and time-consuming parts of the overall drug development process. The information generated during these trials is critical for gaining marketing approval from the FDA or other regulatory agencies. We assist our clients with one or more of the following steps:

•	Case Report Form Design. Once the study protocol has been finalized, the Case Report Form (“CRF”) must be developed. The CRF is the document for collecting the necessary clinical data as defined by the study protocol. The CRF for a single patient in a study may consist of 100 or more pages.

•	Investigator Recruitment. The success of a clinical trial is dependent upon finding experienced investigators who are capable of performing clinical trials in accordance with the highest ethical and scientific standards. During clinical trials, physicians (who are also referred to as investigators) at hospitals, clinics or other locations, supervise administration of the drug or study product to patients or normal subjects. We recruit investigators who contract directly with either us or our clients to participate in clinical trials. Our global investigator database includes thousands of physician-investigators specializing in a multitude of therapeutic areas.

•	Patient Enrollment. The investigators find and enroll patients suitable for the study. The speed at which trials can be completed is significantly affected by the rate at which patients are enrolled. Prior to participating in a clinical trial, patients are required to review information about the study medication and its possible side effects, and sign an informed consent form to record their knowledge and acceptance of potential side effects. Patients also undergo a medical examination by the investigator to determine whether they meet the requirements of the study protocol. Patients then receive the study medication and are examined by the investigator as specified by the study protocol.

•	Study Monitoring and Data Collection. As patients are examined and tests are conducted in accordance with the study protocol, data is recorded on CRFs. CRFs are reviewed or “monitored” by specially trained clinical research associates or field monitors. Field monitors visit study sites regularly to ensure that the CRFs are completed correctly and that the data specified in the protocol are obtained. The field monitors send completed CRFs to a data management group where they are reviewed for consistency and accuracy before the data are entered into a database. An alternative data flow process utilizes remote data entry technology and a fax based system that frequently enhances the timeliness of clinical data collection while achieving cost savings to the Sponsor. We are currently involved in studies using both types of data flow processes.

Data Management Services

We have automated the data management process associated with clinical trial management through our use and customization of industry standard software known as clinical trials management systems. We license Oracle Clinical® and Datafax™ as our clinical trials management systems. The software assists us in the collection, validation and reporting of clinical results to our clients. Our data management professionals provide CRF review and tracking, data entry, integrated clinical/statistical reports, as well as writing manuscripts for publication.

Biostatistics

Typically, biostatisticians assist clients with all phases of drug development, including biostatistical consulting, database design, data analysis and statistical reporting. These professionals help develop and review protocols, design appropriate analysis plans and design report formats to address the objectives of the study protocol, as well as the client’s individual objectives.

Medical and Regulatory Affairs

Typically, before a drug, biologic, or medical device can be sold in a particular country, it must be approved by the regulatory agency in that country. We provide comprehensive regulatory product registration services for pharmaceutical, biotechnology products and medical devices in the United States and Europe. These services include regulatory strategy formulation, New Drug Application (“NDA”) and Biologic License Application document preparation and review, quality assurance and liaison with the FDA and other regulatory agencies.

Quality Assurance and Compliance

We conduct field inspections that include investigator audits, pre-submission protocol compliance audits and GCP audits. Our staff also provides training sessions to our personnel, as well as to study site employees. Finally, our Quality Assurance and Compliance group performs audits of study documents as well as data contained in our clinical trials databases.

Report Writing

The statistical analysis findings for data collected during the trial, together with other clinical data, can be included in a final study report to be included in a regulatory filing or as a final deliverable to the client.

Patient Registries

Patient Registries are becoming an essential, emerging tactic for all brand marketers and therapeutic categories. They provide an opportunity to rapidly populate databases with real-world, patient-derived information that can be analyzed and disseminated in multiple formats. This has become particularly important considering the recent issues that have come to the forefront regarding long-term patient safety associated with FDA approved and commercially marketed drugs. Data collection, analysis and reporting requirements for Registries are significantly less stringent than for traditional phase IIIb and IV studies. Their success is independent of investigator experience. Therefore, a Registry is an ideal tool for reaching out to the primary care population in a clinically meaningful and credible way. In addition, Registries facilitate and improve relationship building between biopharmaceutical companies and regional/local opinion leaders and high volume providers. They increase access to these important community based physicians while creating a credible, necessary, real-world decision database that provides multiple patient safety, commercialization, communication and education opportunities for stakeholders in the healthcare environment.

Clients and Marketing

We provide a broad range of clinical research and consulting services to the pharmaceutical, biotechnology and medical device industries. Our clients consist of many of the largest companies in the pharmaceutical, biotechnology and medical device industries. In 2005, we provided services to 23 different clients covering 41 separate studies or projects. We have in the past derived, and may in the future derive, a significant portion of our revenues from a core group of major clients. We are likely to continue to experience client concentration in future years. For the three months ended March 31, 2006, net revenue from our largest clients amounted to 65% of our net revenue, with the largest clients representing 19%, 16%, 15%, and 15% of net revenue, respectively. For the three months ended March 31, 2005, net revenue from our largest clients amounted to 86% of our net revenue, with the largest clients representing 28%, 18%, 16%, 12% and 12% of net revenue, respectively.

In 2005, our four largest clients accounted for 83 % of our net revenues, with the four largest representing 27%, 26%, 17% and 13% of our net revenues, respectively. In 2004, our three largest clients accounted for 57% of our net revenues, with the three largest representing 23%, 19% and 15% of our net revenues, respectively. In 2003, our three largest clients accounted for 69% of our net revenues, with the three largest representing 41%, 21%, and 7%, respectively. Our largest clients for any one year period may not represent the same customers as in a prior year period.

We are generally awarded contracts based upon our response to requests for proposals received from pharmaceutical, biotechnology and medical device companies. Our business development and marketing strategy is based on expanding our relationships with our existing clients as well as gaining new clients. Our senior executives and project team leaders all share responsibility for maintaining and enhancing client relationships and business development activities. Our business development program is supported by a marketing and communications program that includes selective advertising in trade publications, management of the corporate web site, development of marketing materials, and related activities.

Contractual Arrangements

Most of our contracts with our clients are based on a fixed price with the option for additional variable components (i.e. change of scope). Therefore, we generally bear the risk of cost overruns, but we may also benefit if the costs are lower than we anticipated. Contracts may range from a few months to several years depending on the nature of the work performed. In general, for multi-year contracts, a portion of the contract fee, typically 10-15%, is paid at the time the trial is started, with the balance of the contract fee payable in installments over the trial duration. In some cases, the installments are tied to meeting specific performance milestones, while others have an agreed upon fixed payment plan independent of performance milestones. For example, installment payments for clinical trial projects may be related to investigator recruitment or patient enrollment. Several of our older contracts contain payment schedules that are weighted towards the later stages of the contract. As is typical in the CRO industry, when a client requests a change in the scope of a trial or in the services to be provided by us, we prepare a work order. An executed work order becomes an amendment to the original contract. Work orders resulting from changes of scope often produce additional revenue for us. We are at risk for any work performed outside the scope of the study or in advance of signing a new work order. We attempt to negotiate contract amendments with the client to cover any services provided outside the terms of the original contract. There can be no assurance that the client will agree to the proposed amendments, and we ultimately bear the risk of cost overruns.

Most of our contracts may be terminated by the client at any time with prior notice. Our contracts frequently entitle us to receive the costs of winding down the terminated project, as well as all fees earned by us up to the time of termination. Contracts may be terminated or delayed for several reasons, including unexpected results or adverse patient reactions to the drug, inadequate patient enrollment or investigator recruitment, manufacturing problems resulting in shortages of the drug, budget constraints of clients or decisions by the client to de-emphasize or terminate a particular trial, development efforts on a particular drug, or our failure to properly perform our obligations.

Backlog

Our backlog consists of anticipated net revenue from uncompleted projects which have been authorized by the client, through a written contract, verbal commitment or letter of intent. Many of our studies and projects are performed over an extended period of time, which may be several years. Amounts included in backlog have not yet been recognized as net revenue in our consolidated statements of operations. Once contracted work begins, net revenue is recognized over the life of the contract on a proportional performance basis. The recognition of net revenue reduces our backlog while the awarding of new business increases our backlog. For the three months ended March 31, 2006 we obtained approximately $8.4 million of new business awards as compared to approximately $2.7 million for the three months ended March 31, 2005. Our backlog was approximately $28 million as of March 31, 2006 as compared to $14 million as of March 31, 2005. In 2005, we obtained $19.1 million of new business awards as compared to $21.5 million in 2004, an 11% decrease. Our backlog was $22.7 million at December 31, 2005, compared to $15 million at December 31, 2004.

We believe that our backlog as of any date may not necessarily be a meaningful predictor of future results because backlog can be affected by a number of factors including the size and duration of contracts, many of which are performed over several years. Additionally, contracts may be subject to early termination by the client or delay for many reasons, as described above. Also, the scope of a contract can change during the course of a study. For these reasons, we might not be able to fully realize our entire backlog as net revenue.

Competition

The contract research organization industry is highly fragmented, consisting of several hundred small, limited-service providers and a limited number of mid-sized and large CROs with global capabilities.

Newer, smaller firms with specialty focuses, such as those aligned with a specific disease or therapeutic area, may compete against established CROs for clients. We primarily compete against full-service and limited service contract research organizations, mid-sized CROs, in-house research and development departments of pharmaceutical and biotechnology companies and, to a lesser extent, universities and teaching hospitals. CROs generally compete on the basis of a number of factors, including the following: expertise and experience in specific therapeutic areas; the ability to design sound protocols or enhance the design; reputation for on-time quality performance; scope of service offerings; price; ability to enroll patients and recruit investigators; data management capabilities; strengths in various geographic markets; technological expertise and efficient drug development processes; the ability to acquire, process, analyze and report data in a timely and accurate manner; the ability to manage large-scale clinical trials both domestically and internationally; and organizational size. Although there can be no assurance that we will continue to do so, we believe that we compete favorably in these areas.

Some of our largest competitors include Quintiles Transnational Corporation, Covance, Inc., Parexel International Corporation, Pharmaceutical Product Development, Inc., Icon Clinical Research and Kendle International, Inc. In general, the CRO industry is not capital-intensive and the financial costs of entry into the industry are relatively low. Newer, smaller entities with specialty focuses, such as those aligned to a specific disease or therapeutic area, may compete aggressively against us for clients. Furthermore, clients may also choose to limit the CROs with whom they are willing to work. Increased competition might lead to heightened price and other forms of competition that may adversely affect our operating results.

Government Regulation

The development and clinical research of new drugs is highly regulated by government agencies. The standards for the conduct of clinical research and development studies are embodied in governmental regulations and in guidelines such as the ICH’s Guideline on GCP. The standards stipulate procedures designed to ensure the quality and integrity of data obtained from clinical testing and to protect the rights and safety of clinical subjects. The FDA and similar regulatory authorities require that test results submitted to such authorities be based on studies conducted in accordance with GCP and regulations providing protections for research participants.

Our obligations under GCP may include, but are not limited to, the following: assuring the selection of investigators who are qualified and have adequate staff and facilities to conduct the trial properly and safely; obtaining specific written commitments from the investigators; verifying that adequate informed consent of trial subjects has been obtained; monitoring clinical trials to ensure that the rights and well-being of trial subjects are protected and that the reported trial data are accurate, complete, and verifiable from source documents; ensuring that adverse drug reactions are medically evaluated and reported; verifying drug or device accountability; implementing quality assurance and quality control systems; instructing investigators and study staff to maintain proper records and reports; and permitting appropriate governmental authorities access to source documents for their review. We must also maintain reports for each study for specified periods for auditing by the study sponsor and by the FDA or similar regulatory authorities. Noncompliance with GCP can result in disqualification of the data collected during the clinical trial and we could be required to redo the trial under the terms of our contract at no further cost to our client, but at substantial cost to us. CROs are also typically contractually obligated to comply with GCP and other patient protection regulations. Failure to comply could expose the CRO to contractual liability to its clients.

Development of New Drugs

Before a new drug may be marketed, the drug must undergo extensive testing and regulatory review in order to determine that the drug is safe and effective. The following discussion focuses on the FDA approval process. Similar procedures must be followed for clinical trials in other countries as well as for the approval of biologics and medical devices. The following provides a broad summary of the stages of this development process:

•	Preclinical Research (1 to 4 years). This phase includes “in vitro” (test tube) and animal studies to establish the relative toxicity of the drug over a wide range of doses and to detect any potential to cause any serious adverse effects. If results warrant continuing development of the drug, the sponsor of the drug will file for an Investigational New Drug Application, upon which the FDA may grant permission to begin human clinical trials.

•	Clinical Trials (4 to 6 years).

•	Phase I (6 months to 2 years). Phase I includes basic safety and pharmacology testing in approximately 20 to 80 human subjects, usually healthy volunteers. Phase I work also includes studies to determine metabolic and pharmacologic action of the drug in humans, if it is safe, how it is affected by other drugs, where it goes in the body, how long it remains active, and how it is broken down and eliminated from the body.

•	Phase II (1 to 2 years). Phase II trials test basic efficacy (effectiveness) and potential dosing ranges in approximately 100 to 200 patients afflicted with the specific disease or condition for which the study medication is intended for use. Phase II trials help to determine the best effective dose, determine frequency of dosing, establish that the study medication has at least some effect, and provide additional safety data. If the Phase II study yields satisfactory results and no hold is placed by the FDA on further studies, a Phase III study of the drug may begin.

•	Phase III (2 to 4 years). Phase III trials are larger, more complex and more expensive than earlier phase studies and involve properly powered efficacy and safety evaluations in hundreds to thousands of patients afflicted with a specific disease or condition. These patients receive their medical care during the clinical trials at investigational sites, typically hospitals, clinics, or private practice settings. The objective of the Phase III study is to collect enough data for a statistically valid test of safety and effectiveness as required by the FDA, and to provide a basis for the labeling of the drug. The studies may be placebo-controlled trials, in which the study medication under investigation is compared with a “sugar pill,” or active-comparator studies that test the safety and effectiveness of the study medication against one or more drugs with established safety and efficacy profiles in the same therapeutic category.

The FDA receives reports on the progress of each phase of clinical testing and may require the modification, suspension, or termination of clinical trials if, among other things, an unreasonable risk is presented to patients or if the design of the trial is insufficient to meet its stated objective.

•	NDA Preparation and Submission. Upon the completion of the Phase III trials, the sponsor of the study medication assembles the statistically analyzed data from all phases of development into a single large submission: the NDA. An NDA may be submitted as a paper document (which may contain tens of thousands of pages) or in an electronic format.

•	FDA Review and Approval (approximately 12 months). The staff of the FDA will carefully scrutinize the data from all phases of development to confirm that the applicant has complied with regulations and that the drug is safe and effective for the specific use or indication under study. The FDA may refuse to accept the NDA for filing and substantive review if certain administrative and content criteria are not satisfied. After accepting the submission for review, the FDA may require additional testing or information before approval of an NDA. The FDA will deny approval of the NDA if applicable regulatory requirements are not ultimately satisfied.

•	Post-Marketing Surveillance and Phase IV Studies. Federal regulation requires the marketer of the drug to collect and periodically report to the FDA additional safety and efficacy data on the drug for as long as the drug is marketed (“post-marketing surveillance”). If the drug is marketed outside the United States, the reports must include data from all countries in which the drug is sold. Phase IV (post-FDA approval) studies may be undertaken after initial approval to find new uses for the drug (“broadening the label”), to test new dosage formulations, or to confirm selected non-clinical benefits (e.g. increased cost-effectiveness or improved quality of life). Product approval may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing.

In providing our clinical research services to our clients, we are obligated to comply with regulatory requirements governing the drug development process. We have established standard operating procedures that are designed to comply with regulations and guidelines appropriate to the region and the nation where the clinical trials will be conducted. We strive to perform all clinical research in accordance with the GCP and ICH guidelines and the requirements of the applicable country. From an international perspective, we have implemented common standard operating procedures across regions to assure consistency wherever appropriate to do so.

Intellectual Property

We have developed certain computer software and technically derived procedures that provide separate services and are intended to maximize the quality and effectiveness of our services. Our intellectual property rights are important to us. We also believe that factors such as technical expertise, knowledge, ability and experience of our professionals are important and provide significant benefits to our clients.

Potential Liability and Insurance

We contract with physicians who serve as investigators in conducting clinical trials to test new drugs on their patients. Such testing creates a risk of liability for personal injury to or death of the patients, resulting from adverse reactions to the drugs administered. In addition, although Covalent does not believe it is legally accountable for the medical care rendered by third party investigators, it is possible that we could be subject to claims and expenses arising from any professional malpractice of the investigators with whom we contract. We also may be held liable for errors and omissions in connection with the services we perform.

We believe that the risk of liability to patients in clinical trials is mitigated by various regulatory requirements, including the role of institutional review boards (“IRBs”) and the need to obtain each patient’s informed consent. The FDA requires each human clinical trial to be reviewed and approved by the IRB at each study site. An IRB is an independent committee that includes both medical and non-medical personnel and is obligated to protect the interests of patients enrolled in the trial. After the trial begins, the IRB monitors the protocol and measures designed to protect patients, such as the requirement to obtain informed consent.

We attempt to reduce our risk through contractual indemnification provisions with clients and investigators, insurance maintained by clients, investigators and us, and various regulatory requirements, including the use of IRBs and the procurement of each patient’s informed consent to participate in the study. However, the contractual indemnifications generally do not protect us against certain of our own actions such as negligence. In addition, the terms and scope of such indemnification vary from client to client and from trial to trial and the financial performance of these indemnities is not secured. Therefore, we bear the risk that the indemnity may not be sufficient or that the indemnifying party may not have the financial ability to fulfill its indemnification obligations. We maintain worldwide professional liability insurance. We believe that our professional liability insurance coverage is adequate. There can be no assurance, however, that we will be able to maintain such insurance coverage on terms acceptable to us, if at all. Our operating results and financial position could be materially and adversely affected if we were required to pay damages or bear the costs of defending any claim outside the scope of or in excess of a contractual indemnification provision or beyond the level of insurance coverage in the event that an indemnifying party does not fulfill its indemnification obligations.

Employees

At March 31, 2006, we employed 82 full time and two part time personnel, of which nine were based outside of the United States. Of our staff, four held Ph.D. or M.D. degrees and approximately 14 held masters or other post graduate degrees. None of our employees are subject to a collective bargaining agreement. We believe that our relations with our employees are good. In addition, during 2005, we supplemented our employee base with contractors on an as-needed basis.

PROPERTIES OF COVALENT

We lease approximately 34,026 square feet of administrative and corporate offices from an independent landlord in Wayne, Pennsylvania, under a lease expiring in December 2009. The rent in 2005, including the payment of operating expenses such as utilities and maintenance, was approximately $89,000 per month.

We lease approximately 1,100 square feet of office space from an independent landlord for our international operations in London, England. This lease, which is for a three-year period commencing in December 2005, provides for annual rent of £26,500 (or approximately $48,500 per year based on an exchange rate of $1.83 USD per 1.00 GBP at July 12, 2006). The lease will expire in December 2008 and contains certain break points, which allows us to terminate the lease prior to December 2008 without penalty.

LEGAL PROCEEDINGS OF COVALENT

Covalent is not involved in any litigation as of the date of this proxy statement.

MARKET PRICES AND DIVIDENDS FOR COVALENT COMMON STOCK

Covalent’s common stock is quoted in the NASDAQ Small Cap Market under the symbol “CVGR.” The following table states the high and low bid prices per share for our common stock for each of the quarterly periods indicated.

	High Bid	Low Bid
2004
First Quarter	4.15	2.49
Second Quarter	4.31	3.06
Third Quarter	4.19	2.20
Fourth Quarter	3.09	2.05

2005
First Quarter	2.37	2.12
Second Quarter	2.42	2.25
Third Quarter	2.60	2.45
Fourth Quarter	2.20	1.19

2006
First Quarter	2.68	1.99
Second Quarter	3.10	2.17
Third Quarter (through )

As of              2006, there were approximately              holders of record of our common stock, however, we believe that there are approximately              additional beneficial owners who hold their shares in “street name” in various brokerage accounts.

We have never declared a cash dividend on our common stock and do not anticipate paying cash dividends in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION FOR COVALENT

The following table details information regarding Covalent’s existing equity compensation plans as of December 31, 2005:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,362,873	2.50	706,026
Equity compensation plans not approved by security holders	—	—	—

Total	1,362,873	2.50	706,026

SELECTED HISTORICAL FINANCIAL DATA OF COVALENT

Covalent’s selected historical consolidated financial data presented below for and as of the end of the years ended December 31, 2005, 2004, 2003, 2002 and 2001 are derived from Covalent’s audited consolidated financial statements. The selected historical financial data for the three months ended March 31, 2006 and 2005 are derived from Covalent’s unaudited quarterly consolidated financial statements and, in the opinion of management, includes all adjustments (consisting of normal recurring items) necessary for the fair presentation of the results for such periods. The selected data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes to the financial statements included elsewhere in this proxy statement. The results of operations for the three months ended March 31, 2006 may not be indicative of the results of operations to be expected for the full fiscal year.

	Year Ended December 31					Quarter Ended March 31
	2005	2004	2003	2002	2001	2006	2005
	(in thousands, except per share data)
Net revenue (1)	$10,403	$13,590	$20,836	$24,677	$18,353	$1,988	$3,214
Operating expenses (1)	12,028	19,061	21,946	20,607	14,804	2,834	4,001

Income (Loss) from operations	(1,625)	(5,471)	(1,110)	4,070	3,549	(846)	(113)
Other income (expense)	140	3	4	(11)	(56)	68	15

Income (Loss) before income taxes	(1,484)	(5,468)	(1,106)	4,060	3,493	(778)	(98)
Income tax provision (benefit)	—	(1,245)	(544)	1,605	1,458	—	—

Net income (loss)	($1,484)	($4,223)	($562)	$2,454	$2,035	($778)	($98)

Net income (loss) per common share:
Basic	($0.11)	($0.32)	($0.04)	$0.19	$0.16	($0.06)	($0.01)
Diluted	($0.11)	($0.32)	($0.04)	$0.19	$0.16	($0.06)	($0.01)
Weighted average common and common equivalent shares outstanding
Basic	13,347	13,239	12,747	12,591	12,420	13,348	13,344
Diluted	13,347	13,239	12,747	13,199	12,963	13,348	13,344
Consolidated Balance Sheet Data:
Cash and cash equivalents	$7,104	$3,166	$2,070	$2,121	$3,455	$6,559	$5,239
Working capital (2)	5,896	7,111	10,511	10,772	7,898	4,782	7,086
Total assets	9,843	12,823	20,385	20,836	15,113	10,558	11,963
Long term debt	37	63	87	3	62	30	57
Total liabilities	3,530	5,014	9,043	9,108	6,223	4,921	4,250
Shareholders’ equity	6,313	7,809	11,342	11,728	8,889	5,637	7,713

(1)	Excludes the impact of reimbursement for out-of-pocket expenses.
(2)	Working capital is calculated as current assets minus current liabilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND

FINANCIAL CONDITION OF COVALENT

Forward Looking Statements

When used in this proxy statement and in other public statements, both oral and written, by the Company and Company officers, the words “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions are intended to identify forward-looking statements regarding events and trends that may affect our future operating results and financial position. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Such factors include, among others: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties and (xi) our backlog may not be indicative of future results and may not generate the revenues expected; (xii) our ability to successfully integrate the business of Remedium and Covalent; and (xiii) the performance of the combined businesses to operate successfully and generate growth. You should not place undue reliance on any forward-looking statement. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Overview

We are a clinical research organization which we believe is a leader in the design and management of complex clinical trials for the pharmaceutical, biotechnology and medical device industries. Our mission is to provide our clients with high quality, full-service support for their clinical trials. We offer therapeutic expertise, experienced team management and advanced technologies. Our headquarters is in Wayne, Pennsylvania and our International operations are based in London, United Kingdom.

Our clients consist of many of the largest companies in the pharmaceutical, biotechnology and medical device industries. From protocol design and clinical program development, to proven patient recruitment, to managing the regulatory approval process, we have the resources to directly implement or manage Phase I through Phase IV clinical trials and to deliver clinical programs on time and within budget. We have clinical trial experience across a wide variety of therapeutic areas, such as cardiovascular, nephrology, endocrinology/metabolism, diabetes, neurology, oncology, immunology, vaccines, infectious diseases, gastroenterology, dermatology, hepatology, women’s health and respiratory medicine. We have the capacity and expertise to conduct clinical trials on a global basis.

General

The information set forth below and discussed below for years ended December 31, 2005, 2004, 2003, 2002 and 2001 are derived from Covalent’s audited Consolidated Condensed Financial Statements included elsewhere herein. The information set forth and discussed below for the three months ended March 31, 2006 and 2005 is derived from the Consolidated Condensed Financial Statements included elsewhere herein. The financial information set forth and discussed below for the three months ended March 31, 2006 and 2005 is unaudited but, in the opinion of management, reflects all adjustments (primarily consisting of normal recurring adjustments) necessary for a fair presentation of such information. The results of our operations for a particular quarter may not be indicative of results expected during the other quarters or for the entire year.

Our annual and quarterly results can fluctuate as a result of a number of factors, including our success in attracting new business, the size and duration of clinical trials, the timing of client decisions to conduct new clinical trials or to cancel or delay ongoing trials, changes in cost estimates to complete ongoing trials, and other factors, many of which are beyond our control. The following discussion should be read in conjunction with the Company’s consolidated financial statements and notes thereto.

Net revenue is derived principally from the design, management and monitoring of clinical research studies. Clinical research service contracts generally have terms ranging from several months to several years. A portion of the contract fee is generally payable upon execution of the contract, with the balance payable in installments over the life of the contract. The majority of our net revenue is recognized from fixed-price contracts on a proportional performance basis. To measure the performance, we compare actual direct costs incurred to estimated total contract direct costs, which we believe is the best indicator of the performance of the contract obligations as the costs relate to the labor hours incurred to perform the service. Total direct costs are incurred for each contract and compared to estimated total direct costs for each contract to determine the percentage of the contract that is completed. This percentage is multiplied by the estimated total contract value to determine the amount of net revenue recognized.

Contracts generally may be terminated by clients immediately or with short notice. Clinical trials may be terminated or delayed for several reasons including, among others, unexpected results or adverse patient reactions to the drug, inadequate patient enrollment or investigator recruitment, manufacturing problems resulting in shortages of the drug, client budget constraints or decisions by the client to de-emphasize or terminate a particular trial or development efforts on a particular drug. Depending on the size of the trial in question, a client’s decision to terminate or delay a trial in which we participate could have a material and adverse effect on our backlog, future revenue and results from operations.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. On an ongoing basis, management evaluates its judgments and estimates. Management bases its judgments and estimates on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Management considers the following policies to be most critical in understanding the more complex judgments that are involved in preparing our consolidated financial statements and the uncertainties that could affect our results of operations and financial condition.

Revenue Recognition

The majority of our net revenue is recognized from fixed price contracts on a proportional performance method based on assumptions regarding the estimated completion of the project. This method is used because management considers total costs incurred to be the best available measure of progress on these contracts.

Each month costs are accumulated on each project and compared to total estimated cost to complete to determine the degree of completion for that particular project. This determines the percentage of completion for the project. This percentage of completion is multiplied by the contract value to determine the amount of revenue to be recognized. As the work progresses, original estimates may be adjusted due to revisions in the scope of work or other factors and a contract modification may be negotiated with the customer to cover additional costs. Our accounting policy for recognizing revenue for changes in scope is to recognize revenue when the Company has reached agreement with the client, the services pursuant to the change in scope have been performed, the price has been set forth in the change of scope document and collectibility is reasonably assured based on our course of dealings with the client. We bear the risk of cost overruns on work performed absent a signed contract modification. Because of the inherent uncertainties in estimating costs, it is reasonably possible that the cost estimates used will change in the near term and may have a material adverse impact on our financial performance.

In the past, we have had to commit unanticipated resources to complete projects resulting in lower gross margins on those projects. These unanticipated additional costs occurred on several long term contracts which we completed or substantially completed during 2004. These contracts spanned a period of three to six years. We may experience similar situations in the future although our current contracts in process are of a shorter duration and subject to less cost volatility. Should our estimated costs on fixed price contracts prove to be low in comparison to actual costs, future margins could be reduced, absent our ability to negotiate a contract modification.

Billings and the related payment terms from fixed price contracts are generally determined by provisions in the contract that may include certain payment schedules and the submission of required billing detail. Accordingly, cash receipts, including the receipt of up front payments and performance based milestone payments, do not necessarily correspond to costs incurred and revenue recognized on contracts. A contract’s payment structure generally requires an up front payment of 10% to 15% of the contract value at or shortly after the initiation of the clinical trial, a series of periodic payments over the life of the contract and, in certain instances, milestone payments based on the achievement of certain agreed upon performance criteria. The up front payments are deferred and recognized as revenues as services are performed under the proportional performance method. Periodic payments, including, performance based milestone payments, are invoiced pursuant to the terms of the contract once the agreed upon performance criteria have been achieved. Milestone payments are generally included in the total value of the contract. All payments received pursuant to the contract are recognized in accordance with the proportional performance method. In a comprehensive full service drug development program, the client would not generally purchase certain deliverables separately but as an integrated, full service arrangement in connection with the development of the drug. Examples of performance based milestones and interim deliverables include, but are not limited to, the completion of patient enrollment into the clinical trial, completion of the database and acceptance by the client of the final study report.

Clients generally may terminate a contract on short notice which might cause unplanned periods of excess capacity and reduced revenues and earnings. Client initiated delays or cancellations for ongoing clinical trials can come suddenly and may not be foreseeable. To offset the effects of early termination of significant contracts, we attempt to negotiate the payment of an early termination fee as part of the original contract. Generally, we have not been successful in negotiating such fees. Our contracts typically require payment to us of expenses incurred to wind down a study and fees earned to date. Therefore, revenue recognized prior to cancellation does not require a significant adjustment upon cancellation. If we determine that a loss will result from the performance of a fixed price contract, the entire amount of the estimated loss is charged against income in the period in which such determination is made.

Our accounting policy for recognizing revenue for terminated projects requires us to perform a reconciliation of study activities versus the activities set forth in the contract. We negotiate with the client, pursuant to the terms of the existing contract, regarding the wind up of existing study activities in order to clarify which services the client wants us to perform. Once we and the client agree on the reconciliation of study activities and the agreed upon services have been performed by us, we would record the additional revenue provided collectibility is reasonably assured.

Our operations have experienced, and may continue to experience, period-to-period fluctuations in net service revenue and results from operations. Because we generate a large proportion of our revenues from services performed at hourly rates, our revenues in any period is directly related to the number of employees and the number of hours worked by those employees during that period. Our results of operations in any one quarter can fluctuate depending upon, among other things, the number of weeks in the quarter, the number and related contract value of ongoing client engagements, the commencement, postponement and termination of engagements in the quarter, the mix of revenue, the extent of cost overruns, employee hiring, employee utilization, vacation patterns, exchange rate fluctuations and other factors.

Reimbursable Out-of-Pocket Expenses

On behalf of our clients, we pay fees to investigators and other out-of-pocket costs for which we are reimbursed at cost, without mark-up or profit. Effective January 1, 2002, in connection with the required implementation of Financial Accounting Standards Board Emerging Issues Task Force Rule No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”, out-of-pocket costs are included in Operating Expenses, while the reimbursements received are reported separately as Reimbursement Revenue in the Consolidated Statements of Operations.

As is customary in the industry, we exclude from revenue and expense in the Consolidated Statement of Operations fees paid to investigators and the associated reimbursement since we act as agent on behalf of our clients with regard to investigators. These investigator fees are not reflected in our Net Revenue, Reimbursement Revenue, Reimbursement Out-of-Pocket Expenses, and/or Direct Expenses. The amounts of these investigator fees were $1.2 million, $5.1 million, and $10.5 million for the years ended December 31, 2005, 2004, and 2003 respectively.

Concentration of Credit Risk

Our accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts are concentrated with a small number of companies within the pharmaceutical, biotechnology and medical device industries. The significant majority of this exposure is to large, well established firms. Credit losses have historically been minimal. As of March 31, 2006, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was $2.2 million. Of this amount, the exposure to our largest clients was 93% of the total, with the largest clients representing 22%, 20%, 14%, 14%, 12% and 11% of total exposure, respectively. As of March 31, 2005, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was $3.9 million. Of this amount, the exposure to our three largest clients was 66% of the total, with the three largest clients representing 41%, 19%, and 6% of total exposure, respectively. As of December 31, 2005, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was $1.5 million. Of this amount, the exposure to our three largest clients was 84% of the total, with the three largest clients representing 42%, 29%, and 13% of total exposure, respectively. As of December 31, 2004, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was $6.9 million. Of this amount, the exposure to our three largest clients was 55% of the total, with the three largest clients representing 34%, 11%, and 10% of total exposure, respectively.

Operating Expenses

Direct expenses include amounts incurred during the period that are directly related to the management or completion of a clinical trial or related project and generally include direct labor and related benefit charges, other direct costs and certain allocated expenses. Direct costs as a percentage of net revenues fluctuate from one period to another as a result of changes in the mix of services provided and the various studies conducted during any time period. Selling, general and administrative expenses include the salaries, wages and benefits of all administrative, finance and business development personnel, and all other support expenses not directly related to specific contracts.

Stock-Based Compensation

The Company adopted equity incentive plans that provide for the granting of stock options to employees, directors, advisors and consultants.

Effective January 1, 2006, we adopted SFAS No. 123R using the Modified Prospective Approach. SFAS 123(R) revises SFAS No. 123, “Accounting for Stock Based Compensation” (“SFAS No. 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). SFAS No. 123R requires the costs for all share-based payments to employees, including grants of employee stock options, to be recognized in financial statements based on their fair values at grant date, or the date of later modification, over the requisite period. In addition, SFAS No. 123R requires unrecognized cost (based on the amounts previously disclosed in our pro forma footnote disclosure) related to options vesting after the date of initial adoption to be recognized in the financial statements over the remaining requisite period.

Results of Operations

The following table sets forth amounts for certain items in our consolidated statements of operations expressed as a percentage of net revenue. The following table excludes revenue and costs related to reimbursable out-of-pocket expenses because they are not generated by the services we provide, do not yield any gross profit to us, and do not have any impact on our net income. We believe this information is useful to our investors because it presents the net revenue and expenses that are directly attributable to the services we provide to our clients and provides a more accurate picture of our operating results and margins.

Percentage of Net Revenue, Excluding Reimbursable Out-of-Pocket Expenses

	Year Ended December 31,			Three Months Ended March 31,
	2005	2004	2003	2006	2005
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Operating Expenses
Direct	71.5%	98.3%	74.0%	84.9%	63.6%
Selling, general and administrative	39.2%	36.4%	27.1%	52.8%	35.7%
Depreciation	4.9%	5.6%	4.2%	4.9%	4.3%
Loss from Operations	(15.6)%	(40.3)%	(5.3)%	(42.6)%	(3.6)%
Net Loss	(15.6)%	(31.1)%	(2.7)%	(39.1)%	(3.1)%

Three Months Ended March 31, 2006 Compared With Three Months Ended March 31, 2005

Net revenue for the three months ended March 31, 2006 decreased 38% to $2 million as compared to $3.2 million for the three months ended March 31, 2005. The decline in net revenues for 2006 was due to delays in starting new clinical studies that were signed in the second half of 2005 combined with a lower level of ongoing clinical trial activities at the start of 2006 compared with 2005. There was a marginal contribution to revenue for the first quarter of 2006 from several new business contracts awarded late in the fourth quarter of 2005 due to startup delays. However, we expect the contribution to revenue for these clinical studies to increase beginning in the second quarter of 2006.

There were $8.4 million of announced new business awards for the three months ended March 31, 2006 compared to $2.7 million for the three months ended March 31, 2005. For the three months ended March 31, 2006, net revenue from our largest clients amounted to 65% of our net revenue, with the largest clients representing 19%, 16%, 15%, and 15% of net revenue, respectively. For the three months ended March 31, 2005, net revenue from our largest clients amounted to 86% of our net revenue, with the largest clients representing 28%, 18%, 16%, 12% and 12% of net revenue, respectively.

Reimbursement revenue consisted of reimbursable out-of-pocket expenses incurred on behalf of our clients. Reimbursements are made at cost, without mark-up or profit, and therefore have no impact on net income.

Direct expenses included compensation and other expenses directly related to conducting clinical studies. These costs decreased by approximately $350,000 to $1.7 million for the three months ended March 31, 2006 from $2.0 million for the three months ended March 31, 2005. The decrease in direct expenses resulted principally from a decline in personnel costs associated with the decreased level of clinical study related activities. Direct expenses as a percentage of net revenue were 85% for the three months ended March 31, 2006 as compared to 64% for the three months ended March 31, 2005. The increase in the ratio was principally due to a 38% decrease in net revenues for the period ended March 31, 2006.

Selling, general, and administrative expenses includes the salaries, wages and benefits of all administrative, financial and business development personnel and all other support expenses not directly related to specific contracts. These costs decreased by approximately $100,000 to $1.0 million for the three months ended March 31, 2006 from $1.1 million for the three months ended March 31, 2005. The decrease in selling, general and administrative expenses was primarily due to a reduction of professional service fees incurred compared to the same prior year period. As a percentage of revenues, SG&A expenses increased by 17% due to the $1.2 million decrease in revenues for the quarter ended March 31, 2006 compared with the prior year period.

Depreciation and amortization expense decreased to $97,000 for the three months ended March 31, 2006 from $138,000 for the three months ended March 31, 2005, primarily as a result of a reduction in fixed asset additions during 2005 compared with prior years. The reduction in fixed asset additions has resulted in reduced charges for depreciation expense for the quarter ended March 31, 2006 compared with the prior year period. There were no fixed asset additions during the quarter ended March 31, 2006.

Loss from operations increased by $680,000 to $778,000 for the quarter ended March 31, 2006, primarily for the reasons noted in the preceding paragraphs. Net interest income for the three months ended March 31, 2006 was $68,000 compared to net interest income of $15,000 for the three months ended March 31, 2005. This increase was due to a significant increase in the amount of cash on hand combined with a higher rate of interest earned on invested cash deposits.

There was no income tax provision or income tax benefit for the three months ended March 31, 2006 and 2005, respectively. Net operating losses incurred during the first quarter ended March 31, 2006 and 2005 are being carried forward and may be applied against future taxable income subject to certain limitations set forth in the Internal Revenue Code. However, due to our recent loss history, and uncertainty regarding the realization of deferred tax assets, deferred tax assets have been fully reserved as of March 31, 2006.

Net loss for the three months ended March 31, 2006 was $778,000, or $(0.06) per diluted share, as compared to a net loss of $98,000, or $(0.01) per diluted share for the three months ended March 31, 2005.

Year Ended December 31, 2005 Compared With Year Ended December 31, 2004

Net revenue for 2005 decreased $3.2 million to $10.4 million as compared to $13.6 million for 2004 a decline of 24%. The decline in net revenues for 2005 was due to the completion of several major clinical studies that were in process at the beginning of 2005, combined with delays in starting new clinical studies that were signed in the second half of 2005. Approximately 61% of net revenue for 2005 was attributable to completed studies that were in process at the beginning of 2005. The Company experienced delays in starting several new studies signed in the second half of 2005, due primarily to unforeseen regulatory issues. We were awarded several new business contracts late in the fourth quarter of 2005 which are not expected to generate any significant revenues until 2006. Our backlog at the end of 2005 increased significantly as a result of these new business signings. At the end of 2005, backlog increased by $7.7 million to $22.7 million compared to $15 million at the end of 2004.

In 2004, net revenue was adversely affected by cost increases approximating $1.4 million or 8.8 % in the cost to complete for two legacy projects that were winding down as they entered the final stage of their development schedules. These legacy projects experienced significant increases in their costs to complete without a corresponding increase in revenue in 2004 resulting in lower gross margins and reduced profitability on these projects. The changes in cost estimates and related revenue adjustments for these legacy projects had a material impact on our net income for 2004. In 2005, there was no material impact on net revenue related to the completion of these legacy projects

We may experience similar annual cost increases in the future in our ongoing clinical projects without a corresponding increase in revenues. To the extent the actual estimated cost to complete utilized at the end of 2005 were higher by 5% and 10%, respectively, than the estimates actually utilized, the Company’s 2005 reported revenues would have been reduced by $92,000 and $183,000, respectively. The Company’s consolidated net loss for 2005 would have increased by the same amount as the decline in revenues. This assumes that the Company would have been unsuccessful in negotiating change orders during 2005 that would provide for reimbursement of the excess costs. For periods beyond 2005, the impact on the Company’s net income and financial position would depend upon the actual costs incurred to complete the project and whether the Company was successful in negotiating change orders for reimbursement of the excess costs. See Footnote No. 2, Revenue Recognition, for the Company’s revenue recognition accounting policies.

Reimbursement revenue consisted of reimbursable out-of-pocket expenses incurred on behalf of our clients. Reimbursements are made at cost, without mark-up or profit, and therefore have no impact on net income.

Direct expenses included compensation and other expenses directly related to conducting clinical studies. These costs decreased by $5.9 million to $7.4 million for the year ended December 31, 2005 from $13.4 million for the year ended December 31, 2004. The decrease in direct expenses resulted principally from a reduction in the level of clinical trial studies conducted by the Company during 2005. Direct expenses as a percentage of net revenue were 72% for the year ended December 31, 2005 as compared to 98% for the year ended December 31, 2004. The improvement was principally due to a significant decrease in the existing base of fixed direct expenses due to headcount reductions as well as reductions in the use of outside independent contractors.

Selling, general, and administrative expenses included the salaries, wages and benefits of all administrative, financial and business development personnel and all other support expenses not directly related to specific contracts. Selling, general and administrative expenses for the year ended December 31, 2005 were $4.1 million, or 39% of net revenue, as compared to $4.9 million, or 36% of net revenue, for the year ended December 31, 2004. The decrease of $866,000 primarily reflected a reduction in administrative staffing levels and the utilization of outside contractors. The increase as a percentage of net revenue generally reflects the significant decrease in net revenues in 2005 compared with 2004 which was greater than the percentage reduction in selling, general and administrative expenses.

Depreciation and amortization expense decreased to $510,000 for the year ended December 31, 2005 from $759,000 for the year ended December 31, 2004, primarily as a result of a reduction in fixed asset additions during 2005 compared with 2004.

We realized the full year impact in 2005 from the workforce rationalization and efficiency program implemented in 2004. On August 30, 2004, the Company announced that it had initiated a workforce rationalization and efficiency program to reduce its workforce and cost of operations. The program was completed in the third quarter of 2004 for a one time cost of approximately $151,000 which we charged in the third quarter of 2004. The annualized cost reduction benefit of the restructuring is approximately $1.1 million.

Loss from operations decreased by $3.8 million to $1.5 million, primarily for the reasons noted in the preceding paragraphs.

Net interest income for the year ended December 31, 2005 was $140,000 compared to net interest income of $3,000 for the year ended December 31, 2004. This increase resulted from us having more cash on hand combined with a higher rate of interest earned on invested cash deposits.

The effective income tax rate (benefit) for the year ended December 31, 2005 and 2004 was 0% and (22.8)%, respectively. The Company’s effective tax rate in 2004 was negatively affected by the increased loss from operations and a valuation allowance against excess net operating losses that the Company was unable to carryback against prior years. The Company recorded a valuation allowance of $1,068,400 for certain net income tax operating loss carryforwards.

The net loss for the year ended December 31, 2005 decreased to $(1.5) million, or $(.11) per diluted share, as compared to $(4.2) million, or $(.32) per diluted share for the year ended December 31, 2004, primarily for the reasons noted above.

Year Ended December 31, 2004 Compared With Year Ended December 31, 2003

Net revenue for 2004 decreased $7.2 million to $13.6 million as compared to $20.8 million for 2003 a decline of 35%. The decline in net revenues was due to an overall slowdown in new business signings especially in the second half of the year and delays in starting new projects that were signed in the first half of the year. Net revenue was also adversely affected by cost increases approximating $1.4 million or 8.8 % in the cost to complete for two legacy projects that were winding down as they entered the final stage of their development schedules. These legacy projects experienced significant increases in their costs to complete without a corresponding increase in revenue in 2004 resulting in lower gross margins and reduced profitability on these projects. The changes in cost estimates and related revenue adjustments for these legacy projects had a material impact on our net income for 2004.

We may experience similar annual cost increases in the future in our ongoing clinical projects without a corresponding increase in revenues. To the extent the actual estimated cost to complete utilized at the end of 2004 were higher by 5% and 10%, respectively, than the estimates actually utilized, the Company’s 2004 reported revenues would have been reduced by $157,000 and $303,000, respectively. The Company’s consolidated net loss for 2004 would have increased by the same amount as the decline in revenues. This assumes that the Company would have been unsuccessful in negotiating change orders during 2004 that would provide for reimbursement of the excess costs. For periods beyond 2004, the impact on the Company’s net income and financial position would depend upon the actual costs incurred to complete the project and whether the Company was successful in negotiating change orders for reimbursement of the excess costs. See Footnote No. 2, Revenue Recognition, for the Company’s revenue recognition accounting policies.

Reimbursement revenue consisted of reimbursable out-of-pocket expenses incurred on behalf of our clients. Reimbursements are made at cost, without mark-up or profit, and therefore have no impact on net income.

Direct expenses included compensation and other expenses directly related to conducting clinical studies. These costs decreased by $2.0 million to $13.4 million for the year ended December 31, 2004 from $15.4 million for the year ended December 31, 2003. The decrease in direct expenses resulted principally from a reduction in the level of clinical trial studies conducted by the Company during 2004. Direct expenses as a percentage of net revenue were 98% for the year ended December 31, 2004 as compared to 74% for the year ended December 31, 2003. The increase in the ratio was principally due to the lower level of net revenue reported during 2004 against an existing base of fixed direct expenses.

Selling, general, and administrative expenses included the salaries, wages and benefits of all administrative, financial and business development personnel and all other support expenses not directly related to specific contracts. Selling, general and administrative expenses for the year ended December 31, 2004 were $4.9 million, or 36% of net revenue, as compared to $5.7 million, or 27% of net revenue, for the year ended December 31, 2003. The decrease of $708,000 primarily reflected a reduction in staffing levels. The increase as a percentage of net revenue generally reflects the impact of increased rent expense against a lower level of net revenue.

Depreciation and amortization expense decreased to $759,000 for the year ended December 31, 2004 from $878,000 for the year ended December 31, 2003, primarily as a result of a reduction in fixed asset additions during 2004.

On August 30, 2004, the Company announced that it had initiated a workforce rationalization and efficiency program to reduce its workforce and cost of operations. The program was completed in the third quarter for a one time cost of approximately $151,000 which was incurred in the third quarter. The annualized benefit of the restructuring is approximately $1.1 million.

Loss from operations increased by $4.4 million to $5.5 million, primarily for the reasons noted in the preceding paragraphs.

Net interest income for the year ended December 31, 2004 was $3,000 compared to net interest income of $4,000 for the year ended December 31, 2003, largely the result of having more cash to invest.

The effective income tax rate (benefit) for the year ended December 31, 2004 and 2003 was (22.8)% and (49.2)%, respectively. The Company’s effective tax rate in 2004 was negatively affected by the establishment of a valuation allowance against excess net operating losses that the Company was unable to carryback against prior years. The Company recorded a valuation allowance of $704,357 for certain net income tax operating loss carryforwards.

The net loss for the year ended December 31, 2004 increased to $(4.2) million, or $(.32) per diluted share, as compared to $(562,000), or $(.04) per diluted share for the year ended December 31, 2003, primarily for the reasons noted above.

Liquidity and Capital Resources

The clinical research organization industry is generally not considered capital intensive. We expect to continue to fund our operations from existing cash resources and cash flow from operations. We expect that our principal cash requirements on both a short and long-term basis will be for the funding of our operations and capital expenditures. We expect to continue expanding our operations through internal growth, expansion of our existing services, and the development of new products and services for the pharmaceutical, biotechnology and medical device industries. We believe that our existing cash resources and cash generated from operations will provide sufficient liquidity for the foreseeable future. However, in the event that we make significant acquisitions in the future, we may need to raise additional funds through additional borrowings or the issuance of debt or equity securities.

Net revenue is recognized on a proportional performance basis. We typically receive a low volume of large-dollar receipts. As a result, the number of days net revenue outstanding in accounts receivable, costs and estimated earnings in excess of related billings, customer advances, and billings in excess of related costs will fluctuate due to the timing and size of billings and cash receipts. At March 31, 2006, the net days revenue outstanding was (88) days compared to 49 days at December 31, 2005. This decrease was primarily due to changes in billing schedules included in new contracts being signed including advance payments received on new business awards. Historically, many legacy contracts were structured so that billings only occurred as certain milestones were met. Many of our new contracts are structured so that work is billed as it is performed. Compared to December 31, 2005, accounts receivable increased $425,000 to $1.5 million at March 31, 2006, primarily due to the timing of billings and progress payments for clinical trials. Of the accounts receivable balance at March 31, 2006, 0% of the total was over 60 days past invoice date. At December 31, 2005, the net days revenue outstanding was 49 days compared to 192 days at December 31, 2004. Compared to December 31, 2004, accounts receivable decreased $4.1 million to $1.1 million at December 31, 2005, primarily due to the timing of billings and progress payments for clinical trials. Of the accounts receivable balance at December 31, 2005, less than 1% of the total was over 60 days past the due date.

Compared to December 31, 2005, costs and estimated earnings in excess of related billings on uncompleted contracts increased $260,000 to $643,000 at March 31, 2006. The increase primarily represents timing differences between the net revenue recognized on the trials being managed and the billing of milestones or payment schedules contained in the contracts with our clients. The balance at March 31, 2006 primarily consisted of 4 clinical trials. The top four balances constituted 30%, 28%, 12% and 10% of the balance. This balance is mostly attributable to a delay in the timing of billings compared to when the work was performed. The $780,000 increase in the liability account, billings in excess of related costs and estimated earnings on uncompleted contracts, to $2.1 million as of March 31, 2006 from $1.3 million as of December 31, 2005, resulted primarily from the signing of several contracts which include large up front payments. Customer advances increased by approximately $300,000 to $1.3 million as of March 31, 2006 from $1.0 million as of December 31, 2005. This increase resulted primarily from an increase in the amount and value of upfront payments received from clients.

Compared to December 31, 2004, costs and estimated earnings in excess of related billings on uncompleted contracts decreased $1.3 million to $384,000 at December 31, 2005. The decrease primarily represents the achievement of certain billing milestones or payment schedules contained in the contracts with our clients. The balance at December 31, 2005 primarily consisted of three clinical trials, which individually constituted 42%, 29% and 13% of the balance. These amounts are expected to be billed during 2006 as billing schedules are met. The decrease in the liability account billings in excess of related costs and estimated earnings on uncompleted contracts of $425,000 to $1.3 million as of December 31, 2005 from $1.8 million as of December 31, 2004, resulted from the completion of several key projects during the year and the billing of all project related revenue. The $60,000 decrease in customer advances to $1.0 million as of December 31, 2005 from $1.1 million as of December 31, 2004 resulted primarily from the net utilization of customer advances for investigator payments.

Our net cash used by operating activities was $32,000 for the three months ended March 31, 2006, compared to net cash provided by operating activities of $2.1 million for the three months ended March 31, 2005. The primary difference is related to the $2.4 million decrease in accounts receivable for the three months ended March 31, 2005 compared with an increase in accounts receivable for the three months ended March 31, 2006 of $425,000. Net cash used by investing activities for the three months ended 2006 was $500,000 as a result of costs associated with the proposed Remedium acquisition, which have been capitalized and presented on the balance sheet as deferred acquisition costs. This compares to net cash used by investing activities of $30,000 for the three months ended March 31, 2005, which consisted principally of purchases of property and equipment. Net cash used by financing activities was $6,000 for the three months ended March 31, 2006, compared with net cash provided by financing activities of $1,000 for the three months ended March 31, 2005. The primary difference related to cash received due to the exercise of employee stock options during 2005. As a result of these cash flows, our cash and cash equivalents balance at March 31, 2006 was $6.6 million as compared to $7.1 million at December 31, 2005.

Our net cash provided by operating activities was $4.1 million for the year ended December 31, 2005, compared with net cash provided by operating activities of $704,000 for the year ended December 31, 2004. The primary factors underlying this change was the decrease in our costs and estimated earnings in excess of related billings on uncompleted contracts relative to the end of the prior year and a significant increase in cash collections of receivables, including the collection of approximately $1.1 million in federal and state income tax refunds. Net cash used by investing activities, consisting principally of purchases of property, equipment and leasehold improvements, was $86,000 for the year ended December 31, 2005, compared with $275,000 for the year ended December 31, 2004. Purchases of property and equipment for the year ended December 31, 2005 included leasehold improvements, software and hardware, including host servers and computers for our corporate office and field-based personnel. Net cash used by financing activities was $13,000 for the year ended December 31, 2005, compared with net cash provided by financing activities of $621,000 for the year ended December 31, 2004. The primary difference related to reduced proceeds from the exercise of stock options. As a result of these cash flows, our cash and cash equivalents balance at December 31, 2005 was $7.1 million as compared to $3.2 million at December 31, 2004, an increase of $3.9 million.

We previously maintained a demand line of credit with a bank under which maximum borrowings were the lesser of $2.5 million or 75% of eligible accounts receivable, as defined in the loan agreement, and interest was charged at the LIBOR Market Index Rate plus 2.65%. This line of credit expired on August 15, 2004.

We purchased no equipment during the three months ended March 31, 2006. We anticipate capital expenditures of approximately $150,000 to $250,000, exclusive of the proposed Remedium acquisition, during the remainder of 2006, primarily for leasehold improvements, software applications, workstations, personal computer equipment and related assets.

The Company has incurred losses in recent years. However, we believe we will be able to return to being a profitable business as a result of anticipated new business awards combined with a leaner cost structure, increased backlog and a more favorable mix of existing contracts. Management believes that cash on hand and cash from operations will be sufficient to meet the Company’s obligations for the foreseeable future. In the event that we are not able to develop new business or existing contracts are terminated, there is a potential risk that the Company will not achieve profitability and, accordingly, might not be able to meet future cash obligations. There can be no assurance that anticipated new business will be obtained and if such business is not obtained our financial results and cash flow could be adversely and materially affected.

Off Balance Sheet Financing Arrangements

As of December 31, 2005 and March 31, 2006 we did not have any off-balance sheet financing arrangements or any equity ownership interests in any variable interest entity or other minority owned ventures.

Contractual Obligations and Commitments

For 2005 and 2004, we entered into no new capital lease obligations as compared to $123,000 in new capital lease obligations in 2003. These leases were recorded as assets and in general were for peripheral office equipment. We are committed under a number of non-cancelable operating leases, primarily related to office space and other office equipment.

Below is a summary of our future payment commitments by year under contractual obligations as of December 31, 2005. Actual amounts paid under these agreements could be higher or lower than the amounts shown below as a result of changes in volume and other variables:

	Total	1 Year	2-3 Years	4-5 Years	>5 Years
Obligations under capital leases	$63,309	$26,314	$36,995	$—	$—
Operating leases	3,917,549	966,619	1,981,189	969,741	—
Employment agreement	86,000	86,000	—	—	—
Service agreements	934,286	338,077	449,285	146,924	—

Total	$5,001,144	$1,417,010	$2,467,469	$1,116,665	$—

In 2006, we anticipate capital expenditures of approximately $150,000 to $250,000 for leasehold improvements, software applications, workstations, personal computer equipment and related assets. A significant portion of our service agreement commitments, which are primarily comprised of investigator payments, are expected to be reimbursed under agreements with clients.

Recently Issued Accounting Standards

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment” (“SFAS No. 123R”) using the Modified Prospective Approach. See Note 7 to Covalent’s Consolidated Condensed Financial Statements for the three-months ended March 31, 2006 included elsewhere in this proxy statement for further detail regarding the adoption of this standard.

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statement No. 133 and 140” (“SFAS No. 155”). SFAS 155 allows financial instruments that contain an embedded derivative that otherwise would require bifurcation to be accounted for as a whole on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. We do not expect that the adoption of SFAS 155 will have a material impact on our consolidated financial statements or results of operations.

In March 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS 156, “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140”. SFAS 156 provides guidance on the accounting for servicing assets and liabilities when an entity undertakes and obligation to service financial assets by entering into a servicing contract. This statement is effective for all transactions beginning in the first fiscal year that begins September 15, 2006. We do not expect that the adoption of SFAS 156 will have a material impact on our consolidated financial statements or results of operations.

In January 2003, the FASB issued Financial Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities an Interpretation of ARB No. 51.” FIN 46 addresses consolidation by business enterprises of variable interest entities. In December 2003, the FASB then issued FIN 46(R), “Consolidation of Variable Interest Entities an Interpretation of ARB No. 51,” which replaced FIN 46. Application of FIN 46(R) was required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities for all other types of entities are required in financial statements for periods ending after March 15, 2004. The Company had adopted both FIN 46 and FIN 46(R), and the adoption had no impact on the Company’s financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. The provisions of SFAS No. 149 that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. The Company has not entered into any derivative transactions and therefore the adoption of this standard has not had a material impact on our financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope, which may have previously been reported as equity, as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of SFAS No. 150 has not had a material impact on our financial statements. .

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment” SFAS No. 123(R) revises SFAS 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. SFAS 123(R) will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. This statement is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company is currently evaluating the impact from this standard on its future results of operations and financial position.

Quantitative and Qualitative Disclosure about Market Risk

Market Risk

The fair values of cash and cash equivalents, restricted cash, accounts receivable, costs and estimated earnings in excess of related billings on uncompleted contracts, accounts payable, accrued expenses and billings in excess of related costs and estimated earnings on uncompleted contracts were not materially different than their carrying amounts as reported at are not materially different than their carrying amounts as reported at December 31, 2005 and March 31, 2006.

As of March 31, 2006, the Company was not a counterparty to any forward foreign exchange contracts or any other transaction involving a derivative financial instrument.

Foreign Currency Exchange Risk

We are exposed to foreign currency exchange risk through its international operations. For the year ended December 31, 2005, approximately 7% of our net revenue was derived from contracts denominated in other than U.S. Dollars. Our financial statements are denominated in U.S. Dollars. As a result, factors associated with international operations, including changes in foreign currency exchange rates, could affect our results of operations and financial condition. Contracts entered into in the U.S. are denominated in U.S. Dollars. Contracts entered into by our international subsidiary are generally denominated in pounds sterling or Euros. To date, we have not engaged in any derivative or contractual hedging activities related to our foreign exchange exposures. We believe that these exposures are limited by virtue of their size relative to our overall operations as well as the partial natural hedge afforded by our local currency expenditures to service these local currency contracts.

Assets and liabilities of our international operations are translated into U.S. Dollars at exchange rates in effect on the balance sheet date and equity accounts are translated at historical exchange rates. Revenue and expense items are translated at average exchange rates in effect during the quarter. Gains or losses from translating foreign currency financial statements are recorded in other comprehensive income. The cumulative translation adjustment included in other comprehensive income for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 was ($23,000), $45,000 and $99,000, respectively.

We believe that the effects of inflation generally have not had a material adverse impact on our operations or financial condition.

BUSINESS OF REMEDIUM

General

Remedium Oy, a corporation organized under the laws of the Republic of Finland in 1996 (“Remedium”), is a privately owned CRO offering clinical trial services to the pharmaceutical and medical device industries. Its headquarters is in Espoo, Finland. Remedium has a strong Northern and Eastern European presence with offices in Turku, Tampere, Oulu and Seinäjoki (Finland), Copenhagen (Denmark), Tallinn (Estonia), Vilnius (Lithuania), Stockholm (Sweden), Bucharest (Romania), Warsaw (Poland), and Ankara (Turkey). To expand its Northern and Eastern European dimension, Remedium also utilizes independent contractor relationships in Riga (Latvia) and Oslo (Norway), .

Customers

Remedium’s customers consist of many of the largest companies in the pharmaceutical and medical device industries. It has the resources to directly implement or manage Phase I through Phase IV clinical trials and has clinical trial experience across a wide variety of therapeutic areas, such as vaccines, cardiovascular, immunology, oncology, dermatology, rheumatology, urology, ophthalmology, respiratory medicine, infectious diseases, hematology, and endocrinology. Historically, projects in the fields of cardiovascular, oncology, immunology, vaccines, medical devices as well as clinical staff outsourcing have represented 50-75% of Remedium’s project work, although the mix of projects is subject to change from year to year. In fiscal 2004, approximately 72% of Remedium’s revenue came from multiple projects of one major customer. In fiscal 2005, its revenue base was more diversified, with 30% of revenue coming from multiple projects of the same customer and 19% of revenue coming from multiple projects of another customer.

Services

Remedium offers its customers a broad range of clinical research and development services supporting Phase I through Phase IV clinical trials. The services include strategic trial planning, clinical trials management, monitoring, data management and biostatistics, pharmacovigilance, medical writing, quality assurance, outsourcing of clinical staff, and medical device certification in the European Union.

Remedium has adopted standard operating procedures intended to satisfy applicable regulatory requirements and serve as tools for controlling and enhancing the quality of our clinical trials. All of Remedium’s standard operating procedures are designed and maintained in compliance with Good Clinical Practice (GCP) requirements and the International Conference on Harmonization (ICH) standards. Remedium is also compliant with the U.S. Food and Drug Administration’s (FDA) Electronic Record Rule (21 CFR Part 11).

Strategic Trial Planning

Before initiating a clinical trial for its customers, Remedium will carry out a feasibility study on behalf of its customers which typically includes:

•	Contacting the right caliber of investigators to establish their interest in conducting the trial and reviewing the protocol either in draft or final version with them;

•	Checking patient populations and prevalence of disease in different countries depending on the study;

•	Establishing the most current regulatory requirements of each country where the trial will be conducted and anticipating timelines:

•	Checking contractual issues with hospitals, health institutions and investigators;

•	Establishing communication with third party vendors, for example, central laboratories, and checking timelines, workload and cost savings;

•	Quality assurance of potential short listed investigative sites or third-party vendors; and

•	Assistance in developing an effective drug or medical device development program, including the study design and the protocol for the clinical study. The protocol defines the medical issues the study seeks to examine and the statistical tests that will be conducted. The protocol also defines the frequency and type of laboratory and clinical measurements to be performed, tracked and analyzed. Also defined is the number of patients required to produce a statistically.

Project Management

Remedium can manage its customers’ clinical trials from beginning to end. Each clinical trial is assigned an experienced project manager who is responsible for managing the trial and forming the best possible team for that trial. The project manager becomes involved with each trial already in the strategic trial planning phase. The information generated during these trials is critical for gaining marketing approval from regulatory agencies. Remedium assists its customers with one or more of the following steps in the clinical trials process:

Feasibility Stage. Investigator selection, protocol review, regulatory requirements, and assessment of the availability of personnel for the trial and their relevant experience.

Proposal/Budget Stage. Putting together and reviewing the proposal and budget, briefing the proposed clinical team selected for the study, and explaining the budget to the customers.

Pre-Study Stage. Identifying each country’s specific regulatory set up; developing a communication plan with the customer; working with our customer as a direct link to evaluate the investigators and set up contracts with hospitals, health institutions and investigators; preparing study specific guidelines; setting out schedules, timelines and allocation of responsibilities with the customer; taking part in an investigator meeting covering both training and planning function; and attending and overseeing initiation visits.

Clinical Stage. Providing continuous status reports of patient recruitment, Case Report Form (CRF) retrieval rates and adverse events; controlling the standardization and quality of monitoring via co-monitoring of it’s clinical research associates (CRAs); developing in-house training specific to the protocol and therapeutic area; and providing a continuous communication link between all departments involved in the study keeping them informed of the customer’s needs. Remedium compiles, analyzes, interprets and submits data generated during clinical trials in report form to its customers.

Close-out Stage: Remedium stays with the project until the end to assist in ensuring that all study sites are properly closed at the project end and all documentation has been returned to the customer.

Monitoring

Ensuring that the clinical trial is conducted and recorded in accordance with the protocol, Standard Operating Procedures, Good Clinical Practice and applicable laws and regulations is the cornerstone of clinical research. Remedium has over 50 clinical research associates (CRAs) with different backgrounds and experience years in the clinical research working for it. From this staff Remedium can select the right monitoring team for each clinical project. Remedium provides monitoring services as part of a clinical trial or as a stand-alone service.

Data Management and Biostatistics Services

Remedium provides its customers with data management and biostatistics services. It uses Clintrial™, Clintrace™, WHO-DD and MedDRA as its data management and medical coding systems.

Remedium’s data management services include CRF design, database design, data entry, data validation, data tracking and reporting, medical and clinical coding, quality control and good design control.

In addition, Remedium has an in-house statistician who is able to provide biostatistics services, including statistical consultancy and analysis planning, randomization listings, support in protocol development, and statistical analysis and reports.

Remedium believes it has one of the largest and most effective data management and biostatistics services team in Northern Europe. Remedium provides these services as part of a clinical trial or as a stand-alone service.

Pharmacovigilance

Pharmacovigilance means the proactive monitoring and reporting on the safety of drugs. Remedium’s pharmacovigilance – or drug safety – group consists of two drug safety managers and two medical advisors, all with several years of experience in drug safety. These individuals are continuously following the evolving situation all over Europe.

Remedium offers its customers safety database services, serious adverse effect (SAE)/adverse drug reaction (ADR) report management, electronic transmission of expedited safety reports, and periodic safety update reports. These services are provided as part of a clinical trial or as a stand-alone service.

Medical Writing

Remedium offers its customers medical writing services for protocol development, medical reports, safety reports. investigator’s brochures, manuscript preparation for publication and other expert reports. It provide this service by using its in-house medical writer and its established partnership with a writer located in the United Kingdom. These services are provided as part of a clinical trial or as a stand-alone service.

Quality Assurance

Quality is an important factor at all stages of clinical research, and the only successful approach is to build in quality from the outset. Remedium offers its customers quality assurance and quality audit services for all phases of their clinical trials process, including system audits, project audits, facilities assessments, subcontractor audits, third party audits and for-cause audits.

Remedium also offers a standard operating procedure (SOP) consulting service where it can support its customers’ operational staff in designing their SOPs or even in managing the entire SOP process. Clinical research SOPs are developed in compliance with ICH-GCP and applicable regulatory guidelines and laws as well as specific customer requirements. These services are provided as part of a clinical trial or as a stand-alone service.

Outsourcing of Staff

Remedium offers staff outsourcing services to its customers. When a customer does not want or does not have the possibility to hire its own personnel, Remedium can outsource its employees to be placed at Remedium’s or the customer’s premises on a short or long term basis. Based on the qualifications specified by the customer, Remedium provides resumes of potential candidates for the customer to review. The customer also has the possibility to interview the candidates face to face or by telephone and choose the person that suits its needs. The types of people Remedium outsources include project managers, clinical research associates (CRA), clinical trial assistants (CTA), and data entry operators (DEO).

Medical Devices

All medical devices sold in the EU have to demonstrate minimum standards of safety and efficacy. These are the “Essential Requirements” set forth in the directives of the European Union. Once these criteria have been established, a device obtains a CE-mark and can then be marketed in all of the 19 countries in the European Economic Area. Remedium assists its customers at various stages of their obtaining a CE-marking of medical devices in Europe.

Backlog

Remedium’s backlog consists of anticipated net revenue from uncompleted projects which have been authorized by the customer through a written contract, verbal commitment or letter of intent. Amounts included in backlog have not yet been recognized as net revenue in Remedium’s consolidated statements of operations. The majority of Remedium’s revenue is recognized from the outsourcing of personnel to our clients. This revenue is recognized based on actual hours incurred at the agreed upon contract rate. Remedium also has revenue which is recognized from fixed-price contracts on a proportional performance basis. The recognition of net revenue reduces backlog while the awarding of new business increases backlog. Remedium’s backlog was 7,841,452 Euros at December 31, 2005, compared to 5,275,247 Euros at December 31, 2004. Remedium expects most of its backlog at December 31, 2005 will be recognized in 2006 subject to, among other things, the factors referred to in the next paragraph.

Remedium’s backlog as of any date may not necessarily be a meaningful predictor of future results because backlog can be affected by a number of factors including the size and duration of contracts, many of which are performed over several months, even years. Additionally, contracts may be subject to early termination by the client or delay for many reasons. Also, the scope of a contract can change during the course of a study. For these reasons, Remedium might not be able to fully realize its entire backlog as net revenue.

Management and Employees

Remedium’s directors and officers as of the date hereof are:

Name	Age	Principal Occupation
Dr. Kai Lindevall	54	Founder, President, CEO and Director of Remedium.

Ms. Annika Suni	33	Chief Financial Officer of Remedium.

Dr. Jan Quistgaard	57	Director of Remedium; President, CEO and Director of Egalet A/S in Denmark.

Mr. Petri Manninen	36	Director of Remedium; Owner of Lakituki Oy, a legal services firm in Finland.

Mr. Sven-Erik Nilsson	65	Director of Remedium; Private investor.

As of December 31, 2005, Remedium had 125 employees, all with experience from varied backgrounds, such as medics, pharmacists, study nurses, scientists. Remedium believes its relations with its employees are good.

ABSENCE OF MARKET FOR AND DIVIDENDS ON REMEDIUM CAPITAL STOCK AND

RELATED STOCKHOLDER MATTERS

Remedium is a privately held company with nine stockholders, and there is no established public trading market for its stock.

Remedium was incorporated on January 10, 1996 in the Republic of Finland. Under its Finnish Articles of Incorporation, Remedium’s minimum capital is 8,000 Euros and its maximum capital is 80,000 Euros. The capital of Remedium may be increased or decreased within these limits without having to amend the Articles of Incorporation. Currently, Remedium has 13,400 shares outstanding and the nominal value per share under its Articles of Incorporation is 1.70 Euros. Remedium’s shares are uncertificated, as permitted under Finnish law.

Each of Remedium’s shares confers the right to one vote. Each of the shares confers equal rights to share in Remedium’s profits, and in any surplus in the event of Remedium’s liquidation. Under the Finnish Companies Act, a shareholder whose holding exceeds nine-tenths of the total number of shares or voting rights in Remedium may buy out all the shares of the minority in accordance with the purchase procedure (including the price determination) set forth in the Finnish Companies Act.

Pre-emptive Rights; Rights of First Refusal

In connection with any offering of shares, Remedium’s existing stockholders have a pre-emptive right to subscribe for the shares offered in proportion to the amount of shares in their possession. However, a general meeting of stockholders may vote, by a majority of two-thirds of the votes cast and two-thirds of the shares represented at the meeting, to waive this pre-emptive right provided that, from the company’s perspective, important financial grounds exist.

Under Remedium’s Articles of Incorporation, each Remedium stockholder has a right of first refusal in connection with each sale by another stockholder of their Remedium stock. All of the Remedium stockholders have waived their respective rights of first refusal in connection with the business combination.

Dividends

In recent years, Remedium has paid annual dividends to its stockholders. Under the Finnish Companies Act, Remedium may distribute retained earnings on its shares only upon a stockholders’ resolution, on the basis of its annual accounts on a consolidated and individual basis, as approved by its stockholders and, subject to limited exceptions, in the amount proposed by its board of directors. The amount of any distribution is limited to, among other things, the lower of our retained earnings on a consolidated and individual basis, in each case as available at the end of the preceding fiscal year pursuant to the annual accounts as approved by the stockholders. Subject to exceptions relating to the right of minority stockholders to request otherwise, the distribution may not exceed the amount proposed by the board of directors. The Finnish Companies Act, which provides for distribution of earnings, is currently subject to a major reform expected to become effective in the latter part of 2006. The provisions on the distribution of a company’s profits and other funds are proposed to be supplemented by a provision to the effect that no funds may be distributed if, when making the decision on the distribution, the persons knew or should have known that the company was insolvent or that it would become insolvent due to the distribution of the funds.

The following table states the dividends paid by Remedium for each of the quarterly periods indicated:

Dividend
2004
First Quarter	768.490 €
Second Quarter	0
Third Quarter	0
Fourth Quarter	768.490 €

2005
First Quarter	1.038.500 €
Second Quarter	167.500 €
Third Quarter	0
Fourth Quarter	0

2006
First Quarter	0
Second Quarter	0
Third Quarter (through )	0

Ownership of Remedium

The following table sets forth, as of the date hereof, certain information as to the beneficial ownership of Remedium’s outstanding shares by (i) each director and officer individually, (ii) all executive officers and directors s a group, and (iii) each person that owns five percent or more of the outstanding shares:

Name of Beneficial Owner	Number of Shares		Percentage of Outstanding Shares
Kai Lindevall	5,960	(1)	44.1%
Sven-Erik Nilsson	2,560		19.1%
Jan Lilja	2,300		17.2%
Petri Manninen	920	(2)	6.8%
Jan Quistgaard	120	(3)	*
Annika Suni	60	(4)	*
All officers and directors as a group (five persons)	9,620	(5)	69.6%

*	Less than 1% of the outstanding Common Stock.
(1)	Includes 500 shares owned by Dr. Lindevall’s wife and 120 shares that may be acquired pursuant to an outstanding option.
(2)	Includes 120 shares that may be acquired pursuant to an outstanding option, 50 shares owned by Mr. Manninen’s father and 750 shares owned by an entity in which Mr. Manninen exercises control.
(3)	Consists of 120 shares that may be acquired pursuant to an outstanding option.
(4)	Consists of 60 shares that may be acquired pursuant to an outstanding option.
(5)	Includes 420 shares that may be acquired pursuant to outstanding options.

EQUITY COMPENSATION PLAN INFORMATION FOR REMEDIUM

The following table details information regarding Remedium’s existing equity compensation plans as of the date hereof:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	660	750 Euros	60
Equity compensation plans not approved by security holders	—	—	—

Total	660	750 Euros	60

Remedium has a stock option plan under which there are 660 options currently outstanding. Each option entitles the holder thereof to purchase one Remedium share. Of the 660 outstanding options, 360 options became exercisable on December 1, 2005 and the remaining options will become exercisable on December 1, 2006. All optionees are either Remedium employees or non-employee directors of Remedium.

All of Remedium’s outstanding options will remain outstanding following the consummation of the transactions contemplated by the combination agreement, but will cease to be exercisable for Remedium shares and will, instead, become exercisable for shares of Covalent common stock. All of Remedium’s outstanding options that are not exercised will expire on January 31, 2009. See Material Provisions of the Combination Agreement- Option Exchange Agreement for a description of the treatment of the Remedium options in connection with the business combination.

SELECTED HISTORICAL FINANCIAL DATA OF REMEDIUM

The following tables represent Remedium’s selected historical consolidated financial data. The first table represents Remedium’s statement of operations data for the years ended December 31, 2005, 2004 and 2003 and balance sheet data at December 31, 2004 and 2005, derived from Remedium’s audited consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) included elsewhere in this report. The second table represents Remedium’s statement of operations data for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and the balance sheet data at December 31, 2005, 2004, 2003, 2002, and 2001, derived from Remedium’s consolidated financial statements prepared in conformity with accounting principles generally accepted in Finland (Finnish GAAP), not included in this report. The historical results are not necessarily indicative of the operating results to be expected in the future. The selected data should be read together with Remedium’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Remedium’s financial statements and notes to the financial statements.

	US GAAP	US GAAP	US GAAP
	2005	2004	2003
	€	€	€
	(in thousands)
Net revenue(1)	7,669	11,571	9,932
Operating expenses(1)	8,092	8,031	7,776
(Loss) Income from operations	(424)	3,540	2,156
Net financial income	9	10	81
(Loss) Income before income taxes and minority interest	(414)	3,550	2,238
Income tax provision (benefit)	29	1,071	660
Minority Interest, net	—	—	36
Net (loss) income	(444)	2,479	1,614

(1)	Net revenue and operating expenses do not include reimbursement revenue of 863,351, 858,572 and 853,515 Euros, respectively, for the years ended December 31, 2005, 2004 and 2003.

	2005 US GAAP	2004 US GAAP
	€	€
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	187	632
Working capital	328	1,890
Total assets	3,659	4,213
Long term debt	—	22
Total liabilities	2,677	1,608
Stockholders’ equity	983	2,605

	Finnish GAAP	Finnish GAAP	Finnish GAAP	Finnish GAAP	Finnish GAAP
	2005	2004	2003	2002	2001
	€	€	€	€	€
	(in thousands)
Turnover	8,485	12,353	10,849	6,714	2,848
Operating expenses	9,065	8,889	8,673	4,439	2,648
(Loss) Income from operations	(580)	3,464	2,176	2,275	200
Other income (expense)	3	14	51	7	(11)
(Loss) Income before income taxes and minority interest	(577)	3,478	2,227	2,282	189
Income tax provision (benefit)	(17)	1,066	710	663	59
Minority Interest, net	—	—	29	—	—
Net (loss) income	(560)	2,412	1,546	1,619	130

	2005 Finnish GAAP	2004 Finnish GAAP	2003 Finnish GAAP	2002 Finnish GAAP	2001 Finnish GAAP
	€	€	€	€	€
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	373	812	476	487	257
Working capital	427	2,088	1,152	2,209	707
Total assets	3,079	3,918	3,307	3,844	1,512
Long term debt	675	—	—	—	10
Total liabilities	2,339	1,390	1,642	1,341	572
Stockholders’ equity	740	2,528	1,665	2,503	940

Information Regarding Exchange Rates

Remedium’s consolidated financial statements and selected financial information are presented in Euros, the common currency of the European Economic and Monetary Union. The exchange rate into the U.S. Dollar of the Euro designated by the Federal Reserve Bank of New York as of             , 2006 was             .

Set forth below for each of the periods indicated are (i) the exchange rate into the U.S. Dollar of the Euro on the last day of the period; (ii) the average exchange rate into the U.S. Dollar of the Euro, calculated for each period by using the average of such exchange rates designated by the Federal Reserve Bank of New York on the last day of each month during the period; and (iii) the high and low exchange rates into the U.S. Dollar of the Euro designated by the Federal Reserve Bank of New York during the period:

	Year Ended December 31,					Three Months Ended March 31, 2006
	2001	2002	2003	2004	2005
Period end exchange rate	0.8901	1.0485	1.2597	1.3538	1.1842	1.2139
Average exchange rate	0.8954	0.9495	1.1411	1.2478	1.2400	1.2074
High exchange rate	0.9535	1.0485	1.2597	1.3625	1.3476	1.1860
Low exchange rate	0.8370	0.8594	1.0361	1.1801	1.1667	1.2287

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

OF OPERATIONS OF REMEDIUM

This management’s discussion and analysis of Remedium’s financial condition and results of operation is a discussion of the selected historical consolidated financial data that is presented in US GAAP.

Forward Looking Statements

When used by Remedium in this proxy statement, the words “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions are intended to identify forward-looking statements regarding events and trends that may affect our future operating results and financial position. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Such factors include, among others: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration and timing of clinical trials; (iii) the termination, delay or cancellation of clinical trials; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; and (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices.

Remedium O verview

Remedium is a privately owned clinical research organization (CRO) offering clinical trial services to the pharmaceutical and medical device industries. Its mission is to offer its customers confidence, quality, honesty, flexibility, trust and expertise through a personalized service every time Remedium is selected as a partner to develop a clinical pipeline. Remedium’s headquarters is in Espoo, Finland. Remedium has a strong Northern and Eastern European presence with offices in Turku, Tampere, Oulu and Seinäjoki (Finland), Copenhagen (Denmark), Tallinn (Estonia), Vilnius (Lithuania), Stockholm (Sweden), Bucharest (Romania), Warsaw (Poland), and Ankara (Turkey). To expand its Northern and Eastern European dimension, Remedium also utilizes independent contractor relationships in Riga (Latvia) and Oslo (Norway).

Remedium was incorporated in the Republic of Finland in 1996. The following discussion should be read in conjunction with Remedium’s consolidated financial statements and notes thereto.

Historically, projects in the fields of cardiovascular, oncology, immunology, vaccines, medical devices as well as clinical staff outsourcing have represented 50-75% of Remedium’s project work, although the mix of projects is subject to change from year to year. The majority of Remedium’s revenue is recognized from the outsourcing of personnel to its clients. This revenue is recognized based on actual hours incurred at the agreed upon contract rate. Remedium also has revenue which is recognized from fixed-price contracts on a proportional performance basis.

Remedium’s consolidated financial statements are presented in Euro and accordingly, references to “EUR,” “euro” or “€” are to the common currency of the European Economic and Monetary Union, or EMU. Solely for the convenience of the reader, the exchange rate between the Euro and the US Dollar was 1.1842 US dollars per Euro on December 31, 2005, equaling the noon buying rate in New York City for cable transfers in euro as certified for customs purposes by the Federal Reserve Bank of New York. No representation is made that the amounts have been, could have been or could be converted into US dollars at the rates indicated or at any other rates.

Certain Differences between Finnish GAAP and U.S. GAAP

Consolidation

The general principle under Finnish GAAP is that all subsidiaries where an entity has voting majority, or the right to appoint or dismiss the majority of the board of directors, should be consolidated. In exceptional cases, such as a subsidiary with virtually no operations, ownership in the subsidiary is temporary, or the subsidiary’s financial statements cannot be obtained without unreasonable costs, the subsidiary need not to be consolidated. Under U.S. GAAP, majority-owned subsidiaries, in which the entity has a controlling financial interest, are required to be consolidated.

In addition, under Finnish GAAP, certain associated companies that have no impact or have an immaterial impact on the entity’s results of operations and the financial position on its consolidated financial statements may be accounted for using the cost method. Under U.S. GAAP, all companies, where the entity exercises significant influence over the investee’s operating and financing policies, are required to be accounted for using the equity method of accounting.

Under Finnish GAAP, jointly controlled entities are consolidated using either the equity method of accounting or by applying the proportionate consolidation method. Under U.S. GAAP, jointly controlled entities are consolidated using the equity method of accounting. Proportionate consolidation is prohibited except in certain specific industries, such as oil and gas, construction and mining industries.

Business Combinations

Under the purchase method in both Finnish GAAP and U.S. GAAP, the cost of a company acquired in a purchase business combination includes direct costs of the acquisition. Furthermore, the excess of the cost of the acquired company over the sum of the amounts assigned to identifiable assets, based upon the fair value of the assets acquired less liabilities assumed, should be recorded as goodwill. However, the concept of “fair value” in assigning amounts to assets acquired and liabilities assumed is less comprehensive under Finnish GAAP. In addition, any restructuring-related costs may not be considered in purchase price allocation under Finnish GAAP. Under Finnish GAAP, Goodwill arising from a purchase business combination is amortized to income over five years, unless a longer amortization period, not to exceed 20 years, can be justified. Under U.S. GAAP, goodwill and other intangible assets for which the useful life is indefinite are not amortized at all since January 1, 2002, but rather are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.

Deferred Income Taxes

In consolidated financial statements, Finnish GAAP allows recognition of deferred income taxes using three alternative methods: (1) the income statement approach, by which deferred income taxes are mainly recognized based on timing differences arising through the income statement only; (2) the full liability method approach, whereby deferred tax liabilities and assets are determined on the basis of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates; or (3) a combination of the two preceding methods. U.S. GAAP requires recognition of deferred income taxes using the liability method. Under this method, deferred tax liabilities and assets are determined on the basis of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is established to extent that it is “more likely than not” that the company will not realize a tax benefit.

Currently in Finland, companies are permitted to reduce or increase taxable income by establishing or releasing voluntary reserves without recording the deferred income tax effect. In order to qualify for a tax deduction under Finnish law, changes in voluntary reserves must be recorded in the separate stand-alone financial statements. Such voluntary reserves would be presented in the mezzanine section of the balance sheet. However, such voluntary reserves are reallocated between deferred income taxes and non-distributable stockholders’ equity in consolidated financial statements. Under U.S. GAAP, such voluntary reserves are not recorded in the financial statements.

Leases

In the consolidated financial statements, Finnish GAAP allows, but does not require, leases to be accounted for as capital leases if substantially all the benefits and risk of ownership have been transferred to the lessee. Under U.S. GAAP, a lease agreement that transfers substantially all the benefits and risks of ownership is accounted for as an acquisition of an asset and the incurrence of a liability by the lessee (a capital lease) and as a sale or financing by the lessor (a sales-type, direct financing, or leveraged lease). Other leases are accounted for as operating leases. U.S. GAAP is also restrictive on the recognition of gains arising from sale and leaseback transactions.

Pensions and Other Post-Retirement Benefits

Finnish GAAP does not specifically address the accounting for pensions and other post-retirement benefits, such as healthcare. Generally, companies account for various pension schemes in accordance with local conditions. In Finland, pension schemes, either defined benefit or defined contribution plans, with retirement, disability, death and termination benefits are accounted for as defined contribution plans and are generally funded through payments to insurance companies or to trustee-administered pension funds. Under U.S. GAAP, pensions and other post-retirement benefits that are defined benefit plans are calculated and recorded based on specific actuarial calculations using prescriptive methods and assumptions.

Research and Development Costs

Under Finnish GAAP, research and development costs may either be capitalized or expensed. Under U.S. GAAP, research and development costs are expensed as incurred.

Stock Options

Finnish GAAP does not address the accounting for stock options. When shares are then issued due to the exercise of stock options, the proceeds are recorded in share capital and paid-in capital in the same manner than any share issue. Under U.S. GAAP, for periods beginning after January 1, 2006, SFAS No. 123R requires the costs for all share-based payments to employees, including grants of employee stock options, to be recognized in financial statements based on their fair values at grant date, or the date of later modification, over the requisite period. In addition, SFAS No. 123R requires unrecognized cost related to options vesting after the date of initial adoption to be recognized in the financial statements over the remaining requisite period.

Under U.S. GAAP, stock plans can also be variable plans when either the exercise price or the number of shares, or both, are not known at the grant date. In this case, the intrinsic value at each balance sheet date must be determined and recognized as compensation expense based on the percentage vested until the exercise date. If stock options are issued to non-employees, the fair value method is required to be applied.

Comprehensive Income

U.S. GAAP requires presentation of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. A company is required to classify items of other comprehensive income, by their nature, in the accounts and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet. There is no such requirement under Finnish GAAP.

Revenue Recognition

Under U.S GAAP revenue from fixed-price contracts is recognised on a proportional performance basis. To measure the performance, we compare actual direct costs incurred to estimated total contract direct costs, which is the best indicator of the performance of the contract obligations as the costs relate to the labour hours incurred to perform the service. Total direct costs are incurred for each contract and compared to estimated total direct costs for each contract to determine the percentage of the contract that is completed. This percentage is multiplied by the estimated total contract value to determine the amount of net revenue recognized. The guidance under Finnish GAAP is not as specific as under U.S. GAAP which can give rise to timing differences in revenue recognition.

Under Finnish GAAP reimbursement of out of pocket expenses is included in net revenue whereas under U.S. GAAP this revenue is reported separately.

Financial Assets – Available for sale investments

Under Finnish GAAP, Remedium’s marketable debt comprising of an investment in a Sampo Bank Interest Rate Fund is recorded at cost and classified as other securities.

Under US GAAP, such investments having a determinable market value are classified as available-for-sale investments. The fair value gains and losses of these investments are shown as a separate component of shareholders’ equity. When the investment is disposed of, the related accumulated fair value changes are released from shareholders’ equity and recognised in the income statement.

Critical Accounting Policies and Estimates

Remedium’s consolidated financial statements included in this report have been prepared in conformity with U.S. GAAP. Historically, Remedium’s consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 have been prepared under Finnish GAAP and those financial statements for the years ended December 31, 2005, 2004 and 2003 have been converted into US GAAP for inclusion in this report. The preparation of these financial statements requires Remedium’s management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. On an ongoing basis, management evaluates its judgments and estimates. Management bases its judgments and estimates on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Remedium’s management considers the following policies to be most critical in understanding the more complex judgments that are involved in preparing Remedium’s consolidated financial statements and the uncertainties that could affect Remedium’s results of operations and financial condition:

Revenue Recognition

A significant portion of Remedium’s revenue is recognized from the outsourcing of its personnel to clients. This revenue is recognized based on actual hours incurred at the agreed upon contract rate.

Remedium also has revenue which is recognized from fixed-price contracts on a proportional performance basis. To measure the performance, Remedium compares actual direct costs incurred to estimated total contract direct costs, which is the best indicator of the performance of the contract obligations as the costs relate to the labour hours incurred to perform the service. Total direct costs are incurred for each contract and compared to estimated total direct costs for each contract to determine the percentage of the contract that is completed. This percentage is multiplied by the estimated total contract value to determine the amount of net revenue recognized. A formal project review process takes place at period end although most projects are evaluated on an ongoing basis. Management reviews the estimated total direct costs on each contract to determine if estimated amounts are correct, and estimates are adjusted as needed. If Remedium determines that a loss will result from the performance of a fixed-price contract, the entire amount of the estimated loss is charged against income in the period in which such determination is made. Because of the inherent uncertainties in estimating direct costs required to complete a project, particularly complex, multi-year studies, it is possible that the estimates used will change and could result in a material change to the estimates. Original estimates might also be changed due to changes in the scope of work. Remedium attempts to negotiate contract amendments with the client to cover these services provided outside the terms of the original contract. There can be no assurance that the client will agree to the proposed amendments, and Remedium ultimately bears the risk of cost overruns. Accordingly no change in estimate is made to a contract’s total value until the client has formally approved the contract amendment. Changes to the estimated total contract direct costs result in a cumulative adjustment to the amount of revenue recognized.

Costs and estimated earnings in excess of related billings on uncompleted contracts represents net revenue recognized to date that is currently unbillable to the client pursuant to contractual terms. In general, amounts become billable upon the achievement of milestones or in accordance with predetermined payment schedules set forth in the contracts with clients. Billings in excess of related costs and estimated earnings on uncompleted contracts represent amounts billed in excess of net revenue recognized at the balance sheet date.

Contracts generally may be terminated by clients immediately or with short notice. Clinical trials may be terminated or delayed for several reasons including, among others, unexpected results or adverse patient reactions to the drug, inadequate patient enrollment or investigator recruitment, manufacturing problems resulting in shortages of the drug, client budget constraints or decisions by the client to de-emphasize or terminate a particular trial or development efforts on a particular drug. Depending on the size of the trial in question, a client’s decision to terminate or delay a trial in which Remedium participates could have a material and adverse effect on Remedium’s backlog, future revenue and results from operations.

Goodwill

The excess of the purchase price of a business acquired over the fair value of net tangible assets, identifiable intangible assets and acquired in-process research and development costs at the date of the acquisition has been assigned to goodwill. In accordance with SFAS 142, “Goodwill and Other Intangible Assets”, goodwill is evaluated for impairment on an annual basis or more frequently if events or changes in circumstances indicate that goodwill might be impaired.

Determining whether an impairment has occurred requires the valuation of the reporting unit being tested, which we estimate using a discounted cash flow method. In applying this methodology, we rely on a number of factors, including actual operating results but also future business plans, economic projections and market data which requires management to exercise judgment and make assumptions.

Income Taxes

Remedium accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires income taxes to be accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The valuation of future income tax assets is reviewed quarterly and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount. The determination of the ability of the Company to utilize tax loss carryforwards to offset future income tax payable requires management to exercise judgment and make assumptions about the future performance of the company. Management is required to assess whether the Company is “more likely than not” to benefit from these tax losses. Changes in economic conditions and other factors could result in revisions to the estimates of the benefits to be realized or the timing of utilizing the losses.

Results of Operations

Year Ended December 31, 2005 Compared With Year Ended December 31, 2004

The following table sets forth amounts for certain items in Remedium’s consolidated statements of operations expressed as a percentage of net revenue. The following table excludes revenue and costs related to reimbursable out-of-pocket expenses because they are not generated by the services Remedium provides, do not yield any gross profit to Remedium, and do not have any impact on Remedium’s net income. Remedium believes this information is useful to its investors because it presents the net revenue and expenses that are directly attributable to the services Remedium provides to its clients and provides a more accurate picture of Remedium’s operating results and margins.

	Year Ended December 31,
	2005	2004	2003
Net revenue	100%	100%	100%
Operating Expenses
Direct	58%	43%	55%
Selling, general and administrative	47%	24%	22%
Depreciation and Amortization	1%	2%	1%
(Loss) / Income from Operations	(6)%	31%	22%
Net (Loss) / Income	(6)%	21%	16%

Net revenue for 2005 decreased EUR 3.9 million to EUR 7.7 million as compared to EUR 11.6 million for 2004 a decline of 34%. The decline in net revenues for 2005 was due the scheduled termination of the contract with Remedium’s biggest customer during 2005. The bulk of the revenue from that contract was received in 2004 and accounted for 72% of Remedium’s net revenue in 2004. While Remedium successfully replaced much of the anticipated loss in revenue in 2005, it was not able to replace all of that revenue. At the end of 2005, backlog increased by EUR 2.5 million to EUR 7.8 million compared to EUR 5.3 million at the end of 2004.

Reimbursement revenue consisted of out-of-pocket expenses incurred on behalf of our clients. Reimbursements are made at cost, without mark-up or profit, and therefore have no impact on net income.

Direct expenses included compensation and other expenses directly related to conducting clinical studies. These costs decreased by EUR 0.6 million to EUR 4.4 million for the year ended December 31, 2005 from EUR 5.0 million for the year ended December 31, 2004. The decrease in direct expenses resulted principally from a reduction in the dollar volume of clinical trial studies conducted by Remedium during 2005.

Selling, general, and administrative expenses included the salaries, wages and benefits of all administrative, financial and business development personnel, all other support expenses not directly related to specific contracts, and costs related to the establishment of Remedium’s foreign subsidiaries. Selling, general and administrative expenses for the year ended December 31, 2005 were EUR 3.6 million, or 47% of net revenue, as compared to EUR 2.8 million, or 24% of net revenue, for the year ended December 31, 2004. The increases primarily reflected the establishment of new subsidiaries in Romania and Poland, a branch office in Turkey, and the related costs to recruit international staff to manage these new foreign operations, and transaction costs related to the Combination Agreement.

Depreciation and amortization expense decreased to EUR 79,000 for the year ended December 31, 2005 from EUR 178,000 for the year ended December 31, 2004, primarily as a result of fixed assets that were fully depreciated in 2004.

Remedium experienced a loss from operations of EUR 424,000 in 2005 as compared to income from operations of EUR 3.5 million for 2004, primarily for the reasons noted in the preceding paragraphs.

Net financial income remained relatively stable and was EUR 9,000 for the year ended December 31, 2005 compared to net financial income of EUR 10,000 for the year ended December 31, 2004. For the year 2005, financial income consisted of interest income of EUR 9,000 and gain on the sale of available for sale investments of EUR 17,000, off set by an interest expense of EUR 13,000 and a foreign exchange loss of EUR 3,000. For the year 2004, financial income consisted of interest income of EUR 4,000 and gain on the sale of available for sale investments of EUR 14,000, off set by an interest expense of EUR 7,000 and a foreign exchange loss of EUR 2,000.

The effective income tax rate for the year ended December 31, 2005 and 2004 was (7)% and 30%, respectively. The statutory income tax rate for Remedium was 26% in 2005 and 29% in 2004. Remedium’s effective tax rate in 2004 and 2005 was negatively affected by increases in valuation allowances on deferred tax assets in loss making foreign subsidiaries. Effective January 1, 2005 the Finnish corporate tax rate was reduced by 3 percentage points from 29% to 26%.

The net loss for the year ended December 31, 2005 was EUR 444,000, as compared to the net income of EUR 2.5 million for 2004, primarily for the reasons noted above. In addition, Remedium’s profitability was negatively affected in 2005 because Remedium had a larger number of smaller projects in 2005 than in 2004. Remedium’s profitability was also negatively affected in 2005 by the continued losses from its subsidiary in Sweden and the costs to establish two new subsidiaries in Poland and Romania and a branch office in Turkey.

Year Ended December 31, 2004 Compared With Year Ended December 31, 2003

Net revenue for 2004 increased EUR 1.7 million to EUR 11.6 million as compared to EUR 9.9 million for 2003, an increase of 17%. The increase in net revenues for 2004 was due to the bulk of the revenue from Remedium’s biggest customer contract being earned in 2004. This customer accounted for 72% of Remedium’s revenue in 2004. In addition, other project work also increased in 2004 as a result of the efforts of Remedium’s new business development team.

Reimbursement revenue consisted of out-of-pocket expenses incurred on behalf of clients. Reimbursements are made at cost, without mark-up or profit, and therefore have no impact on net income.

Direct expenses included compensation and other expenses directly related to conducting clinical studies. These costs decreased by EUR 0.5 million to EUR 5.0 million for the year ended December 31, 2004 from EUR 5.5 million for the year ended December 31, 2003. The primary reason for this decrease was a reduction in Remedium’s clinical research staff in Finland in 2004 compared to 2003.

Selling, general, and administrative expenses included the salaries, wages and benefits of all administrative, financial and business development personnel, all other support expenses not directly related to specific contracts, and costs related to the establishment of Remedium’s foreign subsidiaries. Selling, general and administrative expenses for the year ended December 31, 2004 were EUR 2.8 million, or 24% of net revenue, as compared to EUR 2.2 million, or 22% of net revenue, for the year ended December 31, 2003. The increase in selling, general and administrative expenses primarily reflected the costs to establish a subsidiary in Sweden, increased marketing costs as a new business development team was ramping up its efforts, and a peak in the number of employees employed by Remedium in 2004.

Depreciation and amortization expense increased by EUR 43,000 to EUR 178,000 for the year ended December 31, 2004 from EUR 135,000 for the year ended December 31, 2003, primarily as a result of investment in fixed assets in newly established subsidiaries and as a result of additional depreciation of fixed assets in 2004.

Income from operations increased by EUR 1.3 million, or 59%, from EUR 2.2 million in 2003 to EUR 3.5 million in 2004, primarily for the reasons noted in the preceding paragraphs.

Net financial income decreased by EUR 71,000 from EUR 81,000 for the year ended December 31, 2003 to EUR 10,000 for the year ended December 31, 2004. For the year 2004, financial income consisted of interest income of EUR 4,000 and gain on sale of available for sale investments of EUR 14,000 , off set by an interest expense of EUR 7,000 and a foreign exchange loss of EUR 2,000. For the year 2003, financial income consisted of interest income of EUR 28,000, gain on sale of available for sale investments of EUR 57,000 and a foreign exchange gain of EUR 3,000, off set by an interest expense of EUR 7,000.

The effective income tax rate for the year ended December 31, 2004 and 2003 was 30% and 29%, respectively. The statutory income tax rate for Remedium was 29% in 2004 and 2003.

The net income increased by EUR 0.9 million, or 56%, from EUR 1.6 million for the year ended December 31, 2003 to EUR 2.5 million for the year ended December 31, 2004, primarily for the reasons noted above.

Liquidity and Capital Resources

Remedium’s primary cash needs are for the payment of salaries and fringe benefits, hiring and recruiting expenses, business development costs, capital expenditures, payment to subcontractors, and facilities–related expenses. Remedium’s principal source of cash is from contracts with clients. If Remedium is unable to generate new contracts with existing and new clients and/or if the level of contract cancellations increases, revenues and cash flow will be adversely affected. Absent a material adverse change in the level of Remedium’s new business bookings or contract cancellations, Remedium believes that its existing capital resources together with cash flow from operations will be sufficient to meet its foreseeable cash needs for the next twelve months. However, if Remedium continues to incur a loss from operations Remedium may need to raise additional funds through borrowings or the sale of equity securities in order to keep operating its business.

The majority of Remedium’s revenue is recognized based on actual hours incurred at the agreed upon contract rate. Remedium also has revenue which is recognized from fixed-price contracts on a proportional performance basis. Remedium’s contracts usually require a portion of the contract amount to be paid at the time the contract is initiated. Additional payments are generally made upon completion of negotiated performance milestones or deliverables, or on a regularly scheduled basis, throughout the life of the contract. Accordingly, cash receipts do not necessarily correspond to costs incurred and revenue recognized. For studies terminated early, Remedium’s contracts frequently entitle it to receive the costs of winding down the terminated project, as well as all fees earned by it up to the time of termination.

In 2005, costs and estimated earnings in excess of related billings on uncompleted contracts were EUR (261,000) compared to EUR (17,000) in 2004. The change is primarily due to a larger number of contracts where payments are weighted toward the end of the contract.

Remedium’s net cash used by operating activities was EUR 1.4 million for the year ended December 31, 2005, compared with net cash provided by operating activities of EUR 2.5 million for the year ended December 31, 2004. The primary factors underlying this increase in net cash used was the operating losses and large increase in accounts receivable at year end.

Net cash generated by investing activities was EUR 1.5 million for the year ended December 31, 2005, compared with net cash used by investing activities of EUR 598,000 for the year ended December 31, 2004. The change is the result of the purchase by Remedium, in 2004, of the minority interest in its Danish subsidiary and the investment in excess cash in short term available for sale investments.

Net cash used by financing activities was EUR 598,000 for the year ended December 31, 2005, compared with net cash used by financing activities of EUR 1.5 million for the year ended December 31, 2004. The decrease in net cash used in financing activities results from the payment of lower dividends to Remedium stockholders in 2005 as compared to 2004 and higher borrowings in 2005 compared to 2004.

Remedium has two significant lines of credit. The first credit facility amounting to €500,000 is with Svenska Handelsbanken AB with interest charged at Handelsbanken Avista +0.9%, which at year-end 2005 was approximately 3%. The second significant line of credit, instituted in 2006, amounting to €300,000 is with Sampo Bank Oyj with interest charged at Sampo O/N +1% which at March 31, 2006 was approximately 3.4%. As a result, Remedium is exposed to interest rate risk with respect to amounts drawn on these credit lines. The aggregate amount of borrowings under Remedium’s credit lines was €675,000 at December 31, 2005 compared to €45,000 at December 31, 2004. The total amount of such indebtedness at March 31, 2006 was €650,000.

Remedium incurred a loss in 2005. However, Remedium’s management believes Remedium will be able to return to being a profitable business as a result of a continued effort to diversify its client base and the effort of Remedium’s business development team. At the end of 2005, backlog increased by EUR 2.5 million to EUR 7.8 million compared to EUR 5.3 million at the end of 2004. Remedium’s management believes that cash on hand and cash from operations will be sufficient to meet Remedium’s obligations for the foreseeable future. In the event that Remedium is not able to develop new business or existing contracts are terminated, there is a potential risk that Remedium will not achieve profitability and, accordingly, might not be able to meet future cash obligations. There can be no assurance that anticipated new business will be obtained and if such business is not obtained Remedium’s financial results and cash flow could be adversely and materially affected.

Off Balance Sheet Financing Arrangements

As of December 31, 2005, Remedium did not have any off-balance sheet financing arrangements or any equity ownership interests in any variable interest entity or other minority owned ventures.

Contractual Obligations and Commitments

Remedium is obligated under noncancellable operating leases expiring at various dates through 2009 relating to its operating facilities and certain equipment. The following table sets out the operating lease commitments:

	2006	2007	2008	2009	Total
	€	€	€	€	€
Operating Lease - equipment	396,871	396,871	396,871	167,139	1,357,752
Operating Lease - facilities	553,493	399,735	318,477	13,441	1,285,146

Total	950,364	796,606	715,348	180,580	2,642,898

Remedium has pledged assets to a value of € 917,000 to financial institutions in accordance with the terms of their financing arrangements.

Remedium’s management does do not believe that Remedium has material funding requirements for its domestic defined benefit pension plans. Remedium’s foreign subsidiaries operate defined contribution pension plans and have therefore not included such benefit payments in the table above.

Remedium’s management does not anticipate the need for any significant capital expenditures in 2006.

Recently Issued Accounting Standards

In November 2005, The FASB issued Staff Position No. (FSP) 115-1 The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments. FSP 115-1 provides accounting guidance for identifying and recognizing other-than-temporary impairments of debt and equity securities, as well as cost method investments in addition to disclosure requirements. FSP 115-1 is effective for reporting periods beginning after December 15, 2005. As Remedium has no investments in debt or equity securities, the adoption of FSP 115-1 will not have a material impact on its financial condition or results or operations.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 123 (revised 2004), Share-Based Payment (SFAS 123R), which (SFAS 123R), which will be effective for Remedium on January 1, 2006. The adoption of SFAS 123R will increase operating expenses and therefore negatively affect income from operations. The increase in costs is expected to be approximately EUR 31,000 in 2006. All outstanding options will be fully vested by December 31, 2006. Remedium does not plan to issue any new options in 2006.

Additional Information

Remedium is not required to present quarterly financial information in this proxy statement. Remedium believes, however, that Covalent stockholders would benefit from the disclosure of a summary of Remedium’s unaudited quarterly financial statements for the quarter ended March 31, 2006. The following table presents selected unaudited historical quarterly consolidated financial data for the quarter ended March 31, 2006. It is subject to year-end adjustments. Comparable quarter-end financial information for Remedium is not available for the quarter ended March 31, 2005 for purpose of quarter-to-quarter comparison. The historical results are not necessarily indicative of the operating results to be expected in the future.

Readers should be cautioned that this financial data is presented in this proxy statement without the benefit of any comparison or explanation of the financial results represented in these tables and without the inclusion of the corresponding quarterly financial statements in this proxy statement.

	US GAAP	Finnish GAAP
	March 31, 2006	March 31, 2006
	Unaudited	Unaudited
	€	€
Net revenue(1)	2,078,458	2,324,139
Operating expenses(1)	2,548,723	2,754,944
(Loss) Income from operations	(470,265)	(430,805)
Net (loss) income	(374,136)	(448,278)

(1)	Net revenue and operating expenses do not include reimbursement revenue of €247,125 for the quarter ended March 31, 2006 under US GAAP.

	US GAAP	Finnish GAAP
	March 31, 2006	March 31, 2006
	Unaudited	Unaudited
	€	€
Consolidated Balance Sheet Data:
Cash and cash equivalents	67,159	254,265
Working capital	(49,556)	655,057
Total assets	3,116,507	2,443,708
Long term debt	0	678,456
Total liabilities	2,496,929	2,160,212
Shareholders’ equity	619,578	283,496

Quantitative And Qualitative Disclosures About Market Risk

Foreign Currency Exchange Risk

To date, changes in foreign currency exchange rates have not materially affected Remedium’s results of operations and financial condition, as a vast majority of its revenue is denominated in Euros. Assets and liabilities of its international operations are translated into Euros at exchange rates in effect on the balance sheet date and equity accounts are translated at historical exchange rates. Revenue and expense items are translated at average exchange rates in effect during the year. Gains or losses from translating foreign currency financial statements are recorded in other comprehensive income. The cumulative translation adjustment included in other comprehensive income for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 was (€ 5,000), (€ 6,000), and (€1,000), respectively.

Remedium’s management believes that the effects of inflation generally have not had a material adverse impact on Remedium’s operations or financial condition.

Interest Rate Risk

Remedium has two significant lines of credit. The first credit facility amounting to €500,000 is with Svenska Handelsbanken AB with interest charged at Handelsbanken Avista +0.9%, which at year-end 2005 was approximately 3%. The second significant line of credit, instituted in 2006, amounting to €300,000 is with Sampo Bank Oyj with interest charged at Sampo O/N +1% which at March 31, 2006 was approximately 3.4%. As a result, Remedium is exposed to interest rate risk with respect to amounts drawn on these credit lines. The aggregate amount of borrowings under Remedium’s credit lines was €675,000 at December 31, 2005 compared to € 45,000 at December 31, 2004. The total amount of such indebtedness at March 31, 2006 was €650,000.

PROPOSAL TWO- ELECTION OF FOUR DIRECTORS TO SERVE UNTIL THE 2007

ANNUAL MEETING OF STOCKHOLDERS

This Proposal Two relates to the election of four individuals, each to serve as a member of Covalent’s board of directors until the next annual meeting of stockholders and until his successor shall have been elected and qualified. The nominees named below are presently members of the board of directors. In case any of the nominees should become unavailable for election for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute nominee nominated by the board of directors.

The board of directors has determined that, other than Dr. Borow, each of the following members of the board of directors is independent as defined by the Nasdaq listing standards.

Name	Age	Director Since	Principal Occupation
Kenneth M. Borow, M.D.	57	1998	President and Chief Executive Officer of the Company

Earl M. Collier, Jr.	57	2002	Executive Vice President, Genzyme Corporation

Scott M. Jenkins	50	2001	President of S.M. Jenkins & Co., General Partner, Jenkins Partners, L.P.

Christopher F. Meshginpoosh	38	2005	Director of Business Advisory Services, Kreischer Miller

Kenneth M. Borow, M.D. has been President and Chief Executive Officer and a Director since 2000 and joined Covalent in 1997 as Vice President of Operations and Chief Medical Officer. For the four years prior to joining Covalent, Dr. Borow was Senior Director, Medical Research Associates Department, Merck Research Laboratories, where he directed clinical research operations for 163 different protocols, and developed a Merck-based contract group consisting of field monitors, data coordinators and statisticians. Previously, he was a Professor of Medicine and Pediatrics at the University of Chicago, and originator of a worldwide clinical research program in cardiac function which included investigative sites in the United States, United Kingdom, Norway, Israel and South Africa. Dr. Borow graduated from the Temple Medical School in 1974. Dr. Borow is a Harvard-trained Internist, Pediatrician, Adult Cardiologist and Pediatric Cardiologist.

Earl M. Collier, Jr. has been a director since March 2002. Mr. Collier is currently Executive Vice President, Genzyme Corporation. Prior to joining Genzyme in 1997, Mr. Collier was President of Vitas Healthcare Corporation, the largest provider of hospice services in the United States. Previously, Mr. Collier was a partner with the Washington, D.C. based law firm of Hogan and Hartson. He also served as Deputy Administrator for the Health Care Financing Administration during the Carter Administration. Mr. Collier earned a B.A. at Yale University and a J.D. at the University of Virginia Law School.

Scott M. Jenkins has been a director since October 2001. He is currently President of S. M. Jenkins & Co., which he founded in 1991. S. M. Jenkins & Co. provides a wide range of financial and consulting services to private companies, wealthy family groups and a variety of businesses. In addition, Mr. Jenkins is the General Partner of Jenkins Partners, L.P., which has invested in many early stage, private and public companies. Prior to founding S. M. Jenkins & Co., Mr. Jenkins was with Goldman Sachs & Co., where he worked from 1984 until 1990 when he joined First Boston Corporation. Mr. Jenkins has also served in the not-for-profit healthcare sector as the Chair of the Board of Trustees of the Presbyterian Medical Center of Philadelphia Foundation, which is now part of the University of Pennsylvania Health System.

Christopher F. Meshginpoosh has been a director since April 2005. He is currently Director of Business Advisory Services for Kreischer Miller, one of the Philadelphia area’s largest accounting and advisory firms, where he assists publicly held companies in connection with a wide range of corporate governance, financial reporting, and merger and acquisition issues. From 2000 to 2002, he was Chief Financial Officer and Secretary of Liquent, Inc, a publicly traded company which provides regulatory publishing solutions to the pharmaceutical and biotechnology industries. From December 1999 until September 2000, he was a consultant and subsequently the Vice President of Finance at Luminant Worldwide Corporation, a publicly traded information technology consulting company, which filed for Chapter 11 bankruptcy protection in December 2001. Additionally, Mr. Meshginpoosh also previously served as a Senior Manager at KPMG LLP. Mr. Meshginpoosh is a certified public accountant and holds a B.S., Accounting from West Chester University.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ALL OF THE NOMINEES FOR DIRECTOR LISTED ABOVE

Directors’ Meetings and Committees

Covalent’s board of directors held five meetings during 2005. There was no director who, during the last full fiscal year, attended in person or by phone fewer than 75% of the board and committee meetings held while such person was a director and serving as a committee member. While Covalent encourages all members of the board of directors to attend annual meetings of Covalent’s stockholders, there is no formal policy as to their attendance. All of the members of the board of directors attended the 2005 annual meeting of stockholders.

The board of directors has a Compensation Committee and an Audit Committee.

Compensation Committee. The Compensation Committee reviews and approves salaries for corporate officers and reviews, approves and administers Covalent’s stock option plan grants thereunder. The Compensation Committee met three times during 2005. The Compensation Committee is presently comprised of two non-employee directors, Scott M. Jenkins (Chairman) and Earl M. Collier, Jr. The Compensation Committee met three times in 2005.

Audit Committee. The Audit Committee oversees Covalent’s accounting, financial reporting process, internal controls over financial reporting and audits, and consults with management and the independent public accountants on, among other items, matters related to the annual audit, published financial statements and accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains Covalent’s independent registered public accounting firm. It also maintains direct responsibility for the compensation, termination and oversight of Covalent’s independent registered public accounting firm and evaluates the independent public accountants’ qualifications, performance and independence. The Audit Committee approves all services provided to Covalent by the independent registered public accounting firm. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by Covalent, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In 2005, the Audit Committee was composed of Christopher F. Meshginpoosh (Chairman), Earl M. Collier, Jr., and Scott M. Jenkins. Mr. Meshginpoosh joined the board of directors in April 2005 and concurrently was appointed Chairman of the Audit Committee. Prior to the appointment of Mr. Meshginpoosh as Chairman, Mr. Jenkins was acting Chairman of the Audit Committee. Each member of the Audit Committee is “independent” as defined in the Securities Exchange Act of 1934, as amended, and applicable rules of The Nasdaq Stock Market. The board of directors has determined that Mr. Meshginpoosh is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. The Audit Committee met five times in 2005.

The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on May 11, 2006, a copy of which is set forth as Appendix C to this proxy statement.

Code of Ethics

Covalent’s board of directors is committed to ethical business practices. Covalent adopted a corporate code of ethics in September 2004, which was amended on May 11, 2006. The code of ethics applies to all of Covalent’s employees and directors and includes the code of ethics for Covalent’s principal executive officer, principal financial officer, principal accounting officer or controller within the meaning of the Securities and Exchange Commission’s regulations adopted under the Sarbanes-Oxley Act of 2002. Covalent’s corporate code of ethics is posted under the Investor Relations section of its website at: www.covalentgroup.com. Please note that none of the information on Covalent’s website is incorporated by reference in this proxy statement.

Director Nominations

Covalent’s entire board of directors performs the functions of a nominating committee. As part of the nominating process, the board of directors reviews the appropriate skills and characteristics required of board members. Covalent’s board of directors does not anticipate that it will generally rely on third-party search firms to identify board candidates. Instead, the board of directors anticipates that it will continue to rely on recommendations from a wide variety of business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. All candidates shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the board of directors’s judgment, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with the size, complexity, reputation and success of the Company. When evaluating potential nominees, Covalent’s board of directors evaluates the above criteria as well as the current composition of the board of directors and the need for Audit Committee experience. The board of directors nominates the candidates which it believes best suit the needs of Covalent. Covalent’s board anticipates that stockholders’ nominees that comply with the existing procedures outlined in Covalent’s bylaws described below will receive the same consideration that other nominees receive.

Pursuant to Section 2.1(b) of Covalent’s bylaws, the board of directors will consider stockholder recommendations for directors sent to the Corporate Secretary, Covalent Group, Inc., One Glenhardie Corporate Center, Suite 100, 1275 Drummers Lane, Wayne, PA 19087. Stockholder recommendations for directors must include: (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of Covalent, including the class and number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the candidate(s) for election to the board of directors, (v) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Exchange Act, and (vi) the consent of the recommended nominee to serve as a director of Covalent if so elected. Recommendations must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the stockholder must deliver a director recommendation not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Shareholder Communications

Covalent’s’ annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of our board of directors on matters relevant to Covalent. In addition, the board of directors has established a process for permitting stockholders to communicate with the board of directors outside of our Annual Meeting. The shareholder communications policy is posted on our website at www.covalentgroup.com. Please note that none of the information on Covalent’s website is incorporated by reference into this proxy statement.

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Covalent specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of three non-employee directors, Christopher F. Meshginpoosh (Chairman), Earl M. Collier, Jr. and Scott M. Jenkins. The Board, in its business judgment, has determined that all members of the committee are “independent,” as required by applicable listing standards of the Nasdaq National Market. The Committee operates pursuant to a charter that was last amended and restated by the Board on May 11, 2006, a copy of which is set forth as Appendix C to this proxy statement. The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2005 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

CHRISTOPHER F. MEGHINPOOSH, CHAIRMAN

SCOTT M. JENKINS

EARL M. COLLIER JR.

July     , 2006

PROPOSAL THREE- ELECTION OF THREE ADDITIONAL DIRECTORS TO SERVE FROM

THE CONSUMMATION OF THE BUSINESS COMBINATION BETWEEN US AND

REMEDIUM OY UNTIL THE 2007 ANNUAL MEETING OF STOCKHOLDERS

This Proposal Three relates to the election of three additional individuals who, if elected, will become members of Covalent’s board of directors only if the proposal business combination with Remedium is consummated.

Presently, the number of members of Covalent’s board of directors is set at four and the individuals nominated for election to fill those positions are named in Proposal Two. However, upon the consummation of our business combination with Remedium, Covalent’s board of directors will expand the board to add three additional positions (for a total of seven) in accordance with the terms of the combination agreement. While our bylaws give our board of directors the authority to expand the board and to elect the additional directors to fill the vacancies so created, as a condition to the Remedium stockholders’ obligation to close the business combination, our stockholders must elect three individuals named in the combination agreement or designated by Remedium to fill the additional positions created by the expansion of the board. The nominees named below are not presently members of Covalent’s board of directors. Dr. Kai Lindevall and Petri Manninen are named in the combination agreement as two of the individuals who must be elected by our stockholders to serve on the expanded board and, in accordance with the terms of the combination agreement, Remedium has designated Dr. Jyrki Mattila for election to fill the third position so created. Accordingly, we are asking our stockholders to elect the three nominees named below, each to serve from our consummation of the business combination with Remedium until the 2007 annual meeting of stockholders and until his successor shall have been elected and qualified.

In the event our stockholders elect the three individuals named in this Proposal Three but the business combination does not close, the board of directors will not expand the board and none of the individuals elected pursuant to this Proposal Three will become a director of Covalent. On the other hand, if our stockholders do not elect the three individuals named in this Proposal Three, but the condition relating to their election by our stockholders is waived by the Remedium stockholders and the other conditions in the combination agreement are satisfied or waived and our business combination with Remedium closes, our board of directors will continue to have the authority under our bylaws, at the board’s discretion, to expand the board and elect the individuals who will fill the additional positions created by the board’s expansion, and these individuals may include any one or more of the individuals named below or may include other individuals subsequently designated by Remedium.

In case any of the nominees named below should become unavailable for election to the board for any reason not presently known or contemplated, it is the intention of the board of directors to nominate as a replacement nominee an individual recommended to the board by Remedium, subject to the board’s right to reject a recommended individual if the board should determine that the nomination of the individual would constitute a breach of the board’s fiduciary duties. In the event a substitute nominee is nominated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for the substituted nominee.

Covalent’s board of directors has determined that, other than Kai Lindevall, each of the following nominees will be independent as defined by the Nasdaq listing standards.

Name	Age	Principal Occupation
Dr. Kai Lindevall	53	Co-Founder, President, CEO and Director of Remedium.

Petri Manninen	36	Director of Remedium; Owner of Lakituki Oy, a legal services firm in Finland.

Dr. Jyrki Mattila	51	Executive Director Vice-President of Business Development, R&D and Technical Operations of Auxilium Pharmaceutical, Inc.

Dr. Kai Lindevall is the Co-Founder of Remedium. From 2002 to present, Dr. Lindevall has served as President and Chief Executive Officer of Remedium. He has also been Medical Director of the company since its inception. From October 2004, Dr. Lindevall has also served as Chairman of the Board of Remedium. He previously served as Managing Director of Remedium from its inception to 2002. Dr. Lindevall is also Co-Founder of Ipsat Therapies Oy/Ltd., a Finnish biotechnology company developing its proprietary IPSAT™ (“Intestinal Protection System in Antibiotic Treatment”) family of products for the prevention of hospital infections and antibiotic resistance. From October 2002 until February 2005, Dr. Lindevall served as Chairman of the Board and from March 2005 until March 2006 served as a member of the Board of Directors of Ipsat Therapies.

Dr. Lindevall has a Ph.D. in Pharmacology and a M.D. from the University of Tampere.

Petri Manninen has served a lawyer with Lakiasiaintoimisto Lakituki Oy, a Finnish based law firm, since December 1999. Since December 1994, Mr. Manninen has also served as the secretary and treasurer of Paavo Nurmi Foundation, a non-profit organization supporting research in field of cardiovascular diseases. Mr. Manninen has 12 years of experience in the practice of law and tax consulting. He has published several books and articles in Finnish and foreign law reviews.

Mr. Manninen has a Master of Laws from the University of Helsinki and an LL.M. in European Community Law from the University of Leiden.

Dr. Jyrki Mattila has served as Executive Vice President, Business Development since August 2003 of Auxilium Pharmaceuticals, Inc. From 1990 to July 2003, Dr. Mattila served in a variety of positions at Orion Pharma, the pharmaceutical division of the Orion Group, a Finnish company specializing in healthcare products, as President of Orion Pharma from 1996 to 2002 and as Senior Vice President of Business Development from 1990 to 1995. Dr. Mattila holds an M.D. and a Ph.D. in Pharmacology from the University of Helsinki Medical School, and an M.B.A. from the Helsinki School of Economics and Business Administration.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE THREE NOMINEES FOR ADDITIONAL DIRECTORS LISTED ABOVE TO SERVE

FROM THE CONSUMMATION OF THE BUSINESS COMBINATION BETWEEN US AND REMEDIUM OY UNTIL THE 2007 ANNUAL MEETING OF STOCKHOLDERS

EXECUTIVE OFFICERS OF COVALENT

Covalent’s executive officers serve at the discretion of the board of directors and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The executive officers of Covalent are:

Name	Age	Position(s) Held With Covalent
Kenneth M. Borow, M.D.	58	President, Chief Executive Officer, Director

Lawrence R. Hoffman	51	Executive Vice President, General Counsel, Secretary and Chief Financial Officer

Alison O’Neill	41	Senior Vice President, Clinical Operations

Kenneth M. Borow, M.D. has been President and Chief Executive Officer of Covalent since January 2000. Dr. Borow’s biographical information appears under the caption “Proposal Two- Election of Four Directors to Serve Until the 2007 Annual Meeting of Stockholders.”

Lawrence R. Hoffman joined Covalent in July 2004 as Executive Vice President and Chief Financial Officer. In February 2005, he was promoted to Executive Vice President, General Counsel, Secretary and Chief Financial Officer. From January 2003 to July 2004, Mr. Hoffman was an independent financial consultant. From July 2000 to January 2003, he was Vice President and Chief Financial Officer of Cytogen Corporation, a publicly traded biopharmaceutical company. From April 1998 to July 2000, Mr. Hoffman was Vice President and Chief Financial Officer of the Liposome Company, a publicly traded biopharmaceutical company which was sold to Elan PLC in May 2000.

Mr. Hoffman is a certified public accountant and an attorney with a J.D. from Temple University School of Law, and an LLM (Taxation) from Villanova University School of Law. He received his B.S. with a major in accounting from LaSalle University.

Alison O’Neill has been Senior Vice President, Clinical Operations since January 2004. Mrs. O’Neill previously served as Vice President of Global Project Management from April 2001 until December 2003. From 1996 to April 2001, Mrs. O’Neill was employed with Ingenix Pharmaceutical Services (successor to ClinPharm Ltd.), culminating as Senior Director, Clinical Operations. Mrs. O’Neill has 22 years of experience in the pharmaceutical industry both in pharma companies and contract research organizations and has worked across therapeutic areas and phases of development.

Upon consummation of the business combination Dr. Kai Lindevall, currently President and Chief Executive Officer of Remedium, will serve as President, European and Asian Operations. Dr. Lindevall’s biographical information appears under the caption “Proposal Three- Election of Three Additional Directors to Serve From the Consummation of the Business Combination Between us and Remedium Oy Until the 2007 Annual Meeting of Stockholders.”

The following table sets forth the total compensation paid by Covalent to the Chief Executive Officer and the two other individuals who served as executive officers in 2005 and were paid more than $100,000 in salary and bonus for 2005 (the “Named Executive Officers”).

EXECUTIVE COMPENSATION

Long-term Compensation
Name and Principal Position	Year	Annual Compensation			Shares Underlying Options (#)	All Other Compensation (1)
		Salary		Bonus
Kenneth M. Borow, M.D. President and Chief Executive Officer	2005 2004 2003	$ $ $	344,970 331,852 340,813	— — —	500,000 — —	$ $ $	1,993 1,656 1,406

Lawrence R. Hoffman (2) Executive Vice President, General Counsel, Secretary and Chief Financial Officer	2005 2004	$ $	216,666 78,461	— —	100,000 100,000		$1,100 —

Alison O’Neill (3) Senior Vice President, Global Operations	2005 2004	$ $	181,603 198,096	— —	75,000 25,000	$ $	1,215 50,113	(4)

(1)	Represents Covalent’s matching contributions under its employee’s savings (401K) plan.
(2)	Mr. Hoffman joined Covalent in July 2004 as Executive Vice President and Chief Financial Officer.
(3)	Ms. O’Neill was promoted to Senior Vice President, Global Operations effective January 2, 2004. Effective June 1, 2004, she relocated to the United States from the Company’s United Kingdom office. From January through May 2004, she was paid in British pound sterling. The salary payments she received in British pound sterling were converted to USD at a conversion rate of $1.84 USD per 1.00 British pound sterling.
(4)	Includes Covalent’s contributions to a pension plan of $3,809 in 2004 and payments for a car allowance of $3,680 in 2004. The respective amounts of Ms. O’Neill’s pension plan and car allowance contributions for 2004, which were paid in British pound sterling, are calculated based on a conversion rate of $1.84 USD per 1.00 British pound sterling. Also included is $42,624 of moving expenses in connection with Ms. O’Neill’s relocation to the United States from the United Kingdom.

Employment Agreement; Termination of Employment and Change-in-Control Arrangement

We had an employment agreement, which expired on March 31, 2006, Dr. Borow received an annual base salary of $325,000, subject to increases in each subsequent year tied to increases in the consumer price index. In addition, pursuant to the agreement, Dr. Borow was eligible to receive an annual bonus of up to 50% of his base salary, depending upon Covalent’s attainment of its operating goals and his individual performance. Up to one-half of Dr. Borow’s maximum annual bonus was based on objective tests and up to one-half of his maximum bonus was determined in the sole discretion of the Compensation Committee. Under certain circumstances relating to the termination of Dr. Borow’s employment, Covalent was obligated to pay Dr. Borow severance compensation for up to one year (at a rate equal to his then base salary) and, in such event, Covalent also would have been obligated to continue group health coverage for Dr. Borow for a period of one year and, to the extent not already vested, all of Dr. Borow’s stock options would have vested. In addition, if a “change in control” (as defined in the agreement) occurs within one year after the termination of this employment agreement under certain circumstances, Covalent will be obligated to pay Dr. Borow a change in control payment in an amount ranging from one to five times his then base salary, depending upon the growth in stockholder value as reflected by the trading price of Covalent’s common stock (or, under certain circumstances, the amount of the consideration to be received by the stockholders in such transaction).

Mr. Hoffman is currently a party to an Executive Severance Agreement with Covalent. In the event Mr. Hoffman’s employment with us is terminated in connection with a change of control as set forth therein, the agreement provides, generally, for the payment of twelve months base salary, a pro-rata portion of any bonus compensation due Mr. Hoffman and the continuation of certain company-paid fringe benefits for a period of twelve months. We do not have any severance agreement with our other executive officers.

Option Grants In Last Fiscal Year

The following table provides information about grants of stock options made during 2005 to each of the Named Executive Officers. During 2005, no stock appreciation rights were granted.

	Individual Grants
	Number of Shares Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%	10%
Kenneth M. Borow, M.D (1)	500,000	65%	$2.25	7/01/2010	$1,391,147	$1,755,456
Lawrence R. Hoffman (1)	100,000	13%	$2.25	7/01/2010	$278,229	$351,091
Alison O’Neill (2)	75,000	10%	$2.25	7/01/2010	$208,672	$263,318

(1)	Each option has a term of five years from the date of grant and vests ratably over a three-year period, beginning on the first anniversary of the date of grant.
(2)	Each option has a term of five years from the date of grant with 20% of the grant vesting on the date of grant and the remainder vesting ratably over the next four years.
(3)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of Covalent’s common stock compounded annually for a five-year period. There can be no assurance that the common stock will appreciate in value at any particular rate or at all in future years.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table presents certain information with respect to the exercise of stock options during 2005 by the Named Executive Officers and the number and value at December 31, 2005, of stock options held by each of the Named Executive Officers. The value actually realized upon future option exercises by the Named Executive Officers will depend on the value of our common stock at the time of exercise. No stock appreciation rights were exercised during 2006, or held as of December 31, 2005, by any of the Named Executive Officers.

Shares Acquired on Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth M. Borow, M.D.	—	—	50,000	500,000	$12,125	$—
Lawrence R. Hoffman.	—	—	33,334	66,666	$—	$—
Alison O’Neill	—	—	58,400	89,600	$—	$—

(1)	Based on the closing price of $2.18 of our common stock on the Nasdaq SmallCap Market on December 31, 2005 net of the exercise price.

Directors’ Compensation

Covalent’s non-employee directors receive $37,500 per year for their service as directors paid at the rate of $3,125 per month, and are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the board. Non-employee directors who are Chairman of the Audit and Compensation Committees may receive an annual grant to purchase 25,000 shares of our common stock. All other non-employee directors may receive an annual grant to purchase 20,000 shares of our common stock. The option grants vest pursuant to the terms of our stock option plans.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Scott M. Jenkins (Chairman) and Earl M. Collier, Jr., the only individuals who served on the Compensation Committee during 2005. Neither Mr. Jenkins nor Mr. Collier has ever been an employee or an officer of Covalent or any subsidiary of Covalent. There are no compensation committee interlocks between Covalent and any other entity involving Covalent’s or such other entity’s executive officers or board members.

The following report of our Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under either of such acts.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF COVALENT

The following is a report prepared by the Compensation Committee, which was comprised during 2005 of Scott M. Jenkins (Chairman) and Earl M. Collier. The Compensation Committee is responsible for establishing and overseeing policies governing compensation programs for executive-level officers of Covalent in order to attract, motivate and retain key executives responsible for Covalent’s operations.

Compensation Policies

Covalent’s executive compensation policies and specific compensation programs are intended to further the principal objective of maximizing long-term shareholder value. The Compensation Committee believes that this objective, and the long-term interests of stockholders, are best achieved by attracting and retaining high-quality management, and that executive compensation should be determined according to a competitive framework and based on overall financial results and individual contributions to the business consistent with overall corporate needs and objectives. The ultimate purpose of executive compensation policies and programs is to attract and retain high-quality executives and to motivate the entire management team to put forth maximum efforts toward achieving Covalent’s financial and business objectives. The Compensation Committee believes the executive compensation policies and programs of Covalent are consistent with this policy.

Within the overall philosophy, the Compensation Committee has established specific objectives to:

•	offer a total compensation program that is competitive and consistent with compensation levels for executive officers holding positions of comparable responsibility in the contract research industry;

•	promote achievement of annual financial and business objectives of Covalent;

•	motivate key executives to fulfill their responsibilities in meeting the business objectives of Covalent; and

•	reward executives for long-term strategic management and the enhancement of shareholder value.

Compensation Programs

There are three major components of Covalent’s executive compensation programs:

•	base annual salary;

•	annual cash incentives (or “bonuses”); and

•	long-term incentives.

In setting annual base salary levels and annual incentives for executive officers, the Compensation Committee evaluates the responsibilities of the position held and the experience of the individual, as well as consideration of compensation practices and financial performance for comparable positions within the pharmaceutical and biotechnology industries. In addition, the performance of each individual executive officer is considered, as well as Covalent’s overall financial performance for the previous fiscal year and the contributions to such performance made by the executive officer and his or her department. However, the Compensation Committee does not apply any specific formula or assign any specific weights to these factors in making compensation decisions.

Long-term incentive awards consist of options to acquire shares of Covalent’s common stock under its equity incentive plans. In 2005, 500,000 common stock options were awarded to Dr. Borow, 100,000 common stock options were granted to Mr. Hoffman; and 75,000 common stock options were awarded to Ms. O’Neill. The Compensation Committee believes making these various long-term compensation programs available to executive officers, coupled with annual base salaries and bonuses, further the objectives of the Compensation Committee of aligning the interests of executive officers with the interests of long-term stockholders.

CEO Compensation

We entered into an employment agreement with Dr. Borow, as of March 31, 2003. Pursuant to the employment agreement, which expired on March 31, 2006, Dr. Borow received an annual base salary of $325,000, subject to increases in each subsequent year tied to increases in the consumer price index. In addition, pursuant to the agreement, Dr. Borow was eligible to receive an annual bonus of up to 50% of his base salary, depending upon Covalent’s attainment of its operating goals and his individual performance. Up to one-half of Dr. Borow’s maximum annual bonus was based on objective tests and up to one-half of his maximum bonus was determined in the sole discretion of the Compensation Committee. Under certain circumstances relating to the termination of Dr. Borow’s employment, Covalent was obligated to pay Dr. Borow severance compensation for up to one year (at a rate equal to his then base salary) and, in such event, Covalent also would have been obligated to continue group health coverage for Dr. Borow for a period of one year and, to the extent not already vested, all of Dr. Borow’s stock options would have vested. In addition, if a “change in control” (as defined in the agreement) occurs within one year after the termination of this employment agreement under certain circumstances, Covalent will be obligated to pay Dr. Borow a change in control payment in an amount ranging from one to five times his then base salary, depending upon the growth in stockholder value as reflected by the trading price of Covalent’s common stock (or, under certain circumstances, the amount of the consideration to be received by the stockholders in such transaction). We expect to negotiate a new employment agreement with Dr. Borow in connection with the proposed acquisition of the shares of Remedium OY.

In determining the base annual salary, annual cash incentives and the other principal economic terms included in Dr. Borow’s employment agreement, the Compensation Committee’s goal was to provide total annual compensation intended to compensate Dr. Borow fairly in relation to comparable positions within the contract research industry (while recognizing that most of the other publicly-traded contract research organizations are substantially larger than Covalent), as well as to retain the services of Dr. Borow for Covalent and continue to motivate him to use his maximum efforts to further the business objectives of Covalent. The Compensation Committee specifically noted Dr. Borow’s significant contributions to Covalent’s business development efforts.

In light of Covalent’s financial results in 2005 (noting in particular the decrease in net revenues and the significant loss from operations), Dr. Borow did not receive an annual bonus for 2005 based upon the operating performance criteria contained in the employment agreement. Dr. Borow did receive a cost of living adjustment in 2005 of 4.1% pursuant to the terms of his employment agreement. The cost of living adjustment was based on the consumer price index for the Philadelphia area (the region in which Covalent is headquartered) as published by the U.S. Department of Labor, Bureau of Labor Statistics.

Submitted by the Compensation Committee of the Board of Directors

SCOTT M. JENKINS, CHAIRMAN

EARL M. COLLIER, JR.

July     , 2006

PROPOSAL FOUR- AMENDMENT TO COVALENT’S CERTIFICATE OF INCORPORATION

TO CHANGE COVALENT’S NAME TO ENCORIUM GROUP, INC.

The Covalent board of directors has approved an amendment to Covalent’s Certificate of Incorporation to change Covalent’s name to Encorium Group, Inc. In order for the amendment to be effected, the holders of a majority of the shares of common stock outstanding on the record date must approve the amendment. If the amendment is approved by the requisite vote of our stockholders at the meeting, it will become effective upon the filing of the amendment to Covalent’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

The change of Covalent’s name to Encorium Group, Inc. is one of a number of conditions to the Remedium stockholders’ obligation to consummate the proposed business combination described in Proposal One. Accordingly, if this Proposal Four is not approved by the requisite vote of our stockholders, the Remedium stockholders will not be obligated to consummate our business combination with Remedium Oy unless they waive the condition at their sole discretion. Because there are conditions to the consummation of the business combination other than the change of Covalent’s name, the proposed business combination may not occur even if this Proposal Four is approved. However, if the stockholders approve this Proposal Four, the amendment to Covalent’s Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware and Covalent’s name will be changed to Encorium Group, Inc. even if the business combination is not consummated.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE CHANGE OF COVALENT’S NAME TO ENCORIUM GROUP, INC.

PROPOSAL FIVE- AMENDMENT TO COVALENT’S CERTIFICATE OF INCORPORATION

TO INCREASE ITS AUTHORIZED COMMON STOCK

As a condition to the consummation of the business combination with Remedium, Covalent must increase its authorized common stock. As of the date of this proxy statement, the total number of authorized shares of common stock of Covalent is 25,000,000, of which             shares were issued and outstanding on             , 2006 and another             shares were reserved for issuance upon the exercise of stock options that were either outstanding or could be granted pursuant to our existing stock option plans.

Upon the consummation of the business combination, Covalent will become obligated to issue (i) up to [8,839,779] shares of Covalent common stock to the Remedium stockholders, constituting the maximum number of shares issuable to the Remedium stockholders as consideration under the combination agreement before giving effect to certain post-closing adjustments, which may have the effect of increasing or decreasing the consideration we must ultimately pay to the Remedium stockholders, and (ii) up to [000,000] additional shares upon the exercise of currently outstanding options issued by Remedium. We could become obligated to pay the Remedium stockholders an indeterminate amount of additional consideration as a result of post-closing adjustments relating to Covalent’s “net worth” as of the closing date or our breach of our representations, warranties or other obligations under the combination agreement, which we would be permitted, in either case, to settle in cash or, at our option, and assuming we have a sufficient number of authorized but unissued shares available for that purpose, additional Covalent shares. Even though we currently have authorized shares of Covalent common stock sufficient to accommodate the issuance of all of the shares we could be required to issue upon the consummation of the business combination, depending on the number of shares we are ultimately required to deliver under the terms of the combination agreement, unless this Proposal Six is approved, we could have an insufficient number of authorized shares to permit us to settle in shares all or a portion of any post-closing obligation we are permitted to settle in shares or to issue all or part of the awards that will be permitted by the 2006 Equity Incentive Plan if Proposal Six is approved at the meeting.

In order to provide additional authorized shares to permit us to consummate the business combination with Remedium, settle in shares any post-closing obligations we are permitted to settle in shares, fully utilize the 2006 Equity Incentive Plan if it is approved by stockholders at the meeting and provide additional shares that may be utilized for other corporate purposes, the Covalent board of directors has approved an amendment to increase Covalent’s authorized common stock to 35,000,000 shares. In order to amend Covalent’s Certificate of Incorporation to increase the authorized capital stock, holders of a majority of the common stock outstanding on the record date must approve the amendment. If the amendment is approved by the requisite vote of our stockholders at the meeting, it will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware. Because there are conditions to our consummation of the business combination with Remedium other than the increase in the number of Covalent’s authorized shares, the proposed business combination may not occur even if this Proposal Five is approved. However, if the stockholders approve this Proposal Five, the amendment to Covalent’s Certificate of Incorporation to increase the number of authorized shares of common stock to 35,000,000 will be filed with the Secretary of State of the State of Delaware, even if the business combination is not consummated.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE INCREASE IN AUTHORIZED COMMON STOCK OF COVALENT.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with regard to the beneficial ownership of the outstanding shares of Covalent’s common stock by (i) each director and Named Executive Officer individually, (ii) all executive officers and directors of Covalent as a group, and (iii) each person known by Covalent to beneficially own five percent or more of the outstanding shares of the Covalent’s common stock. This information is as of                     , 2006, unless we have indicated otherwise.

Name of Beneficial Owner(1)(2)	Number of Shares		Percentage of Outstanding Shares
Kenneth M. Borow, M.D.	[979,568	](3)(4)
Earl M. Collier, Jr.	[72,500	](3)	*
Scott M. Jenkins	[102,200	](3)	*
Christopher F. Meshginpoosh	[8,332	](3)	*
Lawrence R. Hoffman	[33,334	](3)	*
Alison O’Neill	[68,000	](3)	*
All executive officers and directors as a group (six persons)	[1,263,934	](3)

Richard D. Propper, M.D. 4350 La Jolla Village Dr., Suite 970 San Diego, CA 92121	821,148	(5)

Hassan Nemazee 777 Park Avenue New York, NY 10021	1,033,010	(6)

Houston Ventures, Inc. 720 Fifth Avenue New York, NY 10019	1,000,000	(7)

Wells Fargo & Company 525 Market Street San Francisco, CA 94105	1,752,290	(8)

*	Less than 1% of the outstanding common stock.
(1)	Unless otherwise noted, we believe that all persons have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	Unless otherwise noted, the address of such persons is: c/o Covalent Group, Inc., One Glenhardie Corporate Center, 1275 Drummers Lane, Wayne, PA 19087.
(3)	The amounts shown include shares which may be acquired currently or within 60 days of , 2006 through the exercise of stock options, as follows: Dr. Borow—[50,000] shares; Mr. Collier—[72,500] shares; Mr. Jenkins—[82,500] shares; Mr. Meshginpoosh—[8,332] shares; Mr. Hoffman [33,334]; Mrs. O’Neill—[68,000] shares; and all current executive officers and directors as a group—[1,263,934] shares.
(4)	Includes [39,000] shares owned indirectly that are held by certain members of Dr. Borow’s immediate family and over which Dr. Borow has sole investment and voting power. Of the shares owned by Dr. Borow, [460,000] shares have been pledged as collateral for a promissory note to Richard D. Propper, M.D. payable in August 2006.
(5)	As per the Schedule 13G filed by Richard Propper on February 10, 2005.
(6)	As per the Schedule 13D/A filed by Hassan Nemazee on February 4, 2000, includes 500,000 shares owned by Houston Ventures, Inc. as to which Hassan Nemazee has joint power, as well as 33,010 shares held by Mr. Nemazee’s children.
(7)	As per the Schedule 13D/A filed by Houston Ventures, Inc. on February 4, 2000, includes beneficial ownership of 500,000 shares otherwise beneficially owned by Hassan Nemazee.
(8)	As per the Schedule 13 G filed by Wells Fargo & Company on January 26, 2006.

PROPOSAL SIX- APPROVE THE COVALENT GROUP, INC.

2006 EQUITY INCENTIVE PLAN

The Covalent Group, Inc. 2006 Equity Incentive Plan (the “Plan”) was adopted by the board of directors on     , 2006, subject to approval of Covalent’s stockholders. Subject to adjustment as described below, the Plan limits to 1,000,000 the total number of shares of common stock that may be issued upon the exercise of stock options or the grant of restricted shares under the Plan. If the Plan is approved by our stockholders, no further equity grants will be made under the Covalent Group, Inc. 2002 Equity Incentive Plan (the “2002 Plan”).

In the opinion of our board of directors, Covalent and its stockholders have in the past benefited substantially from having certain of its directors, officers and key employees acquire shares of Covalent common stock pursuant to stock options or restricted shares granted as part of our compensation of those individuals. Those awards, in the opinion of the board, have been an effective incentive to our directors, officers and other key employees. At the present time, we have approximately              shares, representing approximately             % of our shares currently outstanding, available for the issuance of new awards of stock options or restricted shares under the 2002 Plan. The board of directors believes that stock options and restricted stock are vital components of employment compensation packages that we can offer to attract high-caliber individuals. The approval of the Plan will increase to 1,000,000, or approximately             % of our shares currently outstanding, the number of shares available for new awards to our directors, officers, other key employees, consultants and advisors in the future. Approximately              employees of Covalent and its subsidiaries, including its executive officers, and directors are currently eligible (and upon the consummation of the business combination with Remedium, an estimated              employees of Remedium and its subsidiaries will become eligible) to receive grants of stock options and awards of restricted shares under the Plan, subject to the terms of the Plan.

In addition, the Plan includes certain provisions that allow income attributable to option grants to be considered to be “performance based compensation” for purposes of certain tax rules that otherwise potentially limit our ability to take those expenses as deductions for federal income tax purposes. The 2002 Plan does not provide Covalent with the ability to have option grants treated as performance based compensation.

The Plan provides certain limitations on grants that may be made. In particular, the Plan limits overall the shares of common stock that may be awarded as restricted shares to 10% of the shares authorized in the aggregate for issuance under the Plan. Subject to adjustment as described below, the Plan also limits the aggregate number of options and restricted shares that may be granted under the Plan to any one person to 500,000 shares, and limits the number of shares of common stock that may be subject to any option or options granted under the Plan to any one employee during any one calendar year to 200,000 shares.

Pursuant to Section 7 of the Plan, the number of shares that may be granted under the Plan, including the individual limits specified in the Plan, and the number of shares subject to outstanding awards of options and restricted shares and the exercise or, if applicable, purchase prices thereof shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Covalent common stock resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations, merger, consolidation, exchange of shares, or any similar change affecting the common stock.

Other than pursuant to Section 7 of the Plan, any adjustment or amendment of the exercise price of a stock option previously awarded pursuant to the Plan, whether through amendment, cancellation, or replacement grant, or any other means, will require the approval of the stockholders by a majority of the votes cast on the matter at a duly held stockholder meeting at which a quorum representing a majority of Covalent’s outstanding voting shares is present, either in person or by proxy.

A copy of the Plan is included as Appendix D to this proxy statement.

New Plan Benefits. No awards have been made to date under the Plan. Future issuances of options or restricted shares, if any, that are made to eligible participants under the Plan will be subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Under the Plan, rights to acquire shares of common stock may be structured as:

•	options intended to qualify as incentive stock options, or ISOs, under Section 422(b) of the Internal Revenue Code;

•	non-qualified stock options, or NSOs;

•	or sales or grants of restricted shares.

Covalent can grant incentive stock options only to persons who are employees of Covalent or its subsidiaries. Covalent can grant non-qualified stock options to persons who are employees of Covalent or its subsidiaries or who are consultants or advisors to Covalent or its subsidiaries, and to members of the boards of directors of Covalent or any of its subsidiaries (including members of such boards who are not officers or otherwise employees of Covalent or its subsidiaries). Covalent can grant awards of restricted shares to persons who are employees of Covalent or its subsidiaries as well as to persons who are members of the boards of directors of Covalent or its subsidiaries.

Description of Plan

The Plan may be administered by the board of directors or by a committee of the board of directors. Currently, the Compensation Committee of the board of directors is authorized to administer the Plan. Subject to the terms of the Plan, the Compensation Committee has the authority to:

•	determine the persons to whom options or restricted shares will be awarded and the number of shares to be covered by each award;

•	determine the exercise price per share subject to a stock option and/or the purchase price for restricted shares, if any;

•	determine the time or times within which restricted shares may be subject to forfeiture and all other conditions of such awards;

•	prescribe, amend and rescind rules and regulations relating to the Plan;

•	determine the conditions which must be satisfied in order for an option to vest and become exercisable and/or for the restrictions on restricted shares to lapse;

•	accelerate the vesting or exercise date of any option and/or waive, in whole or in part, any or all remaining restrictions on any restricted shares; and

•	interpret the Plan and any agreement entered into with respect to an award.

In establishing an exercise price for ISOs and NSOs, the Plan requires that in all cases the exercise price per share must be equal to or greater than the fair market value per share of the common stock at the date of grant. With respect to ISOs granted to employees owning more than 10% of Covalent’s voting stock, the exercise price per share must be at least 110% of the fair market value per share of the common stock at the date of grant. The option exercise price must be paid in full at the time the notice of exercise of the option is delivered to Covalent and must be tendered in cash, or by personal or certified check. The Compensation Committee has the discretion to permit a participant to exercise by delivering a combination of Covalent shares and cash. The Plan prohibits the grant of any options that would be considered to be a repricing of previously granted options without stockholder approval of the new option grants.

Pursuant to the Plan, options can be granted with expiration dates as determined by the Compensation Committee; provided, however, that the expiration date may not be more than 10 years after the date of grant. ISOs granted to persons owning more than 10% of Covalent’s voting stock, however, may not have a term in excess of five years. The aggregate number of options and restricted shares which may be granted under the Plan to any one person is limited to 500,000 shares, and the number of shares of common stock that may be subject to any option or options granted under the Plan to any one employee during any one calendar year is limited to 200,000 shares, subject to proportionate adjustment for changes in capitalization. Options vest upon satisfaction of any applicable vesting conditions, which may include completion of specified periods of service, attainment of performance goals, or other conditions specified by the Compensation Committee. By reason of certain applicable provisions of the Internal Revenue Code, certain other limitations on the grant of ISOs are applicable. In particular, an option grant does not qualify as an ISO under these provisions to the extent the participant’s ISOs (granted under the Plan and under any other plan which permits grants if incentive stock options) become exercisable in any one year for more than $100,000 worth of stock (the underlying shares being valued for this purpose as of the relevant grant date of the incentive stock options).

Generally, if a participant in the Plan is an employee or director and the participant’s relationship with Covalent ceases for any reason, other than termination for cause, death or disability, the participant may exercise options that are then vested within the three-month period following the end of the relationship. Options may terminate or expire sooner, however, by their terms or pursuant to other provisions that may be included in the applicable option agreement. If a participant is an advisor or consultant, termination of the relationship with Covalent does not cause acceleration of the expiration of the option except to the extent such acceleration of the option expiration is included in the terms of the applicable option agreement or any other agreement between the participant and Covalent.

If a participant’s relationship with Covalent ends due to disability or death, the participant’s options may be exercised by the participant or executor, as appropriate, for a period of up to 12 months from the date of termination, subject, however, to earlier termination pursuant to the terms of the option agreement, or the occurrence of any event that is determined to result in forfeiture under the terms of the Plan. If a participant is terminated for cause, all unexercised options then held by the participated will be forfeited, including options that have been exercised but for which no share certificates have been issued, provided that Covalent must refund the exercise price paid by the participant.

Restricted shares may be issued either alone or in addition to other awards granted under the Plan. The provisions of restricted share awards need not be the same with respect to each participant. The Compensation Committee may require participants to pay for their restricted shares, and a specific method of payment, including cash, or a personal or certified check, may be required. If the Compensation Committee approves, the participant also may elect to purchase restricted shares using a combination of shares and cash. After the Compensation Committee authorizes an award, the recipient of restricted shares must execute an award agreement which states the terms and conditions of the award. A share certificate will be issued in connection with each award of restricted shares. This certificate will bear a legend marking the shares as restricted shares and will be held in custody by Covalent or an escrow agent until the restrictions on the award have lapsed.

During the restriction period set by the Compensation Committee for an award of restricted shares, the participant will not be permitted to transfer or encumber the restricted shares. The participant will be entitled to vote and to receive any cash dividends with respect to restricted shares. Dividends paid in the form of securities will be subject to the same conditions as the restricted shares with respect to which they were paid. Unless there is a forfeiture of the restricted shares, a change of control of Covalent, or a waiver of the restrictions, the restrictions on restricted shares generally will lapse in accordance with the conditions stipulated in the award agreement, which may include continued employment, engagement or service of the participant for a specified time period, attainment of specific performance goals, or any other factor that the Compensation Committee selects. Forfeitures may occur during the restriction period either when the participant’s relationship with Covalent is terminated for any reason, if specified performance goals are not attained, or if Covalent and the participant agree to the forfeiture. Under certain circumstances, forfeitures may also occur when there is a change of control. Participants who pay for restricted shares that are subsequently forfeited will receive a refund of the purchase price paid for the forfeited shares.

When the restrictions on restricted shares lapse, the certificates for the restricted shares will be replaced by new certificates that do not bear a restrictive legend. These new certificates will be delivered to the participant subject to the terms of the Plan.

The Plan also has provisions that take effect if Covalent experiences a change of control. As used in the Plan, a change of control means:

•	the acquisition in one or more transactions by any person of beneficial ownership of 25% or more of the combined voting power of Covalent’s then outstanding voting securities excluding voting securities acquired directly from Covalent;

•	the approval by the stockholders of Covalent of:

•	a merger, reorganization or consolidation involving Covalent if the stockholders of Covalent immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than 50% percent of the combined voting power of the outstanding voting securities of Covalent resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the voting securities outstanding immediately before such merger, reorganization or consolidation; or

•	a complete liquidation or dissolution of Covalent; or

•	an agreement for the sale or other disposition of all or substantially all of the assets of Covalent; or

•	acceptance by stockholders of Covalent of shares in a share exchange if the stockholders of Covalent immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

If a change of control occurs and the Plan is not continued by a successor corporation, and if the participants do not receive substantially equivalent, substituted stock options or restricted shares in a successor corporation, then the Plan will be terminated. In this case, all options previously granted to participants who are employees or members of the board will immediately become fully vested and exercisable and in such a case all restrictions on restricted shares will lapse and the shares will immediately become non-forfeitable.

If a change of control occurs and the Plan is continued by a successor corporation, or if the participants receive substantially equivalent, substituted options or restricted shares in a successor corporation, then with respect to participants who are employees or members of the board, the following rules will be applicable:

•	if at the time of the change of control, the participant is a member of the management team or is a board member and is not offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then, that participants unvested options will become fully vested and the restrictions on his or her restricted shares will lapse; and

•	if any participant, without regard to such participant’s title, is offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then his or her options will not be subject to accelerated vesting and the restrictions on his or her restricted shares will not lapse. If, however, that participant’s employment with the successor corporation is terminated during the six month period following the change of control, any unvested options will immediately become vested and exercisable, and the restrictions on all his or her restricted shares will lapse and the shares will become non-forfeitable.

The board of directors may suspend, amend or terminate the Plan. However, stockholder approval must be obtained for amendments that would:

•	increase the number of shares which are reserved for the issuance of options or restricted shares under the Plan; or

•	permit the granting of options to a class of employees other than those presently permitted to receive options under this Plan.

Federal Tax Consequences

The following is a brief description of the federal income tax consequences of stock options and restricted shares that may be granted under the Plan under present tax laws. The following description does not address all of the tax consequences that may be applicable to Covalent or to any particular participant. In addition, the discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax. The discussion is based upon applicable statutes, regulations, case law, and administrative interpretations in effect as of the date of this proxy statement.

Incentive Stock Options. There are no federal income tax consequences to either the participant or Covalent upon the grant of an ISO. Upon a sale of the shares obtained from the exercise of an ISO, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to Covalent, if the following holding period requirements are satisfied:

•	the participant does not dispose of the shares within two years from the date the ISO was granted; or

•	the participant does not dispose of the shares within one year from the date the shares were issued to the participant.

If a participant disposes of shares before the holding period requirement is satisfied, the participant will recognize ordinary income in the year of disposition, and Covalent will be entitled to a corresponding deduction, in an amount equal to the lesser of:

•	the excess of the fair market value of the shares on the date of exercise over the option price of the shares; or

•	the excess of the amount realized from such disposition over the option price of the shares.

Where shares are sold before the holding period requirement is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeds the fair market value of the shares on the date of exercise. Upon exercise of an ISO, the excess, if any, of the fair market value over the exercise price will be an item of tax preference for purposes of the participant’s alternative minimum tax and may, therefore, result in an increased tax liability for the participant depending on the personal tax situation applicable to that participant.

Non-Qualified Stock Options. There are no federal income tax consequences to either the participant or to Covalent upon the grant of an NSO. Upon the exercise of an NSO, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and Covalent generally will be entitled to a federal income tax deduction in the same amount.

In general, if previously owned shares are used to pay the exercise price of options, the participant’s tax basis and holding period of such previously owned shares will be carried over to the equal number of shares received on exercise. The fair market value of any additional shares received upon the exercise of an option will be recognized by the participant as ordinary income as of the date the NSO is exercised. The tax basis of the additional shares will be equal, in the aggregate, to the ordinary income recognized by the participant. The holding period for purposes of determining the treatment of capital gain or loss on a subsequent disposition of the shares begins on the date the NSO is exercised. However, if the previously owned shares had been acquired on the exercise of an ISO and the holding period requirement for those shares was not satisfied at the time they were used to exercise an option, such use would constitute a disposition of such previously owned shares resulting in the recognition of ordinary income as described above.

Restricted Shares. Unless the participant elects to recognize income at the time of an award of restricted shares, the participant will not recognize taxable income until the shares are no longer subject to a substantial risk of forfeiture. The participant’s recognized income will equal the amount that the fair market value of such shares—measured at the time of grant if an election is made, or otherwise at the time the restrictions lapse or are removed—exceeds any sum paid for such shares (the “bargain element”). Covalent will generally be entitled to a deduction in the same amount, and in the same year as the participant of restricted shares has income. Covalent will comply with all applicable withholding requirements with respect to such income.

The aforementioned election allows the participant to recognize the bargain element as income in the year of the award (as opposed to when the restrictions lapse or are removed) by making an election with the Internal Revenue Service within 30 days after the award is made. If the participant subsequently forfeits the restricted shares, the participant would not be entitled to any tax deduction for the value of the shares on which the participant previously paid tax. Dividends received by a participant on restricted shares during the restriction period are taxable to the participant as ordinary compensation income and will be deductible by Covalent unless the aforementioned election is made, rendering dividends taxable as dividends and nondeductible.

Special rules apply if a participant uses previously owned shares to pay for restricted shares, but, in general, the participant’s tax basis and holding period of such previously owned shares will be carried over to the equal number of restricted shares for which a purchase price is paid in the form of previously owned shares.

Equity Compensation Plan Information

The following table details information regarding Covalent’s existing equity compensation plans as of December 31, 2005:

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,362,873	2.50	706,026
Equity compensation plans not approved by security holders	—	—	—

Total	1,362,873	2.50	706,026

Approval of the Plan requires the affirmative vote of a majority of the shares of Covalent common stock present in person or by proxy and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN.

PROPOSAL SEVEN- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of Covalent has re-appointed, subject to stockholder ratification, Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements for the fiscal year ended December 31, 2006.

During the fiscal years ended December 31, 2005 and 2004, fees in connection with services rendered by Deloitte & Touche LLP were:

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees	$247,500	$248,700
Audit-Related Fees	$18,900	$32,000
Tax Fees	$3,200	$43,800
All Other Fees	$—	$7,800
Total	$269,600	$332,300

Audit fees consisted of fees for the audit of Covalent’s annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of Covalent’s documents filed with the SEC. Audit-related fees consist of the audit of Covalent’s operations in the UK. Tax fees consisted primarily of fees for tax compliance and tax advice. Except as set forth above, Covalent made no other payments to Deloitte & Touche LLP for services rendered during fiscal 2005 and 2004.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s Charter includes a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountants to Covalent. The policy requires that all services to be performed by Deloitte & Touche LLP, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. All services rendered by Deloitte & Touche LLP are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by Deloitte & Touche LLP during fiscal 2005 and 2004. The Audit Committee considered whether the provision of services other than the audit services (as specified above) was compatible with maintaining Deloitte & Touche LLP’s independence and determined that provision of such services has not adversely affected Deloitte & Touche LLP’s independence.

The board of directors of Covalent recommends a vote for ratification of the appointment of Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements for the current fiscal year. It is intended that the shares represented by proxies in the enclosed form will be voted for ratification of Deloitte & Touche LLP, unless contrary instructions are received. It is expected that representatives of Deloitte & Touche LLP will attend the annual meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Approval of the re-appointed of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of Covalent common stock present in person or by proxy and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, A REGISTERED PUBLIC ACCOUNTING FIRM, TO EXAMINE AND REPORT ON OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

DESCRIPTION OF COVALENT CAPITAL STOCK

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share. See Proposal Five, relating to a proposal to increase the number of authorized shares to 35,000,000. As of                     , 2006 there were              shares of common stock outstanding and held of record by approximately              stockholders. Assuming the issuance of the maximum number of shares issuable to the Remedium stockholders as consideration under the combination agreement if Covalent’s “net worth” on the date of closing of the business combination is at least $6,974,689, there will be approximately              shares of our common stock outstanding upon consummation of the business combination. If the business combination is consummated and the “net worth” of Covalent on the closing date is less than $6,974,689, we may be required to issue additional shares to the Remedium stockholders, depending on the results of the post-closing adjustments to the consideration we must pay to the Remedium stockholders under the business combination agreement. See “            .”

The holders of our common stock (i) have equal rateable rights to dividends from funds legally available therefrom when, as and if declared by our board of directors; (ii) are entitled to share rateably in all of our assets available for distribution upon liquidation, dissolution or winding up of the affairs of Covalent; and (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, telephone number 800-937-5449.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Covalent’s executive officers and directors to file initial reports of beneficial ownership and reports of changes of beneficial ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish Covalent with copies of all Section 16(a) forms they file. Based solely upon a review of copies of the reports furnished to Covalent during the fiscal year ended December 31, 2005, all executive officers and directors were in compliance with their reporting obligations under Section 16(a).

PERFORMANCE GRAPH

The following line graph shows the percentage change in the cumulative total return performance (assuming reinvestment of dividends) to holders of Covalent common stock with that of the Nasdaq Stock Market (U.S. companies) and a self-constructed peer group index of contract research organizations (comprised of Kendle, International, Icon plc, Parexel, Inc., Pharmaceutical Product Development, Inc., SFBC International, and Covance, Inc.). The comparison includes the period beginning January 1, 2000 through December 31, 2005. Shares of the Covalent’s common stock are traded on the Nasdaq SmallCap Market under the symbol “CVGR.” The comparison of the cumulative return for each investment assumes that $100 was invested in Covalent’s common stock and in each index on January 1, 2000.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of Covalent’s stockholders, which is generally held                      each year, was delayed this year in order to include in this proxy statement information concerning our proposed business combination with Remedium Oy and the proposals required to be acted on by our stockholders under the terms of the combination agreement. It is management’s current intention that the 2007 annual meeting of stockholders be held                     . Accordingly, any stockholder proposal intended to be presented at Covalent’s 2006 Annual Meeting of Stockholders must be received by Covalent at its office in Wayne, Pennsylvania on or before                     , 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. If a stockholder proposal to be considered at next year’s meeting, but not included in the proxy statement, is not received by us on or before                     , 2007, the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. All proposals should be submitted in writing to Covalent Group, Inc. (or, if Proposal Four relating to the change of our name is approved, to Encorium Group, Inc.)                     .

SOLICITATION OF PROXIES

Covalent will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of Covalent by personal interview, electronic mail or telephone. Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for their out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of commons stock held of record by such persons, and Covalent may reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Covalent Group Inc.

Consolidated Financial Statements

Remedium Oy

Covalent Group, Inc.

Consolidated Condensed Balance Sheets

	March 31, 2006	December 31, 2005
Assets
Current Assets
Cash and cash equivalents	$6,558,835	$7,104,081
Investigator advances	1,395	1,009
Accounts receivable, less allowance of $35,093 at March 31, 2006 and December 31, 2005, respectively	1,534,794	1,109,781
Prepaid expenses and other	484,413	312,408
Prepaid taxes	13,148	13,040
Costs and estimated earnings in excess of related billings on uncompleted contracts	643,555	383,598

Total Current Assets	9,236,140	8,923,917

Property and Equipment, Net	799,962	897,189
Deferred Acquisition Costs	500,086	—
Other Assets	21,665	21,665

Total Assets	$10,557,853	$9,842,771

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$561,659	$405,384
Accrued expenses	411,950	231,249
Obligations under capital leases	27,009	26,314
Billings in excess of related costs and estimated earnings on uncompleted contracts	2,130,758	1,344,794
Customer advances	1,323,096	1,020,102

Total Current Liabilities	4,454,472	3,027,843

Long Term Liabilities
Obligations under capital leases	29,977	36,995
Other liabilities	436,283	465,369

Total Long Term Liabilities	466,260	502,364

Total Liabilities	4,920,732	3,530,207

Stockholders’ Equity
Common stock, $.001 par value 25,000,000 shares authorized, 13,501,333 shares issued and outstanding respectively	13,502	13,502
Additional paid-in capital	12,137,141	12,028,415
Accumulated deficit	(6,196,013)	(5,418,116)
Accumulated other comprehensive income	141,465	147,737

	6,096,095	6,771,538
Less: Treasury stock, at cost, 152,932 shares	(458,974)	(458,974)

Total Stockholders’ Equity	5,637,121	6,312,564

Total Liabilities and Stockholders’ Equity	$10,557,853	$9,842,771

See accompanying notes to the consolidated condensed financial statements.

Covalent Group, Inc.

Consolidated Condensed Statements of Operations

	Three months ended March 31,
	2006	2005
Net revenue	$1,988,038	$3,213,529
Reimbursement revenue	194,488	674,272

Total Revenue	2,182,526	3,887,801

Operating Expenses
Direct	1,688,059	2,042,768
Reimbursement out-of-pocket expenses	194,488	674,272
Selling, general and administrative	1,049,008	1,146,339
Depreciation and amortization	97,300	137,525

Total Operating Expenses	3,028,855	4,000,904

Loss from Operations	(846,329)	(113,103)
Interest Income	70,035	17,108
Interest Expense	(1,603)	(2,477)

Net Interest Income	68,432	14,631

Loss before Income Taxes	(777,897)	(98,472)
Income Tax Benefit	—	—

Net Loss	$(777,897)	$(98,472)

Net Loss per Common Share
Basic	$(0.06)	$(0.01)
Diluted	$(0.06)	$(0.01)
Weighted Average Common and Common Equivalent Shares Outstanding
Basic	13,348,401	13,344,202
Diluted	13,348,401	13,344,202

See accompanying notes to the consolidated condensed financial statements.

Covalent Group, Inc.

Consolidated Condensed Statements of Cash Flows

	Three Months Ended March 31,
	2006	2005
Operating Activities:
Net loss	$(777,897)	$(98,472)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	97,300	137,525
Share-based compensation expense	108,726	—
Changes in assets and liabilities;
Investigator advances	(386)	(1,476)
Accounts receivable	(425,013)	2,399,133
Prepaid expenses and other	(172,005)	(176,587)
Prepaid taxes	(108)	17,852
Costs and estimated earnings in excess of related billings on uncompleted contracts	(259,957)	586,764
Accounts payable	156,275	139,124
Accrued expenses	180,701	46,688
Other liabilities	(29,086)	(29,085)
Billings in excess of related costs and estimated earnings on uncompleted contracts	785,964	(620,501)
Customer advances	302,994	(293,987)

Net Cash (Used) Provided by Operating Activities	(32,492)	2,106,978

Investing Activities:
Deferred acquisition costs	(500,086)	—
Purchases of property and equipment	—	(30,461)

Net Cash Used In Investing Activities	(500,086)	(30,461)

Financing Activities:
Repayments under capital leases	(6,323)	(5,698)
Proceeds from exercise of stock options		7,139

Net Cash (Used) Provided By Financing Activities	(6,323)	1,441

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(6,345)	(5,063)
Net (Decrease) Increase In Cash and Cash Equivalents	(545,246)	2,072,895
Cash and Cash Equivalents, Beginning of Period	7,104,081	3,165,986

Cash and Cash Equivalents, End of Period	$6,558,835	$5,238,881

See accompanying notes to the consolidated condensed financial statements.

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements

(Unaudited)

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying unaudited financial statements for the three months ended March 31, 2006 and March 31, 2005 have been prepared in accordance with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (primarily consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006 may not necessarily be indicative of the results that may be expected for other quarters or for the year ending December 31, 2006. For further information, refer to the financial statements and footnotes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements for the three months ended March 31, 2006 and 2005 include our accounts and the accounts of our wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

Investigator Advances

We received advance payments from one of our clients as part of a long-term contract, which included a separate cash account to be utilized for payment of investigator fees. As of March 31, 2006 and December 31, 2005, this cash amount was $1 thousand and $1 thousand, respectively. This amount is also included in customer advances in the accompanying balance sheets.

Accounts Receivable

Accounts receivable, net of an allowance for doubtful accounts, consists of customer billings pursuant to contractual terms related to work performed as of March 31, 2006. In general, amounts become billable upon the achievement of milestones or in accordance with predetermined payment schedules set forth in the contracts with our clients. Accounts receivable included $1.5 million and $1.1 million billed to customers as of March 31, 2006 and December 31, 2005, respectively.

Our accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts are concentrated with a small number of companies within the pharmaceutical, biotechnology and medical device industries. The significant majority of this exposure is to large, well established firms. Credit losses have historically been minimal. As of March 31, 2006, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was $2.2 million. Of this amount, the exposure to our largest clients was 93% of the total, with the largest clients representing 22%, 20%, 14%, 14%,

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements—(Continued)

(Unaudited)

12% and 11% of total exposure, respectively. As of December 31, 2005, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was $1.5 million. Of this amount, the exposure to our three largest clients was 84% of the total, with the three largest clients representing 42%, 29%, and 13% of total exposure, respectively.

Revenue Recognition

The majority of our net revenue is recognized from fixed price contracts on a proportional performance method based on assumptions regarding the estimated completion of the project. This method is used because management considers total costs incurred to be the best available measure of progress on these contracts.

Each month costs are accumulated on each project and compared to total estimated cost to complete to determine the degree of completion for that particular project. This determines the percentage of completion for the project. This percentage of completion is multiplied by the contract value to determine the amount of revenue to be recognized. As the work progresses, original estimates may be adjusted due to revisions in the scope of work or other factors and a contract modification may be negotiated with the customer to cover additional costs. Our accounting policy for recognizing revenue for changes in scope is to recognize revenue when the Company has reached agreement with the client, the services pursuant to the change in scope have been performed, the price has been set forth in the change of scope document and collectibility is reasonably assured based on our course of dealings with the client. We bear the risk of cost overruns on work performed absent a signed contract modification. Because of the inherent uncertainties in estimating costs, it is reasonably possible that the cost estimates used will change in the near term and may have a material adverse impact on our financial performance.

In the past, we have had to commit unanticipated resources to complete projects resulting in lower gross margins on those projects. These unanticipated additional costs occurred on several long term contracts which we completed or substantially completed during 2004. These contracts spanned a period of three to six years. We may experience similar situations in the future although our current contracts in process are of a shorter duration and subject to less cost volatility. Should our estimated costs on fixed price contracts prove to be low in comparison to actual costs, future margins could be reduced, absent our ability to negotiate a contract modification.

Billings and the related payment terms from fixed price contracts are generally determined by provisions in the contract that may include certain payment schedules and the submission of required billing detail. Accordingly, cash receipts, including the receipt of up front payments and performance based milestone payments, do not necessarily correspond to costs incurred and revenue recognized on contracts. A contract’s payment structure generally requires an up front payment of 10% to 15% of the contract value at or shortly after the initiation of the clinical trial, a series of periodic payments over the life of the contract and, in certain instances, milestone payments based on the achievement of certain agreed upon performance criteria. The up front payments are deferred and recognized as revenues as services are performed under the proportional performance method. Periodic payments, including, performance based milestone payments, are invoiced pursuant to the terms of the contract once the agreed upon performance criteria have been achieved. Milestone payments are generally included in the total value of the contract. All payments received pursuant to the contract are recognized in accordance with the proportional performance method. In a comprehensive full service drug development program, the client would not generally purchase certain deliverables separately but as an integrated, full service arrangement in connection with the development of the drug. Examples of performance based milestones and interim deliverables include, but are not limited to, the completion of patient enrollment into the clinical trial, completion of the database and acceptance by the client of the final study report.

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements—(Continued)

(Unaudited)

Clients generally may terminate a contract on short notice which might cause unplanned periods of excess capacity and reduced revenues and earnings. Client initiated delays or cancellations for ongoing clinical trials can come suddenly and may not be foreseeable. To offset the effects of early termination of significant contracts, we attempt to negotiate the payment of an early termination fee as part of the original contract. Generally, we have not been successful in negotiating such fees. Our contracts typically require payment to us of expenses incurred to wind down a study and fees earned to date. Therefore, revenue recognized prior to cancellation does not require a significant adjustment upon cancellation. If we determine that a loss will result from the performance of a fixed price contract, the entire amount of the estimated loss is charged against income in the period in which such determination is made.

Our accounting policy for recognizing revenue for terminated projects requires us to perform a reconciliation of study activities versus the activities set forth in the contract. We negotiate with the client, pursuant to the terms of the existing contract, regarding the wind up of existing study activities in order to clarify which services the client wants us to perform. Once we and the client agree on the reconciliation of study activities and the agreed upon services have been performed by us, we would record the additional revenue provided collectibility is reasonably assured.

Our operations have experienced, and may continue to experience, period-to-period fluctuations in net service revenue and results from operations. Because we generate a large proportion of our revenues from services performed at hourly rates, our revenues in any period are directly related to the number of employees and the number of hours worked by those employees during that period. Our results of operations in any one quarter can fluctuate depending upon, among other things, the number and related contract value of ongoing client engagements, the commencement, postponement and termination of engagements in the quarter, the mix of revenue, the extent of cost overruns, employee hiring, employee utilization, vacation patterns, exchange rate fluctuations and other factors.

Reimbursable Out-of-Pocket Expenses

On behalf of our clients, we pay fees to investigators and other out-of-pocket costs for which we are reimbursed at cost, without mark-up or profit. Effective January 1, 2002, in connection with the required implementation of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force Rule No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”, out-of-pocket costs are now included in Operating Expenses, while the reimbursements received are reported separately as Reimbursement Revenue in the Consolidated Statements of Operations.

As is customary in the industry, we exclude from revenue and expense in the Consolidated Statements of Operations fees paid to investigators and the associated reimbursement since we act as an agent on behalf of our clients with regard to investigators. These investigator fees are not reflected in our Net Revenue, Reimbursement Revenue, Reimbursement Out-of-Pocket Expenses, and/or Direct Expenses. The amounts of these investigator fees were $600 and $860 thousand for the three months ended March 31, 2006 and 2005, respectively.

Share-Based Compensation

We have adopted equity incentive plans that provide for the granting of stock options to employees, directors, advisors and consultants.

Effective January 1, 2006, we adopted SFAS No. 123R using the Modified Prospective Approach. SFAS 123(R) revises SFAS No. 123, “Accounting for Stock Based Compensation” (“SFAS No. 123”) and supersedes

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements—(Continued)

(Unaudited)

Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). SFAS No. 123R requires the costs for all share-based payments to employees, including grants of employee stock options, to be recognized in financial statements based on their fair values at grant date, or the date of later modification, over the requisite period. In addition, SFAS No. 123R requires unrecognized cost (based on the amounts previously disclosed in our pro forma footnote disclosure) related to options vesting after the date of initial adoption to be recognized in the financial statements over the remaining requisite period. Accordingly, prior period amounts have not been restated. See Note 7 for further detail regarding the adoption of this standard.

2.    RECENTLY ISSUED ACCOUNTING STANDARDS:

SFAS No. 123R

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment” (“SFAS No. 123R”) using the Modified Prospective Approach. See Note 7 for further detail regarding the adoption of this standard.

SFAS No. 155

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statement No. 133 and 140” (“SFAS No. 155”). SFAS 155 allows financial instruments that contain an embedded derivative that otherwise would require bifurcation to be accounted for as a whole on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. We do not expect that the adoption of SFAS 155 will have a material impact on our consolidated financial statements or results of operations.

SFAS No. 156

In March 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS 156, “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140”. SFAS 156 provides guidance on the accounting for servicing assets and liabilities when an entity undertakes and obligation to service financial assets by entering into a servicing contract. This statement is effective for all transactions beginning in the first fiscal year that begins September 15, 2006. We do not expect that the adoption of SFAS 156 will have a material impact on our consolidated financial statements or results of operations.

FIN No. 47

In March 2005, the FASB issued Financial Interpretation Number (FIN) 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS 143 (Asset Retirement Obligations). FIN 47 addresses diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity should have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective for fiscal years ending after December 15, 2005. The adoption of FIN 47 did not have a material impact on our consolidated financial position, results of operations or cash flows.

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements—(Continued)

(Unaudited)

3.    EARNINGS PER SHARE

Earnings per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic earnings per share is computed by dividing net income for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares plus the dilutive effect of outstanding stock options under our equity incentive plans. Stock options outstanding not included in the table below because of their anti-dilutive effect for the three months ended March 31, 2006 and 2005 were 1,265,450 and 710,018, respectively.

The net loss and weighted average common and common equivalent shares outstanding for purposes of calculating net loss per common share were computed as follows:

Net Loss Per Common Share & Common Equivalent Share

	Three months ended March 31,
	2006	2005
Net Loss	$(777,897)	$(98,472)

Weighted average number of common shares outstanding used in computuing basic earnings per share	13,348,401	13,344,202
Dilutive effect of stock options outstanding	—	—
Weighted average shares used in computing diluted earnings per share	13,348,401	13,344,202

Basic loss per share	$(0.06)	$(0.01)
Diluted loss per share	$(0.06)	$(0.01)

4.    COMPREHENSIVE INCOME

A reconciliation of comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” is as follows:

	Three months ended March 31,
	2006	2005
Net Loss	$(777,897)	$(98,472)
Foreign currency translation adjustment	(6,345)	(5,063)

Comprehensive Loss	$(784,242)	$(103,535)

5.    SEGMENT INFORMATION

The Company has adopted the provisions of SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information” which establishes standards for reporting business segment information. The Company operates predominantly in the clinical research industry providing a broad range of clinical research services on a global basis to the pharmaceutical, biotechnology and medical device industries.

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements—(Continued)

(Unaudited)

The following table summarizes the distribution of net revenue and contracts with significant clients:

Client A, B, C, D and E in the table below represent the largest clients for each period, but do not represent the same client for each year shown.

	Three Months Ended March 31,
	2006		2005
	% of Revenues	Number of Contracts	% of Revenues	Number of Contracts
Client A	19%	2	28%	4
Client B	16%	1	18%	3
Client C	15%	2	16%	1
Client D	15%	3	12%	3
Client E	8%	5	12%	1

Top Clients	73%	13	86%	12

The following table summarizes the distribution of net revenues from external clients by geographical area:

Three Months Ended March 31,
2006			2005

U.S	Europe	Total	U.S	Europe	Total

$ 1,867,419	$120,619	$1,988,038	$2,867,794	$345,735	$3,213,529

6.    OTHER LIABILITIES

As of January 1, 2003, the Company increased by approximately 12,700 to 34,000 the amount of square feet under lease in the same building. The term of the lease was also extended to 2009 and monthly lease payments increased from $50 thousand to $72 thousand. As an incentive for the Company to acquire the additional space, the lessor granted the Company $814 thousand in lease incentives that were used to pay for architectural fees, renovations and improvement costs for the new space. The lease incentives were capitalized as if the Company incurred the costs to make the improvements and are included in Property and Equipment. These assets and the related liability are amortized over the remaining life of the lease at a rate of approximately $116 thousand per year as an additional amortization expense and a reduction in rent expense, respectively. The accounting for these lease incentives has no impact on net income, stockholders’ equity or cash flow.

7.    STOCKHOLDERS EQUITY

Share-Based Compensation

Effective January 1, 2006 we adopted SFAS No. 123R using the Modified Prospective Approach. SFAS No. 123R revises SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values at grant date, or the date of later modification, over the requisite service period. In addition, SFAS No. 123R requires unrecognized cost (based on the amounts previously disclosed in our pro forma footnote disclosure) related to options vesting after the date of initial adoption to be recognized in the financial statements over the remaining requisite service period. Accordingly, prior period amounts have not been restated.

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements—(Continued)

(Unaudited)

Under the Modified Prospective Approach, the amount of compensation expense recognized includes compensation expense for all share-based payments granted prior to, but not yet fully vested as of January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123R and compensation expense for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123R. Prior to adoption of SFAS 123R, we recognized share-based compensation expense using the accelerated recognition method. Upon adoption, we recognize the expense of previously granted share-based awards and new share-based awards on an accelerated recognition method.

In the first quarter ending March 31, 2006, the adoption of SFAS 123R resulted in incremental stock-based compensation expense of $109 thousand for the three months ended March 31, 2006, or $0.01 on a basic and diluted earning per share basis. The adoption of SFAS 123R did not have a net impact on cash flows from operating or financing activities. A deduction is not allowed for income tax purposes until the options are exercised. The amount of the income tax deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. The tax effect of the income tax deduction in excess of the financial statement expense will be recorded as an increase in additional paid-in-capital. Accordingly, SFAS 123R requires the recognition of a deferred tax asset for the tax effect of the financial statement expense recorded. However, due to our recent loss history, and uncertainty regarding the realization of deferred tax assets, deferred tax assets have been fully reserved as of March 31, 2006. The net operating losses incurred to date by the Company are being carried forward and may be applied against future taxable income subject to certain limitations set forth in Section 382 of the Internal Revenue Code.

Prior to January 1, 2006 we accounted for our share-based compensation plans in accordance with the provisions of APB No. 25, as permitted by SFAS No. 123, and accordingly did not recognize compensation expense for stock options with an exercise price equal to or greater than the market price of the underlying grant as of the grant date. Had the fair value-based method as prescribed by SFAS 123 been applied, additional pre-tax compensation expense of $52 thousand would have been recognized for the three months ended March 31, 2005 and the effect on net income and earnings per share would have been as follows:

Three months ended
March 31, 2005
Net Loss—as reported	$ (98,472)
Deduct: Pro forma stock-based compensation expense determined under the fair value method, net of related tax effects	(51,799)

Pro forma Net Loss	$(150,271)

Net Loss Per Share
Basic—as reported	$ (0.01)
Basic—pro forma	$ (0.01)
Diluted—as reported	$ (0.01)
Diluted—pro forma	$ (0.01)

The Company has issued stock options to employees under share-based compensation plans. Stock options are issued at the current market price on the date of the grant, subject to a four year vesting period with a contractual term of 5 years. The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on a blend of implied and historical volatility of our common stock. We use historical data on exercises of stock options and other factors to estimate the expected life of the share-based payments granted. For the options granted prior to January 1, 2006, we determined the expected life to be 5 years, and an expected life of 4 years for any options granted subsequent to January 1, 2006. The risk free rate is based on the U.S. Treasury bond rate commensurate with the expected life of the option.

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements—(Continued)

(Unaudited)

	Three months ended March 31,
	2006	2005
Risk-free interest rate	4.64% - 4.84%	4.01% - 4.17%
Expected dividend yield	0 - 0	0 - 0
Expected life (in years)	4 years	5
Expected volatility	52.56%	54.75%
Forfeiture rate	15.68%	0.00%

A summary of award activity under the stock option plans as of March 31, 2006 and changes during the three month period is presented below:

	Number of Shares	Range of Exercise Prices per Share	Weighted Average Exercise Price per Share
Options outstanding at December 31, 2005	1,362,873	$1.94 - 4.49	$2.50
Granted	3,750	$2.02 - 2.36	2.29
Exercised	—	—	—
Canceled	(101,173)	$1.94 - 2.85	2.05
Options outstanding at March 31, 2006	1,265,450	$2.02 - 4.49	$2.54
Vested options outstanding at:
March 31, 2006	392,868	$2.05 - 4.49	$2.87

A summary of the non-vested share awards as of March 31, 2006 and changes during the 3 month period is presented below:

Non-vested options outstanding at:	Number of Shares	Range of Exercise Prices per Share	Average Exercise Price per Share
December 31, 2005	922,076	$2.05 - 4.49	$2.70
Granted	3,750	$2.02 - 2.36	2.29
Awards Vested	(51,461)	$2.05 - 4.49	2.87
Forfeited	(1,783)	$2.50 - 2.66	2.52
Non-vested options outstanding at:
March 31,2006	872,582	$2.02 - 4.49	$2.39

As of March 31, 2006, there was $670 thousand of total unrecognized compensation cost related to unvested share-based compensation awards granted under the stock option plans. That cost is expected to be recognized over a weighted-average period of 3.1 years.

Based upon the above assumptions, the weighted average fair value of the stock options granted for the three months ended March 31, 2006 and 2005 was $1.05 and $1.19, respectively. Because additional option grants are expected to be made, the above pro forma disclosures are not representative of pro forma effects on reported net income for future periods.

There were no vested options exercised during the three month period ended March 31, 2006, and no cash paid to settle share-based liabilities.

The Company has a policy of issuing new shares to satisfy share option exercises.

Covalent Group, Inc.

Notes to Consolidated Condensed Financial Statements—(Continued)

(Unaudited)

8.    SUPPLEMENTAL CASH FLOW INFORMATION

No income tax payments were required for the three months ended March 31, 2006 and 2005, respectively. Cash paid for interest for the three months ended March 31, 2006 and 2005 was approximately $2 thousand and $1 thousand, respectively. We did not enter into any capital lease obligations during the three months ended March 31, 2006 and 2005. We did not acquire any property and equipment through leasing arrangements during the three months ended March 31, 2006 or 2005, respectively.

9.    PROPOSED ACQUISITION OF REMEDIUM OY

On March 2, 2006, we announced the signing of a Combination Agreement (the “Agreement”) with the shareholders of Remedium OY (“Remedium”), a privately owned, full service CRO based in Espoo, Finland with offices in 8 countries throughout Scandinavia, Central Europe and Eastern Europe. On July 6, 2006, we entered into an Amended and Restated Combination Agreement (the “Amended Agreement”) which amends and restates the Combination Agreement entered into on March 2, 2006, the terms of which are described in the Company’s Current Report on Form 8-K filed on March 3, 2006. Pursuant to the Amended Agreement, at the closing, the Company will purchase all of the issued and outstanding shares of capital stock of Remedium (the “Shares”).

The consideration to be paid at closing of the Amended Agreement for the Shares will consist of (i) shares of Common Stock of the Company with a value of $11,000,000; and (ii) $2,500,000 in cash. An additional cash payment of $1,500,000 will be paid to the Remedium stockholders on March 30, 2007. The Company intends to fund the cash portion of the purchase price with internal resources. Subject to certain purchase price adjustments, on the first anniversary of the closing of the Amended Agreement, we will issue to the Remedium stockholders additional shares of Common Stock of the Company with a value of $2,000,000. Additional consideration consisting of shares of Common Stock of the Company with a value of up to $3,000,000 may also be paid to the Remedium stockholders upon the attainment of certain revenue targets described in the Amended Agreement.

The closing is subject to customary closing conditions, including the approval of our stockholders. The transaction is expected to close at the end of the third quarter of 2006.

During the quarter ended March 31, 2006, the Company incurred approximately $500 thousand of costs related to the Remedium acquisition which have been capitalized and are presented on the balance sheet as deferred acquisition costs. In the event the proposed acquisition does not close as expected, these costs will be charged against operations during the period in which the Agreement is terminated. The costs were primarily for professional fees and expenses related to the proposed acquisition.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

Covalent Group, Inc.

Wayne, Pennsylvania

We have audited the accompanying consolidated balance sheets of Covalent Group, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedule listed in the Index at Item 15. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Covalent Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Philadelphia, Pennsylvania

March 24, 2006

Covalent Group, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
	2005	2004	2003
Net revenue	$10,403,079	$13,589,614	$20,835,742
Reimbursement revenue	2,323,921	5,387,731	5,793,459

Total Revenue	12,727,000	18,977,345	26,629,201

Operating Expenses
Direct	7,441,145	13,360,367	15,417,144
Reimbursable out-of-pocket expenses	2,323,921	5,387,731	5,793,459
Selling, general and administrative	4,076,696	4,942,316	5,650,693
Depreciation and amortization	510,338	758,779	877,623

Total Operating Expenses	14,352,100	24,449,193	27,738,919

Loss from Operations	(1,625,100)	(5,471,848)	(1,109,718)
Interest income	150,112	13,625	16,545
Interest expense	(9,751)	(10,425)	(12,962)

Net Interest Income	140,361	3,200	3,583

Loss before Income Taxes	(1,484,739)	(5,468,648)	(1,106,135)
Income Tax Benefit	—	(1,245,353)	(544,032)

Net Loss	$(1,484,739)	$(4,223,295)	$(562,103)

Net Loss per Common Share
Basic	$(0.11)	$(0.32)	$(0.04)
Diluted	$(0.11)	$(0.32)	$(0.04)
Weighted Average Common and Common Equivalent Shares Outstanding
Basic	13,346,915	13,238,778	12,746,973
Diluted	13,346,915	13,238,778	12,746,973

See accompanying notes to the consolidated financial statements.

Covalent Group, Inc.

Consolidated Balance Sheets

	December 31,
	2005	2004
Assets
Current Assets
Cash and cash equivalents	$7,104,081	$3,165,986
Investigator advances	1,009	145,612
Accounts receivable, less allowance of $35,093 and $40,000 for 2005 and 2004, respectively	1,109,781	5,209,950
Prepaid expenses and other	312,408	158,287
Prepaid taxes	13,040	1,132,315
Costs and estimated earnings in excess of related billings on uncompleted contracts	383,598	1,667,947

Total Current Assets	8,923,917	11,480,097

Property and Equipment, Net	897,189	1,321,139
Other Assets	21,665	21,665

Total Assets	$9,842,771	$12,822,901

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$405,384	$1,101,788
Accrued expenses	231,249	392,385
Obligations under capital leases	26,314	23,709
Billings in excess of related costs and estimated earnings on uncompleted contracts	1,344,794	1,770,275
Customer advances	1,020,102	1,080,469

Total Current Liabilities	3,027,843	4,368,626

Long Term Liabilities
Obligations under capital leases	36,995	63,309
Other liabilities	465,369	581,710
Deferred income tax	—	—

Total Long Term Liabilities	502,364	645,019

Total Liabilities	3,530,207	5,013,645

Commitments and Contingencies
Stockholders’ Equity
Common stock, $.001 par value 25,000,000 shares authorized, 13,501,333 and 13,495,666 shares issued and outstanding respectively	13,502	13,496
Additional paid-in capital	12,028,415	12,017,822
Accumulated deficit	(5,418,116)	(3,933,377)
Accumulated other comprehensive income	147,737	170,289

	6,771,538	8,268,230
Less: Treasury stock, at cost, 152,932 shares	(458,974)	(458,974)

Total Stockholders’ Equity	6,312,564	7,809,256

Total Liabilities and Stockholders’ Equity	$9,842,771	$12,822,901

See accompanying notes to the consolidated financial statements.

Covalent Group, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Number of Common Shares	Par Value	Additional Paid-In Capital	Retained Earnings (Accum. Deficit)	Accum. Other Comprehensive Income	Treasury Stock at Cost	Total Stockholders’ Equity
Balance at December 31, 2002	12,664,583	$12,665	$10,887,759	$852,021	$26,344	$(50,316)	$11,728,473
Net loss				(562,103)			(562,103)
Other comprehensive loss:
Foreign currency translation adjustment					98,521		98,521

Total comprehensive loss:							(463,582)
Issuance of common shares—exercise of stock options	570,900	570	484,915			(408,658)	76,827

Balance December 31, 2003	13,235,483	$13,235	$11,372,674	$289,918	$124,865	$(458,974)	$11,341,718
Net loss				(4,223,295)			(4,223,295)
Other comprehensive loss:
Foreign currency translation adjustment					45,424		45,424

Total comprehensive loss							(4,177,871)
Issuance of common shares—exercise of stock options	260,183	261	645,148				645,409

Balance December 31, 2004	13,495,666	$13,496	$12,017,822	$(3,933,377)	$170,289	$(458,974)	$7,809,256
Net loss				(1,484,739)			(1,484,739)
Other comprehensive loss:
Foreign currency translation adjustment					(22,552)		(22,552)

Total comprehensive loss:							(1,507,291)
Issuance of common shares—exercise of stock options	5,667	6	10,593				10,599

Balance December 31, 2005	13,501,333	$13,502	$12,028,415	$(5,418,116)	$147,737	$(458,974)	$6,312,564

See accompanying notes to the consolidated financial statements.

Covalent Group, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004	2003
Operating Activities:
Net loss	$(1,484,739)	$(4,223,295)	$(562,103)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	510,338	758,779	877,623
Changes in assets and liabilities:
Investigator advances	144,603	458,573	(184,394)
Accounts receivable	4,100,169	499,376	1,877,249
Prepaid expenses and other	(154,121)	8,035	214,082
Prepaid Taxes	1,119,275	135,186	(1,267,501)
Costs and estimated earnings in excess of related billings on uncompleted contracts	1,284,349	7,073,017	283,890
Other assets	—	—	600
Accounts payable	(696,404)	(2,443,251)	789,519
Accrued expenses	(161,136)	128,721	(140,071)
Other Liabilities	(116,341)	(116,340)	—
Income taxes payable	—	—	(111,646)
Deferred taxes	—	(211,040)	(133,185)
Billings in excess of related costs and estimated earnings on uncompleted contracts	(425,481)	588,849	(636,271)
Customer advances	(60,367)	(1,952,289)	(580,098)

Net Cash Provided by Operating Activities	4,060,145	704,321	427,694

Investing Activities:
Purchases of property and equipment	(86,388)	(274,587)	(580,755)

Net Cash Used In Investing Activities	(86,388)	(274,587)	(580,755)

Financing Activities:
Net repayments under capital leases	(23,709)	(24,268)	(74,039)
Proceeds from exercise of stock options	10,599	645,409	76,827

Net Cash Provided (Used) By Financing Activities	(13,110)	621,141	2,788

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(22,552)	45,424	98,521
Net Increase (Decrease) In Cash and Cash Equivalents	3,938,095	1,096,299	(51,752)
Cash and Cash Equivalents, Beginning of Period	3,165,986	2,069,687	2,121,439

Cash and Cash Equivalents, End of Period	$7,104,081	$3,165,986	$2,069,687

See accompanying notes to the consolidated financial statements.

Covalent Group, Inc.

Notes to Consolidated Financial Statements

1.    DESCRIPTION OF BUSINESS:

In this discussion, the terms, “Company”, “we”, “us”, and “our”, refer to Covalent Group, Inc. and subsidiaries, except where it is made clear otherwise.

We are a clinical research organization which is a leader in the design and management of complex clinical trials for the pharmaceutical, biotechnology and medical device industries. Our mission is to provide our clients with high quality, full-service support for their clinical trials. We offer therapeutic expertise, experienced team management and advanced technologies. Our headquarters is based in Wayne, Pennsylvania and our International operations are in London, England.

Our clients consist of many of the largest companies in the pharmaceutical, biotechnology and medical device industries. From protocol design and clinical program development, to proven patient recruitment, to managing the regulatory approval process, we have the resources to directly implement or manage Phase I through Phase IV clinical trials and to deliver clinical programs on time and within budget. We have clinical trial experience across a wide variety of therapeutic areas such as cardiovascular, endocrinology/metabolism, diabetes, neurology, oncology, immunology, vaccines, infectious diseases, gastroenterology, dermatology, hepatology, womens’ health and respiratory medicine. We have the capacity and expertise to conduct clinical trials on a global basis.

In November 2000, we established Covalent Group, Ltd., a wholly-owned subsidiary in the United Kingdom, to support existing contracts on clinical trials and expand our presence internationally. We were incorporated in August 1989 in Nevada and in June 2002, the Company changed its state of incorporation to Delaware.

The Company has incurred losses in recent years. However, we believe we will be able to return to being a profitable business as a result of anticipated new business awards combined with a leaner cost structure, increased backlog and a more favorable mix of existing contracts. Management believes that cash on hand and cash from operations will be sufficient to meet the Company’s obligations for the foreseeable future. In the event that we are not able to develop new business or existing contracts are terminated, there is a potential risk that the Company will not achieve profitability and, accordingly, might not be able to meet future cash obligations. There can be no assurance that anticipated new business will be obtained and if such business is not obtained our financial results and cash flow could be adversely and materially affected.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements for 2005, 2004 and 2003 include our accounts and the accounts of our wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Investigator Advances

We received advance payments from one of our clients as part of a long-term contract, which includes a separate cash account to be utilized for payment of investigator fees. As of December 31, 2005 and 2004, this cash amount was $1,000 and $146,000, respectively. This amount is also included in customer advances in the accompanying balance sheets.

Revenue Recognition

The majority of our net revenue is recognized from fixed price contracts on a proportional performance method based on assumptions regarding the estimated completion of the project. This method is used because management considers total costs incurred to be the best available measure of progress on these contracts.

Each month costs are accumulated on each project and compared to total estimated cost to complete to determine the degree of completion for that particular project. This determines the percentage of completion for the project. This percentage of completion is multiplied by the contract value to determine the amount of revenue to be recognized. As the work progresses, original estimates may be adjusted due to revisions in the scope of work or other factors and a contract modification may be negotiated with the customer to cover additional costs. Our accounting policy for recognizing revenue for changes in scope is to recognize revenue when the Company has reached agreement with the client, the services pursuant to the change in scope have been performed, the price has been set forth in the change of scope document and collectibility is reasonably assured based on our course of dealings with the client. We bear the risk of cost overruns on work performed absent a signed contract modification. Because of the inherent uncertainties in estimating costs, it is reasonably possible that the cost estimates used will change in the near term and may have a material adverse impact on our financial performance.

In the past, we have had to commit unanticipated resources to complete projects resulting in lower gross margins on those projects. These unanticipated additional costs occurred on several long term contracts which we completed or substantially completed during 2004. These contracts spanned a period of three to six years. We may experience similar situations in the future although our current contracts in process are of a shorter duration and subject to less cost volatility. Should our estimated costs on fixed price contracts prove to be low in comparison to actual costs, future margins could be reduced, absent our ability to negotiate a contract modification.

Billings and the related payment terms from fixed price contracts are generally determined by provisions in the contract that may include certain payment schedules and the submission of required billing detail. Accordingly, cash receipts, including the receipt of up front payments and performance based milestone payments, do not necessarily correspond to costs incurred and revenue recognized on contracts. A contract’s payment structure generally requires an up front payment of 10% to 15% of the contract value at or shortly after the initiation of the clinical trial, a series of periodic payments over the life of the contract and, in certain instances, milestone payments based on the achievement of certain agreed upon performance criteria. The up front payments are deferred and recognized as revenues as services are performed under the proportional performance method. Periodic payments, including, performance based milestone payments, are invoiced pursuant to the terms of the contract once the agreed upon performance criteria have been achieved. Milestone

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

payments are generally included in the total value of the contract. All payments received pursuant to the contract are recognized in accordance with the proportional performance method. In a comprehensive full service drug development program, the client would not generally purchase certain deliverables separately but as an integrated, full service arrangement in connection with the development of the drug. Examples of performance based milestones and interim deliverables include, but are not limited to, the completion of patient enrollment into the clinical trial, completion of the database and acceptance by the client of the final study report.

Clients generally may terminate a contract on short notice which might cause unplanned periods of excess capacity and reduced revenues and earnings. Client initiated delays or cancellations for ongoing clinical trials can come suddenly and may not be foreseeable. To offset the effects of early termination of significant contracts, we attempt to negotiate the payment of an early termination fee as part of the original contract. Generally, we have not generally been successful in negotiating such fees. Our contracts typically require payment to us of expenses incurred to wind down a study and fees earned to date. Therefore, revenue recognized prior to cancellation does not require a significant adjustment upon cancellation. If we determine that a loss will result from the performance of a fixed price contract, the entire amount of the estimated loss is charged against income in the period in which such determination is made.

Our accounting policy for recognizing revenue for terminated projects requires us to perform a reconciliation of study activities versus the activities set forth in the contract. We negotiate with the client, pursuant to the terms of the existing contract, regarding the wind up of existing study activities in order to clarify which services the client wants us to perform. Once we and the client agree on the reconciliation of study activities and the agreed upon services have been performed by us, we would record the additional revenue provided collectibility is reasonably assured.

Our operations have experienced, and may continue to experience, period-to-period fluctuations in net service revenue and results from operations. Because we generate a large proportion of our revenues from services performed at hourly rates, our revenues in any period is directly related to the number of employees and the number of hours worked by those employees during that period. Our results of operations in any one quarter can fluctuate depending upon, among other things, the number of weeks in the quarter, the number and related contract value of ongoing client engagements, the commencement, postponement and termination of engagements in the quarter, the mix of revenue, the extent of cost overruns, employee hiring, vacation patterns, exchange rate fluctuations and other factors.

Reimbursable Out-of-Pocket Expenses

On behalf of our clients, we pay fees to investigators and other out-of-pocket costs for which we are reimbursed at cost, without mark-up or profit. Effective January 1, 2002, in connection with the required implementation of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force Rule No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”, out-of-pocket costs are included in Operating Expenses, while the reimbursements received are reported separately as Reimbursement Revenue in the Consolidated Statements of Operations.

As is customary in the industry, we exclude from revenue and expense in the Consolidated Statement of Operations fees paid to investigators and the associated reimbursement since we act as agent on behalf of our clients with regard to investigators. These investigator fees are not reflected in our Net Revenue, Reimbursement Revenue, Reimbursement Out-of-Pocket Expenses, and/or Direct Expenses. The amounts of these investigator fees were $1.2 million, $5.1 million, and $10.5 million for the years ended December 31, 2005, 2004, and 2003 respectively.

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

Accounts Receivable

Accounts receivable and costs and estimated earnings in excess of related billings on completed contracts represent amounts due from our clients who are concentrated primarily in the pharmaceutical, biotechnology and medical device industries. Included in accounts receivable are amounts due from clients in connection with unbilled out-of-pocket pass-through costs in the amount of $94,000 as of December 31, 2005 and $150,000 as of December 31, 2004.

Concentration of Credit Risk

Our accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts are concentrated with a small number of companies within the pharmaceutical, biotechnology and medical device industries. The significant majority of this exposure is to large, well established firms. Credit losses have historically been minimal. As of December 31, 2005, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was $1.5 million. Of this amount, the exposure to our three largest clients was 84% of the total, with the three largest clients representing 42%, 29%, and 13% of total exposure, respectively. As of December 31, 2004, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was $6.9 million. Of this amount, the exposure to our three largest clients was 55% of the total, with the three largest clients representing 34%, 11%, and 10% of total exposure, respectively.

Financial Instruments

The fair value of cash and cash equivalents, restricted cash, accounts receivable, costs and estimated earnings in excess of related billings on uncompleted contracts, accounts payable, accrued expenses and billings in excess of related costs and estimated earnings on uncompleted contracts were not materially different than their carrying amounts as reported at December 31, 2005 and December 31, 2004.

As of December 31, 2005, the Company was not a counterparty to any forward foreign exchange contracts or any other transaction involving a derivative financial instrument.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 8 years for equipment and furniture and fixtures and the remaining lease term for leasehold improvements and assets under capital lease. Depreciation and amortization for the years ended December 31, 2005, 2004 and 2003 was $510,000, $759,000 and $878,000, respectively. Expenditures for maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or fully depreciated the cost and accumulated depreciation are removed from the accounts, and any gain or loss on the sale of property and equipment is included in operations.

Operating Expenses

Direct expenses include amounts incurred during the period that are directly related to the management or completion of a clinical trial or related project and generally include direct labor and related benefit charges, other direct costs and certain allocated expenses. Direct costs as a percentage of net revenues tend to fluctuate from one period to another, as a result of changes in the mix of services provided and the various studies conducted during any time period. Selling, general and administrative expenses include the salaries, wages and benefits of all administrative, finance and business development personnel, and all other support expenses not directly related to specific contracts.

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

Stock-Based Compensation

The Company has adopted equity incentive plans that provide for the granting of stock options to employees, directors, advisors and consultants. We account for grants of options to employees and directors under these plans applying the intrinsic value method provided for in Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” and related interpretations. No stock-based compensation expense is reflected in net income as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant. In addition to APB Opinion No. 25, we provide the disclosures required by Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock-Based Compensation” and by SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” See Note 10.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” to stock-based employee compensation:

	Year Ended December 31,
	2005	2004	2003
Net Loss—as reported	$(1,484,739)	$(4,223,295)	$(562,103)
Deduct: Pro forma stock-based compensation expense determined under the fair value method, net of related tax effects	(647,485)	(306,769)	(477,056)

Pro forma Net Loss	$(2,132,224)	$(4,530,064)	$(1,039,159)

Net Loss Per Share
Basic—as reported	$(0.11)	$(0.32)	$(0.04)
Basic—pro forma	$(0.16)	$(0.34)	$(0.08)
Diluted—as reported	$(0.11)	$(0.32)	$(0.04)
Diluted—pro forma	$(0.16)	$(0.34)	$(0.08)

Foreign Currency Translation

Assets and liabilities of the Company’s international operations are translated into U.S. dollars at exchange rates in effect on the balance sheet date and equity accounts are translated at historical exchange rates. Revenue and expense items are translated at average exchange rates in effect during the year. Gains or losses from translating foreign currency financial statements are recorded in other comprehensive income. The cumulative translation adjustment included in other comprehensive income for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 was $23,000, $45,000, and $99,000, respectively.

Income Taxes

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the future expected tax consequences of events that have been included in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. At December 31, 2005, the Company recorded a full valuation allowance against its net deferred tax assets and net operating loss carry-forwards given that it is more likely than not that the deferred tax asset will not be realized.

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares plus the dilutive effect of warrants and outstanding stock options under the Company’s equity incentive plans. For 2005, 2004 and 2003 diluted net loss per common share is the same as basic net loss per common share, since the effects of potentially dilutive securities are antidilutive.

Supplemental Cash Flow Information

Cash paid for income taxes net of refunds for the years ended December 31, 2005, 2004, and 2003 was $0, $0, and $1.0 million, respectively. Cash paid for interest for the years ended December 31, 2005, 2004, and 2003 was $10,000, $10,000, and $13,000, respectively. We entered into capital leases with obligations totaling $0, $0, and $123,000 during the years ended December 31, 2005, 2004, and 2003, respectively.

The acquisition of property and equipment through lease incentives totaled $0 for years ended December 31, 2005 and 2004, respectively. During 2003, acquisition of property and equipment through lease incentives totaled $814 thousand.

On July 31, 2003, Dr. Borow, President and Chief Executive Officer of Covalent Group, Inc., exercised an employee stock option to acquire 500,000 shares of Covalent common stock. The option had a grant date of August 6, 1998, an expiration date of August 5, 2003 and an exercise price of $0.6875. As payment for the shares issued and related withholding taxes, Covalent Group, Inc. received from Dr. Borow 140,432 Covalent common shares that were owned by him. The shares received by the Company are included as treasury stock in our Consolidated Balance Sheet at December 31, 2005 and 2004.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

Recently Issued Accounting Standards

In January 2003, the FASB issued Financial Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities an Interpretation of ARB No. 51.” FIN 46 addresses consolidation by business enterprises of variable interest entities. In December 2003, the FASB then issued FIN 46(R), “Consolidation of Variable Interest Entities an Interpretation of ARB No. 51,” which replaced FIN 46. Application of FIN 46(R) was required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities for all other types of entities are required in financial statements for periods ending after March 15, 2004. The Company had adopted both FIN 46 and FIN 46(R), and the adoption had no impact on the Company’s financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

as stated below and for hedging relationships designated after June 30, 2003. The provisions of SFAS No. 149 that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. The Company has not entered into any derivative transactions and therefore the adoption of this standard has not had a material impact on our financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope, which may have previously been reported as equity, as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of SFAS No. 150 has not had a material impact on our financial statements.

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment” SFAS No. 123(R) revises SFAS 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. SFAS 123(R) will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. This statement is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company is currently evaluating the impact from this standard on its future results of operations and financial position.

3.    PROPERTY & EQUIPMENT:

	December 31,
	2005	2004
Property & equipment consists of the following:
Equipment	$976,917	$894,055
Furniture & fixtures	318,579	321,120
Leasehold improvements	1,016,581	1,016,581
Equipment under capital lease	123,000	123,000

	2,435,077	2,354,756
Accumulated depreciation	(1,537,888)	(1,033,617)

Property and equipment, net	$897,189	$1,321,139

The Company purchased $86 thousand of additional equipment in 2005. There was a reduction in net book value of UK assets due to foreign exchange rate differences totaling $6 thousand. At the end of 2004, the Company removed approximately $2.9 million of property and equipment from the accounts which was fully depreciated at the time of removal. The balance sheet and income statement impact of this removal on the net amount of property and equipment was zero for the year ended December 31, 2004. The removal of this property and equipment was a result of the Company determining that there was no future economic value of the property and equipment.

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

4.    INCOME TAXES:

The components of the income tax (benefit) provision are as follows:

	Year Ended December 31,
	2005	2004	2003
Current:
Federal	$ —	$(1,034,313)	$(406,859)
State	—	—	(3,988)

	—	(1,034,313)	(410,847)

Deferred:
Federal	—	(192,730)	(96,103)
State	—	(18,310)	(37,082)

	—	(211,040)	(133,185)

	$ —	$(1,245,353)	$(544,032)

The federal statutory income tax rate is reconciled to the effective income tax rate as follows:

	Year Ended December 31,
	2005	2004	2003
Federal statutory rate	—	(34.0)%	(34.0)%
State income taxes, net of federal benefit	—	—	(3.0)%
Adjustment to prior year accrual	—	—	(12.0)%
Increase in valuation allowance	—	11.2%	—
Other	—	—	(.02)%

	—	(22.8)%	(49.2)%

The components of the net current and long-term deferred tax assets and liabilities, measured under SFAS No. 109, are as follows:

	Year Ended December 31,
	2005	2004	2003
Deferred Tax Asset
Long Term contract revenue	$—	$—	$—
Investment valuation	—	—	—
Net Operating Losses	—	—	61,029
Other	—	—	—

	—	—	61,029

Deferred tax liabilities
Depreciation	—	—	(79,339)
Accrual	—	—	(192,730)
Other	—	—	—

	—	—	(272,069)

Net deferred tax liability	$—	$—	$(211,040)

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005, the Company had federal and state net operating loss carryforwards of approximately $2,039,000 and $6,300,000, respectively. These net operating loss and credit carryforwards have begun to expire and will continue to expire through 2024.

	2005	2004
Deferred tax assets
Net Operating loss carryforward	$1,071,000	$705,109
Depreciation	(15,900)	(15,936)
Accrual	13,300	15,184

Total deferred tax assets	1,068,400	704,357
Valuation allowance	1,068,400	704,357

Net deferred tax assets	$—	$—

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Due to the Company’s recent loss history, and uncertainty regarding the realization of deferred tax assets, deferred tax assets have been fully reserved as of December 31, 2005. The utilization of federal net operating loss carryforwards is subject to annual limitations in accordance with Section 382 of the Internal Revenue code. Certain state carryforward net operating losses are also subject to annual limitations.

5.    LINE OF CREDIT:

We previously maintained a demand line of credit with a bank under which maximum borrowings were the lesser of $2.5 million or 75% of eligible accounts receivable, as defined in the loan agreement, and interest was charged at the LIBOR Market Index Rate plus 2.65%. This line of credit expired on August 15, 2004.

6.    EARNINGS (LOSS) PER SHARE:

Earnings (loss) per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares plus the dilutive effect of outstanding stock options under the Company’s equity incentive plans. For 2005, 2004 and 2003, diluted net loss per common share is the same as basic net loss per share, since the effects of potentially dilutive securities are anitdilutive. Stock options outstanding that are not included in the table below because of their anti-dilutive effect for the year ended December 31, 2005 were 22,213, for the year ended December 31, 2004 were 814,150 and for the year ended December 31, 2003 were 1,351,946.

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

The net loss and weighted average common and common equivalent shares outstanding for purposes of calculating net loss per common share were computed as follows:

	Year Ended December 31,
	2005	2004	2003
Net Loss	$(1,484,739)	$(4,223,295)	$(562,103)

Weighted average number of common shares outstanding used in computing basic earnings per share	13,346,915	13,238,778	12,746,973
Dilutive effect of stock options outstanding	—	—	—
Weighted average shares used in computing diluted earnings per share	13,346,915	13,238,778	12,746,973

Basic loss per share	$(0.11)	$(0.32)	$(0.04)
Diluted loss per share	$(0.11)	$(0.32)	$(0.04)

7.    STOCKHOLDERS’ EQUITY:

Treasury Stock

We have 152,932 common shares in treasury. The shares are valued using the cost method of accounting for treasury stock.

8.    EXERCISE OF EMPLOYEE STOCK OPTION

On July 31, 2003, Dr. Borow, President and Chief Executive Officer of Covalent Group, Inc., exercised an employee stock option to acquire 500,000 shares of Covalent common stock. The option had a grant date of August 6, 1998, an expiration date of August 5, 2003 and an exercise price of $0.6875. As payment for the shares issued and related withholding taxes, Covalent Group, Inc. received from Dr. Borow 140,432 Covalent common shares that were owned by him. The shares received by the Company are included as treasury stock in our Consolidated Balance Sheet at December 31, 2005 and 2004.

9.    STOCK-BASED COMPENSATION:

We have adopted equity incentive plans that provide for the granting of stock options to employees, directors, advisors and consultants. We account for grants of options to employees and directors under these plans applying the intrinsic value method provided for in Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” and related interpretations. No stock-based compensation expense is reflected in net income as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant. In addition to APB Opinion No. 25, we provide the disclosures required by SFAS No. 123 “Accounting for Stock-Based Compensation” and by SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” See Note 2 for disclosure of Pro Forma Net Loss and Net Loss- Per Share.

For purposes of determining the pro forma amounts in Note 2, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	Year Ended December 31,
	2005	2004	2003
Risk-free interest rate	3.63% – 4.24%	2.85% – 3.91%	2.11% – 3.54%
Expected dividend yield	—	—	—
Expected life	5 years	5 years	5 years
Expected volatility	45%	56%	49%

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

Based upon the above assumptions, the weighted average fair value of the stock options granted for the years ended December 31, 2005, 2004, and 2003 was $1.02, $1.56, and $1.01 respectively. As of December 31, 2005, the weighted average remaining contractual life of stock options outstanding was 3.3 years. Because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects on reported net income for future years.

2002 Equity Incentive Plan

In March 2002, the Board of Directors approved the 2002 Equity Incentive Plan, which was approved by the stockholders in June 2002. Upon adoption, a total of 1,000,000 shares were available for grant under this plan. The plan provides for the granting of incentive and non-qualified stock options for the purchase of shares of common stock to directors, officers, employees, advisors and consultants, as defined under the provisions of the plan.

1996 Equity Incentive Plan

The Company’s 1996 Stock Incentive Plan and 1995 Stock Option Plan provide for the granting of incentive and non-qualified stock options for the purchase of shares of common stock to directors, officers, employees and consultants, as defined under the provisions of the plans. The 1996 Stock Incentive Plan was amended in 2000 to increase the number of common shares available for grant from 2,500,000 to 3,000,000. The stock incentive plan provides for the granting of incentive and non-qualified stock options for the purchase of shares of common stock to directors, employees and non-employee consultants, as defined under the provisions of the plan.

Aggregate stock option activities for all plans for the years ended December 31, 2005, 2004, and 2003 were as follows:

	Number of Shares	Range of Exercise Prices per Share	Weighted Average Exercise Price per Share
Options outstanding at January 1, 2003	2,404,272	$0.69 - 4.49	$2.68
Granted	354,000	2.05 - 2.59	2.20
Exercised	(570,900)	0.69 - 2.19	0.85
Canceled	(438,376)	1.94 - 4.47	2.78
Options outstanding at December 31, 2003	1,748,996	$1.80 - 4.49	$3.15
Granted	274,450	2.23 - 3.93	3.04
Exercised	(260,183)	1.94 - 2.86	2.49
Canceled	(282,071)	1.80 - 4.39	3.03
Options outstanding at December 31, 2004	1,481,192	$1.80 - 4.49	$3.27
Granted	776,250	2.05 - 2.82	2.25
Exercised	(5,667)	1.80 - 2.17	1.91
Canceled	(888,902)	1.94 - 4.38	3.57
Options outstanding at December 31, 2005	1,362,873	$1.94 - 4.49	$2.50
Exercisable options outstanding at:
December 31, 2003	984,225	$1.80 - 4.49	$3.36
December 31, 2004	1,014,711	$1.80 - 4.49	$3.45
December 31, 2005	440,797	$1.94 - 4.49	$2.70

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

The following table summarizes information regarding stock options outstanding at December 31, 2005:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding At December 31, 2005	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price per Share	Number Exercisable December 31, 2005	Weighted Average Exercise Price
$1.94	87,540	0.2	$1.94	87,540	$1.94
2.05 - 2.50	900,233	4.2	2.27	95,956	2.33
2.59 - 2.90	168,600	1.4	2.80	139,734	2.83
3.00 - 3.19	86,500	1.1	3.17	72,900	3.17
3.50 - 3.69	110,000	3.6	3.68	36,667	3.68
4.00 - 4.49	10,000	1.3	4.49	8,000	4.49

	1,362,873	3.3	$2.50	440,797	$2.70

As of December 31, 2005, there were 706,026 stock options available for grant under our stock option plans.

10.    EMPLOYEE BENEFIT PLAN:

The Company sponsors a 401(k) retirement savings plan that is available to substantially all its U.S. based full-time employees who elect to participate. Effective January 1, 2003, the Company began providing a matching contribution equal to 50% on the first 2% of the participant’s compensation (excluding bonus payments). In 2005 and 2004 company matching contributions were $26 thousand and $39 thousand, respectively. Matching contributions are determined each payroll period. The matching contribution is credited to the participant using a graded vesting schedule with six or more years of service required to become fully vested. The method for crediting vesting service is the plan year.

11.    SEGMENT DISCLOSURES:

The Company has adopted the provisions of SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information” which establishes standards for reporting business segment information. The Company operates in one segment predominantly in the clinical research industry providing a broad range of clinical research services on a global basis to the pharmaceutical, biotechnology and medical device industries.

The following table summarizes the distribution of net revenue and contracts with significant clients:

	Year Ended December 31,
	2005		2004		2003
	Percentage of Revenues	Number of Contracts	Percentage of Revenues	Number of Contracts	Percentage of Revenues	Number of Contracts
Client A	27%	3	23%	3	41%	12
Client B	26	4	19	5	21	3
Client C	17	7	15	2	7	1
Client D	13	3	0	0	0	0

Top Four Clients	83%	17	57%	15	69%	16

Client A, B, C and D in the table above represent the four largest clients for 2005, but do not necessarily represent the same client for each year shown.

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

The significant clients above represented 72% and 2%, respectively, of the balance of cost and estimated earnings in excess of related billings on uncompleted contracts at December 31, 2005 and 2004.

The following table summarizes the distribution of net revenues from external clients by geographical area:

	Year Ended December 31,
	2005	2004	2003
U.S.	$9,720,665	$12,264,999	$19,678,729
Europe	682,414	1,324,615	1,157,013

Total	$10,403,079	$13,589,614	$20,835,742

12.    CAPITAL AND OPERATING LEASE COMMITMENTS:

We entered into no new capital lease obligations during 2005. Leased equipment accounted for as a capital lease at December 31, 2005 totaled $123,000 with associated accumulated amortization of $67,650.

Future minimum lease payments on capital lease obligations at December 31, 2005 are as follows:

For the year ending December 31:
2006	31,704
2007	31,704
2008	7,926

Total	$71,334
Less amount representing interest	(8,025)

Present value of capital lease payments	$63,309

We are committed under a number of non-cancelable operating leases, primarily related to office space and other office equipment. Total lease expense was $932 thousand for the year ended December 31, 2005, $922 thousand for the year ended December 31, 2004, and $987 thousand for the year ended December 31, 2003.

Future minimum lease payments on operating lease obligations at December 31, 2005, are as follows:

	Total	1 Year	2-3 Years	4-5 Years	> 5 Years
Operating leases	$3,917,549	$966,619	$1,981,189	$969,741	$—

13.    OTHER LIABILITIES

As of January 1, 2003, the Company increased by approximately 12,700 to 34,000 the amount of square feet under lease in the same building. The term of the lease was also extended to 2009 and monthly lease payments increased from $50 thousand to $72 thousand. As an incentive for the Company to acquire the additional space, the lessor granted the Company $814 thousand in lease incentives that were used to pay for architectural fees, renovations and improvement costs for the new space. The lease incentives were capitalized as if the Company incurred the costs to make the improvements and are included in Property and Equipment. These assets and the related liability are amortized over the remaining life of the lease at a rate of approximately $116 thousand per year as an additional amortization expense and a reduction in rent expense, respectively. The accounting for these lease incentives has no impact on net income, stockholders’ equity or cash flow.

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

14.    QUARTERLY FINANCIAL DATA (UNAUDITED):

	For the Quarter Ended
	March 31	June 30	September 30	December 31
2005
Net Revenues	$3,213,529	$2,328,379	$2,713,702	$2,147,469
Loss From Operations	(113,103)	(501,722)	(290,787)	(719,488)
Net Loss	(98,472)	(483,074)	(244,363)	(658,830)
Net Loss Per Common Share
Basic	$(0.01)	$(0.04)	$(0.02)	$(0.05)
Diluted	$(0.01)	$(0.04)	$(0.02)	$(0.05)
2004
Net Revenue	$5,282,585	$3,778,774	$1,876,406	$2,651,849
Income (Loss) From Operations	29,665	(1,951,200)	(2,148,791)	(1,401,522)
Net Income (Loss)	27,105	(1,446,730)	(1,443,314)	(1,360,356)
Net Loss Per Common Share
Basic	$—	$(0.11)	$(0.11)	$(0.10)
Diluted	$—	$(0.11)	$(0.11)	$(0.10)

15.    COMMITMENTS AND CONTINGENCIES:

We have entered into an employment agreement with one of our officers that calls for specified minimum annual compensation of $325,000 per year over a three-year period and includes provisions for continuation of salary upon termination as defined in the agreement. This agreement will expire on March 31, 2006.

The contract research organization industry is subject to legislation and regulations that are revised or amended on an on-going basis. The impact of complying with such legislation and regulations could materially affect our business.

As discussed in Item. 7, and as set forth in the table below, the Company is obligated under outsourcing agreements related to certain aspects of its support functions, which are reflected as purchase obligations in the table below. Actual amounts paid under these outsourcing agreements could be higher or lower than the amounts shown below as a result of changes in volume and other variables.

	Payments due by period
Contractual Obligations	Total	<1 Year	1-3 Years	3-5 Years	>5 years
Purchase Obligations	$934,286	$338,077	$449,285	$146,924	$—

Covalent Group, Inc.

Notes to Consolidated Financial Statements—(Continued)

16.    SUBSEQUENT EVENTS:

In March 2006, we announced the signing of a Combination Agreement with Remedium OY (“Remedium”), a privately owned, full service CRO based in Espoo, Finland with offices in 8 countries throughout Scandinavia, Central Europe and Eastern Europe. Under the terms of the Agreement, we expect to pay approximately $20 million for all of the outstanding shares and common stock equivalents of Remedium. The consideration for the transaction is expected to be in the form of Company shares in the amount of $16 million and $4 million in cash, subject to certain purchase price adjustments. The closing of the transaction is expected to occur at the end of the second quarter of 2006 subject to certain contingencies including, but not limited to, the approval of our stockholders and a scheduled new fundraising for at least $4 million to help finance the transaction. In connection with the transaction, we plan to change our name to Encorium BioSolutions, Inc. and apply for a new ticker symbol in connection with our name change.

During the year ended December 31, 2005, the Company incurred approximately $122,000 of costs related to the Remedium acquisition which it charged to selling, general and administrative expense. The costs were primarily for professional fees related to the acquisition as well as travel related expenses.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Remedium Oy

We have audited the accompanying consolidated balance sheets of Remedium Oy (“the Company”) and subsidiaries (collectively “the Group”) as of December 31, 2005 and 2004, and the consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2005, 2004 and 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2005 and 2004, and the results of the Group’s operations and cash flows for the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

Helsinki, Finland

May 12, 2006

KPMG Oy Ab

Virpi Halonen

Authorized Public Accountant

Remedium Oy and Subsidiaries

Consolidated Statements of Operations

		Year Ended December 31,
	Note	2005	2004	2003
		€	€	€
Net revenue		7,668,649	11,570,657	9,932,008
Reimbursement revenue		863,351	858,572	853,515

Total Revenue		8,532,000	12,429,229	10,785,523

Operating Costs and Expenses
Direct		4,428,864	5,024,511	5,453,056
Reimbursable out-of-pocket expenses		863,351	858,572	853,515
Selling, general and administrative expenses		3,584,342	2,828,430	2,187,253
Depreciation and amortization		79,073	178,119	135,202

Total Operating Expenses		8,955,630	8,889,632	8,629,026

(Loss) Income from Operations		(423,630)	3,539,597	2,156,497
Financial Income	3	25,440	18,545	85,077
Financial Expense	3	(16,147)	(8,254)	(3,774)

Net Financial Income		9,293	10,291	81,303

(Loss) Income before Income Taxes and Minority Interest		(414,337)	3,549,888	2,237,800
Income Tax Provision	4	29,189	1,070,615	659,959
Minority Interest, net		—	—	36,178

Net (Loss) Income		(443,526)	2,479,273	1,614,019

See accompanying notes to the consolidated financial statements.

Remedium Oy and Subsidiaries

Consolidated Balance Sheets

		As of December 31,
	Note	2005	2004
		€	€
Assets
Current Assets
Cash and Cash equivalents		186,820	632,300
Available for sale investments	5	—	1,561,711
Accounts receivable, less allowance of € 0 and € 0 for 2005 and 2004		1,975,411	975,618
Costs and estimated earnings in excess of related billings on uncompleted contracts	6	261,059	16,629
Prepaid expenses and other	7	428,739	171,087

Total Current Assets		2,852,029	3,357,345

Long Term Assets
Property and Equipment, Net	8	218,652	249,776
Goodwill	10	278,384	279,031
Other Intangible Assets	10	69,354	85,229
Deferred Tax	4	54,475	62,534
Restricted Cash		186,534	179,369

Total Long Term Assets		807,399	855,939

Total Assets		3,659,428	4,213,284

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable		299,542	220,287
Bank overdrafts	14	675,344	45,297
Accrued expenses and other	11	1,399,293	1,088,193
Billings in excess of related costs and estimated earnings on uncompleted contracts	6	149,669	113,230

Total Current Liabilities		2,523,848	1,467,007

Long Term Liabilities
Pension	13	153,000	119,000
Long Term Loans		—	22,469

Total Long Term Liabilities		153,000	141,469

Total Liabilities		2,676,848	1,608,476

Stockholders’ Equity
Common stock, € 1.70 par Value 13,400 share authorized and issued		22,780	22,780
Additional paid-in capital		127,316	127,316
Deferred Compensation		(10,312)	(41,362)
Retained earnings		847,921	2,497,447
Other comprehensive income		(5,125)	(1,373)
Total Stockholders’ Equity		982,580	2,604,808

Total Liabilities and Stockholders’ Equity		3,659,428	4,213,284

See accompanying notes to the consolidated financial statements

Remedium Oy and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Number of Common Shares	Par Value	Additional Paid-In Capital	Retained Earnings	Deferred Compensation	Other Comprehensive Income	Total
		€	€	€		€	€
Balance at December 31, 2002	13,400	22,780	61,316	2,324,995		21,448	2,430,539
Net income				1,614,019			1,614,019
Dividends				(2,383,860)			(2,383,860)
Realised gain on disposal of available for sale investments, net of €8,044 tax						(19,694)	(19,694)
Translation adjustment, net of €0 tax						(610)	(610)

Balance at December 31, 2003	13,400	22,780	61,316	1,555,154		1,144	1,640,394
Net income				2,479,273			2,479,273
Dividends				(1,536,980)			(1,536,980)
Unrealised gain on available-for-sale investments, net of €1,718 tax						4,603	4,603
Realised gain on disposal of available for sale investments, net of €717 tax						(1,754)	(1,754)
Translation adjustment, net of €0 tax						(5,366)	(5,366)
Issuance of stock options			66,000		(66,000)		—
Deferred compensation amortization					24,638		24,638

Balance at December 31, 2004	13,400	22,780	127,316	2,497,447	(41,362)	(1,373)	2,604,808
Net income				(443,526)			(443,526)
Dividends				(1,206,000)			(1,206,000)
Realised gain on disposal of available for sale investments, net of €1,718 tax						(4,603)	(4,603)
Translation adjustment, net of €0 tax						851	851
Deferred compensation amortization					31,050		31,050

Balance at December 31, 2005	13,400	22,780	127,316	847,921	(10,312)	(5,125)	982,580

See accompanying notes to the consolidated financial statements.

Remedium Oy and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Operating Activities:
Net income (loss)	(443,526)	2,479,273	1,614,019
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	79,073	178,119	135,202
Noncash stock based compensation	31,050	24,638	—
Profit on sale of investments	(16,913)	(14,257)	(57,232)
Changes in assets and liabilities;
Restricted cash	(7,165)	(1,375)	(82)
Accounts receivable	(999,793)	197,089	(241,873)
Prepaid expenses and other	(184,246)	(34,178)	14,853
Prepaid taxes	(72,556)	(14,669)	(50,205)
Costs and estimated earnings in excess of related billings on uncompleted contracts	(244,430)	(16,629)	—
Accounts payable	79,259	46,607	130,453
Accrued expenses and provisions	338,793	(328,242)	94,729
Billings in excess of related costs and estimated earnings on uncompleted contracts	53,068	(65,664)	178,894

Net Cash (Used In)/Provided by Operating Activities	(1,387,386)	2,450,712	1.818,758

Investing Activities:
Purchases of property and equipment	(32,075)	(93,202)	(258,911)
Purchase of available for sale investments	—	(2,800,000)	(2,131,000)
Proceeds from sale of available for sale investments	1,572,303	2,358,887	3,112,054
Acquisition of Group companies	—	(63,723)	(183,952)

Net Cash Generated (Used) in Investing Activities	1,540,228	(598,038)	538,191

Financing Activities:
Proceeds from borrowings	652,975	29,979	15,318
Repayment of borrowings	(45,297)	(11,269)
Dividends paid	(1,206,000)	(1,536,980)	(2,383,860)

Net Cash Provided by Financing Activities	(598,322)	(1,518,270)	(2,368,542)

Net Increase (Decrease) In Cash and Cash Equivalents	(445,480)	334,404	(11,593)
Cash and Cash Equivalents, Beginning of Period	632,300	297,896	309,489

Cash and Cash Equivalents, End of Period	186,820	632,300	297,896

See accompanying notes to the consolidated financial statements.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements

1.    DESCRIPTION OF BUSINESS:

In this discussion, the terms, “Company”, “we”, “us”, and “our”, refer to Remedium Oy and subsidiaries, except where it is made clear otherwise.

Founded in 1996, Remedium Oy (“Remedium”), is a privately-held, full-service clinical research organization (“CRO”) for Phase I-IV clinical development of drugs and biologics to the pharmaceutical and biotechnology industries based in Finland with offices in 8 countries throughout Scandinavia, Central Europe, and Eastern Europe. Its in-house staff consists of 11 physicians, clinical and data management teams, and an early development team that specializes in fast-tracking Phase I and Phase II studies. Remedium’s comprehensive services include the filing of Investigational New Drug (IND) and similar regulatory applications, preparation and submission of New Drug Applications (NDAs), and post-marketing surveillance on an international basis. Remedium has completed more than 160 clinical research projects involving over 45,000 subjects. Remedium applies the highest standards within the industry and has validated systems. It has strong relationships with government-owned clinics and specialty societies focused on cardiovascular and oncologic diseases. In addition, it has a well-developed network of consulting specialists and Principal Investigators throughout Europe.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

The consolidated financial statements for 2005, 2004 and 2003 include our accounts and the accounts of companies in our control. At 31 December 2005 and 2004 all subsidiaries were wholly owned. Intercompany transactions and balances have been eliminated on consolidation.

Basis of Presentation

In 2005 we established two new companies in Poland and Romania to add to our operations in Sweden, which was established in 2004, and Estonia and Lithuania, which were established in 2003.

In 2003 we acquired a controlling interest of 51 % in the Danish CRO company Meddoc Aps and in 2004 acquired the remaining minority interest of 49%. This acquisition was accounted for using the purchase method of accounting, utilizing appropriate fair value techniques to allocate the purchase price based on estimated fair values of assets and liabilities. Accordingly, the estimated fair value of assets acquired and liabilities assumed were included in the Company’s consolidated balance sheet as of the effective date of the acquisition. The total purchase consideration in 2003 and 2004 amounted to € 260,756 of which € 48,900 related to direct acquisition costs for legal, appraisal and accounting fees.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2005 and 2004 cash and cash equivalents consisted of amounts held at bank.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Restricted Cash

In connection with some of our real estate rental agreements we are required to maintain cash deposits with financial institutions. These restricted cash balances are classified in accordance with the remaining rental period of the property in question. As of December 31, 2005 and 2004, this restricted cash amount was €186,534 and €179,369, respectively and included in long-term assets.

Revenue Recognition

A significant portion of our revenue is recognized from the outsourcing of personnel to our clients. This revenue is recognized based on actual hours incurred at the agreed upon contract rate.

We also have revenue, which is recognized from fixed-price contracts on a proportional performance basis. To measure the performance, we compare actual direct costs incurred to estimated total contract direct costs, which is the best indicator of the performance of the contract obligations as the costs relate to the labour hours incurred to perform the service. Total direct costs are incurred for each contract and compared to estimated total direct costs for each contract to determine the percentage of the contract that is completed. This percentage is multiplied by the estimated total contract value to determine the amount of net revenue recognized. A formal project review process takes place at period end although most projects are evaluated on an ongoing basis. Management reviews the estimated total direct costs on each contract to determine if estimated amounts are correct, and estimates are adjusted as needed. If we determine that a loss will result from the performance of a fixed-price contract, the entire amount of the estimated loss is charged against income in the period in which such determination is made. Because of the inherent uncertainties in estimating direct costs required to complete a project, particularly complex, multi-year studies, it is possible that the estimates used will change and could result in a material change to our estimates. Original estimates might also be changed due to changes in the scope of work. We attempt to negotiate contract amendments with the client to cover these services provided outside the terms of the original contract. There can be no assurance that the client will agree to the proposed amendments, and we ultimately bear the risk of cost overruns. Accordingly no change in estimate is made to the total contract value until our clients have formally approved the contract amendments. Changes to the estimated total contract direct costs result in a cumulative adjustment to the amount of revenue recognized.

Costs and estimated earnings in excess of related billings on uncompleted contracts represents net revenue recognized to date that is currently unbillable to the client pursuant to contractual terms. In general, amounts become billable upon the achievement of milestones or in accordance with predetermined payment schedules set forth in the contracts with our clients. Billings in excess of related costs and estimated earnings on uncompleted contracts represent amounts billed in excess of net revenue recognized at the balance sheet date.

Net Revenue

The Company’s consolidated net revenues represent the Company’s total revenues less allowances for customer credits, including estimated discounts and rebates.

Reimbursable Out-of-Pocket Expenses

On behalf of our clients, we incur out-of-pocket costs for which we are reimbursed at cost, without mark-up or profit. Effective January 1, 2002, in connection with the required implementation of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force Rule No. 01-04 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”, out-of-pocket costs are included in Operating Expenses, while the reimbursements received are reported separately as Reimbursement Revenue in the Consolidated Statements of Operations.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Concentration of Credit Risk

Our accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts are concentrated with a small number of companies within the pharmaceutical industry. The significant majority of this exposure is to large, well-established firms. We have not experienced any credit losses in the past. As of December 31, 2005, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was € 2,236,470. Of this amount, the exposure to our three largest clients was 39 % of the total, with the three largest clients representing 18%, 12%, and 9 % of total exposure, respectively. As of December 31, 2004, the total of accounts receivable and costs and estimated earnings in excess of related billings on uncompleted contracts was € 992,247. Of this amount, the exposure to our three largest clients was 31 % of the total, with the three largest clients representing 13%, 11%, and 7 % of total exposure, respectively.

Financial Instruments

The fair value of cash and cash equivalents, restricted cash, accounts receivable, costs and estimated earnings in excess of related billings on uncompleted contracts, accounts payable, loans, accrued expenses and billings in excess of related costs and estimated earnings on uncompleted contracts were not materially different than their carrying amounts as reported at December 31, 2005 and December 31, 2004.

As of December 31, 2005 and 2004, the Company was not counterparty to any forward foreign exchange contracts or any other transaction involving a derivative financial instrument.

Property and Equipment

Property and Equipment is recorded at cost. Depreciation is provided using the declining balance method over the estimated useful lives of the assets, which range from 3 to 10 years for equipment and furniture and fixtures. Depreciation and amortization for the years ended December 31, 2005 and 2004 was € 79,073 and € 178,119, respectively. Expenditures for maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or fully depreciated the cost and accumulated depreciation are removed from the accounts, and any gain or loss on the sale of property and equipment is included in operations.

Goodwill and other intangible assets

The excess of the purchase price of a business acquired over the fair value of net tangible assets and identifiable intangible assets at the date of the acquisition has been assigned to goodwill. In accordance with SFAS 142, “Goodwill and Other Intangible Assets”, goodwill is evaluated for impairment on an annual basis or more frequently if events or changes in circumstances indicate that goodwill might be impaired.

Customer relationships recognised in the course of business acquisitions are fair valued and amortised over their expected lives of 7 to 10 years. Order backlog fair valued during acquisitions is amortised over the related contract period. License agreements acquired for software are amortised over the estimated useful lives which range from 3 to 5 years.

Operating Expenses

Direct expenses include amounts incurred during the period that are directly related to the management or completion of a clinical trial or related project and generally include direct labour and related benefit charges, other direct costs and certain allocated expenses. Direct costs as a percentage of net revenues tend to fluctuate from one period to another, as a result of changes in the mix of services provided and the various studies conducted during any time period. Selling, general and administrative expenses include the salaries, wages and benefits of all administrative, finance and business development personnel, and all other support expenses not directly related to specific contracts.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Stock-Based Compensation

The Company accounts for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), which states that, for fixed plans, no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Company’s common stock on the grant date. If stock options are granted with an exercise price below the estimated fair value of the Company’s common stock at the grant date, the difference between the fair value of the Company’s common stock and the exercise price of the stock option is recorded as deferred compensation. Deferred compensation is amortized to compensation expense over the vesting period of the stock option. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” and Statement of Financial Accounting Standards No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123”, which requires compensation expense to be disclosed in the notes based on the fair value of the options granted at the date of the grant. Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method required by SFAS No. 123, the Company’s net income and diluted net income per common share would have been the pro forma amounts indicated below.

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Net (loss)/income —as reported	(443,526)	2,479,273	1,614,019
Add: Total Stock-based employee compensation expense determined under intrinsic method, net of tax effects	31,050	24,638	—
Less: Total stock-based employee compensation expense determined under fair value based method, net of related tax effects	(123,269)	(97,811)

Pro forma net income	(535,745)	2,406,100	1,614,019

The Company has just one incentive plan being the 2004 plan. The fair value of this option grant was estimated to be €397 on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Year Ended December 31,
2004
Expected dividend yield	0%
Expected lives (years)	4.8 years
Risk-free interest rate (%)	3.11%
Expected volatility (%)	45%

The company will adopt FAS 123R from January 1, 2006.

Foreign Currency Translations

Assets and liabilities of the Company’s subsidiaries whose functional currencies are not Euros are translated into Euros at exchange rates in effect on the balance sheet date and equity accounts are translated at historical exchange rates. Revenue and expense items are translated at average exchange rates in effect during the year. Gains or losses from translating foreign currency financial statements are recorded in other comprehensive income. The cumulative translation adjustment included in other comprehensive income for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 was € 5,125, € 5,976, and € 610, respectively.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Pensions

The Company accounts for pensions in accordance with the provisions of Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions. The pension expense is recorded on a full accrual basis and reflected in the income statement over the working lives of the employees provided with such benefits. The economic and demographic assumptions used in calculating pension expense are reviewed and updated periodically. The company has estimated the effect on the net income and shareholder’ equity assuming the adoption of SFAS No. 87 as of January 1, 2003 as the adoption on the actual effective date of January 1, 1989 was not feasible. The transitional obligation has been recognized in equity immediately upon adoption of FAS 87. Elements of the Finnish statutory employment pension scheme (“TEL”) must be accounted for as defined benefit plans under FAS 87. All other employment pension schemes within the group are accounted for as defined contribution plans.

Comprehensive Income

The Company has elected to present comprehensive income and its components in the Statements of Stockholders’ Equity. The components of comprehensive income are net income and all other non-owner changes in equity. At the year ended December 31, 2005 the balance consisted of translation adjustment of € 5,125. At the year ended December 31, 2004 the balance consisted of translation adjustment of € 5,976 and fair value adjustment of € 4,603 relating to available for sale investments.

Financial Assets

The Company classifies its investments into three categories of trading, held to maturity and available for sale investments however at the year ended December 31, 2005 held no investments. At the year ended December 31, 2004 the company held available for sale investments comprising of marketable debt (Sampo Bank Interest Rate Fund), which was fair valued using the current market value. The fair value changes of available for sale investments are recognized in shareholder’s equity. When the investment is disposed of, the related accumulated fair value changes are released from shareholder’s equity and recognized in the income statement as part of interest income.

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising costs were approximately €134,617, €191,295 and €107,507 for the years ended December 31, 2003, 2004 and 2005, respectively.

Supplemental Cash Flow Information

Cash paid for income taxes net of refunds for the years ended December 31, 2005, 2004 and 2003 was €101,746, €972,285 and €662,032, respectively. Cash paid for interest for the years ended December 31, 2005, 2004 and 2003 was €16,147, €8,254 and €3,774.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Recently Issued Accounting Standards

In November 2005, The FASB issued Staff Position No. (FSP) 115-1 The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments. FSP 115-1 provides accounting guidance for identifying and recognizing other-than-temporary impairments of debt and equity securities, as well as cost method investments in addition to disclosure requirements. FSP 115-1 is effective for reporting periods beginning after December 15, 2005. As the company has no investments in debt or equity securities the adoption of FSP 115-1 will not have a material impact on the Group’s financial condition or results or operations.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 123 (revised 2004), Share-Based Payment (SFAS 123R), which (SFAS 123R), which will be effective for us on January 1, 2006. The adoption of SFAS 123R will increase operating expenses and therefore negatively affect income from operations. The increase in costs is expected to be approximately €31,000 in 2006. All outstanding options will be fully vested by 31 December 2006. The Company does not plan to issue any new options in 2006.

3.    FINANCIAL INCOME AND EXPENSE

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Interest income	8,527	4,288	27,845
Gain on sale of available for sale investment	16,913	14,257	57,232
Interest (expense)	(12,938)	(6,665)	(6,628)
Foreign exchange gain/(loss)	(3,209)	(1,589)	2,854

Net financial income	9,293	10,291	81,303

4.    INCOME TAXES:

The components of income before provision for income taxes were as follows:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Domestic	51,369	3,770,327	2,431,129
Foreign	(465,706)	(220,439)	(193,329)

(Loss)/Income from continuing operations	(414,337)	3,549,888	2,237,800

The components of the provision for income taxes were as follows:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Domestic
Current	(17,563)	1,085,284	710,164
Deferred	55,737	16,854	(22,542)
Foreign
Current	(5,630)	1,321	—
Deferred	(3,355)	(32,844)	(27,663)

Provision for income taxes	29,189	1,070,615	659,959

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Taxes computed at the statutory income tax rates are reconciled to the provision for income taxes as follows:

	Year Ended December 31,
	2005	2004	2003
Statutory income tax rate	26%	29%	29%
Effective tax rate	(7)%	30%	29%

	€	€	€
Statutory rate	(107,728)	1,029,468	648,462
Non-deductible expenses net of non-taxable income	20,295	(7,489)	1,677
Valuation allowance	97,572	49,393
Foreign tax rate differential	19,050	3,624	9,820
Change in tax rates	—	(4,381)	—

	29,189	1,070,615	659,959

The statutory tax rate in Finland decreased from 29% to 26% for fiscal years commencing January 1, 2005 however the change was enacted in 2004 and the deferred tax balances at December 31, 2004 reflect the change in rate.

	Year Ended December 31,
	2005	2004
Components of the deferred tax asset were as follows:
Future Benefit of net operating losses	209,830	123,599
Accruals	—	5,822
Billings in excess of related costs and estimated earnings on uncompleted contracts	38,914	29,440
Pension provision	39,780	30,967

Gross deferred tax asset	288,524	189,828
Valuation allowance	(146,965)	(49,393)

Net deferred tax asset	141,559	140,435

Components of the deferred tax liability were as follows:

Unrealized gain on investments	—	(1,718)
Costs and estimated earnings in excess of related billings on uncompleted contracts	(67,875)	(4,324)
Property and equipment	(14,650)	(10,988)
Other intangible assets	(13,951)	(12,962)

Total deferred tax liabilities	(96,476)	(29,992)

Net deferred tax	45,083	110,443

Current deferred tax asset	19,569	47,909
Non-current deferred tax asset	54,475	62,534
Current deferred tax liability	(28,961)	—

	45,083	110,443

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

As of December 31,2005, the Company had tax benefits of €209,830 arising from operating losses of €695,331 which can be carried forward indefinitely. Due to certain foreign operations recent loss history and the uncertainty regarding the realization of the related deferred tax asset a valuation allowance of €146,965 has been established.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Tax loss carryforwards can be carried forward indefinitely. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2005. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.”

The income tax costs (benefits) related to unrealised gains and losses in comprehensive income components of stockholders’ equity were €467 in 2003, (€561) in 2004 and (€1,801) in 2005.

5.    AVAILABLE FOR SALE INVESTMENTS

The available for sale investment consisted solely of an investment in a Sampo Bank interest rate fund.

	Year Ended December 31,
	2005	2004
	€	€
Acquisition cost at January 1,	1,555,390	1,100,020
Fair value in other comprehensive income	6,321	2,471

Fair value at January 1,	1,561,711	1,102,491
Additions	—	2,800,000
Disposal proceeds	(1,572,303)	(2,358,887)
Other comprehensive income, gross	(6,321)	3,850
Income statement gains	16,913	14,257

Fair value at December 31,	—	1,561,711

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

6.    COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS/BILLINGS IN EXCESS OF

COSTS AND ESTIMATED EARNINGS

	Costs and earnings of uncompleted contracts	Billings of contracts	Net
2005
Costs and estimated earnings in excess of related billings on uncompleted contracts	1,078,492	817,433	261,059
Billings in excess of related costs and estimated earnings on uncompleted contracts	966,689	1,116,358	149,669

2004
Costs and estimated earnings in excess of related billings on uncompleted contracts	280,741	264,112	16,629
Billings in excess of related costs and estimated earnings on uncompleted contracts	344,498	457,728	113,230

7.    PREPAID EXPENSES AND OTHER:

	Year Ended December 31,
	2005	2004
	€	€
Prepaid Expenses	409,170	123,178
Current deferred tax (Note 4)	19,569	47,909

Total	428,739	171,087

8.    PROPERTY AND EQUIPMENT:

	Year Ended December 31,
	2005	2004
	€	€
Equipment consists of the following:
Computers and Networks	302,875	274,795
Office Furniture & equipment	125,562	115,517

	428,437	390,312
Accumulated depreciation	(209,785)	(140,536)

Equipment, net	218,652	249,776

The company has pledged assets as part of its financing arrangements. Note 15

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

9.    ACQUISITIONS:

In 2003 the Company acquired a controlling interest of 51 % in the Danish CRO company Meddoc Aps and in 2004 acquired the remaining minority interest of 49%. This acquisition was accounted for using the purchase method of accounting, utilizing appropriate fair value techniques to allocate the purchase price based on estimated fair values of assets and liabilities. Accordingly, the estimated fair value of assets acquired and liabilities assumed were included in the Company’s consolidated balance sheet as of the effective date of the acquisition. The total purchase consideration in 2003 and 2004 amounted to € 260,756 of which € 48,900 related to direct acquisition costs for legal, appraisal and accounting fees. The total purchase price for the 2004 acquisition of the remaining 49% of Meddoc Aps was allocated to the estimated fair value of assets and liabilities assumed as set forth in the following table:

	2004	2003
	€	€
Condensed balance sheet:
Non-current assets	5,967	21,556
Current assets	46,515	67,089
Deferred tax	20,250	7,018
Non-current liabilities	(41,502)	(20,192)
Current liabilities	(31,230)	(37,801)
Goodwill	63,776	159,310

Total purchase price	63,776	196,980

10.    GOODWILL AND INTANGIBLE ASSETS:

Changes in the carrying amount of goodwill for the twelve months ended December 31, 2004 and 2005 were as follows:

€
Balance as of January 1, 2004	215,123

Goodwill recorded during the period
For current acquisitions	63,776
Translation adjustments	132

Balance as of December 1, 2004	279,031
Translation adjustments	(647)

Balance as of December 31, 2005	278,384

Information regarding the Company’s other intangible assets follows:

	Year Ended December 31,
	2005	2004
	€	€
License agreements	38,823	38,823
Backlog and customer relationship	136,585	136,585

	175,408	175,408
Less accumulated amortization	(106,054)	(90,179)

Other intangible assets, net	69,354	85,229

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

11.    ACCRUED EXPENSES AND OTHER:

	Year Ended December 31,
	2005	2004
	€	€
Employee related accruals	487,922	590,382
Customer advances	534,613	82,992
Withholding tax	91,802	154,914
Vat	13,249	54,462
Accrued expenses	242,746	205,443
Current deferred tax (Note 4)	28,961	—

Total	1,399,293	1,088,193

12.    STOCK-BASED COMPENSATION:

In 2004 we have adopted an equity incentive plans that provides for the granting of stock options to employees and directors. We account for grants of options to employees and directors under these plans applying the intrinsic value method provided for in Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” and related interpretations. In addition to APB Opinion No. 25, we provide the disclosures required by SFAS No. 123 “Accounting for Stock-Based Compensation” and by SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.”

The Company has just one incentive plan being the 2004 plan which authorized the company to issue 720 stock options of which 360 were allocated to stock options A and 300 to stock options B. Both stock options have an exercise price of €750 with stock options A having a vesting period ending December 1, 2005 and stock options B having a vesting period ending December 1, 2006. The subscription period of both stock options will expire on January 31, 2009. According to the combination agreement referred to in note 17 the options to purchase Remedium shares will be changed to acquire Covalent shares. The total cost charged to income statement for this plan amounted to €31,050 in 2005 and €24,638 in 2004.

	Year Ended December 31,
	2005		2004
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at beginning of year	660	750	—	—
Granted	—	—	660	750
Exercised	—	—	—	—

Outstanding at end of year	660	750	660	750

13.    EMPLOYEE BENEFIT PLAN:

Pension costs are determined under the provisions of Statement of Financial Accounting No.87, “Employers’ Accounting for Pensions” (“FAS 87”) and related disclosures are determined under the provisions of Statement of Financial Accounting Standards No.132 (Revised 2003), “Employers’ Disclosures about Pensions and other Postretirement Benefits”.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Elements of the Finnish statutory employment pension scheme (“TEL”) must be accounted for as defined benefit plans under FAS 87. All other employment pension schemes within the group are accounted for as defined contribution plans.

The following table sets forth the changes in the benefit obligation and fair value of plan assets during the year and the funded status of the above mentioned defined pension plan.

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Change in benefit obligations:
Benefit obligation at beginning of year	113,000	114,000	53,000
Service cost	30,000	36,000	16,000
Interest cost	7,000	8,000	4,000
Net actuarial (gain) / loss	(50,000)	(45,000)	41,000
Benefits paid

Benefit obligation at end of year	100,000	113,000	114,000

Funded status:
Funded status	(100,000)	(113,000)	(114,000)
Unrecognized transition asset	—	—	—
Unrecognized net actuarial loss/(gain)	(53,000)	(6,000)	41,000

Accrued pension liability	(153,000)	(119,000)	(73,000)

Pension costs for the plan include the following components:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Service cost benefits earned during the year	30,000	36,000	16,000
Interest cost on projected benefit obligation	7,000	8,000	4,000
Expected return on plan assets	—	—	—
Recognized net actuarial gain (-) or loss (+)		2,000	—

Net periodic pension cost	37,000	46,000	20,000

The assumptions used were as follows:

	Year Ended December 31,
	2005	2004	2003
Discount rate at the year-end	4.75%	5.00%	5.25%
Rate of salary increase	4.00%	4.00%	4.00%
Rate of inflation	2.00%	2.00%	2.00%
Employee turnover	2.00%	2.00%	2.00%

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Amounts recognized in statement of financial position were as follows:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Accrued benefit costs	(153,000)	(119,000)	(73,000)

Net amount recognized	(153,000)	(119,000)	(73,000)

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets were as follows:

	Year Ended December 31,
	2005	2004	2003
	€	€	€
Projected benefit obligation	100,000	113,000	114,000
Accumulated benefit obligation	13,000	10,000	22,000
Fair value of plan assets	—	—	—

14.    LINE OF CREDIT

The company has two significant lines of credit. The first credit facility amounting to €500,000 is with Svenska Handelsbanken AB with interest charged at Handelsbanken Avista +0.9%, which at year-end was approximately 3%. The second significant line of credit amounting to €300,000 is with Okopankki Oyj with interest charged at 1 month euribor + 0.5% which at year end was approximately 3%. Of the combined facility of €800,000 some €180,000 remained unused at year-end. Commitments by the banks generally expire one year from the date of the agreement and are generally renewed.

15.    COMMITMENTS AND CONTINGENCIES:

The Company is obligated under noncancellable operating leases expiring at various dates through 2009 relating to its operating facilities and certain equipment. The following table sets our the operating lease commitments:

	2006	2007	2008	2009	Total
	€	€	€	€	€
Operating Lease - equipment	396,871	396,871	396,871	167,139	1,357,752
Operating Lease - facilities	553,493	399,735	318,477	13,441	1,285,146

Total	950,364	796,606	715,348	180,580	2,642,898

The Company has pledged assets to a value of € 916,819 to financial institutions in accordance with the terms of their financing arrangements.

16.    RELATED PARTIES

In the ordinary course of business, we have engaged in transactions with related parties on commercial terms that are no less favourable than would be available to other third parties.

Kai Lindevall, (CEO and President) is an owner in Ipsat Therapies Oy, a customer of Remedium, total sales for the years 2005, 2004 and 2003 amounted to € 9,326.25, € 104,403.67 and € 112,917.72 respectively.

Remedium Oy and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

Jan Quistgaard (Director) is president, CEO and a board member and Sven-Erik Nilsson is a major shareholder and a board member of Egalet A/S a customer of Remedium, total sales for the years 2005, 2004 and 2003 amounted to € 0, € 0 and € 17,527.98 respectively.

Riitta Korpela (Director) is a director of Valio Oy a customer of Remedium; total sales for the years 2005, 2004 and 2003 amounted to € 64,387.28, € 0 and € 0 respectively.

Petri Manninen (Director) is a shareholder in Lakiasiaintoimisto Lakituki Oy, a supplier of Remedium, total services purchased for the years 2005, 2004 and 2003 amounted to € 25,255.17, € 20,923 and € 13,174.78 respectively.

Seppo Oksanen (Director) is a director of Fibrogen Europe Oy, a customer of Remedium, total sales for the years 2005, 2004 and 2003 amounted to € 37,620.88, € 14,116.00 € and € 113,301.18 respectively.

Heikki Vapaatalo (Director) is a board member in Orion Oyj, a customer of Remedium, total sales for the years 2005, 2004 and 2003 amounted to € 28,000, € 0 and € 0 respectively. He is also a board member and consultant of Yhtyneet Laboratoriot, a supplier of Remedium, total services purchased for the years 2005, 2004 and 2003 amounted to € 0, € 8,501.51 and € 5,269.06 respectively. He is also a member for Scientific Advisory Committee in Valio Oyj, a customer of Remedium.

17.    SUBSEQUENT EVENTS

On March 3, 2006 the Company announced that it had entered into a definitive combination agreement with Covalent Group Inc., which is a Nasdaq listed (Nasdaq:CVGR) company (Covalent) with its headquarters in Wayne, Pennsylvania, USA. Under the terms of the agreement, which has been approved by the Boards of Directors of both companies and the stockholders of Remedium, Covalent expects to pay $ 20 million for all of the outstanding shares and common stock equivalents of Remedium. The consideration for the transaction is expected to be in the form of Covalent shares in the amount of $ 16 million and $ 4 million in cash, subject to certain purchase price adjustments. The closing is expected to occur at the end of the second quarter of 2006 subject to certain contingencies including, but not limited to, the approval of Covalent’s stockholders and a scheduled new fundraising to help finance the transaction. Upon closing, the combined company will be named Encorium BioSolutions Inc. (“Encorium”).

Appendix A

June 29, 2006

Board of Directors

Covalent Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane

Suite 100

Wayne, PA 19087

Members of the Board of Directors:

We understand that Covalent Group, Inc. (“Covalent” or the “Company”), and Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela, Agneta Lindevall and NTGLT Pharma BVBA (each individually, a “Stockholder” and together, the “Stockholders”) of Remedium Oy (“Remedium”), propose to enter into a Amended and Restated Combination Agreement, substantially in the form of the draft dated June 22, 2006, (the “Combination Agreement”). The Combination Agreement provides, among other things, for a combination of Covalent and Remedium (the “Transaction”) effected through an exchange of shares of Covalent Common Stock and cash for all of the issued and outstanding shares of the capital stock of Remedium held by the Stockholders. The terms and conditions of the Transaction are more fully set forth in the Combination Agreement. All capitalized terms used herein without definition have the respective meanings provided in the Combination Agreement.

You have asked for our opinion as to whether, as of the date hereof, the Exchange Price provided in the Combination Agreement is fair from a financial point of view to current holders of Covalent Common Stock. For purposes of the opinion set forth herein, we have:

(i)	reviewed the Combination Agreement, and certain other related documents;

(ii)	reviewed the audited consolidated balance sheet and related consolidated statements of income (loss) of Remedium and its subsidiaries as of and for the twelve-month periods ended December 31, 2003, December 31, 2004, and December 31, 2005 and all related schedules and notes to the foregoing, prepared in accordance with Finnish GAAP and US GAAP;

(iii)	reviewed the unaudited consolidated condensed financial statements of Remedium and its subsidiaries as of and for the three months ended March 31, 2006, prepared in accordance with Finnish GAAP and US GAAP;

(iv)	reviewed the audited consolidated financial statements of Covalent and its subsidiaries as of and for the twelve-month periods ended December 31, 2003, December 31 2004 and December 31, 2005;

(v)	reviewed the unaudited consolidated condensed financial statements of Covalent and its subsidiaries as of and for the three months ended March 31, 2006;

(vi)	reviewed certain reports filed by Covalent with the Securities and Exchange Commission;

(vii)	discussed the past and current operations and financial condition and the prospects of Covalent with senior executives of Covalent;

(viii)	reviewed and discussed with the senior management of Covalent certain alternatives to the Transaction;

(ix)	reviewed and discussed with Covalent management its view of the strategic rationale for the Transaction;

Covalent Group, Inc.

June 29, 2006

(x)	compared the historical financial performance of Remedium with that of certain publicly-traded companies and their securities that we believe to be generally comparable to Remedium;

(xi)	reviewed the financial terms, to the extent publicly available, of certain transactions that we believe to be generally comparable or relevant;

(xii)	compared the historical financial performance of Covalent and Remedium as set forth in the financial statements of Covalent and Remedium provided to us;

(xiii)	participated in discussions and negotiations among representatives of Covalent and Remedium; and

(xiv)	performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied to or otherwise made available to, discussed with or reviewed by us for the purposes of this opinion. We have not made any independent investigation of any legal, accounting or tax matters affecting Covalent or Remedium, and we have assumed the correctness of all legal, accounting and tax advice given to Covalent, Remedium, their respective Boards of Directors or any committees thereof. We have not relied upon the disclosures in any preliminary or final proxy statement to be delivered to the shareholders of Covalent soliciting their approval of the Transaction. We have not conducted a physical inspection of the properties and facilities of Covalent or Remedium, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities or Covalent’s or Remedium’s assets or liabilities. Specifically, we have not made or obtained an independent evaluation or appraisal of Covalent’s or Remedium’s intellectual property or intellectual property rights. In preparing this opinion, we have not relied upon, and we do not express any opinion regarding, any financial or operating projections of Covalent or Remedium. We have also taken into account our experience in transactions that we believe to be generally comparable or relevant, as well as our experience in securities valuation in general.

Our opinion is necessarily based on financial, economic, market, political, regulatory and other conditions as they exist and are known to us and have been evaluated by us as of the date hereof and we have assumed that there have been no material changes to Covalent’s or Remedium’s assets, financial conditions, results of operations and business prospects since the date of its last financial statements provided to us. We have additionally assumed that no material adjustment in the terms of the Transaction will result from changes in the financial results of the Covalent or Remedium occurring after the date of this letter, including any material adjustments arising from the net worth and debt adjustment provisions provided in the Combination Agreement.

We have assumed that the Combination Agreement will not differ in any material respect from the June 22, 2006 draft furnished to us. In addition, we have further assumed that the Transaction will be consummated in accordance with the terms set forth in the Combination Agreement (without any amendments thereto), without waiver by any party of any rights thereunder, and that the representations and warranties made by the parties thereto are true and correct. We assume no responsibility to update or revise our opinion based upon events or circumstances occurring or becoming known to us after the date hereof. We reserve, however, the right to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a change in the assumptions (or the basis therefor) upon which our opinion is based. This opinion supersedes all prior opinions provided in connection with the Transaction.

We have acted as financial advisor to the Board of Directors of Covalent in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction as well as a fee for rendering this opinion. In addition, Covalent has agreed to indemnify us for certain liabilities arising out of our engagement. In the future, Savvian Advisors, LLC may provide financial advisory and/or financing services for Covalent.

Covalent Group, Inc.

June 29, 2006

It is understood that this letter, and the opinion expressed herein, is solely for the information of the Board of Directors of Covalent in its consideration of the Transaction. This letter, and the opinion expressed herein, may not be used for any other purpose, may not be quoted or disclosed to any party, and may not be relied upon by any other party, in each case without our prior written consent, except that this letter, and the opinion expressed herein, may be included in its entirety, if required, in any proxy statement/prospectus to be distributed to the holders of Covalent common stock in connection with the Transaction; provided that any description or reference to Savvian Advisors, LLC, this letter or the opinion expressed herein included in such statement shall be in form and substance reasonably acceptable to us.

This opinion only addresses the fairness from a financial point of view, as of the date hereof, of the Exchange Price to the current holders of Covalent Common Stock, and we do not express any views on any other term of the Transaction or the Combination Agreement. This opinion does not address the underlying business decision to of the Board of Directors of Covalent to approve the Transaction, and it does not constitute a recommendation to Covalent, its Board of Directors, its stockholders or any other person as to any specific action that should be taken in connection with the Transaction, including without limitation as to how the stockholders of Covalent should act in connection with the Transaction. In addition, this opinion does not in any manner address the prices at which the shares of Covalent Common Stock will trade at any time. This opinion does not address the legality of the Transaction or enforceability of any agreement to be entered into by Covalent.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the Exchange Price is fair from a financial point of view to current holders of Covalent Common Stock.

Very truly yours,

/s/ Shahab Fatheazam

        By Savvian Advisors, LLC

Appendix B

AMENDED AND RESTATED COMBINATION AGREEMENT

between

COVALENT GROUP, INC.

(“Covalent”)

and

Kai Lindevall

Jan Lilja

Sven-Erik Nilsson

Vesa Manninen

Seppo Oksanen

Heikki Vapaatalo

Riitta Korpela

Agneta Lindevall

NTGLT Pharma BVBA

(the “Stockholders”)

dated

July 6, 2006

AMENDED AND RESTATED COMBINATION AGREEMENT

THIS AMENDED AND RESTATED COMBINATION AGREEMENT (the “Agreement”), made this 6th day of July, 2006 (the “Execution Date”), by and between Covalent Group, Inc., a Delaware corporation (“Covalent”) and Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela, NTGLT Pharma BVBA and Agneta Lindevall (each individually, a “Stockholder” and together, the “Stockholders”).

BACKGROUND

WHEREAS, Covalent and the Stockholders of Remedium Oy, a corporation organized under the laws of Finland (“Remedium”) previously entered into that Combination Agreement, dated March 2, 2006 (the “Original Agreement”), for the purpose of combining the businesses of Covalent and Remedium in order to more effectively serve their customers and expand the geographic scope of their respective businesses; and

WHEREAS, while desiring to complete the transactions contemplated by the Original Agreement, the parties have engaged in discussions to amend the terms and conditions of the Original Agreement as set forth in this Agreement; and

WHEREAS, the parties have agreed the most efficient manner of combining their businesses is in accordance with all the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Exchange of Stock. At the Closing (as hereinafter defined), the Stockholders shall contribute, convey, transfer and assign to Covalent all of the issued and outstanding shares of capital stock of Remedium (the “Shares”), the number of Shares owned by each Stockholder as of the date hereof being set forth opposite such Stockholder’s name on Schedule 4(a), free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description.

2. Exchange Price; Adjustment.

(a) In consideration of the contribution, conveyance, transfer and assignment of the Shares to Covalent, Covalent shall pay Stockholders the following consideration for the Shares (collectively, the “Exchange Price”):

(i) Cash Consideration. (A) At the Closing, the sum of $2,500,000, payable by wire transfer to the Representative (hereinafter defined) of immediately available funds (the “Closing Cash Consideration”), to be allocated among the Stockholders in accordance with Schedule 4(a); and (B) on March 30, 2007, the sum of $1,500,000, payable by wire transfer to the Representative (hereinafter defined) of immediately available funds (the “Remaining Cash Consideration”, and together with the Closing Cash Consideration, the “Cash Consideration”), to be allocated among the Stockholders in accordance with Schedule 4(a).

(ii) Consideration Shares. At the Closing, Covalent shall issue to Stockholders (to be allocated among the Stockholders in accordance with Schedule 4(a)) the number of shares of common stock of Covalent, $.001 par value, equal to the quotient obtained by dividing (w) $11,000,000 by (x) $2.32 per share; provided, however that

(A) if the equity weighted average price per share of common stock of Covalent on the Nasdaq Small Cap Market during the period commencing with the earlier of (z) the Execution Date or (y) June 15, 2006 and ending with the third trading day prior to Closing Date (the “Execution Stock Price”) is greater than one hundred and twenty-two per cent (122%) times $2.32 (the “Upper Collar Range”), or $2.83 per share, the number of shares of common stock of Covalent shall be equal to the quotient obtained by dividing (w) $11,000,000 by (x) the Upper Collar Range, and

(B) if the Execution Stock Price is less than seventy eight per cent (78%) times USD $2.32 (the “Lower Collar Range”), or $1.81 per share, the number shares of common stock of Covalent shall be equal to the quotient obtained by dividing (w) $11,000,000 by (x) the Lower Collar Range. The shares of Common Stock of Covalent issued pursuant to the Section 2(a)(ii) are referred to herein as the “Consideration Shares”.

The price per share of a Consideration Share calculated pursuant to this Section 2(a)(ii) is referred to herein as the “Combination Price”. No fractional shares of Covalent common stock shall be issued, and any Stockholder that would otherwise be entitled to receive a fractional share of Covalent common stock shall receive an aggregate number of shares of Covalent common stock rounded to the nearest whole number.

(iii) Holdback Shares. Subject to any amounts due Covalent from the Stockholders hereunder, on the first anniversary of the Closing, Covalent shall issue to Stockholders (to be allocated among the Stockholders in accordance with the percentages set forth opposite each Stockholder’s name on Schedule 4(a)) the number of shares of common stock of Covalent, (the “Holdback Shares”) equal to the quotient obtained by dividing (w) $2,000,000 by (x) the Combination Price.

(iv) Earn-Out Shares. On or prior to February 28, 2007, Covalent shall prepare and deliver to Representative a detailed calculation of Remedium’s consolidated net revenue for the fiscal year ending December 31, 2006, calculated under U.S. GAAP consistently applied with prior fiscal years of Remedium’s US GAAP consolidated financial statements (“Remedium Net Revenue”). Remedium Net Revenue shall be calculated based on the net revenue of Remedium and its Subsidiaries as if Remedium had continued post-Closing on a stand-alone basis independent of Covalent and any inter-company transactions between Covalent and Remedium or one of its Subsidiaries shall be recorded on commercial terms at an arms-length basis. Notwithstanding the foregoing, Covalent shall have the right to approve any revenue-generating contracts expected to generate U.S. $300,000 or more in Remedium Net Revenues entered into by Remedium between the Closing Date and the end of the earn-out period hereunder. Covalent shall not unreasonably withhold its approval. For a period of 30 days after receipt by Representative of the Remedium Net Revenue calculation, Stockholders shall have the right to review such calculation and, in connection therewith, shall have access during normal business hours, to the books and records (including any accountants work papers) of Remedium and the Remedium Subsidiaries. Unless Covalent shall receive notice from Representative within such 30 day period to the effect that the Stockholders dispute the Remedium Net Revenue calculation, the calculation shall be final, conclusive and binding on the parties hereto and thereafter, on or prior to April 10, 2007, Covalent shall issue to Stockholders (to be allocated among the Stockholders in accordance with the percentages set forth opposite each Stockholder’s name on Schedule 4(a)) the number of shares of common stock of Covalent, (the “Earn-Out Shares”) as follows:

(A) If Remedium Net Revenue exceeds EUR10,700,000, the number of shares of common stock of Covalent equal to the quotient obtained by dividing (w) $3,000,000 by (x) the Combination Price; or

(B) If Remedium Net Revenue exceeds EUR9,500,000 but is equal to or less than EUR10,700,000, the number of shares of common stock of Covalent equal to the quotient obtained by dividing (w) $2,000,000 by (x) the Combination Price; or

(C) If Remedium Net Revenue exceeds EUR8,300,000 but is equal to or less than EUR9,500,000, the number of shares of common stock of Covalent equal to the quotient obtained by dividing (w) $1,000,000 by (x) the Combination Price; or

(D) If Remedium Net Revenue is equal to or less than EUR8,300,000, there shall be no Earn-Out Shares paid to Stockholders.

If Covalent receives notice from Representative within the aforementioned 30-day period that Stockholders dispute the Remedium Net Revenue calculation, then Covalent and Stockholders (with the Representatives acting as their representative) shall promptly thereafter meet in good faith to attempt to resolve the dispute. Any notice from Representative to Covalent disputing the Remedium Net Revenue calculation as aforesaid shall specify in reasonable detail the nature and amount of said dispute. If and to the extent Covalent and Stockholders resolve any such dispute, then (x) such resolution shall be set forth in a writing signed by Covalent and Stockholders, and (y) if such resolution would require Covalent to issue Earn-Out Shares to the Stockholders pursuant to this subsection 2(a)(iv), then Covalent shall issue such shares within five (5) days of the date of the resolution. If and to the extent Covalent and Stockholders are unable to agree upon a resolution of the dispute within 30 days after receipt by Covalent of Representative’s notice regarding the existence of such dispute, then such dispute shall be resolved by an independent nationally recognized accounting firm, selected by mutual written agreement of Covalent and Representative, which is not then providing, and has not provided at any time during the period commencing one-year prior to the Closing Date through the date of their determination pursuant to this subsection, services to any of (i) Covalent or any of its affiliates or (ii) Remedium or any of its affiliates (“Independent Accountants”) pursuant to the same procedures and effect as set forth in subsection 2(b)(iv) below.

(b) (i) It is the intention of the parties that Remedium’s Net Worth (as hereinafter defined) at the Closing (the “Closing Net Worth”) be equal to or greater than $1,527,958 constituting Remedium’s Net Worth at September 30, 2005, based on its financial statements, as reconciled to U.S. GAAP. Solely for purposes of illustration and clarity, calculation of Remedium’s Net Worth as of September 30, 2005 is set forth in Exhibit N to this Agreement. All cash and cash equivalents owned by Remedium on the Closing Date derived from the capital raised from the Pre-Closing Investment (as defined in Section 8(h)) will be included as an asset when calculating Remedium’s Closing Net Worth. If the Closing Net Worth is determined to be less than $1,527,958, any such deficiency shall be paid by Stockholders to Covalent, at each Stockholder’s option with respect to its allocable share, either (A) by wire transfer of immediately available funds to the bank and account designated by Covalent in writing to Representative (as defined herein) or (B) by transfer to Covalent of such number of shares of Covalent common stock equal to the quotient obtained by dividing (x) the amount of such deficiency by (y) the Combination Price. Such payment or transfer of stock shall be as follows: (A) if no amounts or items shown on the Net Worth Statement (as hereinafter defined) have been disputed as provided herein, within five business days after the expiration of the 60 day review and audit period set forth in subsection 2(b)(iii), and (B) if any amounts or items shown on the Net Worth Statement have been disputed, within five business days following the resolution of all such disputed amounts or items as provided herein, provided, however, that a Stockholder may opt by written notice to Covalent to pay its allocable share of such deficiency with Holdback Shares, in which event that portion of such deficiency paid with Holdback Shares shall not be due until the Holdback Shares are issued to the Stockholder under Section 2(a)(iii). As used in this Agreement, the term “Net Worth” means the amount by which the sum of the book value of the assets of Remedium and the Remedium Subsidiaries (as hereinafter defined) on a consolidated basis exceeds the sum of the book value of the liabilities of Remedium and the Remedium Subsidiaries on a consolidated basis, all as recognized, calculated and determined in accordance with Finnish GAAP consistently applied with prior periods and reconciled to US GAAP. For purposes of determining “Net Worth”, up to $300,000 in fees and expenses incurred by Remedium for legal, accounting and investment banking services directly related to the consummation of the transactions contemplated hereby (“Transaction Expenses”), shall be disregarded, and all Taxes (as hereinafter defined) of Remedium attributable to the period ending on or prior to the Closing Date shall be accrued in full.

(ii) It is the intention of the parties that, at the Closing Date, neither Remedium nor any of the Remedium Subsidiaries shall have any liabilities for borrowed money (“Debt”). In the event there shall be any Debt outstanding at the Closing Date, the amount of such Debt, less up to $150,000 in Transaction Expenses, shall be reduced from the Exchange Price, at the option of each Stockholder, either from (A) the Closing Cash Consideration or (B) at Covalent’s option, by reducing the Holdback Shares or the Earn-Out Shares (or any combination thereof) by such number of shares of Covalent common stock equal to the quotient obtained by dividing (x) the amount of such Debt by (y) the Combination Price.

(iii) Within 60 days following the Closing Date (as hereinafter defined), Covalent shall prepare and deliver to Representative a balance sheet setting forth the Closing Net Worth (the “Net Worth Statement”), which Net Worth Statement shall set forth in reasonable detail the determination and calculation of the Closing Net Worth. If and to the extent not within the control of Covalent, then for purposes of preparing the Net Worth Statement, Representative shall make reasonably available to Covalent (and Covalent’s accountants, attorneys, agents, and representatives) during normal business hours, the books and records (including any accountants’

work papers) of Remedium and the Remedium Subsidiaries, upon reasonable advance notice to Representative, and shall otherwise cooperate in good faith with Covalent with respect to the preparation of said Net Worth Statement. For a period of 30 days after receipt by Representative of the Net Worth Statement, Stockholders shall have the right to review such Net Worth Statement and, in connection therewith, shall have access during normal business hours, to the books and records (including any accountants work papers) of Remedium and the Remedium Subsidiaries. Unless Covalent shall receive notice from Representative within such 30 day period to the effect that the Stockholders dispute one or more amounts or items shown on the Net Worth Statement, the Net Worth Statement (including the determination and calculation of the Closing Net Worth set forth in the Net Worth Statement) shall be final, conclusive and binding on the parties hereto. Any such notice from Representative to Covalent disputing one or more amounts or items on the Net Worth Statement as aforesaid shall specify in reasonable detail the nature and amount of said dispute or disputes.

(iv) If Covalent receives notice from Representative within the 30 day period (specified in subsection 2(b)(iii)) that Stockholders dispute one or more amounts or items shown on the Net Worth Statement, then Covalent and Stockholders (with the Representative acting as their representative) shall promptly thereafter meet in good faith to attempt to resolve any and all such disputed amounts or items. If and to the extent Covalent and Stockholders resolve any such disputed amount or item, then (x) such resolution shall be set forth in a writing signed by Covalent and Stockholders, and (y) if such resolution would require Stockholders to make a payment to Covalent pursuant to subsections 2(b)(i) or 2(b)(ii), then Stockholders shall make such payment as provided in subsections 2(b)(i) or 2(b)(ii). If and to the extent Covalent and Stockholders are unable to agree upon a resolution of any disputed amount or item within 15 days after receipt by Covalent of Representative’s notice regarding the existence of such disputed amount or item, then such disputed amount or item shall be resolved by an independent nationally recognized accounting firm, selected by mutual written agreement of Covalent and Representative, which is not then providing, and has not provided at any time during the period commencing one-year prior to the Closing Date through the date of their determination pursuant to this subsection 2(b)(iv), services to any of (i) Covalent or any of its affiliates or (ii) Remedium or any of its affiliates (“Independent Accountants”). Upon their appointment, the Independent Accountants shall certify to Covalent and Representative in writing that they satisfy the foregoing qualifications. If Covalent and Representative are unable to agree on mutually acceptable Independent Accountants during the aforesaid 15 day period, then such Independent Accountants shall be selected, within ten days thereafter, by mutual agreement of Covalent’s independent public accountant and Remedium’s independent public accountants, joint notice of which appointment shall be provided by such accountants to Covalent and Representative. Unless otherwise agreed by Covalent and Representative, Covalent and Representative, on behalf of the Stockholders, shall each have the opportunity to make a written submission to the Independent Accountants with respect to the disputed amounts or items setting forth their positions and analysis, along with reasonable supporting documentation (which may include this Agreement, the Net Worth Statement and Covalent’s notice disputing the same, and any agreements of Covalent and Stockholders resolving any disputes with respect thereto), provided that such submissions are made within ten business days after either (x) the date on which Covalent and Representative mutually agree to such Independent Accountants, or (y) dates on which Covalent and Representative, respectively, receive the aforesaid joint notice of the appointment of the Independent Accountants, as the case may be. Unless otherwise agreed in writing by Covalent, Stockholders and the Independent Accountant, the Independent Accountants shall resolve the disputes based solely on the written submission or submissions received by the Independent Accountants, and there shall be no oral presentations. Covalent and Representative shall instruct the Independent Accountants to promptly resolve such disputes and provide joint written notice of the resolutions of such disputes (which resolutions shall include a determination of the amounts or remaining amounts, if any, payable by Stockholders under subsection 2(b)(i)) or 2(b)(ii), simultaneously to Covalent and Representative. The resolution of such disputed amounts and items by the Independent Accountants shall be final, conclusive and binding upon all parties. The fees and expenses of the Independent Accountants shall be borne equally by Covalent, on one hand, and the Stockholders, on the other hand.

(c) It is the intention of the parties that Covalent’s Net Worth (as hereinafter defined) at the Closing, and before giving effect to the transactions contemplated hereby (the “Covalent’s Closing Net Worth”) be equal or greater than $6,974,689, constituting Covalent’s Net Worth at September 30, 2005, based on its financial statements. If Covalent’s Closing Net Worth is determined to be less than $6,974,689, any such deficiency shall be paid, at Covalent’s option either (i) by wire transfer to the Representative of immediately available funds, to be allocated among the Stockholders in accordance with the percentages set forth opposite each Stockholder’s name on Schedule 4(a), or (ii) by issuance to the Stockholders (to be allocated among the Stockholders in accordance with the percentages set forth opposite each Stockholder’s name on Schedule 4(a)) the number of shares of common stock of Covalent equal to the quotient obtained by dividing (w) the amount of such deficiency by (x) the Combination Price. Such payment or issuance of stock shall be as follows: (A) if no amounts or items shown on the statement of Covalent’s Closing Net Worth have been disputed as provided herein, within five (5) business days after the expiration of the 60 day period referred to below following the Closing Date for preparation of the statement of Covalent’s Closing Net Worth, and (B) if any amounts or items show on the statement of Covalent’s Closing Net Worth have been disputed as provided herein, within five (5) business days following the resolution of all such disputed amounts or items as provided herein. As used in this Agreement, the term “Covalent’s Net Worth” is the amount by which the sum of the book value of the assets of Covalent and Covalent Subsidiaries (as hereinafter defined) on a consolidated basis exceeds the sum of the book value of the liabilities of Covalent and Covalent Subsidiaries on a consolidated basis, all as recognized, calculated and determined in accordance with U.S. GAAP consistently applied with prior periods. For purposes of determining Covalent’s Net Worth, the fees and expenses incurred by Covalent for legal, accounting and investment banking services directly related to the consummation of the transactions contemplated hereby, as well as any applicable transfer and stamp taxes, shall be disregarded. Covalent’s Closing Net Worth shall be calculated by Covalent within 60 days following the Closing Date. Such calculation of Covalent’s Closing Net Worth by Covalent shall be subject to review by the Stockholders for a period of 30 days after receipt by Representative of such calculation, together with access to Covalent (and Covalent’s accountants’, attorneys, agents and representatives) during normal business hours, the books and records (including any accountants work papers) of Covalent and the Covalent Subsidiaries. Unless Covalent shall receive notice from Representative within such 30 day period to the effect that the Representative disputes one or more amounts or items shown on the calculation of Covalent’s Closing Net Worth, such calculation shall be final, conclusive and binding on the parties hereto. Any such notice from Representative to Covalent disputing one or more amounts or items on Covalent’s Closing Net Worth as aforesaid shall specify in reasonable detail the nature and amount of said dispute or disputes. If Covalent receives notice from Representative within the aforementioned 30 day period that Representative disputes the calculation of Covalent’s Closing Net Worth, such dispute shall be resolved in accordance with the proceeding set forth subsection 2(b)(iv).

3. Employment Agreements, Agreements Not to Compete, and Options Exchange Agreements. At or prior to Closing, (a) Remedium and Kai Lindevall shall enter into an employment agreement substantially in the form attached hereto as Exhibit “A-1” (the “Management Employment Agreement”), and (b) Remedium and certain members of the management of Remedium listed on Schedule 3(a) shall enter into agreements not to compete substantially in the form attached hereto as Exhibit “A-2” (the “Senior Management Agreements Not to Compete”). In connection with the execution of the Original Agreement, Covalent and the holders of options to purchase Remedium shares listed on Schedule 3(c) executed and delivered an Option Exchange Agreement in the form attached hereto as Exhibit E, and such agreements remain in full force and effect in accordance with the terms thereof.

4. Representations, Warranties and Agreements of Stockholders. As material inducement to Covalent to enter into this Agreement and to close hereunder and except as set forth in the disclosure schedule delivered by the Stockholders to Covalent on the date of this Agreement and attached hereto (the “Remedium Disclosure Schedule”), each Stockholder hereby makes the following representations, warranties and agreements to and with Covalent, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date (except as expressly provided in the applicable representation):

(a) Ownership of Remedium. Stockholder is the beneficial and record owner of the Shares listed next to Stockholder’s name on Schedule 4(a), it being understood that the number of Shares owned by such Stockholder may change prior to Closing as the result of the Pre-Closing Investment (as defined below) and such final number of Shares shall be reflected in a revised Schedule 4(a). Stockholder has, and at Closing shall transfer to

Covalent, good, marketable and unencumbered title to such Shares, free and clear of all liens, security interests, pledges, claims, options and rights of others. There are no restrictions on Stockholder’s right to transfer such Shares to Covalent at Closing pursuant to this Agreement.

(b) Valid and Binding Agreement. This Agreement and the documents contemplated hereby to be executed and delivered by Stockholder have been duly executed and delivered by Stockholder, or will be duly executed and delivered by Stockholder, as the case may be, and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

(c) Agreement Not in Breach of Other Instruments Affecting Stockholder. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Stockholder do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement, governing documents or other instrument by which Stockholder is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

5. Representations, Warranties and Agreements of Stockholders as to Remedium. As material inducement to Covalent to enter into this Agreement and to close hereunder and except as set forth in the disclosure schedule delivered by the Stockholders to Covalent on the date of this Agreement and attached hereto (the “Remedium Disclosure Schedule”), each of the Stockholders makes the following representations, warranties and agreements to and with Covalent, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date (except as expressly provided in the applicable representation)::

(a) Corporate Status of Remedium, Outstanding Stock. Remedium is a corporation duly organized, validly existing and in good standing under the laws of Finland and has the power and authority to own its properties and to carry on its business as it is now being conducted. Remedium has an authorized capital consisting of a minimum of 8,000.00 euros and a maximum of 80,000.00 euros, with nominal value of 1.70 euros per share (the “Common Stock”), of which 13,400 shares of Common Stock, including options outstanding to purchase 660 shares (which collectively constitute, the Shares), are outstanding and owned by the Stockholders, it being understood that the number of outstanding Shares may increase prior to Closing as the result of the Pre-Closing Investment (as defined below) and such final number of Shares shall be reflected in a revised Schedule 4(a). All of the Shares are validly issued, fully paid and non-assessable. Except for the aforementioned options to purchase 660 Shares, there are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of Remedium, nor are there any commitments to issue or execute any such options, warrants, rights, shareholder agreements, or other instruments or agreements, except for the Pre-Closing Investment. The minute books and stock records or similar documentation of Remedium are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons indicated as signing. Except as set forth on Schedule 5(a), true, correct and complete copies of Remedium’s minute books and stock records or similar documentation, including Remedium’s yhtiöjärjestys and all amendments thereto (the organizational, charter or similar documents, such as yhtiöjärjestys, certificate of incorporation or bylaws, each as amended, of a party hereto hereinafter referred to as “Organizational Documentation”) to date, have been delivered to, or made available for inspection by, Covalent. Remedium is not in default under or in violation of any provision of its Organizational Documentation.

(b) Subsidiaries and Joint Ventures, Corporate Status and Outstanding Stock of Subsidiaries. Schedule 5(b) hereto lists all of Remedium’s direct and indirect subsidiaries (each a “Remedium Subsidiary” and collectively, the “Remedium Subsidiaries”) and all of Remedium’s direct and indirect partnership interests and other interests of any kind in any corporation, partnership, joint venture, association or other entity. Each Remedium Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective country of incorporation, as set forth on Schedule 5(b), has the power and authority to own its properties and to carry on its business as it is now being conducted. Each Remedium Subsidiary has the authorized capital, with such par value and number of shares outstanding as are set forth on Schedule 5(b) and all of the outstanding shares of capital stock of each Remedium Subsidiary have been duly authorized and validly issued, are fully paid and/or contributed as required by the appropriate Organizational Documentation of the Remedium Subsidiary. No shares of capital stock of any of the Remedium Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of any Remedium Subsidiary, nor are there any commitments to issue or execute any such options, warrants, rights, subscriptions, or other instruments or agreements. Except as set forth on Schedule 5(b), there are no restrictions of any kind which prevent the payment of dividends by any of the Remedium Subsidiaries. Neither Remedium nor any Remedium Subsidiary owns, directly or indirectly, any capital stock or other equity interest in any person or entity or has any direct or indirect equity or ownership interest in any person or entity, and except as set forth on Schedule 5(b), neither Remedium nor any Remedium Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any person or entity. The minute books and stock records or similar documentation of each Remedium Subsidiary are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of the Remedium Subsidiaries’ Organizational Documentation have been delivered to, or made available for inspection by, Covalent. The Remedium Subsidiaries are not in default or in violation of any provision of their Organizational Documentation. Remedium is, and at the Closing shall be, the beneficial and record owner of all of the issued and outstanding shares of capital stock or other interests of each Remedium Subsidiary. Remedium has, and at the Closing shall have, good, marketable and unencumbered title to such shares or interests, free and clear of all liens, security interests, pledges, claims, options and rights of others.

(c) Officers; Directors; Bank Accounts. Set forth on Schedule 5(c) is a correct and complete list of all directors and officers of Remedium and the Remedium Subsidiaries. A complete list of all bank accounts and safe deposit boxes of Remedium and the Remedium Subsidiaries and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes has been provided to Covalent.

(d) Financial Statements. The audited consolidated balance sheet of Remedium and the Remedium Subsidiaries for the years ended December 31, 2004 and 2005, and the related consolidated statement of operations and cash flows for the fiscal years ended December 31, 2003, 2004 and 2005, and all related schedules and notes to the foregoing, were prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and the unaudited quarterly consolidated balance sheet as of March 31, 2006, and the unaudited quarterly consolidated statement of operations and cash flows for the three-month period ended March 31, 2006, prepared in conformity with U.S. GAAP, copies of all of which constitute Schedule 5(d), fairly and accurately present in all material respects the consolidated financial position of Remedium and the Remedium Subsidiaries as at the dates of such balance sheets, and the consolidated results of the operations and cash flows of Remedium and the Remedium Subsidiaries for the periods ended on such dates, except that the unaudited information is subject to normal and recurring year-end adjustments.

(e) Real Estate.

(i) Neither Remedium nor any Remedium Subsidiary has any obligation or duty relating to, or any right, title or interest in, any real estate except those properties disclosed on Schedule 5(e)(i) which Remedium or the Remedium Subsidiaries leases or subleases, as tenant or subtenant (the “Leased Properties”). Except as set forth in Schedule 5(e)(i), all Leased Properties are available to be used without restriction in the conduct and operation of the business of Remedium and the Remedium Subsidiaries. The Leased Properties are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain them in good condition and repair.

(ii) Neither Remedium nor any Remedium Subsidiary has received any written notice from any insurance company which has issued a policy with respect to any of the Leased Properties or from any public official or board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in, or suggesting or requesting the performance of any repairs, alterations or other work to, any of the Leased Properties, except for any written notices as to which all defects and suggested repairs, alterations or other work have been fully performed.

(iii) There are no property management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Leased Properties that will burden Covalent after the date hereof, except as disclosed on Schedule 5(e)(iii).

(iv) All certificates of occupancy or similar documentation and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Leased Properties to the extent required to be obtained by the tenant or subtenant under the Leases for the Leased Properties and any requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Leased Properties, have been paid for (to the extent applicable), are unconditional, valid and in full force and effect, and will not be invalidated, violated or otherwise adversely affected by the execution or performance of this Agreement or the consummation of any of the transactions contemplated herein. Each of Remedium and any Remedium Subsidiary which is a tenant under any of the Leases and any subtenant of Remedium or any Remedium Subsidiary under any of the Leases is in material compliance with all laws applicable to the use and occupancy by a tenant of the Leased Properties.

(v) (A) All leases or subleases and any and all amendments and supplements thereto (collectively, the “Leases”) of the Leased Properties, whether oral or written, are disclosed on Schedule 5(e)(v), including for each its date, the name of the landlord (and owner if different from the landlord), the name of the lessee and any sublessee, the location and use of the property, the monthly base rental payment date and the lease expiration date; (B) Remedium has delivered to Covalent true, correct and complete copies of all Leases, and all such non-disturbance agreements; (C) except as disclosed on Schedule 5(e)(v), Remedium or a Remedium Subsidiary is the holder of the lessee’s or sublessee’s interest, as applicable, in each Lease and neither Remedium nor any Remedium Subsidiary has assigned any Lease or any interest therein or subleased any portion of the Leased Properties; (D) each Lease is in full force and effect; (E) each of Remedium and any Remedium Subsidiary which is a tenant under the Leases is paying its rent currently and has not asserted any claim for set-off against rent which has not been resolved; (F) neither Remedium nor any Remedium Subsidiary is, and, to the knowledge of Stockholders, each landlord under any Lease is not, in default under any Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default by Remedium or any Remedium Subsidiary or, to the knowledge of Stockholders, any landlord under any Lease; and (G) neither the execution or performance of this Agreement nor the consummation of any of the transactions contemplated herein will result in a breach of or constitute a default under any of the Leases.

(f) Personal Property. Except as disclosed on Schedule 5(f), (A) Remedium and each Remedium Subsidiary has good, valid and marketable title to all personal property, tangible and intangible (including, but not limited to, Intellectual Property, as defined below) owned by it, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, licenses to third parties, encumbrances and claims of every kind or character, except for Permitted Encumbrances, (B) Remedium or a Remedium Subsidiary is the owner, lessee or licensee of all the personal property now located in or upon the premises occupied by Remedium or a Remedium Subsidiary and of all personal property that it uses in the operation of its business, and (C) all equipment, furniture and fixtures, and other tangible personal property of Remedium and each Remedium Subsidiary is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair. For purposes of this Agreement, “Permitted Encumbrances” means (i) inchoate liens or other encumbrances for Taxes not yet due and payable, and (ii) liens or other encumbrances associated with equipment or inventory financing that were entered into in the ordinary course of a party’s business.

(g) Intellectual Property.

(i) The Intellectual Property listed on Schedule 5(g)(i) (collectively “IP”) is the only IP owned or licensed by Remedium or the Remedium Subsidiaries in the operation of their respective businesses. No claim has been asserted against Remedium nor any Remedium Subsidiary alleging any conflict or claim of conflict of the IP with the Intellectual Property of others or asserting any rights in the IP. Except as set forth on Schedule 5(g), Remedium or a Remedium Subsidiary is the sole and exclusive owner of the IP listed on Schedule 5(g)(i)

and, except as set forth in Schedule 5(g)(i), has the sole and exclusive right to use such IP. As used herein, “Intellectual Property” shall include trademarks, trade names, logos, service marks, copyrights, patents, pending patent applications, domain names, shoprights, know-how, trade secrets, domain names, computer programs and computer software and the like and other items commonly known as intellectual property. To the knowledge of the Stockholders, there is no infringement of Remedium’s or the Remedium Subsidiaries’ IP that would have a Material Adverse Effect (as hereinafter defined) on Remedium. No trademark owned by Remedium or any of the Remedium Subsidiaries is involved in any opposition, invalidation or cancellation proceeding, and to the knowledge of Stockholders, no such proceeding is threatened.

(ii) Remedium or a Remedium Subsidiary is the registered owner of the United States and foreign patents and trademarks disclosed on Schedule 5(g)(ii) and has applications pending with the U.S. Patent Office and equivalent offices in other countries for the patents and trademarks disclosed on Schedule 5(g)(ii) as being pending. Except as set forth on Schedule 5(g), Stockholders have no knowledge of any adverse claim of any kind with respect to any of such patents, trademarks or applications therefore and have no knowledge that any such application will not be granted.

(h) Software. Remedium or a Remedium Subsidiary has the right to use, or is indemnified for or otherwise protected from any risk for using, the computer software used by Remedium and the Remedium Subsidiaries in connection with their respective businesses. Stockholders have no knowledge of any claim or proceeding asserted or threatened in which infringement by such software upon the rights of any third parties is alleged. Remedium and the Remedium Subsidiaries have complied in all material respects with all of their software license agreements. Except as set forth on Schedule 5(h), neither Remedium nor any of the Remedium Subsidiaries shall be in breach of any software license agreement as a result of entering into this Agreement or by consummating any of the transactions contemplated hereunder.

(i) Accounts Receivable. Each of the accounts receivable of Remedium and the Remedium Subsidiaries outstanding as of the Closing Date constitutes on such date a valid claim in the full amount thereof against the debtor charged therewith on the books of Remedium or the Remedium Subsidiaries and was acquired in the ordinary course of Remedium’s or the Remedium Subsidiaries’ business. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense. Subject to any reserve for doubtful accounts set forth in the Net Worth Statement, such accounts receivable will be fully collected to the extent of the face value thereof.

(j) Insurance. Remedium and the Remedium Subsidiaries maintain insurance policies bearing the numbers, for the terms, with the companies, in the amounts, having the named insureds, providing the general coverage, and with the premiums disclosed on Schedule 5(j). All of such policies are in full force and effect, neither Remedium nor any Remedium Subsidiary is in default of any provision thereof and all premiums due (without regard to any grace period) with respect to such policies have been paid. Neither Remedium nor any Remedium Subsidiary has been refused any insurance for which it has applied and has not received notice from any issuer of any policy issued to it of the insurer’s intention to cancel or refusal to renew any such policy issued by such insurer. True, correct and complete copies of all such policies have been delivered to Covalent.

(k) Liabilities. At the Closing, neither Remedium nor any Remedium Subsidiary shall have any liabilities, whether fixed, contingent, or otherwise, except as and to the extent reflected on the Net Worth Statement or disclosed on Schedule 5(k).

(l) Contracts, Leases, Agreements and Other Commitments.

(i) All of the Remedium Agreements (as hereinafter defined) are in full force and effect and are valid, binding and enforceable against Remedium or the Remedium Subsidiaries, as the case may be, and against the other respective parties thereto, in accordance with their respective terms. Remedium, the Remedium Subsidiaries and, to the knowledge of the Stockholders, all other parties to all of the Remedium Agreements have performed all obligations required to be performed to date under the Remedium Agreements and none of Remedium, the Remedium Subsidiaries or, to the knowledge of the Stockholders, any such other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default by Remedium or the Remedium Subsidiaries thereunder or otherwise result in any payment obligations on the part of Remedium or the Remedium Subsidiaries not reserved for in the books of Remedium or the Remedium Subsidiaries. Except as set forth on Schedule 5(l), the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice, the lapse of time, or both, result in an impairment or termination of, or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any Remedium Agreement. Neither Remedium nor the Remedium Subsidiaries have received any written notice of any intention by any party to terminate or amend any Remedium Agreement.

(ii) Remedium has made available to Covalent (a) all outstanding written and oral proposals, bids, offers or guaranties made by Remedium or any Remedium Subsidiary, which, if accepted, would result in any or could impose any debts, obligations or liabilities upon Remedium or any Remedium Subsidiary, and (b) unexpired warranties relating to Remedium’s and the Remedium Subsidiaries’ products or services, detailing the products or services covered by each warranty (the “Product Warranties”).

(iii) For purposes of subsection 5(l) the term “Remedium Agreements” means (A) any material written, oral or implied contract or agreement, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services, (B) any material written, oral or implied lease, or (C) any written, oral or implied power of attorney, guaranty, surety arrangement or other commitment granted by Remedium and/or any Remedium Subsidiary to or for the benefit of any third party. A “material” agreement, contract or lease shall mean an agreement, contract or lease pursuant to which Remedium or any Remedium Subsidiary is obligated to pay, or provide services valued at, or is entitled to receive, amounts in excess of $25,000 in any 12-month period. Any lease of real property shall be deemed a material lease. Remedium has made available to Covalent a complete list of all Remedium Agreements.

(m) Labor Relations, Employees.

(i) Set forth on Schedule 5(m)(i) is a list of:

(A) all collective bargaining or similar agreements and any written amendments thereto, as well as all arbitration awards decided under any such collective bargaining agreements or similar agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which Remedium or any Remedium Subsidiary is a party or by which it is bound;

(B) all employment, managerial, or advisory agreements or agreements protecting proprietary or confidential processes to which Remedium or any Remedium Subsidiary is a party or by which it is bound; and

(C) all material independent contractor or consulting agreements to which Remedium or any Remedium Subsidiary is a party or by which it is bound.

(ii) Remedium has delivered to Covalent a true and correct list of all employees of Remedium and each Remedium Subsidiary, broken down by location, together with their rate of compensation, compensation arrangement (including wage or salary increases, bonus or increase in any other direct or indirect compensation), title, union affiliation (if any), original date of hire, accrued severance pay, vacation benefits, sick leave benefits (if payable in cash upon termination of employment) and any severance benefits and other similar benefits, for each employee of Remedium or a Remedium Subsidiary performing services for Remedium or a Remedium Subsidiary.

(iii) Set forth on Schedule 5(m)(iii) is a list of the names and ages of all retired or former employees of Remedium and each Remedium Subsidiary, if any, who are receiving or are entitled to receive (now or in the future) from Remedium or a Remedium Subsidiary any funded or unfunded pensions, funded or unfunded welfare benefits, or any deferred compensation, including their current annual funded or unfunded pension rates, their current annual funded or unfunded welfare costs, and the amounts of such deferred compensation to which they are entitled.

(iv) Remedium has delivered to Covalent true, complete and correct copies of all of the documents referred to in Schedule 5(m)(i) hereof and all of the personnel policies, handbooks, procedures, and forms of employment applications relating to the employees of Remedium or any Remedium Subsidiary.

(v) Except as set forth on Schedule 5(m)(v):

(A) there is no union representing or purporting to represent any of the employees of Remedium or any Remedium Subsidiary and neither Remedium nor any Remedium Subsidiary is subject to any collective bargaining agreements with any union representing or purporting to represent the employees of Remedium or any Remedium Subsidiary;

(B) in the past five years, there have been no strikes, slowdowns, or other work stoppages, lockouts, grievance proceedings, arbitrations, labor disputes, lawsuits, administrative proceedings or representation questions pending or, to the knowledge of Stockholder, threatened, between Remedium or the Remedium Subsidiaries on the one hand, and any labor union representing or purporting to represent any employees of Remedium or any Remedium Subsidiary, on the other;

(C) Remedium and the Remedium Subsidiaries have complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, overtime, bonuses, severance pay, benefits, occupational safety and health and the and the payment of social security, unemployment compensation and similar taxes, and neither Remedium nor any Remedium Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing;

(D) there are no charges, suits, actions, administrative proceedings or investigations, and/or claims, instituted by or against, pending, or, to the knowledge of Stockholders, threatened against, affecting, naming and/or involving Remedium or any Remedium Subsidiary, whether domestic or foreign, before any court, governmental agency, department, board of instrumentality, or before any arbitrator (collectively “Actions”), concerning, or in any way related to the employees of Remedium or any Remedium Subsidiary, including, without limitation, Actions involving unfair labor practices, failure to pay wages or overtime, breach of implied or express employment contract, wrongful discharge and/or any other restriction on the right of Remedium or any Remedium Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers’ compensation; and

(E) there are no post-employment benefits, including but not limited to retiree medical, retiree life and retiree accidental death and disability benefits for current or former employees of Remedium or any Remedium Subsidiary.

(vi) Except as set forth on Schedule 5(m)(vi), there are no express or implied agreements, policies, practices, or procedures, whether written or verbal, pursuant to which any employee or agent or contractor of Remedium or any Remedium Subsidiary is not terminable at will. Stockholders have no knowledge of any senior employee of Remedium or any Remedium Subsidiary that will leave the employ of Remedium or any Remedium Subsidiary as a result of the transactions contemplated hereby.

(n) Employee Benefit Plans.

(i) Remedium has made available to Covalent a complete and accurate list of all employee benefit plans (the “Plans”) which Remedium or any Remedium Subsidiary maintain, sponsor, contribute to, are liable for (directly or indirectly) or are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, payroll, sick leave, consulting, stock option, stock purchase, stock bonus, employee stock ownership plan, pension, retainer, retirement, vacation, change of control, disability, severance, insurance, welfare or incentive pay policy, agreement, practice or arrangement; any plan, agreement or arrangement if providing for fringe benefits or perquisites to employees, officers, directors or agents of Remedium or any Remedium Subsidiary, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees.

(ii) True and complete copies of the following documents with respect to any Plan of Remedium or any Remedium Subsidiary, as applicable, have been delivered to Covalent: (A) the most recent Plan document and trust agreement (including any amendments thereto), (B) all summary plan descriptions, (C) a written description of each material non-written Plan, (D) each written communication to employees intended to describe a Plan or any benefit provided by such Plan, (E) the most recent actuarial report, and (F) all correspondence with any governmental agency concerning any Plan. Each report described in clause (E) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

(iii) Each Plan is and has been maintained in compliance in all material respects with applicable law and with any applicable collective bargaining agreements or other contractual obligations.

(iv) There is no unfunded liability with respect to any Plan.

(v) Each of Remedium and the Remedium Subsidiaries has funded each Plan in accordance with the terms of such Plan through the date hereof, including the payment of applicable premiums on insurance contract funding a Plan, for coverage provided through the date hereof.

(vi) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Plan, policy, arrangement, statement, commitment or agreement which (either alone or upon the occurrence of any additional or subsequent event) will result in any obligation of Remedium or any Remedium Subsidiary to make any payment (whether of severance pay, including, and not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of Remedium or any Remedium Subsidiary. No Plan or agreement provides for the payment of severance benefits upon the termination of any employee’s employment.

(vii) The financial statements which are included in Schedule 5(d), as well as the Net Worth Statement, properly and adequately reflect or will reflect, as applicable, in accordance with US GAAP consistently applied with prior periods, any and all liabilities and obligations of Remedium and the Remedium Subsidiaries relating to any period ending on or prior to the date thereof or hereof, as applicable, relating to or in respect of current and former employees of Remedium or the Remedium Subsidiaries, for (A) unpaid compensation, salaries, wages, vacation pay, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (B) unpaid contributions, costs and expenses to or in respect of any Plans, and (C) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the date thereof or hereof, as applicable.

(o) Litigation. Except for the matters set forth on Schedule 5(o), (A) neither Remedium nor any Remedium Subsidiary, nor any of their assets (including, without limitation, the Remedium Agreements), is a party or is subject to, or to the knowledge of Stockholders, threatened with, any suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any court, governmental department, commission, board, agency or instrumentality, domestic or foreign; (B) there is no judgment, decree, award or order outstanding against Remedium or any Remedium Subsidiary; (C) neither Remedium nor any Remedium Subsidiary is contemplating the institution by it of any suit, action, arbitration, administrative or other proceeding; and (D) to the knowledge of the Stockholders, there is no basis for any suit, action, arbitration or administrative proceeding against Remedium or any Remedium Subsidiary, and there has been no occurrence that may result in a claim for damages against Remedium or any Remedium Subsidiary. The insurance carriers of Remedium or the Remedium Subsidiaries, as applicable, have agreed to defend and indemnify Remedium and any Remedium Subsidiary, whichever is applicable, against any loss resulting to Remedium or any Remedium Subsidiary from all matters set forth on Schedule 5(o).

(p) Suppliers and Customers. Remedium has made available to Covalent a complete and accurate list of the names of all suppliers and customers of Remedium and the Remedium Subsidiaries which respectively contribute more than 5% of all sales and services to, and orders and use of services from, Remedium and Remedium Subsidiaries taken as a whole (“Suppliers” and “Customers,” respectively). Except as set forth on Schedule 5(p), (A) no Supplier or Customer of Remedium or the Remedium Subsidiaries has canceled or otherwise terminated, or, to the knowledge of Stockholders, threatened to cancel or otherwise terminate, its relationship with Remedium or any Remedium Subsidiary, or has during the last 12 months decreased materially, or, to the knowledge of Stockholders, threatened to decrease or limit materially, its business with Remedium or any Remedium Subsidiary. To the knowledge of Stockholders, the acquisition of the Shares by Covalent will not adversely affect the relationship of Remedium or a Remedium Subsidiary with any Supplier or Customer.

(q) Conflicting Interests. Except as disclosed on Schedule 5(q), no director, officer or manager of Remedium or any Remedium Subsidiary (a) has any pecuniary interest in any supplier or customer of Remedium or any Remedium Subsidiary or in any other business enterprise with which Remedium or any Remedium Subsidiary conducts business or with which Remedium or any Remedium Subsidiary is in competition; (b) is indebted to Remedium or any Remedium Subsidiary; (c) is a party to any transaction or agreement with Remedium or any Remedium Subsidiary (apart from such person’s status as a director, officer or manager as such); or (d) has any business or other interest in conflict with the interests of Remedium or any Remedium Subsidiary.

(r) Compliance with Law and Regulations. Remedium and each Remedium Subsidiary is in compliance with, and has at all times during the past six years complied with, all requirements of local and foreign law and all requirements of all governmental, administrative or regulatory bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. Without limiting the foregoing, Remedium and each Remedium Subsidiary has paid all monies to obtain, and has obtained and now holds, all licenses, permits, certificates, and authorizations needed or required for the conduct of its business as currently conducted and the current use of its properties and the premises occupied by it.. Remedium and each Remedium Subsidiary has properly filed all reports and other documents required to be filed within the past six years with any local or foreign government, subdivision or agency thereof. In the past six years, neither Remedium nor any Remedium Subsidiary has received any notice from any government, municipality, administrative or regulatory authority, or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of Remedium and the Remedium Subsidiaries are listed on Schedule 5(r) and, except as noted on Schedule 5(r), none of the items so listed will lapse or expire as a result of the transactions contemplated hereby. To the knowledge of Stockholders, except as set forth on Schedule 5(r), there are no regulations or legislation pending before any local or foreign government, government agency, administration body or legislature which, if adopted, would have a Material Adverse Effect on Remedium.

(s) Agreement Not in Breach of Other Instruments Affecting Remedium; Governmental Consent. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof: (i) will not result in the imposition of any lien, security interest or encumbrance on any asset of Remedium or any Remedium Subsidiary or in the breach of any of the terms and provisions of, or result in a termination, impairment or modification of or constitute a default under, or conflict with, or cause any acceleration of any obligation of Remedium or any Remedium Subsidiary under, or permit any other party to modify or terminate, any agreement or other instrument by which Remedium or any Remedium Subsidiary is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation; (ii) do not require the consent of any governmental authority or other person; (iii) will not result in any limitation or restriction of any right of Remedium or any Remedium Subsidiary; and (iv) will not contravene Remedium’s or any Remedium Subsidiary’s Organizational Documentation.

(t) Environmental Matters.

(i) Remedium and the Remedium Subsidiaries, and to the knowledge of Stockholders, any predecessor of Remedium or the Remedium Subsidiaries, are and at all times have been in compliance with all Environmental Laws (as hereinafter defined) governing their business, operations, properties and assets, which compliance includes, but is not limited to: (i) the possession by Remedium and the Remedium Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, (ii) all requirements relating to the Discharge (as hereinafter defined) and Handling of Regulated Substances (as hereinafter defined) and Wastes (as hereinafter defined); (iii) all requirements relating to notice, record keeping and reporting; and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising, under, any Environmental Law (“Environmental Demands”). Neither Remedium nor any Remedium Subsidiary has received any communication from any governmental authority, employee, group or third party alleging that it is not in compliance or that it has investigatory or remedial obligations or other liability pursuant to Environmental Law. To the knowledge of Stockholders, there are no circumstances that may prevent or interfere with such full compliance or give rise to investigatory or remedial obligations or other liabilities pursuant to Environmental Law in the future. All permits and other governmental authorizations currently held by Remedium and the Remedium Subsidiaries pursuant to any Environmental Laws and Environmental Demands issued to Remedium and the Remedium Subsidiaries are identified in Schedule 5(t).

(ii) There are no Environmental Claims (as hereinafter defined) pending or, to the knowledge of Stockholders, threatened against Remedium or any Remedium Subsidiary or, to the knowledge of Stockholders, against a predecessor of Remedium or any Remedium Subsidiary.

(iii) For purposes of this Agreement:

(A) “Discharge” means any manner of spilling, leaking, dumping, discharging, release or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation groundwater surface water, soil or air;

(B) “Environmental Claim” means any notice, lien, claim, action, cause of action, order, communication, investigation, or proceeding (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup, removal or remediation costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or threatened release into the environment of any Regulated Substance at any location, whether or not owned or operated by Remedium or any Remedium Subsidiary, and (b) circumstances forming the basis of any violation, or alleged violation, of, or liability pursuant to any Environmental Law;

(C) “Environmental Law” means any and all local or foreign laws, regulations, codes, orders, plans, injunctions, decrees, rulings, and judicial or administrative interpretations thereof, which govern, purport to govern, or relate to pollution, protection of the environment (including, without limitation, ground water, surface water, soil and air) and public health and safety;

(D) “Handling” means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any such terms may further be defined in any Environmental Law, of any Regulated Substance;

(E) “Regulated Substance” shall be broadly construed to include without limitation any chemical, pollutant, contaminant, material, waste, toxic or hazardous substance, petroleum, petroleum product, asbestos, asbestos containing material, and polychlorinated biphenyl regulated, listed, identified or controlled by, under or pursuant to any Environmental Law; and

(F) “Waste” shall be broadly construed to include bulky wastes, construction and demolition debris, garbage, solid wastes, liquid wastes, recyclable materials, sludge, special wastes, used oils, and plant and yard trash as those terms are defined under any Environmental Law.

(u) Tax Matters.

(i) Definitions. For purposes of this Agreement:

(A) “Return” and “Returns” mean any return, report, declaration, estimate, information statement, claim for refund, notice, form or any other kind of document, including any schedule or attachment thereto, and including amended versions of any of the foregoing, relating to or required to be filed in connection with any Tax.

(B) “Tax” and “Taxes” means any local, foreign or other taxes (whether income, gross receipts, franchise, excise, customs, sales, use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or payment in lieu of tax no matter how denominated including any amount payable by either Remedium (and any Remedium Subsidiary) or Covalent (or any Covalent Subsidiary), as applicable, pursuant to a tax-sharing or other agreement relating to the sharing or payment of tax), or any assessment, levy, impost, withholding, fee or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.

(ii) Tax Matters Relating to Remedium and Subsidiaries. Except as set forth on Schedule 5(u):

(A) Remedium and each Remedium Subsidiary has filed when due in a timely fashion all Returns that are required to be filed on or before the date hereof and will file when due in timely fashion all returns that are required to be filed on or before the Closing Date by or with respect to Remedium and any Remedium Subsidiary (taking into account in each case all extensions of time within which to file to which they are entitled or which they may have been granted). All such Returns are correct and complete. Neither Remedium nor any Remedium Subsidiary is the current beneficiary of any extension of time within which to file any Return. No claim has been made by a taxing authority in a jurisdiction where Remedium and any Remedium Subsidiary does not file Returns that any of them is or may be subject to or liable for any Tax imposed by that jurisdiction;

(B) All Taxes shown to be due on the returns referred to in clause (A) for which each of Remedium and any Remedium Subsidiary is liable have been paid or will be paid prior to the due date thereof; all Taxes due on or before the date hereof for which no Return is required have been paid when due in a timely fashion; and all such Taxes for which no Return is required due on or before the Closing Date will be paid when due in a timely fashion (in each case taking into account all extensions of time within which to pay to which they are entitled or which they may have been granted). All unpaid Taxes attributable to any period ending on or prior to the Closing Date will be accrued in full on the Net Worth Statement. There are no liens on any assets of Remedium or any Remedium Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable;

(C) Remedium and each Remedium Subsidiary has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party;

(D) No taxing authority has asserted, or threatened to assert, any adjustment, deficiency or assessment for any Taxes against Remedium or any Remedium Subsidiary, none of the Returns referred to in clause (A) hereof are under examination or investigation by any taxing authority; and no basis exists for any such adjustment, deficiency or assessment which would result in additional Taxes owed by Remedium or any Remedium Subsidiary for any period for which Returns have been filed since December 31, 2001. Remedium has made available to Covalent correct and complete copies of all local and foreign income tax Returns filed, examination reports issued, and statements of deficiencies assessed against or agreed to by Remedium or any Remedium Subsidiary or statements of deficiencies for which Remedium or any Remedium Subsidiary may be liable since December 31, 2001;

(E) Neither Remedium nor any Remedium Subsidiary have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement;

(F) Neither Remedium nor any Remedium Subsidiary has any income or gain that may be reportable for a period ending after the date hereof or the Closing Date without the receipt of an equal amount of cash, which is attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the date hereof or the Closing Date;

(G) There are no currently outstanding requests made by any of the Stockholders, Remedium or a Remedium Subsidiary for tax rulings, determinations or information that could affect the Taxes of Remedium or any Remedium Subsidiary; and

(H) Neither Remedium nor any Remedium Subsidiary has any liability for taxes of any other person or entity, whether as a result of statutory or regulatory authority, contract or otherwise.

(v) Conduct of Business; No Material Adverse Effect. Except as set forth on Schedule 5(v), since December 31, 2004, (A) Remedium and each of the Remedium Subsidiaries has conducted its business in the ordinary and usual course, and (B) there has not been a Material Adverse Effect on Remedium.

(w) No Broker or Finder. Except for its obligation to Handelsbanken Capital Markets, neither Remedium nor the Stockholders have taken any action nor have they incurred any obligation, contingent or otherwise, which would give rise to a valid claim against Stockholders and/ or Covalent by a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby.

(x) Statements and Other Documents Not Misleading. Neither this Agreement, including all Exhibits and Schedules, nor the closing documents, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated in order to make any statement contained therein not false or misleading. There is no fact known to Stockholders which materially adversely affects the business, prospects, financial condition or affairs of Remedium, the Remedium Subsidiaries, or any of their assets or liabilities which has not been set forth in, or referred to in, this Agreement or the Schedules hereto.

6. Representations, Warranties and Agreements of Covalent. As material inducement to Stockholders to enter into this Agreement and to close hereunder and except as set forth in the disclosure schedule delivered by Covalent to the Stockholders on the date of this Agreement and attached hereto (the “Covalent Disclosure Schedule”), Covalent makes the following representations, warranties and agreements to and with Stockholders, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

(a) Corporate Status. Covalent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby. As of June 1, 2006 (the “Capital Structure Date”), Covalent had authorized capital consisting of 25,000,000 of Common Stock, $.001 par value (the “Covalent Shares”), of which 13,501,333 shares of Common Stock were issued and outstanding and 152,932 shares are held in Covalent’s treasury, all of which are validly issued. In addition, as of the Capital Structure Date, 1,270,967 Covalent Shares were reserved for issuance upon exercise of outstanding options granted pursuant to various stock option and stock award programs of Covalent. Except for the aforementioned options and awards to purchase 1,270,967 Covalent Shares and this Agreement, there are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of Covalent, nor are there any commitments to issue or execute any such options, warrants rights, shareholder agreements, or other instruments or agreements. All Consideration Shares issued pursuant to Section 2(a)(ii), all Holdback Shares issued pursuant to 2(a)(iii) will be, when so issued, and all Earn-Out Shares issued pursuant to 2(a)(iv) will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights. Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities of Covalent have been issued or reserved for issuance or become outstanding, other than Covalent Shares described in this Section 6(a) that have been issued upon the exercise of outstanding options. The minute books and stock records or similar documentation of Covalent are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of Covalent’s minute books and stock records or similar documentation, including Covalent’s Organizational Documentation to date, have been delivered to, or made available for inspection by, Covalent. Covalent is not in default under or in violation of any provision of its Organizational Documentation. Set forth on Schedule 6(a) is a correct and complete list of all directors and officers of Covalent and Covalent Subsidiaries.

(b) Authority. Subject to the approval of the stockholders of Covalent of this Agreement and the transactions contemplated herein, including the Covalent Charter Amendment (as hereinafter defined), Covalent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, to consummate the transactions contemplated hereby. This Agreement and the documents contemplated hereby to be executed and delivered by Covalent have been duly executed and delivered by Covalent, or will be duly executed and delivered by Covalent, as the case may be, and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of Covalent, enforceable against Covalent in accordance with their respective terms, except as enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

(c) Non-Contravention. Subject to the approval of the stockholders of Covalent of this Agreement and the transactions contemplated herein, including the Covalent Charter Amendment, the execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Covalent do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Covalent under, any agreement, indenture or other instrument by which Covalent is bound; Covalent’s Organizational Documentation; any judgment, decree, order, or award of any court, governmental body, or arbitrator; or any applicable law, rule, or regulation.

(d) Subsidiaries and Joint Ventures, Corporate Status and Outstanding Stock of Subsidiaries. Schedule 6(d) hereto lists all of Covalent’s direct and indirect subsidiaries (each a “Covalent Subsidiary” and collectively, the “Covalent Subsidiaries”) and all of Covalent’s direct and indirect partnership interests and other interests of any kind in any corporation, partnership, joint venture, association or other entity. Each Covalent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective country of incorporation, as set forth on Schedule 6(d), has the power and authority to own its properties and to carry on its business as it is now being conducted. Each Covalent Subsidiary has the authorized capital, with such par value and number of shares outstanding as are set forth on Schedule 6(d) and all of the outstanding shares of capital stock of each Covalent Subsidiary have been duly authorized and validly issued, are fully paid and/or contributed as required by the appropriate Organizational Documentation of the Covalent Subsidiary. No shares of capital stock of any of the Covalent Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of any Covalent Subsidiary, nor are there any commitments to issue or execute any such options, warrants, rights, subscriptions, or other instruments or agreements. There are no restrictions of any kind which prevent the payment of dividends by any of the Covalent Subsidiaries. Neither Covalent nor any Covalent Subsidiary owns, directly or indirectly, any capital stock or other equity interest in any person or entity or has any direct or indirect equity or ownership interest in any person or entity, and neither Covalent nor any Covalent Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any person or entity. The Covalent Subsidiaries are not in default or in violation of any provision of their Organizational Documentation. Covalent is, and at the Closing shall be, the beneficial and record owner of all of the issued and outstanding shares of capital stock or other interests of each Covalent Subsidiary. Covalent has, and at the Closing shall have, good, marketable and unencumbered title to such shares or interests, free and clear of all liens, security interests, pledges, claims, options and rights of others.

(e) SEC Filings; Financial Statements

(i) Covalent has filed all forms, reports, and documents required to be filed by Covalent with the SEC since January 1, 2003 (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) (collectively, the “Covalent SEC Reports”). The Covalent SEC Reports at the time filed, with respect to all of the Covalent SEC Reports other than registration statements filed under the Securities Act of 1933, as amended (the “Securities Act”), or at the time of their respective effective dates, with respect to registration statements filed under the Securities Act, complied with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be. None of the Covalent Subsidiaries is required to file any forms, reports, or other documents with the SEC.

(ii) Financial Statements. The audited consolidated balance sheet of Covalent and the Covalent Subsidiaries for the years ended December 31, 2004 and 2005 and the related consolidated statements of income (loss) and cash flows for the fiscal years ended on December 31, 2003, 2004 and 2005, and all related schedules and notes to the foregoing, and the unaudited consolidated condensed balance sheet as of the quarterly period ended March 31, 2006 and the related consolidated condensed statements of operations and cash flows for the fiscal quarter ended March 31, 2006, copies of all of which constitute Schedule 6(e), complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP, consistently applied throughout the periods reported upon and with past periods, and fairly and accurately present in all material respects the consolidated financial position of Covalent and the Covalent Subsidiaries as at the dates of such balance sheets, and the consolidated results of the operations and cash flows of Covalent and the Covalent Subsidiaries for the periods ended on such dates, except that the unaudited financials are subject to normal and recurring year-end adjustments.

(iii) Covalent has since January 1, 2003 complied in all material respects with the rules and regulations of the National Association of Securities Dealers, Inc. for companies listed on the Nasdaq SmallCap Market.

(f) Real Estate.

(i) Covalent does not have any obligation or duty relating to, or any right, title or interest in, any real estate except those properties disclosed on Schedule 6(f)(i) which Covalent or the Covalent Subsidiaries leases or subleases, as tenant or subtenant (the “Covalent Leased Properties”). Except as set forth in Schedule 6(f)(i), all Covalent Leased Properties are available to be used without restriction in the conduct and operation of the business of Covalent and the Covalent Subsidiaries. Covalent Leased Properties are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain them in good condition and repair.

(ii) Neither Covalent nor any Covalent Subsidiary has received any written notice from any insurance company which has issued a policy with respect to any of the Covalent Leased Properties or from any public official or board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in, or suggesting or requesting the performance of any repairs, alterations or other work to, any of the Covalent Leased Properties, except for any written notices as to which all defects and suggested repairs, alterations or other work have been fully performed.

(iii) There are no property management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Covalent Leased Properties that will burden Covalent after the date hereof, except as disclosed on Schedule 6(f)(iii).

(iv) All certificates of occupancy or similar documentation and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Covalent Leased Properties to the extent required to be obtained by the tenant or subtenant under the Leases for the Covalent Leased Properties and any requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Covalent Leased Properties, have been paid for (to the extent applicable), are unconditional, valid and in full force and effect, and will not be invalidated, violated or otherwise adversely affected by the execution or performance of this Agreement or the consummation of any of the transactions contemplated herein. Each of Covalent and any Covalent Subsidiary which is a tenant under any of the Covalent Leases (as hereinafter defined) and any subtenant of Covalent or any Covalent Subsidiary under any of the Covalent Leases is in material compliance with all laws applicable to the use and occupancy by a tenant of the Covalent Leased Properties.

(v) (A) All leases or subleases and any and all amendments and supplements thereto (collectively, the “Covalent Leases”) of the Covalent Leased Properties, whether oral or written, are disclosed on Schedule 6(f)(v), including for each its date, the name of the landlord (and owner if different from the landlord), the name of the lessee and any sublessee, the location and use of the property, the monthly base rental payment and the lease expiration date; (B) Covalent has delivered to the Representative true, correct and complete copies of all Covalent Leases, and all such non-disturbance agreements; (C) except as disclosed on Schedule 6(f)(v), Covalent or a Covalent Subsidiary is the holder of the lessee’s or sublessee’s interest, as applicable, in each Covalent Lease and neither Covalent nor any Covalent Subsidiary has assigned any Covalent Lease or any interest therein or subleased any portion of the Covalent Leased Properties; (D) each Covalent Lease is in full force and effect; (E) each of Covalent and any Covalent Subsidiary which is a tenant under the Covalent Leases is paying its rent currently and has not asserted any claim for set-off against rent which has not been resolved; (F) neither Covalent nor any Covalent Subsidiary is, and, to the knowledge of Covalent, each landlord under any Covalent Lease is not, in default under any Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default by Covalent or any Covalent Subsidiary or, to the knowledge of Covalent, any landlord under any Covalent Lease; and (G) neither the execution or performance of this Agreement nor the consummation of any of the transactions contemplated herein will result in a breach of or constitute a default under any of the Covalent Leases.

(g) Personal Property. Except as disclosed on Schedule 6(g), (A) Covalent and each Covalent Subsidiary has good, valid and marketable title to all personal property, tangible and intangible (including, but not limited to, Intellectual Property, as defined below) owned by it, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, licenses to third parties, encumbrances and claims of every kind or character, except for Permitted Encumbrances, (B) Covalent or a Covalent Subsidiary is the owner, lessee or licensee of all the personal property now located in or upon the premises occupied by Covalent or a Covalent Subsidiary and of all personal property that it uses in the operation of its business, and (C) all equipment, furniture and fixtures, and other tangible personal property of Covalent and each Covalent Subsidiary is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair

(h) Intellectual Property.

(i) The Intellectual Property listed on Schedule 6(h)(i) (collectively “IP”) is the only IP owned or licensed by Covalent and the Covalent Subsidiaries in the operation of their respective businesses. No claim has been asserted against Covalent nor any Covalent Subsidiary alleging any conflict or claim of conflict of the IP with the Intellectual Property of others or asserting any rights in the IP. Covalent or a Covalent Subsidiary is the sole and exclusive owner of the IP listed on Schedule 6(h)(i) and, except as set forth in Schedule 6(h)(i), has the sole and exclusive right to use such IP. As used herein, “Intellectual Property” shall include trademarks, trade names, logos, service marks, copyrights, patents, pending patent applications, domain names, shoprights, know-how, trade secrets, domain names, computer programs and computer software and the like and other items commonly known as intellectual property. To the knowledge of Covalent, there is no infringement of Covalent’s or the Covalent Subsidiaries’ IP that would have a Material Adverse Effect on Covalent. No trademark owned by Covalent or any of the Covalent Subsidiaries is involved in any opposition, invalidation or cancellation proceeding, and to the knowledge of Covalent, no such proceeding is threatened.

(ii) Covalent or a Covalent Subsidiary is the registered owner of the United States and foreign patents and trademarks disclosed on Schedule 6(h)(ii) and has applications pending with the U.S. Patent Office and equivalent offices in other countries for the patents and trademarks disclosed on Schedule 6(h)(ii) as being pending. Covalent has no knowledge of any adverse claim of any kind with respect to any of such patents, trademarks or applications therefor and has no knowledge that any such application will not be granted.

(i) Software. Covalent or a Covalent Subsidiary has the right to use, or is indemnified for or otherwise protected from any risk for using, the computer software used by Covalent and the Covalent Subsidiaries in connection with their respective businesses. Covalent has no knowledge of any claim or proceeding asserted or threatened in which infringement by such software upon the rights of any third parties is alleged. Covalent and the Covalent Subsidiaries have complied in all material respects with all of their software license agreements. Neither Covalent nor any of the Covalent Subsidiaries shall be in breach of any software license agreement as a result of entering into this Agreement or by consummating any of the transactions contemplated hereunder.

(j) Accounts Receivable. Each of the accounts receivable of Covalent and the Covalent Subsidiaries outstanding as of the Closing Date constitutes on such date a valid claim in the full amount thereof against the debtor charged therewith on the books of Covalent or the Covalent Subsidiaries and was acquired in the ordinary course of Covalent’s or the Covalent Subsidiaries’ business. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense. Subject to any reserve for doubtful accounts set forth in the statement of Covalent’s Closing Net Worth, such accounts receivable will be fully collected to the extent of the face value thereof.

(k) Insurance. Covalent and the Covalent Subsidiaries maintain insurance policies bearing the numbers, for the terms, with the companies, in the amounts, having the named insureds, providing the general coverage, and with the premiums disclosed on Schedule 6(k). All of such policies are in full force and effect, neither

Covalent nor any Covalent Subsidiary is in default of any provision thereof and all premiums due (without regard to any grace period) with respect to such policies have been paid. Neither Covalent nor any Covalent Subsidiary has been refused any insurance for which it has applied and has not received notice from any issuer of any policy issued to it of the insurer’s intention to cancel or refusal to renew any such policy issued by such insurer. True, correct and complete copies of all such policies have been delivered to Covalent.

(l) Liabilities. At the Closing, neither Covalent nor any Covalent Subsidiary shall have any liabilities, whether fixed, contingent, or otherwise, except as and to the extent reflected on the Net Worth Statement or disclosed on Schedule 6(l).

(m) Contracts, Leases, Agreements and Other Commitments.

(i) All of the Covalent Agreements (as hereinafter defined) are in full force and effect and are valid, binding and enforceable against Covalent or the Covalent Subsidiaries, as the case may be, and against the other respective parties thereto, in accordance with their respective terms. Covalent, the Covalent Subsidiaries and, to the knowledge of Covalent, all other parties to all of the Covalent Agreements have performed all obligations required to be performed to date under the Covalent Agreements and none of Covalent, the Covalent Subsidiaries or, to the knowledge of Covalent, any such other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default by Covalent or the Covalent Subsidiaries thereunder or otherwise result in any payment obligations on the part of Covalent or the Covalent Subsidiaries not reserved for in the books of Covalent or the Covalent Subsidiaries. The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice, the lapse of time, or both, result in an impairment or termination of, or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any Covalent Agreement. Neither Covalent nor the Covalent Subsidiaries have received any written notice of any intention by any party to terminate or amend any Covalent Agreement.

(ii) Covalent has made available to Remedium (a) all outstanding written and oral proposals, bids, offers or guaranties made by Covalent or any Covalent Subsidiary, which, if accepted, would result in any or could impose any debts, obligations or liabilities upon Covalent or any Covalent Subsidiary, and (b) unexpired warranties relating to Covalent’s and the Covalent Subsidiaries’ products or services, detailing the products or services covered by each warranty (the “Product Warranties”).

(iii) For purposes of subsection 6(m) the term “Covalent Agreements” means (A) any material written, oral or implied contract or agreement, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services, (B) any material written, oral or implied lease, or (C) any written, oral or implied power of attorney, guaranty, surety arrangement or other commitment granted by Covalent and/or any Covalent Subsidiary to or for the benefit of any third party. A “material” agreement, contract or lease shall mean an agreement, contract or lease pursuant to which Covalent or any Covalent Subsidiary is obligated to pay, or provide services valued at, or is entitled to receive, amounts in excess of $25,000 in any 12-month period. Any lease of real property shall be deemed a material lease. Covalent has made available to Remedium a complete list of all Covalent Agreements.

(n) Labor Relations, Employees.

(i) Set forth on Schedule 6(n)(i) is a list of:

(A) all collective bargaining or similar agreements and any written amendments thereto, as well as all arbitration awards decided under any such collective bargaining agreements or similar agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which Covalent or any Covalent Subsidiary is a party or by which it is bound; and

(B) all employment, managerial, or advisory agreements or agreements protecting proprietary or confidential processes to which Covalent or any Covalent Subsidiary is a party or by which it is bound.

(ii) Covalent has delivered to Remedium a true and correct list of the names and ages of all retired or former employees of Covalent and each Covalent Subsidiary, if any, who are receiving or are entitled to receive (now or in the future) from Covalent or a Covalent Subsidiary any funded or unfunded pensions, funded or unfunded welfare benefits, or any deferred compensation, including their current annual funded or unfunded pension rates, their current annual funded or unfunded welfare costs, and the amounts of such deferred compensation to which they are entitled.

(iii) Covalent has delivered to Remedium true, complete and correct copies of all of the documents referred to in Schedule 6(n)(i) hereof and all of the personnel policies, handbooks, procedures, and forms of employment applications relating to the employees of Covalent or any Covalent Subsidiary.

(iv) Except as set forth on Schedule 6(n)(iv):

(A) there is no union representing or purporting to represent any of the employees of Covalent or any Covalent Subsidiary and neither Covalent nor any Covalent Subsidiary is subject to any collective bargaining agreements with any union representing or purporting to represent the employees of Covalent or any Covalent Subsidiary;

(B) in the past five years, there have been no strikes, slowdowns, or other work stoppages, lockouts, grievance proceedings, arbitrations, labor disputes, lawsuits, administrative proceedings or representation questions pending or, to the knowledge of Covalent, threatened, between Covalent or the Covalent Subsidiaries on the one hand, and any labor union representing or purporting to represent any employees of Covalent or any Covalent Subsidiary, on the other;

(C) Covalent and the Covalent Subsidiaries have complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, overtime, bonuses, severance pay, benefits, occupational safety and health and the and the payment of social security, unemployment compensation and similar taxes, and neither Covalent nor any Covalent Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing;

(D) there are no charges, suits, actions, administrative proceedings or investigations, and/or claims, instituted by or against, pending, or, to the knowledge of Covalent, threatened against, affecting, naming and/or involving Covalent or any Covalent Subsidiary, whether domestic or foreign, before any court, governmental agency, department, board of instrumentality, or before any arbitrator (collectively “Actions”), concerning, or in any way related to the employees of Covalent or any Covalent Subsidiary, including, without limitation, Actions involving unfair labor practices, failure to pay wages or overtime, breach of implied or express employment contract, wrongful discharge and/or any other restriction on the right of Covalent or any Covalent Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers’ compensation; and

(E) there are no post-employment benefits, including but not limited to retiree medical, retiree life and retiree accidental death and disability benefits for current or former employees of Covalent or any Covalent Subsidiary.

(v) There are no express or implied agreements, policies, practices, or procedures, whether written or verbal, pursuant to which any employee or agent or contractor of the Covalent or any Covalent Subsidiary is not terminable at will. Covalent has no knowledge of any senior employee of the Covalent or any Covalent Subsidiary that will leave the employ of the Covalent or any Covalent Subsidiary as a result of the transactions contemplated hereby.

(o) Employee Benefit Plans.

(i) Covalent has made available to Remedium a complete and accurate list of all employee benefit plans (the “Covalent Plans”) which Covalent or any Covalent Subsidiary maintain, sponsor, contribute to, are liable for (directly or indirectly) or are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, payroll, sick leave, consulting, stock option, stock purchase, stock bonus, employee stock ownership plan, pension, retainer, retirement, vacation, change of control, disability, severance, insurance, welfare or incentive pay policy, agreement, practice or arrangement; any plan, agreement or arrangement if providing for fringe benefits or perquisites to employees, officers, directors or agents of Covalent or any Covalent Subsidiary, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees.

(ii) True and complete copies of the following documents with respect to any Covalent Plan of Covalent or any Covalent Subsidiary, as applicable, have been delivered to Covalent: (A) the most recent Covalent Plan document and trust agreement (including any amendments thereto), (B) all summary plan descriptions, (C) a written description of each material non-written Covalent Plan, (D) each written communication to employees intended to describe a Covalent Plan or any benefit provided by such Covalent Plan, (E) the most recent actuarial report, and (F) all correspondence with any governmental agency concerning any Covalent Plan. Each report described in clause (E) accurately reflects the funding status of the Covalent Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Covalent Plan.

(iii) Each Covalent Plan is and has been maintained in compliance in all material respects with applicable law and with any applicable collective bargaining agreements or other contractual obligations.

(iv) There is no unfunded liability with respect to any Covalent Plan.

(v) Each of Covalent and the Covalent Subsidiaries has funded each Covalent Plan in accordance with the terms of such Covalent Plan through the date hereof, including the payment of applicable premiums on insurance contract funding a Covalent Plan, for coverage provided through the date hereof.

(vi) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Covalent Plan, policy, arrangement, statement, commitment or agreement which (either alone or upon the occurrence of any additional or subsequent event) will result in any obligation of Covalent or any Covalent Subsidiary to make any payment (whether of severance pay, including, and not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of Covalent or any Covalent Subsidiary. Except as listed on Schedule 6(o)(vi), no Covalent Plan or agreement provides for the payment of severance benefits upon the termination of any employee’s employment.

(vii) The financial statements which are included herein under Schedule 6(e), as well as Covalent’s Net Worth Statement, properly and adequately reflect or will reflect, as applicable, in accordance with US GAAP consistently applied with prior periods, any and all liabilities and obligations of Covalent and the Covalent Subsidiaries relating to any period ending on or prior to the date hereof relating to or in respect of current and former employees of Covalent or the Covalent Subsidiaries, for (A) unpaid compensation, salaries, wages, vacation pay, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (B) unpaid contributions, costs and expenses to or in respect of any Covalent Plans, and (C) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the date hereof.

(p) Litigation. Except for the matters set forth on Schedule 6(p), (A) neither Covalent nor any Covalent Subsidiary, nor any of their assets (including, without limitation, the Covalent Agreements), is a party or is subject to, or to the knowledge of Covalent, threatened with, any suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any court, governmental department, commission, board, agency or instrumentality, domestic or foreign; (B) there is no judgment, decree, award or order outstanding against Covalent or any Covalent Subsidiary; (C) neither Covalent nor any Covalent Subsidiary is contemplating the institution by it of any suit, action, arbitration, administrative or other proceeding; and (D) to the knowledge of Covalent, there is no basis for any suit, action, arbitration or administrative proceeding against Covalent or any Covalent Subsidiary, and there has been no occurrence that may result in a claim for damages against Covalent or any Covalent Subsidiary. The insurance carriers of Covalent or the Covalent Subsidiaries, as applicable, have agreed to defend and indemnify Covalent and any Covalent Subsidiary, whichever is applicable, against any loss resulting to Covalent or any Covalent Subsidiary from all matters set forth on Schedule 6(p).

(q) Suppliers and Customers. Covalent has made available to Remedium a complete and accurate list of the names of all suppliers and customers of Covalent and the Covalent Subsidiaries which respectively contribute more than 5% of all sales and services to, and orders and use of services from, Covalent and Covalent Subsidiaries taken as a whole (“Suppliers” and “Customers,” respectively). No Supplier or Customer of Covalent or the Covalent Subsidiaries has canceled or otherwise terminated, or, to the knowledge of Covalent, threatened to cancel or otherwise terminate, its relationship with Covalent or any Covalent Subsidiary, or has during the last 12 months decreased materially, or, to the knowledge of Covalent, threatened to decrease or limit materially, its business with Covalent or any Covalent Subsidiary. To the knowledge of Covalent, the acquisition of the Shares by Covalent will not adversely affect the relationship of Covalent or a Covalent Subsidiary with any Supplier or Customer.

(r) Conflicting Interests. Except as disclosed on Schedule 6(r), no director, officer or manager of Covalent or any Covalent Subsidiary (a) has any pecuniary interest in any supplier or customer of Covalent or any Covalent Subsidiary or in any other business enterprise with which Covalent or any Covalent Subsidiary conducts business or with which Covalent or any Covalent Subsidiary is in competition; (b) is indebted to Covalent or any Covalent Subsidiary; (c) is a party to any transaction or agreement with Covalent or any Covalent Subsidiary (apart from such person’s status as a director, officer or manager as such); or (d) has any business or other interest in conflict with the interests of Covalent or any Covalent Subsidiary.

(s) Compliance with Law and Regulations. Covalent and each Covalent Subsidiary is in compliance with, and has at all times during the past six years complied with, all requirements of local and foreign law and all requirements of all governmental, administrative or regulatory bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. Without limiting the foregoing, Covalent and each Covalent Subsidiary has paid all monies to obtain, and has obtained and now holds, all licenses, permits, certificates, and authorizations needed or required for the conduct of its business as currently conducted and the current use of its properties and the premises occupied by it. Covalent and each Covalent Subsidiary has properly filed all reports and other documents required to be filed within the past six years with any local or foreign government, subdivision or agency thereof. In the past six years, neither Covalent nor any Covalent Subsidiary has received any notice from any government, municipality, administrative or regulatory authority, or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of Covalent and Covalent Subsidiaries are listed on Schedule 6(s) and, except as noted on Schedule 6(s), none of the items so listed will lapse or expire as a result of the transactions contemplated hereby. To the knowledge of Covalent, except as set forth on Schedule 6(s), there are no regulations or legislation pending before any local or foreign government, government agency, administration body or legislature which, if adopted, would have a Material Adverse Effect on Covalent.

(t) Environmental Matters.

(i) Covalent and the Covalent Subsidiaries and to the knowledge of Covalent, any predecessor of Covalent or the Covalent Subsidiaries are and at all times have been in compliance with all Environmental Laws governing their business, operations, properties and assets, which compliance includes, but is not limited to: (i) the possession by Covalent and the Covalent Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, (ii) all requirements relating to the Discharge and Handling of Regulated Substances and Wastes (iii) all requirements relating to notice, record keeping and reporting; and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising, under, any Environmental Law (“Covalent Environmental Demands”). Neither Covalent nor any Covalent Subsidiary has received any communication from any governmental authority, employee, group or third party alleging that it is not in compliance or that it has investigatory or remedial obligations or other liability pursuant to Environmental Law. To the knowledge of Covalent, there are no circumstances that may prevent or interfere with such full compliance or give rise to investigatory or remedial obligations or other liabilities pursuant to

Environmental Law in the future. All permits and other governmental authorizations currently held by Covalent and the Covalent Subsidiaries pursuant to any Environmental Laws and Covalent Environmental Demands issued to Covalent and the Covalent Subsidiaries are identified in Schedule 6(t).

(ii) There are no Covalent Environmental Claims (as hereinafter defined) pending or, to the knowledge of Covalent, threatened against Covalent or any Covalent Subsidiary or, to the knowledge of Covalent, against a predecessor of Covalent or any Covalent Subsidiary.

(iii) For purposes of this Agreement, “Covalent Environmental Claim” means any notice, lien, claim, action, cause of action, order, communication, investigation, or proceeding (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup, removal or remediation costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or threatened release into the environment of any Regulated Substance at any location, whether or not owned or operated by Covalent or any Covalent Subsidiary, and (b) circumstances forming the basis of any violation, or alleged violation, of, or liability pursuant to any Environmental Law.

(u) Tax Matters.

(i) Tax Matters Relating to Covalent and Covalent Subsidiaries.

(A) Covalent and each Covalent Subsidiary has filed when due in a timely fashion all Returns that are required to be filed on or before the date hereof and will file when due in timely fashion all returns that are required to be filed on or before the Closing Date by or with respect to Covalent and any Covalent Subsidiary (taking into account in each case all extensions of time within which to file to which they are entitled or which they may have been granted). All such Returns are correct and complete. Neither Covalent nor any Covalent Subsidiary is the current beneficiary of any extension of time within which to file any Return. No claim has been made by a taxing authority in a jurisdiction where Covalent and any Covalent Subsidiary does not file Returns that any of them is or may be subject to or liable for any Tax imposed by that jurisdiction;

(B) All Taxes shown to be due on the returns referred to in clause (A) for which each of Covalent and any Covalent Subsidiary is liable have been paid or will be paid prior to the due date thereof; all Taxes due on or before the date hereof for which no Return is required have been paid when due in a timely fashion; and all such Taxes for which no Return is required due on or before the Closing Date will be paid when due in a timely fashion (in each case taking into account all extensions of time within which to pay to which they are entitled or which they may have been granted). All unpaid Taxes attributable to any period ending on or prior to the Closing Date will be accrued in full on Covalent’s Net Worth Statement. Covalent shall pay when due any transfer and stamp taxes due as a result of the transaction contemplated hereby. There are no liens on any assets of Covalent or any Covalent Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax other than liens for Taxes not yet due and payable;

(C) Covalent and each Covalent Subsidiary has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party;

(D) No taxing authority has asserted, or threatened to assert, any adjustment, deficiency or assessment for any Taxes against Covalent or any Covalent Subsidiary; none of the Returns referred to in clause (A) hereof are under examination or investigation by any taxing authority; and no basis exists for any such adjustment, deficiency or assessment which would result in additional Taxes owed by Covalent or any Covalent Subsidiary for any period for which Returns have been filed since December 31, 2001. Covalent has made available to Remedium correct and complete copies of all local and foreign income tax Returns filed, examination reports issued, and statements of deficiencies assessed against or agreed to by Covalent or any Covalent Subsidiary or statements of deficiencies for which Covalent or any Covalent Subsidiary may be liable since December 31, 2001;

(E) Neither Covalent nor any Covalent Subsidiary have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement;

(F) Neither Covalent nor any Covalent Subsidiary has any income or gain that may be reportable for a period ending after the date hereof or the Closing Date without the receipt of an equal amount of cash, which is attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the date hereof or the Closing Date;

(G) There are no currently outstanding requests made by any of the Stockholders, Covalent or a Covalent Subsidiary for tax rulings, determinations or information that could affect the Taxes of Covalent or any Covalent Subsidiary; and

(H) Neither Covalent nor any Covalent Subsidiary has any liability for taxes of any other person or entity, whether as a result of statutory or regulatory authority, contract of otherwise.

(v) Conduct of Business; No Material Adverse Effect. Since December 31, 2004, (A) Covalent and each of the Covalent Subsidiaries has conducted its business in the ordinary and usual course, and (B) there has not been a Material Adverse Effect on Covalent.

(w) No Broker or Finder. Except for its obligation to Savvian Advisors, LLC, Covalent has not taken any action, or incurred any obligation, contingent or otherwise, which would give rise to a valid claim against Stockholders and/or Covalent by a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby.

(x) Statements and Other Documents Not Misleading. Neither this Agreement, including all Exhibits and Schedules, nor the closing documents, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated in order to make any statement contained therein not false or misleading. There is no fact known to Covalent which materially adversely affects the business, prospects, financial condition or affairs of Covalent, the Covalent Subsidiaries, or any of their assets or liabilities which has not been set forth in, or referred to in, this Agreement or the Schedules hereto.

7. Continuation and Survival of Representations and Warranties.

(a) The representations and warranties of the parties hereunder shall survive the consummation of the transaction provided for in this Agreement and shall expire on the second anniversary of the Closing Date, except for the representations and warranties that are set forth in subsection 5(u) and 6(u) which shall expire upon expiration of the applicable statute of limitations, and provided further that there shall be no expiration with respect to those representations and warranties set forth in Section 4. “To the knowledge” or similar words shall mean to the actual knowledge of a Stockholder, or, with respect to Covalent, the actual knowledge of Kenneth M. Borow, Lawrence R. Hoffman and Alison O’Neill.

(b) Each representation, warranty and covenant contained herein is independent of all other representations, warranties and covenants contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other warranty or representation. No representation or warranty of a party contained herein shall be deemed to have been waived, affected or impaired by any investigation made by, or knowledge of, the other party.

8. Covenants of Stockholders Prior to Closing. Between the date of this Agreement and the Closing Date:

(a) Stockholders shall cause Remedium to conduct the business of Remedium in the usual, ordinary course in substantially the same manner as previously conducted, and shall use reasonable efforts to preserve intact the current business organization of Remedium and the Remedium Subsidiaries, maintain relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Remedium and the Remedium Subsidiaries, and pay all of its obligations to suppliers, creditors and others in a timely manner subject to good faith disputes. Remedium shall not, and Stockholders shall not take any action to cause Remedium to, (i) pay any dividend or otherwise make any cash distribution or payment to the Stockholders, other than regular payments pursuant to the terms of existing employment agreements, if any, between Remedium and such Stockholders, or (ii) without the written consent of Covalent, undertake any capital expenditures in excess of $100,000 in the aggregate or make any payments outside the ordinary cause of business.

(b) Stockholders shall, and Stockholders shall cause Remedium to, use its reasonable efforts to avoid taking (or failing to take) any action which it knows or should know would result in the inaccuracy of, or the breach or violation of, any of the representations, warranties, covenants and agreements of Stockholders set forth herein.

(c) Stockholders shall promptly notify Covalent in writing if Stockholders become aware of any fact or condition that causes or constitutes an inaccuracy in, or the breach or violation of, any of the representations, warranties, covenants or agreements of Stockholders set forth herein.

(d) Stockholders shall cause Remedium to, afford Covalent (and its attorneys, accountants, representatives and agents) during normal business hours, upon reasonable advance notice, with full and free access to Remedium’s and the Remedium Subsidiaries’ premises, accounts, books and records, personnel, properties, assets, contracts, financial and tax information, and such other documents, data and information as Covalent may reasonably request, and to provide Covalent with such copies thereof as Covalent may reasonably request; provided, however, that Covalent shall schedule such access through the Representative and in such a way as to avoid material disruption of the normal business operations of Remedium and the Remedium Subsidiaries.

(e) Between the date of this Agreement and the earlier of (i) the Closing Date or (ii) the second (2nd) anniversary hereof, Stockholders shall cause Remedium and each of its Affiliates not to, directly or indirectly, (a) induce or attempt to induce any person employed by Covalent or one of its Affiliates within 12 months prior to the Execution Date or after the Execution Date (each a “Covalent Employee”) to leave the employ of Covalent, or in any way interfere adversely with the relationship between any Covalent Employee and Covalent, or (b) induce or attempt to induce any Covalent Employee to work for, render services or provide advice to or supply confidential business information or trade secrets of Covalent to Remedium or any third person, firm or corporation.

(f) Remedium shall consult with Covalent before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, or with respect to anything involving or referring to Covalent, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

(g) Remedium will pay the fees, expenses and disbursements of Remedium and its representatives incurred in connection with the execution, delivery and performance of this Agreement and the transactions contemplated by the Agreement.

(h) The Stockholders shall effect a capital investment in Remedium of at least EUR1,000,000 in cash in the aggregate (the “Pre-Closing Investment”). Following the Pre-Closing Investment, and after giving effect thereto, the Stockholders shall continue to own all of the outstanding Shares of Remedium and Remedium shall promptly deliver to Covalent a revised Schedule 4(a) to this Agreement reflecting all of the outstanding Shares and the revised allocation of Cash Consideration and Covalent Shares among the Stockholders. In connection therewith, to the extent Remedium desires to raise a portion of the Pre-Closing Investment by the issuance of new Remedium Shares to persons or entities not presently Stockholders, any such sale of new Remedium securities shall be permitted and effective only if (x) Remedium has received the prior written consent of Covalent which shall not be unreasonably withheld, (y) the person or entity acquiring such Remedium securities, whether by purchase or transfer, executes a copy of this Agreement agreeing to be bound hereby as a Stockholder, (in which event, each reference in this agreement to “Stockholders” shall thereafter include such person or entity), and (z) the person or entity acquiring such Remedium securities is not in the United States or a territory or possession of the United States or is a “U.S. Person” as defined in Regulation S under the Securities Act of 1933 (a “U.S. Subject”). Covalent shall have fourteen (14) days from the receipt of Remedium’s request to issue shares pursuant to the previous sentence to approve or disapprove such issuance. Stockholders are permitted to transfer their Shares to a family member or an entity or trust controlled by them or a member of the Stockholder’s family, provided such entity, trust or family member (xx) is not a U.S. Subject, (yy) executes a copy of this Agreement agreeing to be bound hereby as a Stockholder, in which event, each reference in this agreement to “Stockholders” shall thereafter include such person or entity, and (zz) the Stockholder transferring those shares fully and unconditionally guarantees the obligations of his or her transferee hereunder.

9. Covenants of Covalent.

(a) Between the date of this Agreement and the Closing Date, Covalent shall conduct its business in the usual, ordinary course in substantially the same manner as previously conducted, and shall use reasonable efforts to preserve intact its and the Covalent Subsidiaries’ current business organization, maintain relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Covalent and the Covalent Subsidiaries, and pay all of its obligations to suppliers, creditors and others in a timely manner subject to good faith disputes.

(b) Covalent shall use its reasonable efforts to avoid taking (or failing to take) any action which it knows or should know would result in the inaccuracy of, or the breach or violation of, any of the representations, warranties, covenants and agreements of Covalent set forth herein.

(c) Covalent shall promptly notify Stockholder in writing if Covalent becomes aware of any fact or condition that causes or constitutes an inaccuracy in, or the breach or violation of, any of the representations, warranties, covenants or agreements of Covalent set forth herein.

(d) Covalent shall afford Remedium (and its attorneys, accountants, representatives and agents) during normal business hours, upon reasonable advance notice, with full and free access to Covalent’s and the Covalent Subsidiaries’ premises, accounts, books and records, personnel, properties, assets, contracts, financial and tax information, and such other documents, data and information as Remedium may reasonably request, and to provide Remedium with such copies thereof as Remedium may reasonably request; provided, however, that Remedium shall schedule such access in such a way as to avoid material disruption of the normal business operations of Covalent and the Covalent Subsidiaries.

(e) As soon as reasonably practicable after the execution of this Agreement, Covalent shall take all action necessary to call, give notice of and convene and hold a special meeting of its stockholders (the “Stockholder Meeting”) to discuss and vote upon (i) an amendment to its Certificate of Incorporation increasing the number of authorized shares thereunder (the “Covalent Charter Amendment”), (ii) the approval of the issuance of the Consideration Shares, the Holdback Shares and the Earn-Out Shares in accordance with the terms of this Agreement, (iii) the election effective upon the Closing of three (3) new directors (the “Remedium Directors”) two of whom shall be Kai Lindevall and Petri Manninen and the third director to be designated by Remedium in writing no later than June 23, 2006, and taking any action necessary to establish seven (7) as the total number of directors in the Covalent Board of Directors, and (iv) changing Covalent’s name to “ Encorium Group Inc.” In connection therewith, Covalent shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and use its commercially reasonable efforts to have the proxy statement cleared by the Commission as promptly as practicable after such filing. The proxy statement shall include a recommendation of the Board of Directors of Covalent (the “Board) that its shareholders vote in favor of the proposals described above. Covalent agrees that, should any of the Remedium Directors cease to be a director of Covalent for any reason during the first 18 months after the Closing Date, such vacancy shall be filled by the election by the Board of a candidate recommended by Kai Lindevall, except that the Board shall have the right to reject a particular candidate so recommended if it determines, after consulting with counsel, that the election of such candidate would constitute a breach of the Board’s fiduciary duties.

(f) Between the date of this Agreement and the earlier of (i) the Closing Date or (ii) the second (2nd) anniversary hereof, Covalent and each of its Affiliates shall not, directly or indirectly, (a) induce or attempt to induce any person employed by Remedium or one of its Affiliates within 12 months prior to the Execution Date or after the Execution Date (each a “Remedium Employee”) to leave the employ of Remedium, or in any way interfere adversely with the relationship between any Remedium Employee and Remedium, or (b) induce or attempt to induce any Remedium Employee to work for, render services or provide advice to or supply confidential business information or trade secrets of Remedium Covalent or to any third person, firm or corporation.

(g) Covalent agrees that for a period of one (1) year following the Closing Date, without the consent of the Stockholders, it shall not cause Remedium and the Remedium Subsidiaries to adversely affect the compensation and benefits (not including equity compensation) of all individuals employed by Remedium or the Remedium Subsidiaries as of the date of this Agreement.

(h) Covalent shall consult with Remedium before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, or with respect to anything involving or referring to Remedium, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

(i) Covalent will pay the fees, expenses and disbursements of Covalent and its representatives incurred in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement.

(j) For purposes of facilitating a fair determination of the Earn-Out contained in subsection 2(a)(iv) of this Agreement, Covalent covenants and agrees to maintain and operate Remedium as a wholly-owned subsidiary of Covalent in the ordinary course of business at least until December 31, 2006; and, unless agreed upon by the Representative, keep intact Remedium’s Subsidiaries, contracts, assets, new business opportunities, and personnel.

10. Conditions Precedent to Stockholders’ Obligation to Close. Stockholders’ obligation to sell the Shares, to take the other actions required to be taken by Stockholders at Closing, and to otherwise close the transactions subject to this Agreement, is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, by the Stockholders):

(a) The representations and warranties of Covalent set forth in this Agreement (without regard to materiality or Material Adverse Effect qualifiers contained therein) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations speak as of an earlier date), except where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on Covalent and the Covalent Subsidiaries, taken as a whole. For purposes of this Agreement, a “Material Adverse Effect” with respect to a party means any event, change, effect, condition, occurrence or development, individually or in the aggregate with such other events, changes, effects, conditions, occurrences or developments, which would have or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, or (b) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not include any event, change, effect, condition, occurrence or development directly or indirectly arising out of or attributable to (i) conditions, events, or circumstances generally affecting the economy as a whole or a party’s industry as a whole, (ii) conditions, events, or circumstances resulting from or arising out of the public announcement of the execution of this Agreement or the transactions contemplated hereby, or (iii) any conditions, events, or circumstances caused by the taking of any action by a party that has been approved in writing by the other party.

(b) All of the covenants and obligations that Covalent is required to perform or comply with pursuant to this Agreement at or prior to Closing must have been performed and complied with in all material respects, except as otherwise consented to in writing by Stockholders.

(c) The Board of Directors of Covalent shall be expanded at the time of Closing to add three directors (for a total of seven directors), two of whom shall be Kai Lindevall and Petri Manninen and one of whom shall be the person designated by Remedium as set forth in subsection 9(e)(iii), and such directors shall be entitled to the same director indemnification rights and indemnification agreements, if any, provided to all other directors of Covalent under any Delaware law and Covalent’s Organizational Documentation.

(d) Any applicable waiting period (including any extension thereof) under any applicable foreign anti-trust, competition or trade regulation laws shall have expired or been terminated.

(e) Covalent must have delivered each of the documents required to be delivered to Stockholder pursuant to Section 15.

(f) The stockholders of Covalent shall have properly approved the proposals contemplated by Section 9(e) and the Covalent Charter Amendment shall have been duly filed with the Secretary of State of Delaware.

(g) Covalent must have tendered the Consideration Shares and paid the Closing Cash Consideration required pursuant to Section 2(a).

(h) Covalent’s current Chief Executive Officer and Chief Financial Officer shall continue to hold such positions and Kai Lindevall shall assume at Closing supervisory control of all European and Asian operations of Covalent.

(i) There shall be (i) in effect no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale of the Shares by Stockholders to Covalent, or that otherwise prohibits this Agreement or the consummation of the transactions contemplated by this Agreement, that has been adopted or issued, or has otherwise become effective, since the date of this Agreement, and (ii) no action or litigation pending or threatened in writing by any person since the date of this Agreement in which (A) an injunction is or may be sought against this Agreement or the transactions contemplated by this Agreement, or (B) relief is or may be sought against any party hereto as a result of this Agreement or the transactions contemplated hereby, and in which in the good faith judgment of Stockholders (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a material adverse effect on Remedium, the Remedium Subsidiaries or Stockholders as a whole.

(j) There shall not have been a material adverse change in the financial condition or in the results of operation of, and there shall not have been any material adverse change in the condition of the assets of or in the business prospects of, Covalent and the Covalent Subsidiaries (taken as a whole).

11. Conditions Precedent to Covalent’s Obligation to Close. Covalent’s obligation to buy the Shares, to take the other actions required to be taken by Covalent at Closing, and to otherwise close the transactions subject to this Agreement, is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, by Covalent):

(a) Kai Lindevall’s Employment Agreement is duly executed and delivered.

(b) The Senior Management Agreements Not to Compete are duly executed and delivered by each member of Remedium’s management previously identified by Covalent.

(c) The representations and warranties of the Stockholders set forth in this Agreement (without regard to materiality or Material Adverse Effect qualifiers contained therein) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on Remedium and the Remedium Subsidiaries, taken as a whole, or a material adverse effect upon the consummation of the transactions contemplated hereby.

(d) All of the covenants and obligations that Stockholders or the Representative are required to perform or comply with pursuant to this Agreement at or prior to Closing must have been performed and complied with in all material respects, except as otherwise consented to in writing by Covalent.

(e) Any applicable waiting period (including any extension thereof) under any applicable foreign anti-trust, competition or trade regulation laws shall have expired been terminated.

(f) Covalent’s stockholders shall have approved issuance of the Consideration Shares, the Holdback Shares and the Earn-Out Shares in accordance with this Agreement and the Covalent Charter Amendment in accordance with applicable laws.

(g) Stockholders or the Representative must have delivered each of the documents required to be delivered to Covalent pursuant to Section 14.

(h) There shall be (A) in effect no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale of the Shares by Stockholders to Covalent, or that otherwise prohibits this Agreement or the consummation of the transactions contemplated by this Agreement, that has been adopted or issued, or has otherwise become effective, since the date of this Agreement, and (B) no action or litigation pending or threatened in writing by any person since the date of this Agreement in which (x) an injunction is or may be sought against this Agreement or the transactions contemplated by this Agreement, or (y) relief is or may be sought against any party hereto as a result of this Agreement or the transactions contemplated hereby, and in which in the good faith judgment of Covalent (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a material adverse effect on Covalent, Remedium, the Covalent Subsidiaries, or the business of Remedium and the Remedium Subsidiaries.

(i) There shall not have been a material adverse change in the financial condition or in the results of operations of, and there shall not have been any material adverse change in the condition of the assets of or in the business prospects of, Remedium and the Remedium Subsidiaries (taken as a whole). Remedium shall not be liable for Debt in an amount exceeding $1,000,000.

(j) Remedium shall have obtained from each of its lenders an amendment to, or waiver under, its loan agreements with such lenders pursuant to which the lenders agree that the entering by the Stockholders into this Agreement and the consummation of the transaction contemplated hereby will not result in the acceleration of Remedium’s Debt or any modification of the terms under which Remedium can borrow and repay Debt.

12. Termination.

(a) This Agreement may be terminated, and the purchase of the Shares and the other transactions contemplated by this Agreement may be abandoned, as follows:

(i) By the written consent of Covalent and the Stockholders.

(ii) By Stockholders, if any of the conditions set forth in Section 10 have not been satisfied or waived in writing by Stockholder on or prior to Closing.

(iii) By Covalent, if any of the conditions set forth in Section 11 have not been satisfied or waived in writing by Covalent on or prior to Closing.

(iv) By Covalent or Stockholders, if Closing has not been consummated (for any reason other than a breach or violation of any representation, warranty, covenant or agreement contained in this Agreement by the party seeking such termination) by November 30, 2006 (or such later date, as to which the Stockholders and Covalent, in their respective sole and absolute discretion, may agree in writing) (the “Outside Date”).

(v) by either Covalent or the Stockholders, if a governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(vi) by either Covalent or the Stockholders, if at the Stockholder Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Covalent in favor of the proposals set forth in Section 9(e) (the “Stockholder Approval”) shall not have been obtained (provided that the right to terminate this Agreement under this Section shall not be available to Covalent where the failure to obtain Stockholder Approval shall have been caused by the action or failure to act of Covalent and such action or failure to act constitutes a material breach by Covalent of this Agreement).

(vii) By the Stockholders, if the Board of Directors of Covalent shall have withdrawn or modified, in a manner adverse to Remedium, its recommendation, as required under Section 9(e), that Covalent shareholders vote in favor of the proposals described in Section 9(e).

(viii) By Covalent, if Remedium in good faith files on or before Closing any petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before Closing against Remedium by any person not a party (or affiliate of a party) to this Agreement and is not withdrawn or dismissed on or before Closing.

(ix) By the Stockholders, if Covalent in good faith files on or before Closing any petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before Closing against Covalent by any person not a party (or affiliate of a party) to this Agreement and is not withdrawn or dismissed on or before Closing.

(b) If the Stockholders terminate this Agreement in accordance with subsection 12(a), the Stockholders shall give Covalent prompt written notice of such termination, including in reasonable detail the basis for such termination.

(c) If Covalent terminates this Agreement in accordance with subsection 12(a), Covalent shall give Representative prompt written notice of such termination, including in reasonable detail the basis for such termination.

(d) The termination of this Agreement shall render null and void, and of no further force or effect, all of the rights and obligations of the parties under this Agreement; provided, however, that no such termination shall be deemed to relieve any defaulting or breaching party from any liability to the other parties hereto, or to otherwise eliminate, reduce or affect in any way any cause of action, action or claim, whether at law, in equity or otherwise, which any non-defaulting and non-breaching party may or shall have against the defaulting or breaching party under or arising out of this Agreement, or to be deemed an election of remedies which precludes, waives or otherwise affects any of the foregoing. The obligations of the parties pursuant to Sections 8(e) and 9(f) shall survive the termination of this Agreement in accordance with the terms of such sections.

13. Closing Date. The Closing of the transactions provided for in this Agreement (herein sometimes called the “Closing”) shall take place at the offices of Covalent’s counsel, Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, PA, at 10:00 a.m. on the later of the third (3rd) business day following the date on which all conditions to Closing specified in Sections 10 and 11 of this Agreement have been satisfied or waived, but in no event later than November 30, 2006, or at such other place, date and time as shall be agreed to in writing between Covalent and Stockholders. The date and time of Closing is sometimes herein called the “Closing Date.”

14. Deliveries by Stockholders or Representative at Closing. At the Closing, Stockholders or Representative will deliver or cause to be delivered to Covalent the following in form and substance reasonably acceptable to counsel to Covalent:

(a) effective transfer of the Shares, which are uncertificated.

(b) Kai Lindevall’s Employment Agreement duly executed and delivered at or prior to the Closing Date, substantially in the form attached hereto as Exhibit “A-1”.

(c) any Senior Management Agreements Not to Compete duly executed and delivered at or prior to the Closing Date, each substantially in the form attached hereto as Exhibit “A-2”.

(d) a certificate executed by the Stockholders certifying as to the matters set forth in subsection 11(d) and 11(e).

(e) Lock Up Agreements duly executed and delivered by each of the Stockholders, each substantially in the form attached hereto as Exhibit “B”.

(f) the favorable legal opinion of Susiluoto Oy, counsel for Shareholders, dated the Closing Date, in substantially the form of Exhibit “C” attached hereto.

(g) all such further documents, instruments and agreements which may be reasonably requested by Covalent or its counsel to effect and carry out any provision of this Agreement.

15. Deliveries by Covalent at Closing. At the Closing, Covalent will pay or cause to be paid, and will deliver or cause to be delivered to, as the case may be, to Representative, the following:

(a) the sum of $2,500,000 payable to Stockholder as set forth in, and in the manner set forth in, Section 2(a).

(b) the duly executed stock certificates representing the Consideration Shares.

(c) the Certificate of the Secretary of Covalent, dated as of the Closing Date, confirming that all necessary corporate action has been taken to authorize the execution and delivery of this Agreement, the Kai Lindevall’s Employment Agreement and the Senior Management Agreements Not to Compete by Covalent and the consummation by Covalent of the transactions provided for herein and therein.

(d) Kai Lindevall’s Employment Agreement duly executed and delivered at or prior to the Closing Date, each substantially in the form attached hereto as Exhibit “A-1”.

(e) the Senior Management Agreements Not to Compete duly executed and delivered at or prior to the Closing Date, each substantially in the form attached hereto as Exhibit “A-2”.

(f) a certificate executed by the President or Chief Executive Officer of Covalent certifying as to the matters set forth in subsection 10(a) and 10(b).

(g) the favorable legal opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel for Covalent, dated the Closing Date, in substantially the form of Exhibit “D” attached hereto.

(h) all such further documents, instruments and agreements which may be reasonably requested by Stockholders or counsel to Stockholders to effect and carry out any provision of this Agreement.

16. Indemnification.

(a) Indemnification of Covalent. Subject to any provisions hereof to the contrary, each of the Stockholders, severally in proportion to their respective percentage ownership of Remedium as indicated on Schedule 4(a), indemnify and agree to hold harmless Covalent and its successors and assigns and its officers, directors, shareholders and agents (collectively, the “Covalent Indemnified Parties”) from, against and in respect of the amount of any and all Stockholder Deficiencies (as hereinafter defined).

(b) Definition of “Shareholders Deficiencies”. As used in this Section 16, “Stockholder Deficiencies” means any and all liabilities, losses, claims, expenses, costs, fines, fees, penalties, settlement payments, obligations or injuries, including those resulting from claims, actions, suits, demands, assessments, investigations, judgments, penalties, fines, awards, arbitrations or other proceedings, together with reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by Covalent Indemnified Parties resulting from:

(i) any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of the Stockholders contained in this Agreement; and

(ii) any and all actions, suits, proceedings, demands, assessments, penalties, liabilities, judgments, reasonable attorneys’ fees, costs, expenses and interest incident to the foregoing.

(c) Indemnification of Stockholders. Subject to any provisions hereof to the contrary, Covalent hereby indemnifies and agrees to hold harmless the Stockholders and their respective successors and assigns (collectively, the “Remedium Indemnified Parties”) from, against and in respect of the amount of any and all Covalent Deficiencies (as hereinafter defined and together with Stockholder Deficiencies – each, a “Deficiency” or “Deficiencies”).

(d) Definition of “Covalent Deficiencies”. As used in this Section 16, “Covalent Deficiencies” means any and all liabilities, losses, claims, expenses, costs, fines, fees, penalties, settlement payments, obligations or injuries, including those resulting from claims, actions, suits, demands, assessments, investigations, judgments, penalties, fines, awards, arbitrations or other proceedings, together with reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Remedium Indemnified Parties resulting from:

(i) any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of Covalent contained in this Agreement; and

(ii) any and all actions, suits, proceedings, demands, assessments, penalties, liabilities, judgments, reasonable attorneys’ fees, costs, expenses and interest incident to any of the foregoing.

(e) Procedures for Establishment of Deficiencies.

(i) In the event that any claim shall be asserted against a party which, if sustained, would result in a Deficiency, the indemnified party, within a reasonable time after learning of such claim, shall notify the indemnifying party of such claim, and shall extend to the indemnifying party a reasonable opportunity to defend against such claim, at the indemnifying party’s sole expense and through legal counsel reasonably satisfactory to the indemnified party, provided that the indemnifying party proceeds in good faith, expeditiously and diligently. The indemnified party shall, at its option and expense, have the right to participate in any defense undertaken by the indemnifying party with legal counsel of its own selection. If the indemnifying party, in the reasonable judgment of the indemnified party, has failed to prosecute such defense in good faith in an expeditious and diligent manner, the indemnified party shall have the right to defend and/or settle such claim on behalf of the indemnifying party. No settlement or compromise of any claim which may result in a Deficiency may be made by the indemnifying party without the prior written consent of the indemnified party unless the proposed settlement is solely a monetary settlement and prior to such settlement or compromise the indemnifying party acknowledges in writing the indemnifying party obligation to pay in full the amount of the settlement and all associated expenses and the indemnified party is furnished with either (A) security reasonably satisfactory to the indemnified party that the indemnifying party will in fact pay such amount and expenses, or (B) a full release from the claimant in form and substance reasonably satisfactory to the indemnified party.

(ii) In the event that the indemnified party asserts the existence of any Deficiency, the indemnified party shall give written notice to the indemnifying party of the nature and amount of the Deficiency asserted. The indemnified party shall reasonably cooperate with such actions as the indemnifying party may seek to take to mitigate the impact of any alleged breach. Such request shall not be deemed to constitute an admission of liability on the part of the indemnifying party. If the indemnifying party, within a period of 15 business days after the giving of such notice by the indemnified party, shall not give written notice to the indemnified party announcing its intention to contest such assertion of the indemnified party (such notice by the indemnifying party being hereinafter called the “Contest Notice”), such assertion of the indemnified party shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to the indemnified party within said 15-day period, then the contested assertion of a Deficiency may be established by judicial determination.

(iii) The indemnified and indemnifying parties may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement, such Deficiency shall be deemed established.

(f) Payment of Deficiencies. The indemnifying party hereby agrees to pay the amount of each established Deficiency to the indemnified party within five business days after the final establishment thereof. Any amounts not paid by the indemnifying party when due under this subsection 16(f) shall bear interest from the due date thereof until the date paid at a rate equal to the “prime rate” as published from time to time in The Wall Street Journal. At the option of the indemnifying party, the payment of any established Deficiency can be made in cash or in shares of common stock of Covalent which shall be valued at the Combination Price. If Covalent pays any deficiencies in shares of common stock it shall use commercially reasonable efforts to promptly register those shares with the SEC and under an effective Registration Statement.

(g) Limitation. With the exception of (A) any Deficiencies resulting from any misrepresentation or breach of representation or warranty on the part of the Stockholders contained in Section 4 or subsections 5(u)

and 5(w) herein, (B) any Deficiencies resulting from any misrepresentation or breach of representation or warranty on the part of Covalent contained subsections 6(u) and 6(w) herein, (C) any Deficiencies resulting from Covalent’s breach of its obligations contained in section 18 (Registration Rights) herein or (D) any claims of fraud on the part of any party to this Agreement, (x) there shall be no liability for any Deficiencies resulting from any misrepresentation or breach of representation or warranty on the part of either the Stockholders under Section 5 or Covalent under Section 6 unless and until the aggregate of all such Deficiencies attributed to the Stockholders cumulatively or Covalent, whichever is applicable, exceeds $200,000, in which event there shall be liability for all such Deficiencies, (Y) neither party shall be liable or otherwise responsible for that portion of any such Deficiencies attributed to the Stockholders or Covalent, whichever is applicable, that exceeds an amount equal to $8,000,000 which shall be the maximum cumulative, aggregate liability of the Stockholders collectively or Covalent, whichever is applicable, hereunder, and (Z) no claim shall be asserted or brought hereunder in respect to any such Deficiencies after the second anniversary of the Closing Date, provided, however, that claims asserted hereunder by written notice prior to expiration of time limit may be prosecuted or arbitrated until their conclusion. The rights of indemnification provided for in this Section 16 shall be the sole and exclusive remedy of Covalent Indemnified Parties and of the Remedium Indemnified Parties, whichever is applicable, with respect to any claims arising out of or relating to this Agreement.

17. [Intentionally omitted]

18. Registration Rights.

(a) Covalent shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable following the Closing but in any event by the later of (w) 15 days following the Closing or (x) November 30, 2006, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Registration Statement”) registering the resale from time to time by the Stockholders of all of the Registrable Securities. The Consideration Shares, Holdback Shares and Earn-Out Shares, other than any such shares that are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, are collectively referred to herein as the “Registrable Securities”. In the event counsel to the Stockholders or counsel to Covalent reasonably determines that the Holdback Shares and the Earn-Out Shares may not be registrable on the Registration Statement covering the Consideration Shares, at the request of either the Stockholders or Covalent, the Holdback Shares and the Earn-Out Shares will not be included in the Registration Statement at the time of the original filing, but Covalent will subsequently amend the Registration Statement or file a new Registration Statement to register such Registrable Securities when they have been issued. Each Registration Statement filed pursuant to this Section 18 shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by the Stockholders in accordance with the methods of distribution elected by the Stockholders and set forth in the Registration Statement. Covalent shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this Section 18 to be declared effective under the Securities Act as promptly as is practicable but, in the case of the Registration Statement covering the Consideration Shares, in any event by the date (the “Effectiveness Deadline Date”) on which the initial 9-month lock-up period under the Lock-Up Agreements expires, and to keep the Registration Statement continuously effective under the Securities Act until the earlier of (A) the sale by the Stockholders of all of the Registrable Securities covered by such Registration Statement and (B) the second (2nd) anniversary of the last issuance of the Registrable Securities covered by such Registration Statement (the “Effectiveness Period”). At the time a Registration Statement is declared effective, each Stockholder who has provided Covalent with the information required to be included in the Registration Statement regarding such Stockholder shall be named as a selling securityholder in the Registration Statement and the related Prospectus in such a manner as to permit such Stockholder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of Covalent’s security holders other than the Stockholders shall have the right to include any of Covalent’s securities in any Registration Statement filed pursuant to this Section 18 without the express written consent of Stockholders holding at least 85% of the aggregate number of then outstanding Registrable Securities covered by such Registration Statement.

(b) If a Registration Statement filed pursuant to this Section 18 ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto) (a “Registration Failure”), in addition to the other remedies available to the Stockholders hereunder, Covalent shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall as promptly as practicable amend the Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement covering all of the securities covered by the suspended Registration Statement that as of the date of such filing are Registrable Securities (a “Subsequent Registration Statement”). If a Subsequent Registration Statement is filed, Covalent shall use its commercially reasonably efforts to cause the Subsequent Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period applicable to that Registration Statement.

(c) Covalent shall supplement and amend each Registration Statement filed pursuant to this Section 18 if required by the rules, regulations or instructions applicable to the registration form used by Covalent for such Registration Statement, if required by the Securities Act.

(d) In connection with the registration obligations of Covalent hereunder, Covalent shall:

(i) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Representatives copies of all such documents proposed to be filed and reflect in each such document when so filed with the SEC such comments as counsel to the Stockholders reasonably shall propose within ten (10) Business Days of the delivery of such copies to the Representatives.

(ii) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period applicable to such Registration Statement; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(iii) Prepare and promptly file with the SEC any amendment or supplement to such Registration Statement and the related Prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such Prospectus or any other Prospectus as then in effect would, when taking into account any information incorporated therein by reference, include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in light of the circumstances in which they were made, not misleading.

(iv) As promptly as practicable give notice to the Stockholders (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, or (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose.

(v) During the Effectiveness Period, deliver to each Stockholder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary Prospectus) and any amendment or supplement thereto as such Stockholder may reasonably request; and Covalent hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Stockholder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(e) If Covalent issues to the Stockholders a notice that a Registration Statement is unusable due to the pendency of an announcement of a material corporate transaction, or such notice is required under applicable securities laws to be issued by Covalent, and the aggregate number of days in any consecutive twelve-month period for which such Registration Statement shall not be usable due to all such notices issued or required to be issued exceeds 60 days in the aggregate (the number of days in excess of such 60 days, being hereinafter referred to as the “Excess Period”), then the Effectiveness Period applicable to such Registration Statement shall be increased for a number of days equal to the Excess Period.

(f) Covalent shall cause the Registrable Securities to be listed on the Nasdaq SmallCap Market on or before the effectiveness of the Registration Statement.

(g) Covalent shall register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions where such registration or qualification is required by applicable law as the Stockholders shall reasonably request; provided, that Covalent will not be required qualify to do business in, pay taxes in, or consent to general service of process in, any jurisdiction in which it would not otherwise be so required solely to effect such blue sky registration or qualification.

(h) For so long as Covalent is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any of the Registrable Securities are not eligible for transfer under Rule 144(k) of the Securities Act, Covalent agrees that it shall file any and all reports required to filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder. Upon written request of any Stockholder, Covalent shall promptly furnish to such Stockholder a written statement by Covalent as to its compliance with the requirements of this Section 18(h).

(i) Covalent shall bear all fees and expenses incurred in connection with the performance by Covalent of its obligations under this Section 18, as well as the reasonable fees and disbursements of one counsel for all Stockholders, but shall not be responsible for the payment of any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Registrable Securities.

(j) In the event of a Registration Failure, the parties agree that the Stockholders will be irreparably harmed, and the damages to the Stockholders resulting from such Registration Failure will be difficult to quantify. Therefore, should a Registration Failure occur, the Effectiveness Period shall be extended for a number of days equal to duration of the Registration Failure.

(k) The registration rights and related obligations set forth in this Section 18 may be assigned by any Stockholder to any third party that acquires Registrable Securities from such Stockholder, and as used in this Section 18, the term “Stockholder” shall include the original Stockholder and any person that acquires Registrable Securities from such Stockholder or any other Stockholder; provided, however, that (i) Covalent shall be given written notice by the transferor thereof at the time of such transfer stating the name and address of the transferee and identifying the securities with regard to which such rights are being transferred; (ii) the transferee shall agree in writing to assume the obligations of the transferor hereunder; and (iii) the registration rights and related obligations may not be transferred with any Registrable Securities sold in a registered offering.

19. Further Assurances. Covalent and Stockholders agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, after the date hereof and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and preparation and filing of Tax Returns.

20. Dispute Resolution.

(a) In the event of a dispute between the parties, including indemnification claims pursuant to Section 16, the parties shall first promptly attempt in good faith to resolve such dispute for a period of not less than 30 calendar days. If such good faith efforts are not successful within such 30-day period, at any time thereafter, any party may give the other written notice of a dispute (a “Dispute Notice”), the parties shall attempt in good faith to agree to the appointment of an independent mediator (a “Mediator”) to assist the parties in resolving the dispute. Should the parties agree to a Mediator, the matter shall be referred to such Mediator for resolution in accordance with the usual practices and procedures of such Mediator; provided, however, that no party shall have an obligation to participate in any mediation after a date which is thirty calendar (30) days after the applicable Dispute Notice was served. The parties shall cooperate with the Mediator and shall provide any relevant information requested by the Mediator. If the Parties cannot agree on the selection of a Mediator within twenty (20) calendar days after delivery of the Dispute Notice, or if the dispute is not resolved by the Mediator as provided herein, then the dispute shall be determined by arbitration in accordance with the provisions of subsection 20(b) hereunder.

(b) Any dispute which is not settled or otherwise resolved through the provisions of subsection 20(a) above shall be determined by arbitration in Wilmington, Delaware by a single arbitrator in accordance with the rules of the American Arbitration Association (“AAA”) or any other rules agreed upon by the parties, except that (i) every person named on any list of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who has practiced law for at least 15 years, specializing in either general commercial litigation or general corporate and commercial matters, and (ii) who has had experience, and is generally available to serve, as an arbitrator, and (b) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the party by the AAA as well as any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on the selection of the arbitrator from the one or more lists submitted by the AAA within thirty (30) calendar days after the AAA transmits to the parties its first list of potential arbitrators, AAA shall nominate three persons who meet the criteria set forth herein. Each party shall be entitled to strike one of such three nominees on a peremptory basis within five (5) calendar days after its receipt of such list of nominees, indicating its order of preference with respect to the remaining nominees. If two of such nominees have been stricken by the parties to the dispute, the unstricken nominee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the AAA from the remaining nominees in accordance with the parties’ mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitrator shall base his or her award on the terms of this Agreement, on applicable law and judicial precedent, shall include in such award the findings of fact and conclusions of law upon which the award is based and shall not grant any remedy or relief that a court could not grant under applicable law. The arbitration shall be governed by the substantive laws of the State of Delaware applicable to contracts made and to be performed therein, without regard to conflicts of laws rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(c) If any party to a dispute fails to proceed with the dispute resolution procedures set forth in this Section 20 or unsuccessfully seeks to stay such proceedings, or fails to comply with any arbitration award, or is unsuccessful in vacation or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys’ fees, paid or incurred by such other party in successfully compelling such proceedings or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

21. Representatives and Actions of the Stockholders.

(a) Each Stockholder approves the designation of and designates Kai Lindevall and Petri Manninen as the representatives of the Stockholders (the “Representatives”). Actions of the Representatives hereunder shall be taken by the signature of both Representatives. All actions of the Representatives shall be made personally by the Representatives, and no Representative shall be permitted to assign or delegate their rights or duties, whether by operation of law or otherwise. In the event of the death, incapacity, incompetency, disability or resignation of both Representatives, the Stockholders shall elect a new Representative or Representatives who shall have full authority to take all actions required or permitted to be taken by the Representative under this Agreement. Prompt written notice of the election of a substitute Representative shall be provided to Covalent by the substitute Representative so elected, and Covalent shall be entitled to rely on the authority of any substitute Representative elected pursuant to the procedures set forth in this subsection 21(a).

(b) In addition to, and not in substitution of, the provisions set forth in subsection 21(a), each of the Stockholders hereby authorizes the Representatives to act as such Stockholder’s representative in communicating with Covalent and acting as the go-between between such Stockholder and Covalent for purposes of providing information, notices, consents and any other documents required or permitted hereunder to be delivered between the Stockholders and Covalent. In the event the Representatives shall not be able to make joint decisions concerning this Agreement on behalf of the Stockholders, all such decisions shall be made in accordance with the provisions of Section 21(c) below.

(c) All consents or decisions of the Stockholders shall be made by those Stockholders which, as of the Closing Date, hold 85% of the issued and outstanding shares of capital stock of Remedium. The decisions such Stockholders shall bind in every respect the other Stockholders who, by executing this Agreement, agree to be bound accordingly.

22. Miscellaneous.

(a) Indulgences, Etc. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

(c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), or when sent by electronic facsimile, addressed as set forth below:

(i)	If to Covalent:

Covalent Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane, Suite 100

Wayne, PA 19087

Attention: Kenneth M. Borow

Fax: (610)-975-9018

with a copy, given in the manner prescribed above, to:

David Gitlin, Esquire

Wolf, Block, Schorr and Solis-Cohen LLP

1650 Arch Street

Philadelphia, PA 19103

Telephone: 215-977-2284

Fax: 215-405-3884

(ii)	If to Stockholder:

to their respective addresses as set forth

on Schedule 4(a)

(iii)	If to the Stockholders:

Kai Lindevall

Vedakärrintie 41

FIN-02420 Jorvas

Finland

and

Petri Manninen

Lakiasiaintoimisto Lakituki Oy

Kaisaniemenkatu 4 a

PL 330

FIN - 00121 Helsinki - Finland

with a copy, given in a matter prescribed above, to:

Sari Laitinen, Esquire

Mäkkylänmutka 4 D

02650 Espoo – Finland.

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice.

(d) Amendment. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

(e) Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

(f) Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer this Agreement or their rights or obligations hereunder other than by operation of law without the prior written consent of the other parties hereto (which consent shall not be unreasonably delayed, conditioned or withheld).

(g) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of Covalent and Stockholders.

(h) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. However, in the event any provision of this Agreement shall be held or declared invalid or unenforceable in whole or in part by any court of competent jurisdiction, such court shall (to the full extent permitted by applicable law) revise or reform the Agreement, and/or take such other action as may be necessary or appropriate, with respect to such invalid or unenforceable provision so as to carry out the intent of the parties as expressed in this Agreement in a manner that is not so invalid or unenforceable.

(i) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, including the Original Agreement, understandings, inducements or conditions, express or implied, oral or written.

(j) Section Headings. The Section and subsection headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(k) Gender and Number. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(l) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday; then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such Holiday. For purposes of this subsection, “Holiday” shall mean a day, other than a Saturday or Sunday, on which national banks are or may elect to be closed.

(m) Confidentiality. The parties acknowledge they have previously entered into a confidentiality agreement, dated February 7, 2006, which confidentiality agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

COVALENT GROUP, INC.

By	/s/ Kenneth M. Borow, MD
Name:	Kenneth M. Borow, MD
Title:	President & CEO

[Signature page to the Combination Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

STOCKHOLDERS:

/s/ Kai Lindevall Kai Lindevall

/s/ Agneta Lindevall Agneta Lindevall

[Signature Page to the Combination Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

STOCKHOLDERS:

/s/ Sven-Erik Nilsson Sven-Erik Nilsson

/s/ Jan Lilja Jan Lilja (Executed by Sven-Erik Nilsson by Power of Attorney)

[Signature Page to the Combination Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

STOCKHOLDERS:

NTGLT Pharma BVBA

By:	/s/ Petri Manninen
Name:	Petri Manninen
Title:	Manager

/s/ Vesa Manninen Vesa Manninen

[Signature Page to the Combination Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

STOCKHOLDER:

/s/ Seppo Oksanen Seppo Oksanen

[Signature Page to the Combination Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

STOCKHOLDER:

/s/ Heikki Vapaatalo Heikki Vapaatalo

[Signature Page to the Combination Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

STOCKHOLDER:

/s/ Riitta Korpela Riitta Korpela

[Signature Page to the Combination Agreement]

Registrant has omitted the schedules referenced in the Amended and Restated Combination Agreement but will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon the request of the Commission.

EXHIBIT A-1

KAI LINDEVALL

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”), made as of the      day of                     , 2006 (the “Effective Date”), by and between Remedium Oy, a Finnish corporation (the “Company”), Covalent Group, Inc., a Delaware corporation (“Covalent”) and Kai Lindevall (“Executive”).

WHEREAS, Executive has previously served as the Company’s Chief Executive Officer;

WHEREAS, as of the Effective Date, the Company has become a wholly-owned subsidiary of Covalent pursuant to the Combination Agreement, dated as of March     , 2006 (“Combination Agreement”);

WHEREAS, pursuant to the Combination Agreement, Executive has gained new responsibilities with the supervisory control over the European and Asian operations of Covalent; and

WHEREAS, Executive is willing to accept such responsibilities and his further employment with the Company, and the Company and Covalent desire to retain the employment of Executive, pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used herein will have the meanings set forth in the preamble of this Agreement, or as set forth below:

1.1. “Base Salary” means the annual salary to be paid to Executive in a given year.

1.2. “Benefits” means the employee benefits described in Section 4.2.

1.3. “Board” means the Board of Directors of the Company.

1.4. “Cause” exists when the Board determines that the Executive has: (a) engaged in gross negligence or willful misconduct with respect to, the Company or any of its affiliates or subsidiaries, including (without limitation) fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement; (b) been convicted of a criminal offense punishable by at least one year’s imprisonment with respect to which the period of appeal has expired; (c) materially breached any agreement with or fiduciary duty owed to the Company and has not cured that breach within fifteen (15) days after delivery of notice thereof; (d) refused to follow the lawful and reasonable directives of the Board and has not cured such refusal within fifteen (15) days after delivery of notice thereof; (e) engaged or in any matter participated in any activity which is directly competitive with or intentionally injurious to the Company or any of its affiliates or which violates any material provisions of Section 5 hereof, without authorization from the Company; or (f) engaged in alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription).

1.5. “Competing Business” means the business of providing, on a contract basis, pharmaceutical research development and research management, the design and management of clinical trials for pharmaceutical, biotechnology and medical device businesses, the design and writing of clinical development reports and programs and/or the management of the global regulatory submission process for pharmaceutical, biotechnology and medical device products. A pharmaceutical, biotechnology or medical device company is not a Competing Business for purposes of this Agreement, provided that it does not engage in the above-described activities on a contract basis for others.

1.6. “CPI” means the Consumer Price Index for All Urban Consumers (CPI-U) for the Philadephia-Wilmington-Atlantic City area, as published by the U.S. Department of Labor, Bureau of Labor Statistics.

1.7. “Disability” means the Executive’s inability with or without reasonable accommodation (as determined by a licensed physician) to satisfactorily perform his duties by reason of physical or mental illness or incapacity for a period of at least 120 days during any 12 month period (whether or not consecutive).

1.8. “Good Reason” means any of the following, unless made with the prior written consent of Executive: (a) a material, adverse change in Executive’s title, authority or duties, (b) any decrease in Executive’s Base Salary except for decreases that are in conjunction with, and no greater than, decreases in other executive salaries, including a decrease in the salary of Covalent’s Chief Executive Officer, (c) a failure by the Company or Covalent to pay to Executive any amount due to him under this Agreement for more than 10 days after written notice of such non-payment has been delivered to the Company or Covalent; (d) any other material breach by the Company or Covalent of this Agreement or any other agreement between Executive and the Company or Covalent, which breach has not been cured within 10 days following the delivery of written notice thereof to the Company or Covalent, or (e) requiring Executive to perform his duties from a location other than the Company’s principal administrative offices in Espoo, Finland for more than an aggregate of thirty (30) days in any 12-month period.

1.9. “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (b) all trademarks, service marks, trade dress, logos, trade names, fictitious names, brand names, brand marks and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data, source codes and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium), or similar intangible personal property which have been or are developed or created in whole or in part by Executive (1) at any time and at any place while Executive is employed by Company and which, in the case of any or all of the foregoing, are related to and useful in connection with the business of the Company, or (2) as a result of tasks assigned to Executive by the Company.

1.10. “Proprietary Information” means confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company. Such Proprietary Information shall include, but shall not be limited to, the following items and information relating to the following items: (a) computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture and interfaces, (b) business research, studies, procedures and costs, (c) financial data, (d) distribution methods, (e) marketing data, methods, plans and efforts, (f) the identities of the Company’s relationship(s) with actual and prospective customers, contractors and suppliers, (g) the terms of contracts and agreements with customers, contractors and suppliers, (h) the needs and requirements of, and the Company’s course of dealing with, actual or prospective customers, contractors and suppliers, (i) personnel information, and (j) customer and vendor credit information. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

1.11. “Restricted Period” means the Term plus the one-year period following the Term.

1.12. “Restrictive Covenants” means the provisions contained in Section 5.1 of this Agreement.

1.13. “Severance Period” means the period from the date that Executive’s employment is terminated until the end of the three-year Term.

1.14. “Term” means the period beginning on the date hereof and ending on the earlier of: (a) the third anniversary of the date hereof, or (b) the date that Executive’s employment with the Company is terminated for any reason.

SECTION 2. Duration of Agreement; Duties. During the Term, Executive shall serve as the Company’s and Covalent’s President, European and Asian Operations, and shall devote his best efforts and full business time, abilities and services to the Company to perform such duties as may be customarily incident to such position and as may reasonably be assigned from time to time by the Board. Executive shall report to the Boards of the Company and Covalent. Executive will render his services hereunder to the Company and its affiliates and shall use his best efforts, judgment and energy in the performance of the duties assigned to him. Executive will perform his duties primarily at the Company’s principal administrative headquarters for Europe; provided, however, that Executive will travel for business purposes at such times and to such places as reasonably requested by the Company. Executive shall not, without the prior written consent of the Board, directly or indirectly engage in any other business activities or pursuits, except activities in connection with charitable activities or passive personal investments, provided that such activities do not interfere with his performance of responsibilities under this Agreement and the obligations in Section 5. The Board has approved Executive’s participation in the activities listed in Exhibit A hereto.

SECTION 3. Annual Salary. Executive hereby agrees to accept, as compensation for all services rendered by Executive in any capacity hereunder and for the Restrictive Covenants made by Executive in Section 5 hereof, an initial Base Salary at an annual rate of US$275,000, i.e. EUR230,685, for the period from the Effective Date through the end of the Term, provided, however, that the annual rate of Base Salary for each 12 month period beginning on or after the first anniversary of the Effective Date will increase, from the annual rate of Base Salary in effect for the immediately preceding 12 month period, by an amount equal to the annual percentage increase in the CPI for the immediately preceding calendar year. The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld from Executive’s wages by the Company, and which shall be withheld and paid in accordance with the Company’s normal payroll practices for its similarly situated employees from time to time in effect.

SECTION 4. Bonuses; Benefits; Change in Control Payment.

4.1. Annual Bonus. For each fiscal year of the Company ending during the Term, Executive will be eligible to receive an annual bonus upon the achievement of specified corporate financial performance goals, as described in Exhibit B hereto.

4.2. Benefits. Executive will be entitled to participate in any benefit plans or arrangements sponsored or maintained by the Company from time to time voluntarily or as required by Finnish law for its senior executives, subject to the terms and conditions of such plans, arrangements or mandatory Finnish law. Without limiting the generality of the foregoing, Executive shall be entitled to retain the same number of weeks of paid vacation per year as currently provided. The Company shall also retain Executive’s current life insurance providing death benefits to Executive’s designee(s) and reimburse Executive for health care at specialist doctors of Executive’s own choosing. In addition, the Company shall pay for an executive health examination at least once every two years, provided, however, that the maximum reimbursement of such executive health examination by the Company shall be $5,000. The Company shall retain Executive’s current car benefit.

4.3. Equity Incentives. From time to time, Covalent’s Board of Directors will review the performance of the Company and Executive and, in its sole discretion, may grant stock options, shares of restricted stock or other equity-based incentives to Executive to reward extraordinary performance and/or to encourage Executive’s future efforts on behalf of the Company, provided, however, that Executive shall participate in such equity-based incentives together with Covalent’s other senior executives.

4.4. Executive Severance Agreement. Executive shall be entitled to a change in control benefit with Covalent the terms of which are set forth on Exhibit C.

SECTION 5. Non-Compete; Confidentiality; Non-Solicitation. In consideration for entering this Agreement and the amounts which Executive has, shall or may receive from the Company pursuant to Sections 3, 4 and 6 hereof, and except as otherwise provided in Section 6.2 hereof, Executive agrees to be bound by the Restrictive Covenants set forth in this Section 5.

5.1. Restrictive Covenants.

(a) Non-Compete. Except if Executive’s employment is terminated by the Company without Cause or by Executive for Good reason, Executive shall not, during the Restricted Period, in the United States or any other place where the Company, its subsidiaries or affiliates conduct business, directly or indirectly (except in Executive’s capacity as an employee of the Company, and in the best interests of the Company) do any of the following without the prior written consent of the Board:

(i) engage or participate in any Competing Business;

(ii) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business. Notwithstanding the foregoing, Executive may hold up to 2% of the outstanding securities of any class of any publicly-traded securities of any company;

(iii) solicit or call on, either directly or indirectly, for purposes of selling services competitive with services sold by the Company, any customer with whom the Company shall have dealt or any prospective customer that the Company shall have identified and solicited at any time during Executive’s employment by the Company;

(iv) influence or attempt to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

(v) influence or attempt to influence any person to either (A) terminate or modify any employment, consulting, agency, distributorship or other arrangement with the Company, or (B) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the Restricted Period until the expiration of twelve (12) months from the date such person ceases to have been employed or retained by the Company.

(b) Confidentiality. Executive recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of the business of the Company. As a result, both during the Term and thereafter, Executive shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any Proprietary Information revealed, obtained or developed in the course of his employment by the Company; provided, however, that nothing herein contained shall restrict Executive’s ability to make such disclosures during the Term as may be necessary or appropriate to the effective and efficient discharge of his duties as an employee hereunder or as such disclosures may be required by law. If Executive or any of his representatives become legally compelled to disclose any of the Proprietary Information, Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy.

(c) Property.

(i) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Executive shall not remove from the Company’s offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Executive shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Executive or by others.

(ii) Executive agrees that all the Intellectual Property will be considered “works made for hire” as that term is defined in Sections 101 and 201 of the Copyright Act (17 U.S.C. §§ 101 and 201) and that all right, title and interest in such Intellectual Property will be the sole and exclusive property of the Company. To the extent that any of the Intellectual Property may not by law be considered a work made for hire, or to the extent that, notwithstanding the foregoing, Executive retains any interest in the Intellectual Property, Executive hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that Executive may have in the Intellectual Property under patent, copyright, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company will be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect to such Intellectual Property. Executive further agrees to execute any and all documents and provide any further cooperation or assistance reasonably required by the Company to perfect, maintain or otherwise protect its rights in the Intellectual Property. If the Company is unable after reasonable efforts to secure Executive’s signature, cooperation or assistance in accordance with the preceding sentence, whether because of Executive’s incapacity or any other reason whatsoever, Executive hereby designates and appoints the Company or its designee as Executive’s agent and attorney-in-fact, to act on his behalf, to execute and file documents and to do all other lawfully permitted acts necessary or desirable to perfect, maintain or otherwise protect the Company’s rights in the Intellectual Property. Executive acknowledges and agrees that such appointment is coupled with an interest and is therefore irrevocable.

5.2. Rights and Remedies Upon Breach.

(a) Specific Enforcement. Executive acknowledges that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Executive also acknowledges that any breach by him, willfully or otherwise, of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Executive shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by Executive, the Company shall have the right to enforce the Restrictive Covenants by seeking injunctive or other relief in any court, without any requirement that a bond or other security be posted, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys’ fees, costs and disbursements.

(b) Accounting. If Executive willfully breaches, or threatens to commit a breach of any of the Restrictive Covenants, the Company will have the right and remedy to require Executive to disgorge all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any action constituting a breach of the Restrictive Covenants. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

5.3. Judicial Modification. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or scope of such provision, such court shall have the power to modify such provision and, in its modified form, such provision shall then be enforceable.

5.4. Disclosure of Restrictive Covenants. Executive agrees to disclose the existence and terms of the restrictive covenants set forth in this Section 5 to any employer that Executive may work for during the Restricted Period and to allow the Company to do the same.

5.5. Acknowledgments. Executive acknowledges that the Restrictive Covenants contained in Section 5.1(a) are included herein in order to induce the Company to employ Executive pursuant to the other terms of this Agreement and to agree to the provisions of Section 6.2. Executive further acknowledges that the duration and geographic scope of Section 5.1(a) are reasonable given the nature of this Agreement.

5.6. Enforceability. If any court holds the Restrictive Covenants unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants.

SECTION 6. Termination.

6.1. Generally. If Executive’s employment with the Company is terminated during the Term for any reason other than as specified in Section 6.2 (including termination by the Company for Cause, as a result of Executive’s death, as a result of Executive’s Disability, or by Executive without Good Reason), then the Company’s obligation to Executive will be limited solely to the payment of (a) all accrued but unpaid Base Salary and Benefits through the date of such termination, and (b) the payment of any accrued but unpaid bonus payable under Section 4.1 with respect to a fiscal year of the Company ending prior to such termination. All Base Salary and Benefits shall cease at the time of such termination, subject to the terms of any benefits or compensation plans then in force and applicable to Executive, and the Company shall have no further liability or obligation hereunder by reason of such termination.

6.2. Termination Without Cause or With Good Reason. If Executive’s employment by the Company is terminated during the Term by the Company without Cause or by Executive with Good Reason, Executive will be entitled to (a) the payment of all accrued but unpaid Base Salary and Benefits through the date of such termination, (b) the payment of any accrued but unpaid bonus payable under Section 4.1 with respect to a fiscal year of the Company ending prior to such termination, (c) a continuation of group health coverage for Executive for the Severance Period (and, to the extent covered immediately prior to the date of Executive’s termination, his dependents) with the contributions paid by the Company and the Executive continuing on the same basis as in effect on the date of Executive’s termination (as such contributions may be changed in accordance with changes for similarly situated employees during the relevant time period); (d) the payment for the Severance Period of monthly severance payments equal to one-twelfth of his Base Salary as of the date of such termination, and (e) vesting of all of Executive’s stock options, to the extent not already vested. Upon the end of the Severance Period, all benefits described in this Section 6.2 (c), (d) and (e) will cease and the Company shall have no further liability or obligation by reason of such termination. If Executive violates the provisions of Section 5.1(a), the Company’s obligations to provide the benefits described in Section 6.2(c), (d) and (e) shall cease and be rendered a nullity until such time that Executive is again in compliance with Section 5.1(a).

6.3. Termination Procedures. Any termination of Executive’s employment by the Company or by Executive during the Term (other than termination pursuant to death) shall be communicated by written notice of termination to the other party and shall set forth the circumstances that provide the basis for Executive’s termination. The date of termination shall be (a) the date of death, if Executive’s employment is terminated by death or (b) the date of the notice of termination or the expiration of any applicable remedy period, whichever is later.

SECTION 7. Expenses. The Company will pay or reimburse Executive for reasonable and necessary expenses directly incurred in the course of his employment by the Company in accordance with the standard policies and practices of the Company. Executive shall be entitled to fly business class (or first class if business class is not offered) on all transcontinental flights.

SECTION	8. Other Agreements. Executive represents, warrants and, where applicable, covenants to the Company that:

8.1. There are no restrictions, agreements or understandings whatsoever to which Executive is a party which would prevent or make unlawful Executive’s execution of this Agreement or Executive’s employment hereunder, or which are or would be inconsistent or in conflict with this Agreement or Executive’s employment hereunder, or would prevent, limit or impair in any way the performance by Executive of his obligations hereunder;

8.2. Executive’s execution of this Agreement and Executive’s employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or by which Executive is bound; and

8.3. Executive is free to execute this Agreement and to be employed by the Company as an employee pursuant to the provisions set forth herein.

SECTION 9. Miscellaneous.

9.1. Arbitration. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Executive and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Each party will be responsible for his or its own attorneys’ fees. Any arbitration proceeding pursuant to this Agreement shall be conducted in Stockholm, Sweden by the American Arbitration Association (“AAA”), JAMS or any other mutually agreeable provider, under the then existing employment-related arbitration rules of the applicable provider. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

9.2. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Executive nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

9.3. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:

If to Executive:

Kai Lindevall

Vedakärrintie 41

FIN-02420 Jorvas

Finland

If to the Company:

Covalent Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane

Wayne, PA 19087

Attention: CEO

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

9.4. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature, whether written or oral, relating to the employment of Executive by the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

9.5. Waiver. Any waiver by either party of any breach of any term or condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

9.6. Governing Law. This Agreement shall be governed by, and enforced in accordance with, the laws of Finland without regard to the application of the principles of conflicts of laws.

9.7. Survival of Provisions. The provisions of this Agreement set forth in Sections 5, 6, 7 and 9 hereof (and the definitions set forth in Section 1 applicable to such sections) shall survive the expiration of the Term.

9.8. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.9. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

9.10. Noncontravention. The Company represents that, to its knowledge, it is not prevented from entering into or performing this Agreement by the terms of any law, order, rule or regulation, its bylaws or certificate of incorporation, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company’s abilities to enter into or perform this Agreement.

9.11. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together, when executed and delivered, shall be deemed to be one and the same instrument.

9.12 Covalent. Covalent shall be a party to this Agreement and shall guarantee the Company’s performance under this Agreement.

[This space intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company and Covalent have each caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, in each case as of the date first above written.

REMEDIUM OY

By:

Name & Title:

COVALENT GROUP, INC.

By:

Name & Title:

EXECUTIVE

Kai Lindevall

EXHIBIT A

The Board has approved the Executive’s participation in the following activities:

1.	manage Executive’s personal, financial and legal affairs;

2.	work as an expert witness or, with the consent of the majority of the Board of Directors, as a medical consultant;

3.	serve on civic, charitable, governmental or professional boards;

4.	with the consent of a majority of the Board of Directors, serve on advisory boards of business corporations; provided that no further consent of the Board shall be needed for Executive to serve on advisory boards of business clients of the company in connection with clinical trials or other Company business;

5.	with the consent of a majority of the Board of Directors, serve as a member of the board of directors of business corporations; and

6.	ongoing activities to support the Executive’s medical education and expertise.

EXHIBIT B

Executive’s Annual Bonus will be based on two components: (a) European and Asian operating results and; (b) North American operating results.

Executive’s Annual Bonus will be calculated in the following manner:

1.	Commencing the day after the Closing (as defined in the Combination Agreement) of the Combination Agreement the Annual Bonus paid to Executive in any fiscal year will be comprised as follows;

2.	For fiscal year 2006 and thereafter during the Term, the Annual Bonus will be equal to the sum of the following:

a.	5% of European and Asian operating results before interest and taxes (EBIT)based on US GAAP reported results; and

b.	2.5% of US EBIT based on US GAAP reported results.

3.	Executive acknowledges that for the 2006 fiscal year, the provisions of the bonus plan will commence from the day after the Closing of the Combination Agreement through December 31,2006. Thereafter, the Annual Bonus shall be calculated based on a twelve month period from January 1st through December 31st of each year or such period as the Board of Directors shall reasonably determine.

4.	EBIT is to be strictly based on US GAAP financial results reported to shareholders in its annual filing with the Securities and Exchange Commission.

5.	The total Annual Bonus paid to Executive for any respective period shall not exceed USD$200,000. There shall be no carryover to any subsequent period for any amounts that were earned by Executive during any calendar year in excess of the USD$200,000 threshold.

6.	The Annual Bonus shall be paid to Executive on or before March 15th of the year following that period in which the bonus is earned.

EXHIBIT C

EXECUTIVE SEVERANCE AGREEMENT

WHEREAS, the Board of Directors (the “Board”) of Covalent Group, Inc. (the “Company”) has approved the Company entering into severance agreements with certain key executives of the Company; and

WHEREAS, Kai Lindevall (the “Executive”) is a key executive of the Company; and

WHEREAS, should the possibility of a Change in Control (as hereinafter defined) of the Company arise, the Board believes it imperative that the Company and the Board should be able to rely upon the Executive to continue in his position, and that the Company should be able to receive and rely upon the Executive’s advice, if requested, as to the best interests of the Company and its shareholders without concern that the Executive might be distracted by the personal uncertainties and risks created by the possibility of a Change in Control.

NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

ARTICLE 1. DEFINITIONS

1.1 Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Agreement” means this Executive Severance Agreement.

(b) “Base Salary” means the salary of record paid to the Executive as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred.

(c) “Beneficiary” means the persons or entities designated or deemed designated by the Executive pursuant to Section 7.2 hereof.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean Cause as defined in Executive’s employment agreement, to which this Executive Severance Agreement is a part (the “Employment Agreement”).

(f) “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i) When a “person”, as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing (A) more than thirty five percent (35%) of the combined voting power of the Company’s then outstanding securities, unless such person is subject to contractual restrictions that would preclude him from voting such shares in a manner to influence or control the management of the Company’s business, provided that in the event such contractual restrictions are removed, a Change of Control will be deemed to have occurred on the effective date of such removal or on such later date as the Executive receives actual notice of such removal, or (B) one hundred percent (100%) of the combined voting power of the Company’s then outstanding securities regardless of any contractual restrictions. For purposes of this provision, “person” shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any person holding the Company’s Common Stock by for or pursuant to the terms of such a plan; and “voting power” shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

(ii) When, as a result of a vote of stockholders for which proxies are solicited by or on behalf of any person other than the Company in accordance with the SEC rules issued under Section 14 of the Exchange

Act, or which is exempt from the SEC proxy rules by reason of Rule 14a-2 under the Exchange Act, or as a result of an action by written consent of stockholders without a meeting, the “incumbent directors” cease to constitute at least a majority of the authorized number of members of the Board. For purposes of this provision, “incumbent directors” shall mean the persons who were members of the Board on the date hereof (including Executive’s nominees), and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least an absolute majority (and not just the majority of a quorum) of the Board members who were then Board members (or successors or additional members so elected or nominated).

(iii) When the stockholders of the Company approve a merger, consolidation, or reorganization, whether or not the Company is the surviving entity in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after the merger, consolidation, or reorganization.

(iv) When the stockholders of the Company approve (A) the sale or other disposition of all or substantially all of the assets the company or (B) a complete liquidation or dissolution of the Company.

(v) When the Board adopts a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change in Control transaction. The Executive shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group, except for ownership of less than five percent (5%) of the stock of the purchasing company.

(g) “Code” means the United States Internal Revenue Code of 1986, as amended.

(h) “Disability” means permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in the exercise of good faith and reasonable judgment, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Company, who are qualified to give professional medical advice.

(i) “Effective Date of Termination” means the date on which a Qualifying Termination occurs that triggers the payment of Severance Benefits hereunder.

(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(k) “Good Reason” means Good Reason as the term is defined in the Employment Areement and shall also mean the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under the Employment Agreement; and any purported termination by the Company of the Executive’s employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2.7 hereof.

The Executive’s right to terminate employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

(l) “Total Payments” means the sum of the Executive’s Severance Benefits and all other payments and benefits provided to the Executive by the Company that constitute “excess parachute payments” within the meaning of Code Section 280G(b)(1). Without limiting the generality of the foregoing, Total Payments shall include any and all excess parachute payments associated with outstanding long term incentive grants (to include, but not be limited to, early vesting of stock options or restricted stock).

(m) “Window Period” means the time period commencing one hundred eighty (180) days prior to a Change in Control, as defined in Section (f) of this Article 1, and ending eighteen months after the latter to occur of: (i) any of the events defined as a Change in Control in Section ARTICLE 1; or (ii) final consummation of the liquidation, sale or disposition of assets, or the merger, consolidation or reorganization of the Company as described in Subsections 1(f)(iii) and 1(f)(iv).

ARTICLE 2. SEVERANCE BENEFITS

2.1 Right to Severance Benefits. The Executive shall be entitled to receive from the Company Severance Benefits as described in Section 2.3 hereof, if there has been a Change in Control of the Company and if, within the Window Period, the Executive’s employment with the Company ends for any reason specified in Section 2.2 hereof. The Executive shall not be entitled to receive Severance Benefits if he is terminated for Cause, or if his employment with the Company ends due to death, Disability or due to a voluntary termination of employment by the Executive without Good Reason.

2.2 Qualifying Termination.

The occurrence of any one or more of the following events within the Window Period shall constitute a Qualifying Termination and shall trigger the payment of Severance Benefits to the Executive under this Agreement:

(a) An involuntary termination of the Executive’s employment by the Company for reasons other than Cause;

(b) A voluntary termination of employment by the Executive for Good Reason;

(c) A successor company’s failure or refusal to assume the Company’s obligations under the Employment Agreement (which includes this Agreement), as required by Section 7.1 hereof; or

(d) The breach by the Company or any successor company of any of the provisions of the Employment Agreement.

2.3 Description of Severance Benefits. In the event that the Executive becomes entitled to receive Severance Benefits, as provided in this Article 2, the Company shall pay to the Executive and provide him with the following:

(a) An amount equal to three (3) times the Executive’s annual Base Salary at the rate in effect at the commencement of the Window Period or any higher rate that may be in effect from that date until the Effective Date of Termination;

(b) A continuation of all benefits pursuant to any and all welfare benefit plans under which the Executive and/or the Executive’s family is eligible to receive benefits and/or coverage, including, but not limited to, group life insurance, hospitalization, disability, medical and dental plans, at the same premium cost, and at the same coverage level, as in effect as of the Executive’s Effective Date of Termination or as of the effective date of the Change in Control, whichever the Executive may elect. The welfare benefits described in this Subsection 2.3(b) shall continue following the Effective Date of Termination for three years; provided, however, that such benefits shall be discontinued prior to the end of such period in the event the Executive receives substantially similar benefits from a subsequent employer;

(c) Reasonable Company paid outplacement assistance, commensurate with assistance normally provided to executive level personnel, for a period of up to twelve (12) months following the Effective Date of Termination, or for such longer period as the Company may agree;

(d) The immediate vesting and exercisability of all stock options or other equity incentives granted to the Executive that are not otherwise vested or exercisable; and

(e) Any other accrued rights and benefits of the Executive under the Employment Agreement.

2.4 Termination for Total and Permanent Disability. Following a Change in Control of the Company, if the Executive’s employment is terminated due to Disability, the Executive shall receive his Base Salary then in effect, at which point in time the Executive’s benefits shall be determined in accordance with the Company’s retirement, insurance, and other applicable plans and programs then in effect.

2.5 Termination for Death. Following a Change in Control of the Company, if the Executive’s employment is terminated by reason of his death, the Executive’s benefits shall be determined in accordance with the Company’s survivor’s benefits, insurance, and other applicable programs of the Company then in effect.

2.6 Termination for Cause or by the Executive Other Than for Good Reason. Following a Change in Control of the Company, if the Executive’s employment is terminated either: (i) by the Company for Cause; or (ii) by the Executive other than for Good Reason, the Company shall pay the Executive his full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus any other amounts to which the Executive is entitled under any compensation or benefit plans of the Company at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

2.7 Notices. In the event of a transaction that would constitute a Change of Control but for the provisions of Section 1(f)(i)(A) regarding contractual restrictions on the acquiror, the Company will give written notice to the Executive that no Change of Control has occurred. Likewise, in the event that such contractual restrictions are subsequently removed, the Company will give written notice to the Executive that a Change of Control has occurred or will occur as of the effective date of the removal of such restrictions. Any termination by the Company for Cause or by the Executive for Good Reason following a Change of Control shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

ARTICLE 3. FORM AND TIMING OF SEVERANCE BENEFITS

3.1 Form and Timing of Severance Benefits. The Severance Benefits described in Section 2.3 hereof shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date. Any payment required under this Section 3.1, or any other provision of this Agreement, that is not made in a timely manner will bear interest at a rate equal to one hundred twenty percent (120%) of the applicable federal rate, as in effect under Section 1274(d) of the Code for the month in which the payment is required to be made.

3.2 Withholding of Taxes. The Company shall be entitled to withhold from any amounts payable under this Agreement all taxes as legally shall be required (including, without limitation, any United States Federal taxes, and any other state, city, or local taxes).

ARTICLE 4. EXCISE TAX GROSS UP

4.1 Equalization Payment. In the event that the Executive becomes entitled to Severance Benefits, if any of the Executive’s Total Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the “Gross-up Payment”) such that the net amount retained by the Executive after deduction of any Excise Tax on the Total Payments and any federal, state, and local income tax and Excise Tax upon the Gross up Payment provided for by this Section 4.1, shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

4.2 Tax Computation. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

(a) Any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive’s termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as “parachute payments” within in the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) shall be treated as subject to the excise tax, unless in the opinion of tax counsel selected by the Company’s independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the excise tax;

(b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a) above); and

(c) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

For purposes of determining the amount of the Gross Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the Effective Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

4.3 Subsequent Recalculation. In the event the Internal Revenue Service adjusts the computation of the Company under Section 4.2 hereof, so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus an appropriate market rate of interest, as determined by the Company’s independent auditors.

ARTICLE 5. THE COMPANY’S PAYMENT OBLIGATION

5.1 Payment Obligations Absolute. The Company’s obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else, except those arising under this Agreement. All amounts payable by the Company hereunder shall be paid without notice or demand. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Sections 2.3(b) hereof.

5.2 Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

ARTICLE 6. LEGAL REMEDIES

6.1 Payment of Legal Fees. To the extent permitted by law, the Company shall pay all legal fees, costs, including costs of litigation, prejudgment interest, and other expenses, incurred in good faith by the Executive as a result of the Company’s wrongful refusal to provide the Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company’s unsuccessfully contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict between the parties pertaining to this Agreement in which the Executive is the prevailing party, or which is settled prior to the entry of a final judgment from which no appeal can be taken.

6.2 Arbitration. The Executive shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by final and binding arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.

All expenses of any such arbitration in which the Executive is the prevailing party, as determined by the arbitrators, including the fees and expenses of the counsel for the Executive, shall be borne by the Company.

ARTICLE 7. SUCCESSORS

7.1 Assumption of Company’s Obligations. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company’s obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he had terminated his employment with the Company voluntarily for Good Reason. The date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

7.2 Payment to Beneficiary. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the Executive’s Beneficiary. If the Executive has not named a Beneficiary, then such amounts shall be paid to the Executive’s devisee, legatee, or other designee, or if there is no such designee, to the Executive’s estate.

ARTICLE 8. MISCELLANEOUS

8.1 Entire Agreement. This Agreement contains the entire understanding respect to the subject matter hereof.

8.2 Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

8.3 Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by an authorized representative of the Company, or by the respective parties’ legal representatives and successors.

8.4 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the Commonwealth of Pennsylvania shall be the controlling law in all matters relating to this Agreement.

EXHIBIT A-2

NON-COMPETITION/CONFIDENTIALITY

AGREEMENT

THIS NON-COMPETITION/CONFIDENTIALITY AGREEMENT (the “Agreement”), is made as of the              day of     , 2006 (the “Effective Date”), between Covalent Group, Inc. (the “Company”) and [            ] (the “Covered Person”).

BACKGROUND

WHEREAS, as of the Effective Date Remedium Oy, a Finnish corporation has become a wholly-owned subsidiary of the Company pursuant to the Combination Agreement, dated as of March      2006 (“Combination Agreement”). A condition to the Company’s closing under the Combination Agreement is the execution of this Agreement by the Covered Person.

WHEREAS, in consideration of the Company closing under the Combination Agreement, the Covered Person has agreed to enter into this Agreement, all on the terms and subject to the conditions, as hereinafter set forth.

NOW, THEREFORE, in consideration, of the promises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used herein will have the meanings set forth in the preamble of this Agreement, or as set forth below:

1.1. “Board” means the Board of Directors of the Company.

1.2. “Competing Business” means the business of providing, on a contract basis, pharmaceutical research development and research management, the design and management of clinical trials for pharmaceutical, biotechnology and medical device businesses, the design and writing of clinical development reports and programs and/or the management of the global regulatory submission process for pharmaceutical, biotechnology and medical device products. A pharmaceutical, biotechnology or medical device company is not a Competing Business for purposes of this Agreement, provided that it does not engage in the above-described activities on a contract basis for others.

1.3. “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (b) all trademarks, service marks, trade dress, logos, trade names, fictitious names, brand names, brand marks and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data, source codes and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium), or similar intangible personal property which have been or are developed or created in whole or in part by the Covered Person (1) at any time and at any place while the Covered Person is employed by Company and which, in the case of any or all of the foregoing, are related to and useful in connection with the business of the Company, or (2) as a result of tasks assigned to the Covered Person by the Company.

1.4. “Proprietary Information” means confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company. Such Proprietary Information shall include, but shall not be limited to, the following items and information relating to the following items: (a) computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture and interfaces, (b) business research, studies, procedures and costs, (c) financial data, (d) distribution methods, (e) marketing data, methods, plans and efforts, (f) the identities of the Company’s relationship(s) with actual and prospective customers, contractors and suppliers, (g) the terms of contracts and agreements with customers, contractors and suppliers, (h) the needs and requirements of, and the Company’s course of dealing with, actual or prospective customers, contractors and suppliers, (i) personnel information, and (j) customer and vendor credit information. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement. Proprietary Information shall not include information: (i) that is in the public domain through no fault of the Covered Person; (ii) that is independently developed by the Covered Person through persons who have not had access to, or knowledge of, the information or data; or (iii) which must be disclosed pursuant to a governmental or court order or otherwise as required by law provided, however, that the Covered Person shall give prior written notice of such anticipated disclosure to the Company and cooperate with the Company in seeking to obtain a protective order.

1.5. “Restricted Period” means the period beginning on the date hereof and ending on the earlier of: (a) the fourth anniversary of the date hereof, or (b) the first anniversary of the date that the Covered Person ceases to be employed by the Company for any reason.

1.6. “Restrictive Covenants” means the provisions contained in Section 2.1 of this Agreement.

SECTION 2. Non-Compete; Confidentiality; Non-Solicitation. In consideration for entering the Company closing under the Combination Agreement, and taking especially into account the consideration received by the Covered Person as set out in Section 2.5, the Covered Person agrees to be bound by the Restrictive Covenants set forth in this Section 2.

2.1 Restrictive Covenants.

(a) Non-Compete. The Covered Person agrees that he will not during the Restricted Period, in the United States or any other place where the Company, its subsidiaries or affiliates conduct business, directly or indirectly do any of the following without the prior written consent of the Board:

(i) engage or participate in any Competing Business;

(ii) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business. Notwithstanding the foregoing, the Covered Person may hold up to 2% of the outstanding securities of any class of any publicly-traded securities of any company;

(iii) solicit or call on, either directly or indirectly, for purposes of selling services competitive with services sold by the Company, any customer with whom the Company shall have dealt or any prospective customer that the Company shall have identified and solicited at any time during the Restrictive Period;

(iv) influence or attempt to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

(v) influence or attempt to influence any person to either (A) terminate or modify any employment, consulting, agency, distributorship or other arrangement with the Company, or (B) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the Restricted Period until the expiration of twelve (12) months from the date such person ceases to have been employed or retained by the Company.

(b) Confidentiality. The Covered Person recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of the business of the Company. As a result, both during the Restrictive Period and thereafter, the Covered Person shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any Proprietary Information revealed, obtained or developed in the course of his employment by the Company; provided, however, that nothing herein contained shall restrict the Covered Person’s ability to make such disclosures during the Restrictive Period as may be necessary or appropriate to the effective and efficient discharge of his duties as an employee of the Company or as such disclosures may be required by law. If the Covered Person or any of his representatives become legally compelled to disclose any of the Proprietary Information, the Covered Person will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy.

(c) Property.

(i) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Restrictive Period, the Covered Person shall not remove from the Company’s offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Covered Person shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by the Covered Person or by others.

(ii) The Covered Person agrees that all the Intellectual Property will be the sole and exclusive property of the Company. To the extent the Covered Person retains any interest in the Intellectual Property, the Covered Person hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Covered Person may have in the Intellectual Property under patent, copyright, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration, unless otherwise required by mandatory legislation. Furthermore, in case the assignment or transfer of the rights needs to be done according to a procedure set out in the relevant legislation, the Covered Person agrees to make all the required notices and co-operate with the Company to ensure the transfer of the full ownership in such Intellectual Property to the Company. The Company will be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect to such Intellectual Property. The Covered Person further agrees to execute any and all documents and provide any further cooperation or assistance reasonably required by the Company to perfect, maintain or otherwise protect its rights in the Intellectual Property.

2.2. Rights and Remedies Upon Breach.

(a) Specific Enforcement. The Covered Person acknowledges that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have closed under the Combination Agreement in the absence of such restrictions. The Covered Person also acknowledges that any breach by him, willfully or otherwise, of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Covered Person shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by the Covered Person, the Company shall have the right to enforce the Restrictive Covenants by seeking injunctive or other relief in any court, without any requirement that a bond or other security be posted, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys’ fees, costs and disbursements.

(b) Accounting. If the Covered Person willfully breaches, or threatens to commit a breach of any of the Restrictive Covenants, the Company will have the right and remedy to require the Covered Person to disclose or disgorge to the Company as liquidated damages all compensation, profits, monies, accruals, increments or other benefits derived or received by the Covered Person as the result of any action constituting a breach of the Restrictive Covenants. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law.

2.3. Judicial Modification. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or scope of such provision, such court shall have the power to modify such provision and, in its modified form, such provision shall then be enforceable.

2.4. Disclosure of Restrictive Covenants. The Covered Person agrees to disclose the existence and terms of the restrictive covenants set forth in this Section 2 to any employer that the Covered Person may work for during the Restricted Period and to allow the Company to do the same.

2.5. Acknowledgments. The Covered Person acknowledges that the Restrictive Covenants contained in Section 2 are reasonable, and that there is sufficient consideration received by the Covered Person pursuant to the transactions contemplated by the Combination Agreement to support these restrictions.

2.6. Enforceability. If any court holds the Restrictive Covenants unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants.

SECTION 3. Miscellaneous.

3.1. Arbitration of Disputes. The parties agree that except for claims barred by the applicable statute of limitations and except for claims for injunctive relief which the Company may elect to pursue in state or federal court, any and all disputes between them, including any disputes or controversies arising out of or involving this Agreement or any of its provisions, and any claim by either party that cannot be otherwise amicably settled, shall be determined solely and exclusively by arbitration in accordance with the rules of the Board of Arbitration of the Finnish Central Chamber of Commerce, or any successor thereto, in Helsinki, Finland. The arbitration proceedings shall be conducted in the English language. The arbitration shall be conducted by three arbitrators, one of whom shall be chosen by each party hereto and the third, who will serve as chairman of the arbitration panel, shall be chosen by the two so appointed. Judgment upon an award by the majority of the arbitrators shall be binding, and shall be entered in a court of competent jurisdiction.

3.2. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Covered Person and their respective successors, executors, administrators, heirs and/or permitted assigns; Neither this Agreement nor any rights or obligations hereunder may be assigned by the Covered Person. The Company may assign this Agreement to any affiliate of the Company or to any purchaser or other successor in interest to the business of the Company.

3.3. Notices. Any notice required or permitted by this Agreement shall be in writing sent by personal delivery, or by registered or certified mail, return receipt requested, addressed to the CEO of the Company at its then principal office, or to the Covered Person at the Covered Person’s then current address, as the case may be, or to such other address or addressees as any party may from time to time specify in writing. Notices shall be deemed given when received.

3.4. Entire Agreement; Amendments. This Agreement and the Amendment to Shareholder Agreement contain the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature, whether written or oral, relating to the subject matter hereof. In the event that the Agreement and the Amendment to Shareholder Agreement are inconsistent, the term of this Agreement shall control; provided, to the extent that any provision of this Agreement shall be deemed unenforceable (even after judicial modification as provided by Section 2.3), the Amendment to Shareholder Agreement shall control. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

3.5. Waiver. Any waiver by either party of any breach of any term or condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

3.6. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of Finland.

3.8. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.9. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

3.10. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together, when executed and delivered, shall be deemed to be one and the same instrument.

[This space intentionally left blank; signature page follows]

COMPANY

By:

Name:

COVERED PERSON

Signature:

Print name:

Address:

EXHIBIT B

Form of Lock-Up Agreement

June     , 2006

Covalent Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane, Suite 100

Wayne, PA 19087

Ladies and Gentlemen:

Covalent Group, Inc., a Delaware corporation (the “Company”) has entered into a Combination Agreement dated as of March     , 2006 (the “Combination Agreement”) by and between the Company and Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, NTGLT Pharma BVBA, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela and Agneta Lindevall (each a “Stockholder”), constituting all of the stockholders of Remedium Oy, a corporation organized under the laws of Finland (“Remedium”). Pursuant to the terms of the Combination Agreement the Stockholders have agreed to contribute, convey, transfer and assign to the Company all of the issued and outstanding shares of Remedium at the Closing (as defined in the Combination Agreement). In consideration of the contribution, conveyance, transfer and assignment of the Shares, at the Closing (as defined in the Combination Agreement), Covalent, among other consideration, will issue to each Stockholder the number of shares of Common Stock of the Company as set forth next to such Stockholders name on Exhibit A hereto (the “Shares”).

In order to induce Company to close under the Combination Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell, grant any option to purchase or otherwise dispose of any Shares or other capital stock of the Company, or any securities convertible, exchangeable or exercisable for shares of Common Stock or derivative thereof or request the registration for the offer and sale of any of the foregoing (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period of commencing on the Closing Date (as defined in the Combination Agreement) and ending nine calendar months after the Closing Date (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, the undersigned may (A) transfer any or all of the Shares (i) by gift, will or intestacy or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value and (B) pledge the Shares; provided, however, that in any such case it shall be a condition to the transfer that the transferee or pledgee, as applicable, execute an agreement stating that the transferee or pledge, as applicable, is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer or pledge, as applicable, of such Shares except in accordance with this Agreement.

Without limiting the restrictions herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933.

The undersigned agrees that the Company may (i) with respect to any shares for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company and (ii) with respect to any shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company.

The undersigned understands that the Company will proceed with the Closing of the Transaction in reliance on this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together, when executed and delivered, shall constitute one and the same instrument.

Very truly yours,

EXHIBIT C

FORM OF OPINION FOR REMEDIUM OPINION COUNSEL

            , 2006

To Covalent Group, Inc.

Re: Remedium Oy

Gentlemen:

I have acted as special opinion counsel to Remedium Oy, a private corporation organized under the laws of Republic of Finland (“Remedium”) in connection with the purchase of all of the outstanding shares of capital stock (the “Shares”) of Remedium by Covalent Group, Inc., a Delaware corporation (the “Company”) pursuant to the terms and conditions of the Combination Agreement by and among the Company and Remedium’s shareholders (the “Shareholders”) dated as of     , 2006 (the “Agreement”). I have not acted as counsel to Remedium in connection with preparation of the Agreement, the lock-up agreement (the “Lock-Up Agreement”) or any of other documents (with the Agreement and the Lock-Up Agreement, the “Transaction Documents”) related to the transaction contemplated by the Agreement (the “Transaction”). All capitalized terms used herein without definition shall have the meaning provided in the Agreement.

In this capacity, I have examined the Agreement and the Lock-Up Agreement and examined and relied on the originals or copies identified to our satisfaction of such corporate records of Remedium such as the deed of formation of the Remedium, the bylaws of the Remedium, the certificate of registration of the Remedium, the share register of the Remedium, the shareholder register of the Remedium, such other agreements and instruments, such certificates of public officials, officers of Remedium and other persons, and such other documents as I deemed necessary as a basis for the opinions hereinafter expressed.

As to certain factual matters, I have relied on the representations made in the Agreement, the Lock-Up Agreement, and on certificates of officers of Remedium. Where I have been advised by Remedium or the other parties to the Agreement and the Lock-Up Agreement as to factual matters, I have not undertaken to determine independently, and I do not assume any responsibility for the accuracy or completeness of such factual assertions; rather, I have relied conclusively upon the accuracy of such advice in rendering this opinion. As used herein, phrases “to our knowledge,” “known to us” or any other similar phrases mean my conscious awareness of facts or other information by lawyers currently employed by Susiluoto Oy who have worked on matters on behalf of the Company For the purpose of rendering this opinion, I have made such additional legal and factual inquiries as I deemed necessary under the circumstances.

In such examination, I have assumed, and have not independently verified, the genuineness of all signatures on all documents, the legal capacity for all purposes relevant hereto of all natural persons, the correctness, completeness and accuracy of all facts sets forth in all representations, warranties and certificates referred to or identified in this opinion, conformity to original documents of all documents submitted to me as certified or photostatic copies, the authenticity of all documents submitted to me as original documents, the authenticity of the originals of all such documents submitted to me as certified or photostatic copies or by facsimile or by email, and that there are no documents, agreements or understandings to which the Company, on one hand, and Remedium or any of the Shareholders, on the other hand, other than the Agreement and the Lock-Up Agreement, which would have an effect on the opinions set forth below.

This opinion is limited in all respects to the laws of the Republic of Finland, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Further, all opinions expressed herein are subject to such exceptions, if any, as are disclosed in the Schedules to the Agreement.

Based upon the foregoing, I am of the opinion that:

1. Based solely on a recently dated trade register extract for the Remedium I have received from Trade Register/National Board of Patents and Registration of Finland, Remedium is a private corporation duly incorporated, validly existing and in good standing under the laws of Finland.

2. The authorized capital stock of Remedium consists of              shares of common stock “Common Stock”), of which there are              shares issued and outstanding and of record as of the date hereof (the “Shares”).

3. The Shareholders are the holders of record of the Shares. To the best of my knowledge, the Shares have been validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of the Agreement and the Lock-Up Agreement has been duly and validly authorized and approved by all requisite action on the part of Remedium and eachShareholder, and Remedium and each Shareholder has all requisite power and authority to do and perform all acts and things required to be done by Remedium or such Shareholder, as the case may be, under the Agreement and the Lock-Up Agreement.

5. The Agreement and the Lock-Up Agreement have been duly executed and delivered by the Shareholders and constitutes the legal, valid and binding obligation of each Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

The foregoing opinions are subject to the following qualifications (in addition to the qualifications, exceptions, limitations and assumptions specified above):

A. My opinions as they relate to the legality, validity, binding effect and/or enforceability of the Agreement and the Lock-Up Agreement are subject to the qualification that the availability of the remedies of specific performance or injunctive relief, or any other equitable remedy, is subject to the discretion of the court before which a proceeding therefor may be brought, equitable defenses and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and other similar doctrines affecting the enforcement of agreements generally.

B. Except as expressly stated herein, no opinion is expressed or implied as to the truth, accuracy or completeness of any of the representations, warranties or other statements of Remedium, the Shareholders or any other Person contained in the Transaction Documents or in any exhibit, schedule or attachment thereto.

C. I express or imply no opinion as to what actions the parties to the Transaction Documents are required to or may take or fail to take on or after the date hereof which, if taken or not taken, would affect or impair the legality, validity, binding effect and/or enforceability of the Agreement or Transaction Documents or the rights and remedies of the parties thereunder.

D. My opinions as they relate to the legality, validity, binding effect and/or enforceability of the Agreement and the Lock-Up Agreement are subject to the limitations arising from court decisions involving statutes, public policy and/or principles of equity holding that (i) purported waivers of the benefits of statutory provisions or constitutional or common law rights and broadly or vaguely stated provisions waiving rights or waivers of unknown future rights or duties imposed by law are or may be void or unenforceable, (ii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy are invalid, (iii) provisions declaring that the documents may only be amended or waived in writing may be unenforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying one or more provisions of the Agreement or Transaction Documents, (iv) the enforcement of public policy is of a paramount public interest which may prohibit enforcement of certain contractual provisions; and (v) the indemnification and exculpation provisions of the Agreement and Transaction Documents may be unenforceable to the extent that the enforcement of such provisions is determined to be against public policy.

E. Since it is necessary for the Shareholders to elect their proper remedy in certain instances, no opinion is expressed or implied that any cumulative remedy provision contained in the Agreement or any of the Transaction Documents is valid or enforceable.

F. Certain rights, remedies, waivers and indemnities contained in the Agreement and/orthe Transaction Documents, in addition to those specifically enumerated above, may be limited or rendered ineffective by applicable Finnish laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Agreement or the Lock-Up Agreement invalid as a whole, and there exist, in the Agreement and the Lock-Up Agreement or pursuant to applicable law, legally adequate remedies for a realization of the principle benefits intended to be provided by the Agreement and the Lock-Up Agreement.

G. In expressing the opinions set forth herein, I have relied, without investigation, upon the assumptions set forth below:

1. The Shareholders hold the requisite title and rights to the Shares;

2. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and

3. All parties to the transactions contemplated by the Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

This letter is furnished for your sole benefit, and it is not to be quoted in whole or in part or otherwise referred to, nor it is to be filed with any governmental agency or any other person, and no person or entity other than you shall be entitled to rely upon this opinion without my express written consent. This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinions contained herein.

Very truly yours,

Attorney-at-law, Helsinki, Finland

EXHIBIT D

FORM OF OPINION FOR WOLF BLOCK

            , 2006

To the Shareholders of

Remedium Oy

listed on Schedule 1

attached to this Opinion (the “Shareholders”)

Re:	Covalent Group, Inc.

Gentlemen:

We have acted as counsel to Covalent Group, Inc., a Delaware corporation (the “Company”), in connection with the purchase of all of the outstanding shares of capital stock (the “Shares”) of Remedium Oy, a corporation organized under the laws of Republic of Finland (“Remedium”) by the Company pursuant to the terms and conditions of the Combination Agreement by and among the Company and the Shareholders, dated as of             , 2006 (the “Agreement”). We have also acted as counsel to the Company in connection with preparation of the other documents (together with the Agreement, the “Transaction Documents”) related to the transaction contemplated by the Agreement (the “Transaction”). All capitalized terms used herein without definition shall have the meaning provided in the Agreement.

In this capacity, we have examined the Agreement and the other Transaction Documents and examined and relied on the originals or copies identified to our satisfaction of such corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents as we deemed necessary as a basis for the opinions hereinafter expressed.

As to certain factual matters, we have relied on the representations made in the Agreement, and on certificates of officers of the Company. Where we have been advised by the Company or the other parties to the Agreement as to factual matters, we have not undertaken to determine independently, and we do not assume any responsibility for the accuracy or completeness of such factual assertions; rather, we have relied conclusively upon the accuracy of such advice in rendering this opinion. As used herein, phrases “to our knowledge,” “known to us” or any other similar phrases mean the conscious awareness of facts or other information by lawyers currently employed by our firm who have worked on matters on behalf of the Company during the preceding twenty-four (24) months. For the purpose of rendering this opinion, we have made such additional legal and factual inquiries as we deemed necessary under the circumstances.

In such examination, we have assumed, and have not independently verified, the genuineness of all signatures on all documents, the legal capacity for all purposes relevant hereto of all natural persons, the correctness, completeness and accuracy of all facts sets forth in all representations, warranties and certificates referred to or identified in this opinion, conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of all documents submitted to us as original documents, the authenticity of the originals of all such documents submitted to us as certified or photostatic copies or by facsimile, and that there are no documents, agreements or understandings to which Remedium or any of the Shareholders is a party between or among such entities or individuals, on one hand, and the Company on the other hand, other than the Transaction Documents, which would have an effect on the opinions set forth below.

This opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Further, all opinions expressed herein are subject to such exceptions, if any, as are disclosed in the Schedules to the Agreement.

Based upon the foregoing, we are of the opinion that:

1.	Based solely on a recently dated good standing certificate for the Company we have received from the Delaware Department of State, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.	The authorized capital stock of the Company consists of shares of common stock, $.0001 par value per share (the “Common Stock”), and shares of (the “Preferred Stock”). To our knowledge, no shares of Preferred Stock are issued and outstanding as of the date hereof.

3.	The issuance of the shares of the Company’s Common Stock to the Shareholders in connection with the Transaction have been duly authorized by all necessary corporate action on behalf of the Company and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable shares of the Company’s Common Stock and will not have been issued in violation of any pre-emptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual pre-emptive rights.

4.	The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party or by which it is bound, and the execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company.

5.	The Company has duly executed and delivered each Transaction Document to which it is a party or by which it is bound and each such Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

6.	The share certificates representing the shares of the Company’s Common Stock issued to the Shareholders at Closing are in proper form under all applicable provisions of the Delaware General Corporation Law.

The foregoing opinions are subject to the following qualifications (in addition to the qualifications, exceptions, limitations and assumptions specified above):

A. Our opinions as they relate to the legality, validity, binding effect and/or enforceability of the Agreement and Transaction Documents are subject to the qualification that the availability of the remedies of specific performance or injunctive relief, or any other equitable remedy, is subject to the discretion of the court before which a proceeding therefor may be brought, equitable defenses and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and other similar doctrines affecting the enforcement of agreements generally.

B. Except as expressly stated herein, no opinion is expressed or implied as to the truth, accuracy or completeness of any of the representations, warranties or other statements of the Company or any other Person contained in the Agreement or any of the Transaction Documents or in any exhibit, schedule or attachment thereto.

C. We express or imply no opinion as to what actions the parties to the Agreement or Transaction Documents are required to or may take or fail to take on or after the date hereof which, if taken or not taken, would affect or impair the legality, validity, binding effect and/or enforceability of the Agreement or Transaction Documents or the rights and remedies of the parties thereunder.

D. Our opinions as they relate to the legality, validity, binding effect and/or enforceability of the Agreement and Transaction Documents are subject to the limitations arising from state and federal court decisions involving statutes, public policy and/or principles of equity holding that (i) purported waivers of the benefits of statutory provisions or constitutional or common law rights and broadly or vaguely stated provisions waiving rights or waivers of unknown future rights or duties imposed by law are or may be void or unenforceable, (ii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy are invalid, (iii) provisions declaring that the documents may only be amended or waived in writing may be unenforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying one or more provisions of the Agreement or Transaction Documents, (iv) the enforcement of public policy is of a paramount public interest which may prohibit enforcement of certain contractual provisions; and (v) the indemnification and exculpation provisions of the Agreement and Transaction Documents may be unenforceable to the extent that the enforcement of such provisions is determined to be against public policy.

E. Certain rights, remedies, waivers and indemnities contained in the Agreement and/or Transaction Documents, in addition to those specifically enumerated above, may be limited or rendered ineffective by applicable Delaware laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Agreement or Transaction Documents invalid as a whole, and there exist, in the Agreement and Transaction Documents or pursuant to applicable law, legally adequate remedies for a realization of the principle benefits intended to be provided by the Agreement and Transaction Documents.

F. In expressing the opinions set forth herein, we have relied, without investigation, upon the assumptions set forth below:

1.	The Shareholders hold the requisite title and rights to the Shares;

2.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and

3.	All parties to the transactions contemplated by the Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

This letter is furnished for your sole benefit, and it is not to be quoted in whole or in part or otherwise referred to, nor it is to be filed with any governmental agency or any other person, and no person or entity other than you shall be entitled to rely upon this opinion without our express written consent. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

Very truly yours,

SCHEDULE 1

NAMES OF SHAREHOLDERS

Kai Lindevall

Jan Lilja

Sven-Erik Nilsson

Vesa Manninen

Seppo Oksanen

Heikki Vapaatalo

Riitta Korpela

Agneta Lindevall

EXHIBIT E

OPTION EXCHANGE AGREEMENT

OPTION EXCHANGE AGREEMENT (this “Agreement”), made this          day of                     , 2006, by and among Covalent Group, Inc., a Delaware corporation (“Covalent”) and each holder of an option, warrant or other right to purchase shares of stock of Remedium Oy, a corporation organized under the laws of Finland (“Remedium”), set forth on Exhibit A attached hereto (each an “Option Holder” and collectively the “Option Holders”).

W I T N E S S E T H:

WHEREAS, Covalent has entered into that certain Combination Agreement of even date herewith among Covalent and the holders of shares of stock of Remedium (the “Remedium Shareholders”) to combine the businesses of Covalent and Remedium (the “Combination Agreement”);

WHEREAS, pursuant to the Combination Agreement, the Remedium Shareholders have agreed to contribute, convey, transfer and assign to Covalent all of the issued and outstanding shares of capital stock of Remedium (“Remedium Stock”), in consideration of which the Remedium shareholders will receive a combination of cash and shares of common stock of Covalent (“Covalent Stock”);

WHEREAS, pursuant to the Combination Agreement, the Remedium Shareholders have agreed to execute Lock-Up Agreements in substantially the form attached hereto as Exhibit B (the “Lock-Up Agreements”);

WHEREAS, the Option Holders own options, warrants or other rights to purchase shares of Remedium Stock, whether or not vested or immediately exercisable (the “Remedium Options”), with each Option Holder individually owning the Remedium Options described opposite such Option Holder’s name on Exhibit A attached hereto;

WHEREAS, the Option Holders are not parties to the Combination Agreement and therefore are not exchanging their Remedium Options for shares of Covalent Stock or any other consideration pursuant to the Combination Agreement;

WHEREAS, the Option Holders and Covalent have agreed that no Remedium Options will be exercised as prior to the date of the Closing under the Combination Agreement (“Closing”) and that such Remedium Options shall remain outstanding after the Closing, with such shares of Remedium Stock issuable upon exercise of Remedium Options automatically converting into shares of Covalent Stock, in each case on the terms and conditions set forth below;

WHEREAS, as an inducement to, and as a condition of, Covalent entering into the Combination Agreement, the Option Holders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

EXERCISE OF OPTIONS

Section 1.01 No Exercise of Remedium Options Prior to Closing. Notwithstanding any vesting provisions set forth in the original instrument creating a Remedium Option (the “Option Instrument”), no Option Holder may exercise a Remedium Option prior to Closing.

Section 1.02 Exercise of Remedium Options After Closing

(a) Subject to the terms and conditions of this Agreement, any Remedium Option outstanding as of the date of the Closing shall thereafter remain outstanding and exercisable in accordance with its terms.

(b) Subject to any vesting or other restrictions set forth in the Option Instrument, any Option Holder may exercise a Remedium Option after the date of the Closing by giving written notice of such exercise to Covalent, and delivering therewith: (i) a duly executed instrument effecting the exercise of the Remedium Option for the number of shares of Remedium Stock with respect to which the Remedium Option is being exercised, and (ii) payment for the purchase price payable upon such exercise of the Remedium Option.

(c) All shares of Remedium Stock issued upon exercise of a Remedium Option by an Option Holder after Closing shall automatically convert into that number of Covalent shares (the “Covalent Conversion Shares”) equal to the number of shares of Remedium Stock issuable upon exercise of the Remedium Option, multiplied by a fraction, (i) the numerator of which is the sum of (A) the aggregate final adjusted number of shares of Covalent Stock to be received by the Remedium Shareholders under the Combination Agreement, and (B) the number of shares resulting from dividing (x) the aggregate cash price to be paid to the Remedium Shareholders under the Combination Agreement, by (y) the price per share at which Remedium Shareholders receive shares of Covalent Stock at Closing under the Combination Agreement, and (ii) the denominator of which is the number of issued and outstanding shares of Remedium Stock at Closing; provided, however, that:

(i) No fractional shares of Covalent Stock shall be issued, and any Option Holder that would otherwise be entitled to receive a fractional share of Covalent Stock (after aggregating all shares of Covalent Stock issuable to such Option Holder) shall receive an aggregate number of shares of Covalent Stock rounded to the nearest whole number; and

(ii) The number of Covalent Conversion Shares shall be subject to adjustment as provided in Section 1.04 hereof; and

(iii) Promptly after the Closing under the Combination Agreement, Covalent shall use commercially reasonable efforts to register the plan under which the Remedium Options are issued with the SEC in order for the Covalent Conversion Shares to be subject to an effective Registration Statement on a Form S-8 when issued.

Section 1.03 Lock-Up Provision.

To the extent that any Remedium Options are exercised during the lock-up period specified in the Lock-Up Agreement, the Option Holder, by exercise of the Remedium Option, agrees to be bound by the restrictions set forth in the Lock-Up Agreement as if the Option Holder were an original signatory thereto.

Section 1.04 Adjustment of Covalent Conversion Shares.

(a) Stock Dividends; Stock Splits, Reverse Stock Splits; Reclassifications. In case Covalent shall after the date hereof (i) pay a dividend or make any other distribution with respect to Covalent Stock in shares of its capital stock, (ii) subdivide its outstanding Covalent Stock, (iii) combine its outstanding Covalent Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Covalent Stock, the number of Covalent Conversion Shares automatically converted upon exercise of a Remedium Option after Closing (“Exercise”) shall be adjusted so that the Option Holders shall thereafter be entitled after the completion of each such event to receive upon Exercise the kind and number of shares of Covalent Stock or other securities of Covalent that the Option Holders would have owned or have been entitled to receive after the happening of each such event, had such Exercise occurred immediately prior to the happening of each such event or any record date with respect thereto. Each adjustment made pursuant to this Section 1.04(a)(i) shall become effective immediately after the effective date of the applicable event retroactive to the record date, if any, for such event.

(b) Notice of Adjustment. Whenever the number of shares of Covalent Stock or other stock or property issuable upon any Exchange pursuant to Section 1.02 is adjusted as herein provided, Covalent shall promptly notify the Option Holders of such adjustment or adjustments.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COVALENT

Covalent hereby represents and warrants to each Option Holder that the statements contained in this Article II are true and correct as of the date of this Agreement and as of the Closing.

Section 2.01 Organization, Good Standing and Qualification. Covalent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Covalent and its subsidiaries are duly qualified or licensed to transact business and are in good standing in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

Section 2.02 Authorization. All corporate action on the part of Covalent and its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the performance of all obligations of Covalent hereunder, and (iii) the authorization, issuance and delivery to the Option Holders of the Covalent Stock pursuant to the terms of this Agreement has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligations of Covalent, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 2.03 Valid Issuance. The Covalent Stock issuable upon conversion of the Remedium Stock issuable to the Option Holders pursuant to this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Covalent Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer hereunder and under state and federal securities laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE OPTION HOLDERS

Each Option Holder, severally and not jointly, hereby represents and warrants to Covalent that the statements contained in this Article III are true and correct as of the date of this Agreement and as of the Closing:

Section 3.01 Authority. Such Option Holder has all necessary power and authority to execute and deliver this Agreement and to perform all of such Option Holder’s obligations hereunder The execution and delivery of this Agreement by such Option Holder and the consummation by such Option Holder of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action and no other proceedings on the part of such Option Holder is necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement constitutes a valid and legally binding obligations of such Option Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.02 Title to Shares and Remedium Options. Such Option Holder is the record or beneficial owner of the Remedium Options set forth next to such Option Holder’s name on Exhibit A attached hereto, and such Remedium Options are (and the Remedium Stock issuable upon exercise of such options will be) free and clear of all liens, encumbrances, claims, proxies or voting restrictions other than pursuant to this Agreement. Except for Remedium Stock set forth on Exhibit B, the Remedium Options set forth on Exhibit A constitute all of the securities of Remedium owned, directly or indirectly, of record or beneficially by such Option Holder on the date of this Agreement. Except for the instruments creating any such Remedium Option, such Option Holder is not a party to any currently outstanding option, warrant, right or agreement (oral or in writing) for the purchase or acquisition of securities from the Remedium, and such Option Holder has not granted any third party any right with respect to any of the Remedium Options owned by such Option Holder. The information contained on Exhibit A with respect to the Remedium Options owned by such Option Holder is true and correct.

Section 3.03 No Conflicts. The execution and delivery of this Agreement by such Option Holder does not, and the consummation by such Option Holder of the Exercise and the other transactions contemplated to be consummated by such Option Holder by this Agreement will not (i) conflict with any document, agreement or instrument to which such Option Holder is a party, (ii) conflict with or violate any law applicable to such Option Holder or (iii) require consent or approval of, or notice to, any governmental entity or third party.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Covalent and the holders of a majority of the shares of Covalent Stock issued or issuable to Option Holders, voting together as a single group, upon Exercise. Any amendment or waiver for which such written consent is obtained shall be binding on all parties hereto.

Section 4.02 Benefit; Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

Section 4.03 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 4.04 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), when sent by electronic facsimile, or seven days following the day when deposited in the United States or Finnish mails, registered or certified air mail, postage prepaid, return receipt requested, addressed as set forth below:

(i)	If to Covalent:

Covalent Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane, Suite 100

Wayne, PA 19087

Attention: Kenneth M. Borow

Fax: (610)-975-9018

with a copy, given in the manner prescribed above, to:

David Gitlin, Esquire

Wolf, Block, Schorr and Solis-Cohen LLP

1650 Arch Street

Philadelphia, PA 19103

Telephone: 215-977-2284

Fax: 215-405-3884

(ii)	If to Option Holders:

to their respective addresses as set forth

on Exhibit A

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph for the giving of notice.

Section 4.05 Exhibits. All Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

Section 4.06 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 4.08 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between or among Covalent and the Option Holders with respect to the subject matter hereof.

Section 4.09 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

Section 4.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.11 Termination. This Agreement shall automatically terminate if the Combination Agreement terminates for any reason so that there is no Closing.

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first above written.

COVALENT GROUP, INC.

By:
Name: Title:

OPTION HOLDERS:

Kai Lindevall

Petri Manninen

Jan Quistgaard

Hanna Kanerva

Anna Minkkinen

Annika Suni

Marketta Tuomi

Atilla Yilmazkurtdag

[END OF SIGNATURES]

EXHIBIT A

Name, Address of Remedium Option Holder	Remedium Stock Option program	Number of Shares Subject to Option	Exercise Price per Remedium share		Date Option Exercisable/Vesting Schedule	Expiration
Kai Lindevall, *	A	120	750	€	Dec. 1, 2005	Jan. 31, 2009
Petri Manninen, *	A	120	750	€	Dec. 1, 2005	Jan. 31, 2009
Jan Quistgaard, *	A	120	750	€	Dec. 1, 2005	Jan. 31, 2009
Hanna Kanerva, *	B	60	750	€	Dec. 1, 2006	Jan. 31, 2009
Anna Minkkinen, *	B	60	750	€	Dec. 1, 2006	Jan. 31, 2009
Annika Suni, *	B	60	750	€	Dec. 1, 2006	Jan. 31, 2009
Marketta Tuomi, *	B	60	750	€	Dec. 1, 2006	Jan. 31, 2009
Atilla Yilmazkurtdag, *	B	60	750	€	Dec. 1, 2006	Jan. 31, 2009
SUM		660

*) C/O Remedium Oy, Keilaranta 16, FIN - 02150 Espoo

EXHIBIT B

Shareholder Address

and

Number of Shares of Remedium Stock Owned

Name of Stockholder	Address	Number of Shares Owned
Kai Lindevall	C/O Remedium Oy, Keilaranta 16, FIN – 02150 Espoo	5340

Petri Manninen (through NTGLT Pharma BVBA)	C/O Remedium Oy, Keilaranta 16, FIN – 02150 Espoo	750

EXHIBIT C

Form of Lock-Up Agreement

June     , 2006

Covalent Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane, Suite 100

Wayne, PA 19087

Ladies and Gentlemen:

Covalent Group, Inc., a Delaware corporation (the “Company”) has entered into a Combination Agreement dated as of March     , 2006 (the “Combination Agreement”) by and between the Company and Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, NTGLT Pharma BVBA, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela and Agneta Lindevall (each a “Stockholder”), constituting all of the stockholders of Remedium Oy, a corporation organized under the laws of Finland (“Remedium”). Pursuant to the terms of the Combination Agreement the Stockholders have agreed to contribute, convey, transfer and assign to the Company all of the issued and outstanding shares of Remedium at the Closing (as defined in the Combination Agreement). In consideration of the contribution, conveyance, transfer and assignment of the Shares, at the Closing (as defined in the Combination Agreement), Covalent, among other consideration, will issue to each Stockholder the number of shares of Common Stock of the Company as set forth next to such Stockholders name on Exhibit A hereto (the “Shares”).

In order to induce Company to close under the Combination Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell, grant any option to purchase or otherwise dispose of any Shares or other capital stock of the Company, or any securities convertible, exchangeable or exercisable for shares of Common Stock or derivative thereof or request the registration for the offer and sale of any of the foregoing (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period of commencing on the Closing Date (as defined in the Combination Agreement) and ending nine calendar months after the Closing Date (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, the undersigned may (A) transfer any or all of the Shares (i) by gift, will or intestacy or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value and (B) pledge the Shares; provided, however, that in any such case it shall be a condition to the transfer that the transferee or pledgee, as applicable, execute an agreement stating that the transferee or pledge, as applicable, is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer or pledge, as applicable, of such Shares except in accordance with this Agreement.

Without limiting the restrictions herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933.

The undersigned agrees that the Company may (i) with respect to any shares for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company and (ii) with respect to any shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company.

The undersigned understands that the Company will proceed with the Closing of the Transaction in reliance on this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together, when executed and delivered, shall constitute one and the same instrument.

Very truly yours,

STOCKHOLDERS:

[Signature Pages to Lock-Up Agreement to follow]

Appendix C

COVALENT GROUP, INC.

AUDIT COMMITTEE CHARTER

(Adopted May 11, 2006)

I.    PURPOSE

The Audit Committee’s primary function is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Corporation’s financial reporting process, including serving as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems, reviewing and appraising the audit efforts of the Corporation’s independent auditors, and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The Audit Committee’s primary duties and responsibilities are to review: 1) the financial reports and other financial information provided by the Corporation to any governmental body or the public; 2) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and 3) the Corporation’s accounting, financial and business reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures, and practices at all levels.

The Audit Committee does not plan or conduct audits, nor does it determine that the Corporation’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These functions are the responsibility of management and the independent auditors.

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and the power to retain, at the Corporation’s expense, outside counsel, independent auditors or other experts for this purpose. The independent auditors are ultimately accountable to, and the selection, evaluation and replacement of such auditors are the responsibility of, the Audit Committee.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. However, in carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements.

II.    COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall (i) be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, (ii) meet the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), (iii) meet the independence and financial literacy requirements of the Nasdaq Stock Market, as modified or supplemented from time to time, and any other stock exchange or trading market on which the Corporation’s securities may be listed or approved for quotation. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of shareholders’ equity, cash flow statement and related notes. Committee members should enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or third parties. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified, or until removal from the Audit Committee by the Board or until such member ceases to be a member of the Board or meet the independence or other membership requirements set forth in this Charter. Vacancies on the Audit Committee shall be filled by the Board, and any member of the Audit Committee may be removed by the action of a majority of the whole Board. Unless a Chairman of the Audit Committee is elected by the full Board, the members of the Audit Committee may designate a Chairman of the Audit Committee by majority vote of the full Committee Membership. In addition, at least one member of the Audit Committ shall be a financial expert, as defined by applicable laws and regulations.

III.    COMPENSATION

Unless otherwise approved by the Board, members of the Audit Committee shall not receive any compensation from the Corporation other than Director fees (including equity-based awards), which may include amounts paid to Directors for service on committees and as chairs of committees of the Board.

IV.    MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business, or if the Audit Committee is composed of two members, one member present shall constitute a quorum. Minutes of each meeting of the Audit Committee should be recorded. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Audit Committee. The Audit Committee may also act by unanimous written consent without a meeting. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee (or at least its Chairman) should meet with the independent auditors and management quarterly to review the Corporation’s financial statements and related materials consistent with IV.4. below. The Audit Committee may request any director, officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

V.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

Charter Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

Independent Auditors

2.	Have the sole authority to appoint or replace the independent auditors (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

3.

Review and determine the scope of independent auditing services in advance of the annual audit. The Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Corporation by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. In connection with the services approved under this

Paragraph, the Audit Committee shall also review and preapprove all fees and other terms of engagement, including the terms of any engagement letter or similar agreement with the independent auditors. The Chairman of the Audit Committee shall be authorized to execute any such engagement letter or agreement with the independent auditors, for and on behalf of the Corporation.

4.	Review and approve disclosures required to be included in the Corporation’s periodic reports filed under Section 13 of the Exchange Act with respect to approval of non-audit services.

5.	Review and discuss quarterly reviews from the independent auditors on:

a.	All critical accounting policies and practices to be used.

b.	All alternative disclosures and treatments of financial information within United States GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

c.	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters as set forth in section 10A(m)(4) of the Exchange Act and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

7.	Review reports submitted to the Audit Committee pursuant to the reporting provisions of the Code of Ethics of the Company alleging actual or suspected violations of federal, state or local laws or regulations, including anonymous reports of questionable accounting or auditing matters.

8.	Review and discuss with management and the outside auditors: (i) all related party transactions which are relevant to an understanding of the Corporation’s financial statements, and (ii) any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation.

9.	Review and discuss with the outside auditors, the Corporation’s financial and accounting personnel, the adequacy and effectiveness of accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

10.	Periodically consult with the independent auditors, without the presence of management, about the completeness and accuracy of the Corporation’s financial statements.

11.	Discuss with the auditors their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board of the Nasdaq stock market. At least annually, the Committee shall (1) review backgrounds of key partners and managers of the independent auditors in order to evaluate the experience and qualifications of those who perform services for the Corporation and (2) review a report by the independent auditors describing (a) the firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, any steps taken to deal with any such issues, and (c) all relationships between the independent auditors and the Corporation.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Corporation.

Documents/Reports Review

14.	Review and discuss with management and the independent auditors the financial statements to be included in the Corporation’s Annual Report on Form 10-KSB, or 10-K, as applicable, prior to its filing, (or the annual report to stockholders if distributed prior to the filing of the Form 10-KSB or 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee shall decide whether to recommend to management that the financial statements be included in the Form 10-KSB or 10-K, as applicable.

15.	Review with management and the independent auditors the Quarterly Reports on Form 10-QSB or 10-Q, as applicable, prior to its filing.

16.	Discuss with management the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

17.	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives on the Corporation’s financial statements. The Audit Committee shall review and discuss with management and the independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues, which could have a material impact on the Corporation’s financial statements (including but not limited to the use of alternative GAAP methods and off-balance sheet structures), as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filing with the SEC or other regulators.

18.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

19.	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement and any other SEC reports required by applicable securities laws or the rules of the Nasdaq stock market or any other stock exchange or trading market on which the Corporation’s securities may be listed or approved for quotation. Such report shall include a statement on whether the Audit Committee has recommended that the financial statements be included in the Form 10-KSB or 10-K, as applicable.

20.	Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO, or the Corporation’s Disclosure Committee or any member thereof, during their certification process for the applicable Form 10-KSB or 10-K and Form 10-QSB or 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

21.	Review any relevant financial reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

Financial Reporting Processes

22.	In consultation with the independent auditors, review the integrity of the Corporation’s financial reporting processes, both the processes within the Corporation and those related to financial reporting provided by the Corporation to any governmental authorities and the public.

23.	Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

24.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement and Business Controls

25.	Establish regular and separate guidelines for reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to appropriateness of such judgments.

26.	Following completion of the annual audit and quarterly reviews, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of work or access to required information.

27.	Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

28.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

29.	Establish regular and separate guidelines for reporting to the Audit Committee by management and the independent auditors regarding controls and operations of the Corporation’s business units with particular emphasis on risk and profitability.

Ethical and Legal Compliance

30.	Review management’s monitoring of the Corporation’s compliance with the Corporation’s Code of Ethical Conduct, and ensure that management has the appropriate systems in place to ensure that Corporation’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

31.	Review and approve in advance all of the Corporation’s related-party transactions.

32.	Meet, as appropriate, with the Corporation’s outside counsel, to review legal and regulatory matters, if any, that could have a material impact on the Corporation’s financial statements.

33.	Review with the Corporation’s counsel, legal compliance matters, including corporate securities trading policies.

34.	Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

35.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VI.    REPORTING RESPONSIBILITY

The minutes of the Audit Committee reflecting, among other things, all actions taken by the Audit Committee, shall be distributed to the Board as soon as practicable following each meeting of the Audit Committee.

In addition, matters within the responsibility of the Audit Committee may be discussed by the full Board from time to time during the course of the year.

Appendix D

COVALENT GROUP, INC.

2006 EQUITY INCENTIVE PLAN

Effective as of                  , 2006 (subject to shareholder approval)

The Covalent Group, Inc 2006 Equity Incentive Plan (the “Plan”) is adopted in order to (a) further the growth and success of Covalent Group, Inc. (the “Company”) and its Subsidiaries by enabling selected employees, directors, consultants and advisors of the Company and any Subsidiaries to acquire shares of common stock of the Company, thereby increasing their personal interest in such growth and success and (b) to provide a means of rewarding outstanding performance of such persons. The terms of the Plan shall be incorporated in the Award Agreement to be executed by the Participant.

1.    Definitions

(a)    “Affiliate” means, with respect to a Person, another Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

(b)    “Award” means a grant of Options or Restricted Shares to an Eligible Person pursuant to the provisions of this Plan. Each separate grant of Options or Restricted Shares to an Eligible Person and each group of Options that vests on a separate date, or a group of Restricted Shares with respect to which restrictions lapse on a separate date, is treated as a separate Award.

(c)    “Award Agreement” means a written agreement in such form as the Board or the Committee (subject to the terms and conditions of this Plan) may from time to time approve evidencing and reflecting the terms of an Award.

(d)    “Award Committee” means a committee appointed by the Board or the Committee in accordance with Section 3(a)(ii) of the Plan, and if one is appointed, then such committee shall possess all of the power and authority, and shall be authorized to take any and all actions required to be taken hereunder, and make any and all determinations required to be made hereunder, to the extent authorized by the Committee.

(e)    “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)    “Change of Control” means the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events:

(i)    the acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of “Beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided that for purposes of this clause (i) Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(ii)    approval by shareholders of the Company of:

(A)    a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation;

(B)    a complete liquidation or dissolution of the Company; or

(C)    an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(iii)    acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means a committee appointed by the Board in accordance with Section 3(a) of the Plan, and if one is appointed, then such committee shall possess all of the power and authority of, and shall be authorized to take any and all actions required to be taken hereunder by, and make any and all determinations required to be taken hereunder by, the Board.

(i)    “Common Stock” means common stock of the Company, [$.001] par value per Share.

(j)    “Company” means Covalent Group, Inc., a Nevada company.

(k)    “Director” means an individual who is a member of the Board of Directors of the Company.

(l)    “Disability” means a disability of an employee or a Director which renders such employee or Director unable to perform the full extent of his duties and responsibilities by reason of his illness or incapacity which would entitle that employee or Director to receive Social Security Disability Income under the Social Security Act, as amended, and the regulations promulgated thereunder.

(m)    “Disabled” shall mean having a Disability. The determination of whether a Participant is Disabled shall be made by the Board, whose determination shall be conclusive; provided that, (i) if a Participant is bound by the terms of an employment agreement between the Participant and the Company, whether the Participant is “Disabled” for purposes of the Plan shall be determined in accordance with the procedures set forth in said employment agreement, if such procedures are therein provided; and (ii) a Participant bound by such an employment agreement shall not be determined to be Disabled under the Plan any earlier than he would be determined to be disabled under his employment agreement.

(n)    “Eligible Person” means:

(i)    with respect to Awards of Incentive Stock Options, any person employed by the Company or by any of its Subsidiaries;

(ii)    with respect to Awards of non-qualified stock options, any person employed by the Company or by any of its Subsidiaries, advisors and consultants to the Company or any Subsidiary, Directors and members of the board of directors of a Subsidiary;

(iii)    with respect to any Award of Restricted Shares, any person employed by the Company or by any of its Subsidiaries, and Directors and members of the board of directors of a Subsidiary.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Fair Market Value Per Share” means , as of any date: (i) the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices; or (ii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported by The NASDAQ Stock Market on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices; or (3) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The NASDAQ Stock Market, then the Fair Market Value shall be determined by the Board acting in its discretion, which determination shall be conclusive.

(q)    “Incentive Stock Option” means an Option that is an incentive stock option as described in Section 422 of the Code.

(r)    “Non-Employee Director” shall have the meaning set forth in Rule 16b- 3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent it deems it necessary or desirable to comply with Section 162(m) of the Code and applicable regulations thereunder, ensure that each Non-Employee Director also qualifies as an outside director as that term is defined in the regulations under Section 162(m) of the Code.

(s)    “Option” means an Incentive Stock Option or a non-qualified stock option to purchase Shares that is awarded pursuant to the Plan.

(t)    “Other Available Shares” means, as of any date:

(i)    the total number of Shares owned by a Participant; in excess of

(ii)    the sum of:

(A)    the number of Shares owned by such Participant for less than six months; plus

(B)    the number of Shares owned by such Participant that has, within the preceding six months, been surrendered as payment in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate under any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate.

If 1.19(a) is not greater than 1.19(b), the amount of “Other Available Shares” shall be zero.

(u)    “Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan.

(v)    “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(w)    “Plan” means this Covalent Group, Inc. 2006 Equity Incentive Plan, as amended from time to time.

(x)    “Pool” means the pool of Shares subject to the Plan, as described in Section 4, and as adjusted in accordance with Section 7 of the Plan.

(y)    “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 6 of the Plan.

(z)    “Securities Act” means the Securities Act of 1933, as amended.

(aa)    “Shares” means shares of Common Stock including, without limitation, Restricted Shares.

(bb)    “Subsidiary” means a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

2.    Participation

Subject to the terms of the Plan, the Board, the Committee or the Award Committee (i) will select Participants from among the Eligible Persons and (ii) may make Awards at any time and from time to time to Eligible Persons. Any Award may include or exclude any Eligible Person, as the Board, the Committee or the Award Committee shall determine in its sole discretion. An Eligible Person who has received an Award, if he or she is otherwise eligible, may receive additional Awards.

3.    Administration

(a)    Procedure.

(i)    Committee. The Board shall administer the Plan. The Board may at any time appoint a Committee consisting solely of Non-Employee Directors of at least two persons to administer the Plan on behalf of the Board subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may determine. Members of the Board or the Committee who are eligible for Awards or who have received Awards may vote on any matters affecting the administration of the Plan or the granting of Awards pursuant to the Plan, except that no such member shall act upon an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to an Award to himself or herself. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(ii)    Award Committee. To the extent authorized by the Board, the Committee may at any time appoint an Award Committee of at least two officers of the Company to administer the Plan on behalf of the Committee to the fullest extent allowed by law subject to such terms, conditions and limitations as the Committee may prescribe. Members of the Award Committee shall serve for such period of time as the Committee may determine. Members of the Award Committee who have received Awards may vote on any matters affecting the administration of the Plan or the granting of Awards pursuant to the Plan, except that no such member shall act upon an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Award Committee during which action is taken with respect to an Award to himself or herself. From time to time the Committee may increase the size of the Award Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Award Committee and thereafter directly administer the Plan.

(b)    Powers. Subject to the provisions of the Plan:

(i)    The Board or, to the extent delegated by the Board, the Committee shall have the authority, in its discretion:

(A)    to make Awards to any Eligible Person;

(B)    to determine the Fair Market Value Per Share;

(C)    to determine the exercise price of the Options to be awarded in accordance with Section 5 of the Plan;

(D)    to determine the purchase price, if any, for Restricted Shares awarded in accordance with Section 6 of the Plan;

(E)    to determine the Eligible Persons to whom, and the time or times at which, Awards shall be made, and the number of Shares to be subject to each Award;

(F)    to prescribe, amend and rescind rules and regulations relating to the Plan;

(G)    to determine the terms and provisions of each Award under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award or Award Agreement;

(H)    to determine the conditions that must be satisfied under any Award in order for an Option to vest and become exercisable, or, for the restrictions on any Restricted Share to lapse, which conditions may include satisfaction of performance goals, passage of set periods of time and/or other criteria as determined by the Board or the Committee;

(I)    to accelerate the vesting or exercise date of any Option and/or to waive, in whole or in part any or all remaining restrictions on any Restricted Shares;

(J)    to interpret the Plan or any agreement entered into with respect to an Award, the exercise of Options, or the removal of restrictions on Restricted Shares;

(K)    to authorize any person to execute on behalf of the Company any instrument required to effectuate an Award or to take such other actions that may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or Award Agreements; and

(L)    to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

(ii)    To the fullest extent allowed by applicable law and subject to the scope of authority delegated by the Board and/or the Committee, the Award Committee shall have the authority, in its discretion:

(A)    to make Awards to any Eligible Person who is employed by the Company or any Subsidiary;

(B)    to determine the Fair Market Value Per Share;

(C)    to determine the exercise price of the Options to be awarded in accordance with Section 5 of the Plan;

(D)    to determine the purchase price, if any, for Restricted Shares awarded in accordance with Section 6 of the Plan;

(E)    subject to the limitations set forth in Section 3(b)(ii)(A), determine the Eligible Persons to whom, and the time or times at which, Awards shall be made, and the number of Shares to be subject to each Award;

(F)    to determine the terms and provisions of each Award under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award or Award Agreement;

(G)    to determine the conditions that must be satisfied under any Award in order for an Option to vest and become exercisable, or, for the restrictions on any Restricted Share to lapse, which conditions may include satisfaction of performance goals, passage of set periods of time and/or other criteria as determined by the Board or the Committee; and

(H)    to authorize any person to execute on behalf of the Company any instrument required to effectuate an Award or to take such other actions that may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or Award Agreements.

(c)    Effect of Decisions. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding with respect to all Awards and Award Agreements under the Plan.

(d)    Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board, the Committee or the Award Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan, any Award, or any Award Agreement hereunder.

(e)    Stockholder Approval of Repricing of Options. Other than pursuant to Section 7, any adjustment or amendment of the exercise price of a stock option previously awarded pursuant to this Plan, whether through amendment, cancellation, or replacement grant, or any other means, shall require the approval of the stockholders by a majority of the votes cast on the matter at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy).

4.    Stock Subject to the Plan and Grants Under the Plan

(a)    Subject to the provisions of this Section 4 and the provisions of Section 7 of the Plan, no more than 1,000,000 Shares of Common Stock (collectively, the “Pool”), may be awarded and sold under the Plan, of which a maximum of 10% of the Shares reserved for issuance hereunder may be awarded and sold or granted as Restricted Shares. No more than 500,000 Shares of Common Stock may be awarded and sold (or, in the case of Restricted Shares with no purchase price, granted) under the Plan to any individual

Participant, and no more than 200,000 Shares of Common Stock may be subject to any Option or Options granted to any one employee during any calendar year. Options awarded from the Pool may be either Incentive Stock Options or non- qualified stock options, as determined by the Board or the Committee. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the unexercised Shares shall be returned to the Pool and become available for future award under the Plan, unless the Plan was terminated earlier. Similarly, if and to the extent that any Restricted Share is canceled, repurchased or forfeited for any reason, that Share will again become available for grant under the Plan.

(b)    Shares to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, from authorized but unissued Shares and/or from previously issued Shares reacquired by the Company.

5.    Terms and Conditions of Options

(a)    Option Awards. Options may be granted either alone or in conjunction with other Awards. Each Option awarded pursuant to the Plan shall be authorized by the Board, the Committee, or the Award Committee and shall be evidenced by an Award Agreement in such form as the Board, the Committee, or the Award Committee may from time to time determine. The provisions of Awards need not be the same with respect to each Participant. The prospective recipient of an Award of Options will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

(b)    Option Award Agreements. Each Award Agreement shall incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

(i)    Number of Shares. The Award Agreement shall state the number of Shares subject to the Option, which shall not include fractional Shares.

(ii)    Option Price. The price per Share payable on the exercise of any Option shall be stated in the Award Agreement and shall in all cases be no less than the Fair Market Value Per Share on the date such Option is awarded, without regard to any restriction other than a restriction that will never lapse. Notwithstanding the foregoing, if an Incentive Stock Option is awarded under this Plan to any person who, at the time of the award of such Incentive Stock Option, owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock, the price per Share payable upon exercise of such Incentive Stock Option shall be no less than 110 percent (110%) of the Fair Market Value Per Share on the date such Option is awarded.

(iii)    Form of Option. The Award Agreement will state whether the Option awarded is an Incentive Stock Option or a non-qualified stock option, and will constitute a binding determination as to the form of Option awarded, subject to the provisions of Section 5(e)(iii) below.

The Award Agreement may contain such other provisions as the Board, the Committee, or the Award Committee in its discretion deems advisable and which are not inconsistent with the provisions of this Plan.

(c)    Consideration. The Board or the Committee shall determine the method of payment for the Shares to be issued upon the exercise of an Option, which may consist entirely of cash, personal or certified check, or, at the election of the Participant and as the Board or the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value Per Share equal to the aggregate Option price, or by delivering such combination of Shares and cash as the Board or the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered in satisfaction of the Option price only if the Participant certifies in writing to the Company that the Participant owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares to be surrendered in satisfaction of the Option price; provided further, that the Option price may not be paid in Shares if the Board or the Committee determines that such method of payment would result in liability under Section 16(b) of the Exchange Act to a Participant.

Except as otherwise provided by the Board or the Committee, if payment is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant representing

Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value Per Share on the date of delivery that is not greater than the aggregate Option price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Board or the Committee, in its sole discretion, should refuse to accept Shares in payment of the Option price, any certificates representing Shares which were delivered to the Company shall be returned to the Participant with notice of the refusal of the Board or the Committee to accept such Shares in payment of the Option price. The Board or the Committee may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

(d)    Exercise of Options. Any Option awarded hereunder shall be exercisable at such times and under such conditions as shall be set forth in the Award Agreement (as may be determined by the Board, the Committee, or the Award Committee and as shall be permissible under the terms of the Plan), which may include performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. If an Option is exercised for a fraction of a Share, the Fair Market Value Per Share of such fractional Share, as of the date of exercise, will be paid in cash.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal executive office in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any agreements required by the terms of the Plan and/or Award Agreement. Full payment may consist of such consideration and method of payment allowable under this Section 5 of the Plan. No adjustment shall be made for a dividend or other right for which the record date is earlier than the date the Option is exercised, except as provided in Section 7 of the Plan.

As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Participant, deliver to the Participant at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, a certificate or certificates representing the Shares for which the Option shall have been exercised.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option by the number of Shares as to which the Option is exercised.

(e)    Term and Vesting of Options.

(i)    Except as provided in Section 5(f)(iv), Options awarded hereunder shall vest and become exercisable in whole or in part, in accordance with such vesting conditions as the Board, the Committee, or the Award Committee shall determine, which conditions shall be stated in the Award Agreement. Vested Options may be exercised in any order elected by the Participant whether or not the Participant holds any unexercised Options under this Plan or any other plan of the Company.

(ii)    Notwithstanding any other provision of this Plan, no Option shall be: (i) awarded under this Plan after ten (10) years from the date on which this Plan is adopted by the Board, or (ii) exercisable more than ten (10) years from the date of award; provided, however, that if an Option that is intended to be an Incentive Stock Option shall be awarded under this Plan to any person who, at the time of the award of such Option, owns stock possessing more than 10% of the total combined voting power for all classes of the Company’s stock, the foregoing clause (ii) shall be deemed modified by substituting “five (5) years” for the term “ten (10) years” that appears therein.

(iii)    No Option awarded to any Participant shall be treated as an Incentive Stock Option, to the extent such Option would cause the aggregate Fair Market Value Per Share (determined as of the date of award of each such Option) of the Shares with respect to which Incentive Stock Options are exercisable by such Participant for the first time during any calendar year to exceed $100,000. For purposes of determining whether an Incentive Stock Option would cause such aggregate Fair Market

Value Per Share to exceed the $100,000 limitation, such Incentive Stock Options shall be taken into account in the order awarded. For purposes of this subsection, Incentive Stock Options include all Incentive Stock Options under all plans of the Company and of any Subsidiary that are Incentive Stock Option plans within the meaning of Section 422 of the Code.

(iv)    The awarding or vesting of an Option shall impose no obligation upon the Participant to exercise such Option.

(v)    A recipient of an Option shall have no rights as a stockholder of the Company and shall neither have the right to vote nor receive dividends with respect to any Shares subject to an Option until such Option has been exercised and a certificate with respect to the Shares purchased upon such exercise has been issued to him.

(f)    Termination of Options.

(i)    Unless sooner terminated as provided in this Plan, each Option shall be exercisable for such period of time as shall be determined by the Board, the Committee, or the Award Committee and set forth in the Award Agreement, and shall be void and unexercisable thereafter.

(ii)    Except as otherwise provided herein or by the terms of any Award, with respect to a Participant who is an employee or Director, upon the termination of such Participant’s employment or other relationship with the Company for any reason, Options exercisable on the date of such termination shall be exercisable by the Participant (or in the case of the Participant’s death subsequent to termination of employment or such other relationship, by the Participant’s executor(s) or administrator(s)) for a period of three (3) months from the date of the Participant’s termination.

Except as otherwise provided herein or by the terms of any Award, with respect to a Participant who is an advisor or consultant, the termination of such Participant’s relationship with the Company for any reason shall not accelerate the expiration date of Options exercisable on the date of termination; provided however, that if such Participant dies following such termination, the Option shall be exercisable for a period of twelve (12) months commencing on the date of the Participant’s death by such Participant’s executor(s) or administrator(s).

(iii)    Except as otherwise provided herein or by the terms of any Award, upon the Disability or death of a Participant while in the service of the Company, Options held by such Participant which are exercisable on the date of Disability or death shall be exercisable for a period of twelve (12) months commencing on the date of the Participant’s Disability or death, by the Participant or his legal guardian or representative or, in the case of death, by his executor(s) or administrator(s).

(iv)    Options may be terminated at any time by agreement between the Company and the Participant.

(g)    Forfeiture.

(i)    Termination for Cause. Notwithstanding any other provision of this Plan, if the Participant’s employment by or engagement with the Company is terminated by the Company, and the Board, the Committee, or the Award Committee makes a determination that the Participant:

(A)    has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or has otherwise breached any fiduciary duty owed to the Company;

(B)    has been convicted of a felony; or

(C)    has breached any agreement with or duty to the Company in respect of confidentiality, non-disclosure, non-competition or otherwise;

then all unexercised Options shall terminate upon the date of such a finding, or, if earlier, the date of termination of employment or engagement for such a finding, and the Participant shall forfeit all Shares for which the Company has not yet delivered share certificates to the Participant and the Company shall refund to the Participant the Option purchase price paid to it, if any, in the same form as it was paid (or in cash at the

Company’s discretion) for any Options as to which an exercise was in process but not completed. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

6.    Terms and Conditions of Restricted Shares

(a)    Restricted Share Awards. Restricted Shares may be granted either alone or in conjunction with other Awards. Restricted Shares granted under an Award will be issued for such consideration, if any, as the Board, the Committee, or the Award Committee shall determine. Any Restricted Shares awarded pursuant to the Plan shall be authorized by the Board, the Committee, or the Award Committee and shall be evidenced by an Award Agreement in such form as the Board, the Committee, or the Award Committee may from time to time determine. The Board, the Committee, or the Award Committee will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards. The provisions of Awards need not be the same with respect to each Participant. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

(b)    Restricted Share Award Agreements. Each Award Agreement shall incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

(i)    Number of Shares. The Award Agreement shall state the number of Restricted Shares subject to the Award, which shall not include fractional Shares.

(ii)    Price. The price per Restricted Share, if any, and the time of payment for the awarding of the Restricted Shares shall be stated in the Award Agreement.

The Award Agreement may contain such other provisions as the Board, the Committee, or the Award Committee in its discretion deems advisable and which are not inconsistent with the provisions of this Plan.

(c)    Consideration. The Board or the Committee shall determine the method of payment, if any payment is required, for the Restricted Shares to be granted under an Award, which may consist entirely of cash, personal or certified check, or, at the election of the Participant and as the Board or the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value Per Share equal to the aggregate price payable for the restricted Shares, or by delivering such combination of Shares and cash as the Board or the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered in satisfaction of the Restricted Share price only if the Participant certifies in writing to the Company that the Participant owns a number of Other Available Shares as of the date on which payment is due that is at least equal to the number of Shares to be surrendered in satisfaction of the Restricted Share price; provided further, that the Restricted Share price may not be paid in Shares if the Board or the Committee determines that such method of payment would result in liability under Section 16(b) of the Exchange Act to a Participant. Except as otherwise provided by the Board or the Committee, if payment is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value Per Share on the date of delivery that is not greater than the aggregate Restricted Share price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Board or the Committee, in its sole discretion, should refuse to accept Shares in payment of the Restricted Share price, any certificates representing Shares which were delivered to the Company shall be returned to the Participant with notice of the refusal of the Board or the Committee to accept such Shares in payment of the Restricted Share price. The Board or the Committee may impose such limitations and prohibitions on the use of Shares to satisfy a Restricted Share price as it deems appropriate.

(d)    Restricted Share Certificates and Legends. A share certificate will be issued in connection with each Award of Restricted Shares. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, any other applicable agreement, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE COVALENT GROUP, INC. 2006 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND COVALENT GROUP, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF COVALENT GROUP, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Share Award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Restricted Shares covered by such Award.

(e)    Restrictions and Conditions. Restricted Shares awarded pursuant to this Section 6 will be subject to the following restrictions and conditions:

(i)    Except as provided in Section 6(f), the restrictions on Restricted Shares shall lapse in accordance with such conditions as the Board, the Committee, or the Award Committee shall determine, which conditions shall be stated in the Award Agreement and which may include the continued employment, engagement or service of the recipient for a period of time, the attainment of specified individual or corporate performance goals, or any other factors that the Board, the Committee, or the Award Committee selects, in its sole and absolute discretion. During the period beginning on the date of an Award of Restricted Shares and ending when the restrictions on such Restricted Shares lapse as set forth in the Award Agreement or pursuant to applicable provisions of the Plan (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber such Restricted Shares.

(ii)    During the Restriction Period, (i) the Participant will be entitled to receive any cash distributions or cash dividends paid with respect to a Restricted Share and will be entitled to vote such Restricted Share and (ii) consistent with Section 7, a Participant will be entitled to receive any distributions or dividends paid in the form of securities with respect to any Restricted Share; provided, that such securities will be subject to the same terms and conditions applicable to the Restricted Share with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)    If and when the restrictions on Restricted Shares lapse through the expiration of the Restriction Period or pursuant to applicable provisions of the Plan, the certificates for such Restricted Shares will be replaced with new certificates, without the restrictive legends described in Section 6(d) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died) at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

(f)    Forfeiture.

(i)    Except as otherwise provided herein or by the terms of any Award Agreement, upon the termination of a Participant’s employment or other relationship with the Company for any reason, all of that Participant’s Restricted Shares then subject to a Restriction Period will be forfeited.

(ii)    Except as otherwise provided herein or by the terms of any Award Agreement, if an individual or corporate performance goal specified in an Award Agreement is not attained, and if it is not possible later to attain such goal, all of a Participant’s Restricted Shares then subject to a Restriction Period linked to the attainment of such goal will be forfeited.

(iii)    Restricted Shares may be forfeited at any time during the applicable Restriction Period by agreement between the Company and the Participant.

(iv)    If a Participant has paid the Company for Restricted Shares that are subsequently forfeited, the Company shall refund to the Participant the amounts paid to it for the forfeited Restricted Shares in the same form as it was paid (or in cash at the Company’s discretion).

7.    Adjustments

(a)    Subject to required action by the stockholders, if any, the number of Shares that may be granted under this Plan, including the individual limits specified in Section 4, and the number of Shares subject to outstanding Awards of Options and Restricted Shares and the exercise or, if applicable, purchase prices thereof shall be adjusted proportionately for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations, merger, consolidation, exchange of shares, or any similar change affecting the Common Stock.

(b)    No fractional Shares shall be issuable on account of any action mentioned in Section 7(a), and the aggregate number of Shares into which Shares then covered by the Award, when changed as the result of such action, shall be increased to the next highest whole number of Shares resulting from such action, provided that no such increase shall be made if such increase would cause an Incentive Stock Option to lose its status a such without the consent of the Participant.

8.    Time of Award

The date of an Award shall, for all purposes, be the date which the Board, the Committee, or the Award Committee specifies when the Board, the Committee, or the Award Committee makes its determination that an Award is made, or if none is specified, then the date of such determination. Notice of the determination shall be given to each Eligible Person to whom an Award is made within a reasonable time after the date of such Award.

9.    Modification, Extension and Renewal of Award

Subject to the terms and conditions of the Plan, the Board or the Committee may modify, extend or renew an Award, or accept the surrender of an Award to the extent that an Option under the Award has not already been exercised, or the restrictions on Restricted Shares under the Award have not already lapsed. Notwithstanding the foregoing: (a) no modification of an Award that adversely affects the Participant shall be made without the consent of the Participant, and (b) no Incentive Stock Option may be modified, extended or renewed if such action would cause it to cease to be an “Incentive Stock Option” within the meaning of Section 422 of the Code, unless the Participant specifically acknowledges and consents to the tax consequences of such action.

10.    Purchase for Investment and Other Restrictions

(a)    The obligation of the Company to issue Shares to a Participant upon the exercise of an Option or upon the Award of Restricted Shares granted under the Plan is conditioned upon such issuance complying with all relevant provisions of applicable law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, any applicable state or foreign law and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    At the option of the Board or the Committee, the obligation of the Company to issue Shares to a Participant upon the exercise of an Option or upon the Award of Restricted Shares granted under the Plan may be conditioned upon obtaining appropriate representations, warranties, restrictions and agreements of the Participant. Among other representations, warranties, restrictions and agreements, the Participant may be required to represent and agree that the purchase or receipt of Shares shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares are registered under the Securities Act and the issuance and sale of the Shares complies with all other laws, rules and regulations applicable thereto.

Unless the issuance of such Shares is registered under the Securities Act (and any similar law of a sate or a foreign jurisdiction applicable to the Participant), the Participant shall acknowledge that the Shares purchased are not registered under the Securities Act (or any such other law) and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act (or any such other law) in connection with the sale or other transfer thereof, or that counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act (or any such other law), and unless said sale or transfer is in compliance with all other applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, rules and regulations. Unless the Shares subject to an Award are registered under the Securities Act, the certificates representing such Shares issued shall contain a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO COVALENT GROUP, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

If required under the laws of any jurisdiction in which the Participant resides, the certificate or certificates may bear any such additional legend.

11.    Transferability

Unless and to the extent provided in the applicable Award Agreement, no Award shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Participant’s rights regarding Awards shall be exercisable only by such Participant, or, in the event of the legal incapacity or Disability of such Participant, then by the Participant’s legal guardian or representative.

12.    Change of Control

(a)    Discontinuation of Plan and Non-Substitution of Shares. Notwithstanding anything to the contrary set forth in this Plan other than Section 12(c), if there is a Change of Control in which the Plan is not continued by a successor corporation, and in which substantially equivalent, substituted options for common stock and substituted restricted shares in a successor corporation are not provided to Participants, then the Plan shall be terminated and, for a Participant who is an employee of the Company or any of its Subsidiaries or who is a Director, all unvested options shall vest and be fully and immediately exercisable and restrictions on Restricted Shares shall lapse and the shares become nonforfeitable.

(b)    Continuation of Plan or Substitution of Shares. If there is a Change of Control in which the Plan is continued by a successor corporation or in which substantially equivalent substituted options for common stock and substituted restricted shares in a successor corporation are provided to Participants, with respect to Participants who are employees of the Company or any of its Subsidiaries or who are Directors, Options shall vest and restrictions on Restricted Shares shall lapse as follows:

(i)    if a Participant who is employed by or is providing service to the Company is not offered substantially equivalent employment or service with the successor corporation or a related employer (both in terms of duties and compensation), then any unvested Options and Restricted Shares held by such Participant as of the date of the Change of Control shall be fully and immediately vested and exercisable and shall have restrictions lapsed in accordance with Section 12(a); and

(ii)    if any Participant is offered substantially equivalent employment or service with the successor corporation or a related employer (both in terms of duties and compensation), then Options and Restricted Shares shall not be subject to accelerated vesting; provided however, that if the Participant’s employment with or service to the successor corporation or related employer is terminated by the successor corporation or related employer during the six month period following such Change of Control, then any unvested Options and Restricted Shares or substituted options or restricted shares shall be fully and immediately vested and exercisable and have restrictions lapsed in accordance with Section 12(a) at the date of the Participant’s termination of employment.

(c)    Notwithstanding Sections 12(a) and (b) hereof, any Participant who is a “disqualified individual,” as that term is defined in Section 280G(c) of the Code, shall be notified by the Board or the Committee of any event that may constitute a Change of Control in advance of the effective date of such Change of Control. Notice shall be provided, in the sole discretion of the Board or the Committee, as soon as reasonably practicable before the Change of Control. The disqualified individual may refuse to accept accelerated vesting of his or her Award after consideration of the tax consequences to such disqualified individual resulting from the Change of Control, provided that any such refusal shall be communicated to the Board or the Committee in writing before the Change of Control. If it is not practicable to provide advance notice of such Change of Control, the disqualified individual will be deemed to have elected to refuse such acceleration, but only to the extent that it is determined, as soon as practicable after the Change of Control, that accelerated vesting will result in negative tax consequences to such individual under Section 280G of the Code.

(d)    In addition to, or as an alternative to, arranging for the exchange of Options for options to purchase common stock in a successor corporation and the exchange of Restricted Shares for similarly restricted shares of common stock in a successor corporation, in the event of a Change of Control of the Company by reason of a merger, consolidation or tax free reorganization or sale of all or substantially all of the assets of the Company, the Board shall have the authority, in its discretion, to terminate this Plan and (i) to distribute to each Participant cash and/or other property in an amount equal to and in the same form as the Participant would have received from the successor corporation if the Participant had owned the Shares subject to the Option rather than the Option at the time of the Change of Control, provided that any such amount paid to a Participant shall reflect the deduction of the exercise price the Participant would have paid to purchase such Shares and (ii) to redeem any Restricted Share for cash and/or other property in an amount equal to and in the same form as the Participant would have received from the successor corporation if the Participant had owned the Restricted Shares at the time of the Change of Control. The form of payment or distribution to the Participant pursuant to this Section 12 shall be determined by the Committee.

13.    Amendment of the Plan and/or Award Agreements Insofar as permitted by law and the Plan, and subject to Section 15(b), the Board or the Committee may from time to time (a) suspend, terminate or discontinue the Plan or revise or amend it in any respect whatsoever with respect to any Shares at the time not subject to an Award, including amendments necessary or advisable to assure that the Incentive Stock Options, non- qualified stock options and Restricted Shares available under the Plan continue to be treated as such, respectively, under all applicable laws and/or (b) modify, extend or renew an Option, or accept the surrender of an Option (to the extent not theretofore exercised); provided, however, that (x) no modification of an Option which adversely affects the Optionee shall be made without the consent of the Optionee, and (y) no Incentive Stock Option may be modified, extended or renewed if such action would cause it to cease to be an “incentive stock option” within the meaning of Section 422 of the Code.

14.    Application of Funds The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options and any sale of Restricted Shares shall be used for general corporate purposes or such other purpose as may be determined by the Board.

15.    Approval of the Plan

(a)    Effective Date of Plan. This Plan shall become effective as of the date the Plan is approved by the Company’s shareholders.

(b)    Stockholder Approval of Certain Amendments.

(i)    If the Board or the Committee amends the Plan to increase the aggregate number of Shares for which Awards may be awarded hereunder, and approval of the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), is not obtained within twelve (12) months of the adoption of such amendment, all Awards with respect to such increased number of shares shall lapse automatically on the first anniversary of the date of the adoption of such amendment.

(ii)    If the Board or the Committee amends the Plan to change the designation of the class of employees eligible to receive Options, and approval of the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), is not obtained within twelve (12) months of the adoption of such amendment, all Incentive Stock Options awarded after the date of such adoption automatically shall be converted into non-qualified stock options on the first anniversary of the date of the adoption of such amendment.

16.    Reservation of Shares

(a)    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)    The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and/or sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.    Taxes, Fees, Expenses and Withholding of Taxes

(a)    The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the award of Options and Restricted Shares and/or the issue and transfer of Shares pursuant to the exercise of Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use its best efforts to comply with all laws and regulations that, in the opinion of counsel for the Company, shall be applicable thereto.

(b)    17.2 The granting of Awards hereunder and the issuance of Shares pursuant to the grant of Restricted Shares and the exercise of Options is conditioned upon the Company’s reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Participant, any taxes required to be withheld under federal, state or local law as a result of: the grant of an Award, the vesting of an Option, the exercise of an Option, the lapse of restrictions with respect to Restricted Shares, or the sale of Shares. To the extent that compensation or other amounts, if any, payable to the Participant is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Participant (or such other person entitled herein to exercise the rights associated with such Award), as a condition of the exercise of an Option or grant of Restricted Shares, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company’s satisfaction of its withholding obligations under federal, state and local law, provided that such satisfaction of tax liability is made within 60 days of the date on which written notice of exercise has been given to the Company. With respect to Restricted Shares, the minimum required withholding obligations may be settled in Shares that are part of the Award that gives rise to the withholding requirement.

18.    Miscellaneous

(a)    Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her permitted transferee (upon the permitted transfer) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via hand delivery, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. It shall be the obligation of each Participant and each permitted transferee holding Shares purchased upon exercise of an Option or granted pursuant to an Award of Restricted Shares to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

(b)    No Enlargement of Participant Rights. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Participant, or to be consideration for or a condition of the employment or service of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employ or service of the Company or any Subsidiary, or to interfere with the right of the Company or any such corporation to discharge or retire any Participant thereof at any time subject to applicable law. No Participant shall have any right to or interest in Awards authorized hereunder prior to the award thereof to such Participant, and upon such Award the Participant shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Certificate of Incorporation, as the same may be amended from time to time.

(c)    Information to Participants. The Company, upon request, shall provide without charge to each Participant copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

(d)    Availability of Plan. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

(e)    Section Headings. The descriptive headings of this Plan are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Plan.

(f)    Invalid Provisions. If any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed to render any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

(g)    Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of Pennsylvania or any other jurisdiction.

(h)    Special Provisions Related to Code Section 409A. Notwithstanding anything herein to the contrary, no Award shall be made hereunder involving terms or conditions that will cause such Award to be treated as creating a “nonqualified deferred compensation plan” as that term is defined for purposes of Section 409A of the Code unless such Award complies with all applicable rules under Code Section 409A, or is determined to be exempt from such rules. By way of example, and not by way of limitation, this Section 18(h) is expected to prohibit the grant of an Option with an exercise price Option price that is not at least equal to the Fair Market Value of the underlying Shares of Common Stock, as such value is determined for purposes of Code Section 409A, and is expected to prohibit any arrangements for deferred delivery of

Shares that does not comply with the distribution rules of Code Section 409!(a)(2), to the extent such rules are applicable and such arrangement is not determined to be exempt from Code Section 409A. For purposes of applying this Section 18, the Committee shall look to applicable guidance regarding the provisions of Code Section 409A as released from time to time by the IRS or Treasury, including, but not limited to, Treasury Notice 2005-1 (as published in the Internal Revenue Bulletin 2005-2, January 10, 2005, and referred to herein as “Notice 2005-1”) and such proposed, temporary or final regulations as may be promulgated pursuant to Code Section 409A from time to time.

Executed this          day of             , 2006.

COVALENT GROUP, INC.

By:

SUBJECT TO COMPLETION, AUGUST     , 2006

PROXY

COVALENT GROUP, INC.

2006 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Kenneth M. Borow, M.D. and Scott Jenkins, and each of them acting individually as the attorney and special proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Stockholders of Covalent Group, Inc. (the “Company”) to be held on                     , 2006 at 10:00 A.M. at Courtyard by Marriot-Valley Forge, 1100 Drummers Lane, Wayne, Pennsylvania 19087, and any adjournment or postponement thereof, and thereat to vote all shares that the undersigned would be entitled to cast if personally present as follows:

Please mark your votes in blue or black ink as indicated in this example ☒

The Board of Directors recommends a vote “FOR” all director nominees named in Proposals Two and Three and “For” Proposals One, Four, Five, Six and Seven.

1. The approval of the issuance of up to [            ] shares of Covalent common stock, $0.001 par value per share, in connection with the consummation of the business combination between the Company and Remedium Oy;

FOR	☐	AGAINST	☐	ABSTAIN	☐

2.	FOR all nominees	Withhold authority
	listed (except as	to vote for all
	marked to the	nominees
	contrary)	listed
	☐	☐

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee’s name below.)

Kenneth M. Borow, M.D., Earl M. Collier, Jr., Scott M. Jenkins, Christopher F. Meshginpoosh.

3.	FOR all nominees	Withhold authority
	listed (except as	to vote for all
	marked to the	nominees
	contrary)	listed
	☐	☐

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee’s name below.)

Dr. Kai Lindevall, Petri Manninen, Dr. Jyrki Mattila

4. The approval of an amendment to Covalent’s Certificate of Incorporation to change our name to “Encorium Group, Inc.”;

FOR	☐	AGAINST	☐	ABSTAIN	☐

5. The approval of an amendment to Covalent’s Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 35,000,000 shares;

FOR	☐	AGAINST	☐	ABSTAIN	☐

6. The approval of the Covalent Group, Inc. 2006 Equity Incentive Plan

FOR	☐	AGAINST	☐	ABSTAIN	☐

7. The Ratify of the appointment of Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements firm for the fiscal year ending December 31, 2006.

FOR	☐	AGAINST	☐	ABSTAIN	☐

8. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Your Proxy will be voted as directed. If you return your proxy but do not include instructions on how to vote, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” Proposals One, Four, Five, Six and Seven, and “FOR” the election to our board of directors of each of the nominees named in Proposals Two and Three of the proxy. Discretionary authority is conferred hereby as to all other matters upon which the undersigned is entitled to vote and which may come before the meeting or any adjournment or postponement of the meeting. The undersigned hereby revokes all previous proxies for the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2005 ANNUAL REPORT OF COVALENT GROUP, INC.

Dated:                     , 2006

Signature of Stockholder

Signature of Stockholder

NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the stockholder is a corporation, please sign by full corporate name by duly authorized officer or officers and affix the corporate seal. Where shares are held in the name of two or more persons, all such persons should sign. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.